As filed with the Securities and Exchange Commission on June 27, 1997
                                             Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                  ------------
                       NEW ENGLAND COMMUNITY BANCORP, INC.
             (Exact name of Registrant as specified in its charter)


   DELAWARE                        0-14550                      06-1116165
(State or other               (Primary Standard              (I.R.S. Employer
jurisdiction of               Classification Code            Identification No.)
incorporation or                   Number)
organization)
                                  ------------

                                Old Windsor Mall
                                  P.O. Box 130
                           Windsor, Connecticut 06095
                               Tel. (860) 610-3600
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                  ANSON C. HALL
                                Old Windsor Mall
                                  P.O. Box 130
                           Windsor, Connecticut 06095
                              Tel. (860) 683-4610
                    (Name, address, including zip code, and
                     telephone number, including area code,
                             of agent for service)

                      With copies of all communications to:

                                M. LOUISE TURILLI
                               Day, Berry & Howard
                                   CityPlace I
                        Hartford, Connecticut 06103-3499
                            Telephone (860) 275-0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered: in connection with the Formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]


                         CALCULATION OF REGISTRATION FEE

======================================================================================
  Title of Each        Proposed           Proposed
    Class of        Maximum Amount         Maximum                          Amount of
  Securities to          to be         Offering Price     Aggregate        Registration
  Be Registered       Registered         Per Unit(1)    Offering Price      Fee (1)
  -------------       ----------         -----------    --------------      -------
Common Stock
par value $.10
per share.......       998,000             $5.78          $5,768,440        $600.30
=======================================================================================

(1) Estimated solely for the purpose of calculation of the registration fee based on the aggregate book value of the shares of common stock of First Bank of West Hartford as of March 31, 1997. Fees payable herewith have been reduced by fees of $1,147.70, previously paid with the filing of preliminary proxy materials of the Registrant.

                                 --------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                       NEW ENGLAND COMMUNITY BANCORP, INC.
                                OLD WINDSOR MALL
                                  P.O. BOX 130
                                WINDSOR, CT 06095
                                 (860) 610-3600

                                   ----------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 28, 1997

                                   ----------

     NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the "Special Meeting") of New England Community Bancorp, Inc. ("NECB") will be held on Monday, July 28, 1997 at 8:00 a.m. at the Windsor office of New England Bank, 176 Broad Street, Windsor, Connecticut for the following purpose:

     1. To consider and vote upon a proposal (i) to adopt a Plan and Agreement of Reorganization, dated as of February 25, 1997 (the "Reorganization Agreement") by and among New England Community Bancorp, Inc. ("NECB"), New England Bank and Trust Company, a wholly owned subsidiary of NECB, and First Bank of West Hartford ("FBWH") which provides, among other things, for NECB to acquire all of the outstanding common stock of FBWH (the "FBWH Common Stock") in exchange for 0.62 shares of Common Stock of NECB for each share of FBWH Common Stock, subject to adjustment as provided in the Reorganization Agreement, and (ii) the issuance of shares of NECB Common Stock pursuant thereto.

     2. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.


     Only holders of NECB Common Stock of record at the close of business on June 20, 1997 will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof.




                                            By Order of the Board of Directors,

                                            /s/ Angelina J. McGillivray
                                                -----------------------------
                                                Angelina J. McGillivray
                                                Secretary
Windsor, Connecticut
June 27, 1997

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                           FIRST BANK OF WEST HARTFORD
                             1013 FARMINGTON AVENUE
                             WEST HARTFORD, CT 06107
                                 (860) 561-4620

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 28, 1997

                                   ----------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of First Bank of West Hartford ("FBWH") will be held on Monday, July 28, 1997 at 8:00 a.m. at the principal offices of FBWH, 1013 Farmington Avenue, West Hartford, Connecticut for the following purpose:

     1. To consider and vote upon a proposal to adopt a Plan and Agreement of Reorganization, dated as of February 25, 1997 (the "Reorganization Agreement") by and among New England Community Bancorp, Inc. ("NECB"), New England Bank and Trust Company, a wholly owned subsidiary of NECB, and FBWH which provides, among other things, for NECB to acquire all of the outstanding common stock of FBWH (the "FBWH Common Stock") in exchange for 0.62 shares of Common Stock of NECB for each share of FBWH Common Stock, subject to adjustment as provided in the Reorganization Agreement.

     2. To elect five (5) directors, who with the nine (9) directors whose terms of office do not expire at this meeting, will constitute the full Board.

     3.   To  ratify  the   appointment   of  Snyder  &  Haller  as  independent
          accountants for the year ending December 31, 1997.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Only holders of FBWH Common Stock of record at the close of business on June 18, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                             By Order of the Board of Directors,


                                             Horace C. Burton
                                             Secretary

West Hartford, Connecticut
June 27, 1997

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                       NEW ENGLAND COMMUNITY BANCORP, INC.
            998,000 SHARES OF COMMON STOCK, PAR VALUE $.10 PER SHARE

                           FIRST BANK OF WEST HARTFORD
                        JOINT PROXY STATEMENT-PROSPECTUS

                                   ----------

       This Joint Proxy Statement-Prospectus is being furnished to the shareholders of New England Community Bancorp, Inc. ("NECB") and First Bank of West Hartford ("FBWH"), in connection with the solicitation of proxies by their respective Boards of Directors for use at the Special Meeting of Stockholders of NECB (the "NECB Special Meeting") to be held on July 28, 1997 at the Windsor office of New England Bank, 176 Broad Street, Windsor, Connecticut, and the Annual Meeting of Shareholders of FBWH (the Annual Meeting) to be held on July 28, 1997 at the principal offices of FBWH, 1013 Farmington Avenue, West Hartford, Connecticut, and at any adjournments or postponements thereof (the "FBWH Annual Meeting").

       At the FBWH Annual Meeting, the shareholders of FBWH will consider and vote upon a proposal to approve the Plan and Agreement of Reorganization, dated as of February 25, 1997 (the "Reorganization Agreement"), by and among FBWH, NECB, and New England Bank & Trust Company ("NEBT"), a Connecticut chartered commercial bank and subsidiary of NECB, which provides, among other things, for the acquisition of all outstanding shares of common stock, par value $.01 per share, of FBWH (the "FBWH Common Stock") by NECB in a merger transaction (the "Reorganization"). At the Effective Time (as hereinafter defined) of the
Reorganization, each share of FBWH Common Stock issued and outstanding immediately prior to the Effective Time (except for shares held by FBWH as treasury shares, shares owned by any subsidiary of FBWH, shares held by NECB or NEBT other than in a fiduciary capacity for the benefit of third parties, and shares as to which dissenters' rights have been perfected) shall be converted into and exchangeable for consideration ("Per Share Consideration") consisting of 0.62 shares (the "Exchange Ratio") of Common Stock, par value $.10 per share, of NECB (the "NECB Common Stock"). In addition, FBWH may terminate the Reorganization Agreement if the FBWH Board so determines by majority vote of the entire FBWH Board at any time during the two-day period commencing with the date all conditions to the Merger are satisfied (the "Determination Date"), if the Average Price of the NECB Common Stock for the 20 consecutive days ending on the Determination Date (the "Average Price") is less than $12.80 per share. If FBWH elects to terminate the Reorganization Agreement, it is required to give prompt notice to NECB. During the seven-day period following receipt of the notice, NECB may increase the consideration to be incurred by holders of FBWH Common Stock by increasing the Exchange Ratio to equal a number (rounded to four decimals) equal to a quotient, the numerator of which is $12.80 multiplied by the Exchange Ratio and the denominator of which is the Average Price. If NECB elects to increase the Exchange Ratio, the Reorganization Agreement will not terminate. For a description of the Reorganization Agreement, which is included in its entirety as Appendix A to this Joint Proxy Statement-Prospectus, see "THE REORGANIZATION." It is expected that a number of shares equaling approximately 27% of the outstanding shares of NECB Common Stock will be issued in the Reorganization.

       Shareholders of FBWH are entitled to dissenters' rights under the Connecticut General Statutes. Shareholders who wish to exercise their dissenters' rights must follow the procedures described under "THE REORGANIZATION AGREEMENT--Dissenters' Rights."

       In addition, at the FBWH Annual Meeting, shareholders will be asked to vote on the election of directors and the ratification of the selection of independent auditors for the fiscal year ending December 31, 1997. This election of directors will have limited significance if the FBWH shareholders approve the Reorganization Agreement and the Reorganization is consummated. Similarly, the ratification of independent auditors will be superseded should the FBWH shareholders approve the Reorganization Agreement and the Reorganization is consummated, as expected, prior to December 31, 1997.

       At the NECB Special Meeting, the stockholders of NECB will consider and vote upon a proposal to approve the Reorganization Agreement and the issuance of shares of NECB Common Stock pursuant thereto.

       This Joint Proxy Statement-Prospectus also constitutes a prospectus of NECB in respect of the shares of NECB Common Stock to be issued in the Reorganization. NECB Common Stock is not insured by the Federal Deposit Insurance Corporation, Bank Insurance Fund or any other government agency, nor is such stock guaranteed by any bank or bank holding company.

       The outstanding shares of NECB Common Stock are traded over the counter on the Nasdaq National Market System (the "Nasdaq NM") under the symbol "NECB."

       This Joint Proxy Statement-Prospectus and the accompanying proxy materials are first being mailed to shareholders of NECB and FBWH on or about June 30, 1997.

                                   ----------

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

                                   ----------

       THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS IS JUNE 27, 1997.

                              AVAILABLE INFORMATION

       NECB is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by NECB with the Commission can be inspected and copied at public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a Web site that contains reports, proxy statements and other information. The address of the site is http://www.sec.gov. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, material filed by NECB can be inspected at the offices of the National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20006.

       FBWH is also subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements, and other information with the Federal Deposit Insurance Corporation (the "FDIC"). The reports, proxy statements and other information filed by FBWH with the FDIC can be inspected and copied at public reference facilities maintained by the FDIC at its Public Files in the Registration and Disclosure Section at Room F-643, 1776 F Street, N.W., Washington, D.C. 20006. Copies of such material may be ordered from such Section by telephone request at prescribed rates by calling (202) 898-8920.

       NECB has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereof, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of NECB Common Stock to be issued pursuant to the Reorganization
Agreement. This Joint Proxy Statement-Prospectus does not contain all the information set forth in the first paragraph in the Registration Statement and exhibits thereto. Such additional information may be inspected and copied as set forth above. Statements contained in this Joint Proxy Statement-Prospectus or in any document incorporated by reference in this Joint Proxy Statement-Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

       No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Joint Proxy Statement-Prospectus in connection with the Reorganization and offering covered by this Joint Proxy Statement-Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by NECB or FBWH. This Joint Proxy Statement-Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the NECB Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Joint Proxy Statement-Prospectus nor any issuance of securities made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Joint Proxy Statement-Prospectus or in the affairs of NECB or FBWH since the date hereof.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY
    Parties to the Reorganization .........................................    1
    The Meetings ..........................................................    1
    Vote Required and Record Date .........................................    1
    Reasons for the Reorganization; Recommendation of Boards of
      Directors; Opinions of Financial Advisors ...........................    2
    Effective Time ........................................................    2
    Interests of Certain Persons in the Reorganization;
      Shareholders' Agreements ............................................    2
    Conditions, Regulatory Approvals ......................................    3
    Fees and Expenses under Certain Circumstances .........................    3
    Anticipated Accounting Treatment ......................................    4
    Federal Income Tax Consequences .......................................    4
    Certain Differences in Shareholders' Rights ...........................    4
    Dissenters' Rights ....................................................    4
    Markets and Market Prices .............................................    4
    Capital Ratios ........................................................    5

COMPARATIVE PER SHARE DATA ................................................    6
SELECTED CONSOLIDATED FINANCIAL DATA OF NECB ..............................    7
SELECTED FINANCIAL DATA OF FBWH ...........................................    9

THE MEETINGS
    General ...............................................................   11
    Record Dates; Votes Required ..........................................   11
    Revocation of Proxies .................................................   12
    Recommendations of the Boards of Directors ............................   12

THE REORGANIZATION
    Background of the Reorganization ......................................   13
    Recommendation of the NECB Board and NECB Reasons
      for the Reorganization ..............................................   14
    Opinion of NECB's Financial Advisor ...................................   14
    Recommendation of the FBWH Board and FBWH Reasons
      for the Reorganization ..............................................   17
    Opinion of FBWH's Financial Advisor ...................................   18

THE REORGANIZATION AGREEMENT
    General ...............................................................   22
    Effective Time ........................................................   22
    Effect of the Reorganization ..........................................   22
    Shareholders' Agreements ..............................................   23
    Procedures for Exchange of Certificates ...............................   23
    Conditions to Consummation of the Reorganization ......................   24
    Regulatory Approvals Required for the Reorganization ..................   26
    Conduct of Business Pending the Reorganization ........................   27
    Amendment and Termination .............................................   29
    Employee Matters ......................................................   30
    Interests of Certain Persons in the Reorganization ....................   30
    Fees and Expenses Under Certain Circumstances .........................   31
    Anticipated Accounting Treatment ......................................   31
    Resales of NECB Common Stock Received in the Reorganization ...........   31
    Trading Market for NECB Common Stock ..................................   32
    Federal Income Tax Consequences .......................................   32
    Dissenters' Rights ....................................................   33

                                                                            Page
                                                                            ----
INFORMATION REGARDING NECB
    General ...............................................................   35
    Business ..............................................................   36
    Competition and General Business Conditions ...........................   37
    Regulatory Matters ....................................................   38
    Properties ............................................................   41
    Legal Proceedings .....................................................   42

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS OF NECB
    Overview ..............................................................   42
    Acquisition Summary ...................................................   43
    Net Interest Income ...................................................   44
    Consolidated Average Balances/Interest Earned or
      Paid/Rates 1994-1996 ................................................   44
    Average Earning Asset Mix .............................................   45
    Consolidated Average Balances/Interest Earned
      or Paid/Rates .......................................................   46
    Rate/Volume Analysis ..................................................   46
    Noninterest Income ....................................................   48
    Noninterest Expense ...................................................   48
    Income Taxes ..........................................................   49
    Financial Condition ...................................................   49
    Loans .................................................................   49
    Securities Held-to-Maturity ...........................................   50
    Securities Available-for-Sale .........................................   50
    Nonperforming Assets ..................................................   51
    Activity in Nonperforming Assets ......................................   52
    Provision and Allowance for Loan Losses ...............................   53
    Deposits ..............................................................   55
    Asset Liability Management ............................................   55
    Interest-Rate Risk ....................................................   55
    Liquidity Risk ........................................................   56
    Capital ...............................................................   57
    Recent Accounting Pronouncements ......................................   57
    Forward Looking Statements ............................................   57

CERTAIN STATISTICAL INFORMATION
    Deposits ..............................................................   58
    Return on Equity and Assets ...........................................   58
    Investment Portfolio ..................................................   58
    Loan Portfolio ........................................................   60

MANAGEMENT OF NECB
    Directors and Executive Officers of NECB ..............................   61
    Meetings and Committees ...............................................   62
    Compensation of Directors .............................................   62

NECB EXECUTIVE COMPENSATION
    Pension Plan ..........................................................   64
    Employment Agreements .................................................   64

                                                                            Page
                                                                            ----
OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS ............   65
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF NECB ...................   66
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF NECB ............   66

INFORMATION REGARDING FBWH
    Business ..............................................................   67
    Properties ............................................................   67
    Legal Proceedings .....................................................   67

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS OF FBWH
    Summary ...............................................................   68
    Interest-Earning Assets ...............................................   69
    Source of Funds .......................................................   69
    Net Interest Income ...................................................   69
    Provision and Allowance for Loan Losses ...............................   71
    Nonaccruing Loans and Accruing Loans Past Due 90 Days or More .........   72
    Investment Securities .................................................   73
    Other Real Estate Owned ...............................................   74
    Other Income ..........................................................   74
    Other Expense .........................................................   75
    Liquidity .............................................................   76
    Interest Rate Sensitivity .............................................   76
    Impact of Inflation and Changing Prices ...............................   77
    Capital Resources .....................................................   78
    Regulatory Matters ....................................................   78

ITEM 2.  ELECTION OF DIRECTORS OF FBWH ....................................   78
    Board and Committee Structure .........................................   81

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF FBWH ......................................................   82

MANAGEMENT COMPENSATION AND TRANSACTIONS
    Director Compensation .................................................   83
    Executive Compensation ................................................   83
    Employment Agreements .................................................   83
    1994 Officers and Employees Stock Option Plan .........................   84
    1994 Director Stock Option Plan .......................................   85
    Certain Business Relationships ........................................   85
    Indebtedness of Management and Others .................................   85
    Compliance with Section 16(a) of the Securities Exchange Act ..........   85

ITEM 3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS OF FBWH ...   86

DESCRIPTION OF NECB'S CAPITAL STOCK
    NECB Common Stock .....................................................   87
    Preferred Stock .......................................................   87
    Absence of Cumulative Voting ..........................................   87
    Market for NECB Common Stock and Related Security Holder Matters ......   88
    Market for the FBWH Common Stock ......................................   88

                                                                            Page
                                                                            ----
COMPARISON OF THE RIGHTS OF SHAREHOLDERS
    Authorized Capital Stock ..............................................   89
    Issuance of Capital Stock .............................................   89
    Voting Rights .........................................................   89
    Dividends and Other Distributions .....................................   89
    Size of Board of Directors ............................................   90
    Director Vacancies and Removal of Directors ...........................   90
    Annual Meetings of Shareholders .......................................   90
    Shareholder Action Without a Meeting ..................................   90
    Amendment of Governing Instruments ....................................   90
    Reorganization, Consolidations and Sale of Assets .....................   91
    Appraisal Rights ......................................................   91
    Dissolution ...........................................................   92
    Limitation of Director Liability ......................................   92
    Indemnification of Directors and Officers .............................   92

LEGAL MATTERS .............................................................   93
EXPERTS ...................................................................   93
OTHER MATTERS .............................................................   93
SHAREHOLDER PROPOSALS .....................................................   93

INDEX TO FINANCIAL STATEMENTS .............................................   94
Appendix A--Plan and Agreement of Reorganizaiton ..........................  A-1
Appendix B--Fairness Opinion of HAS Associates, Inc. ......................  B-1
Appendix C--Fairness Opinion of Ostrowski & Company, Inc. .................  C-1
Appendix D--Dissenters' Rights ............................................  D-1

--------------------------------------------------------------------------------

                                     SUMMARY

       The following is a brief summary of certain information contained elsewhere in the Joint Proxy Statement-Prospectus. Reference is made to, and this summary is qualified in all respects by, the more detailed information appearing elsewhere in this Joint Proxy Statement-Prospectus, the Appendices hereto and the documents referred to herein.

PARTIES TO THE REORGANIZATION

       NECB. NECB is the bank holding company for New England Bank & Trust Company ("NEBT"), a Connecticut-chartered commercial bank located in Windsor, Connecticut, and The Equity Bank ("EQBK"), a Connecticut-chartered commercial bank located in Wethersfield, Connecticut. NECB's principal executive offices are located at Old Windsor Mall, P.O. Box 130, Windsor, Connecticut 06095; telephone: (860) 610-3600.

       NEBT's and EQBK's deposits are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act.

       NECB provides a wide range of commercial and consumer banking services through a branch network located in North Central Connecticut. NEBT's branch offices are located in the towns of Canton, East Windsor, Ellington, Enfield, Manchester (3), Somers, Suffield, West Hartford and Windsor (2). EQBK's office is located in Wethersfield, Connecticut and serves the surrounding communities.

       FBWH. FBWH was incorporated under the laws of the State of Connecticut on August 19, 1987. It commenced operation as a Connecticut state-chartered bank on January 11, 1988. FBWH offers standard commercial bank products and services. FBWH is an insured bank under the Federal Deposit Insurance Act. Like most state-chartered banks in Connecticut, FBWH is not a member of the Federal Reserve System.

       The Bank conducts business from its office located at 1013 Farmington Avenue, West Hartford, Connecticut, 06107; telephone: (860) 561-4620.


THE MEETINGS

       NECB. The NECB Special Meeting will be held at 8:00 a.m. on July 28, 1997 at the executive offices of NECB, 176 Broad Street, Windsor, Connecticut. The purpose of the NECB Special Meeting is to consider and vote upon the Reorganization Agreement and the issuance of shares of NECB Common Stock pursuant thereto (the "Merger Proposal").

       FBWH. The FBWH Annual Meeting will be held at 8:00 a.m. on July 28, 1997 at the principal offices of FBWH, 1013 Farmington Avenue, West Hartford, Connecticut. The purpose of the FBWH Annual Meeting is to consider and vote upon the following proposals: (i) the approval of the Reorganization Agreement and the transactions contemplated thereby; (ii) the election of the nominees named herein as directors of FBWH; and (iii) the ratification of the selection of Snyder & Haller as auditors of FBWH for the year ending December 31, 1997.


VOTE REQUIRED AND RECORD DATE

       NECB. Only NECB stockholders of record at the close of business on June 20, 1997 (the "NECB Record Date") will be entitled to vote at the NECB Special Meeting. Each stockholder is entitled to one vote for each share held. The affirmative vote of a majority of the votes cast at the NECB Special Meeting by the holders of NECB Common Stock is required to approve the Merger Proposal under the rules of the Nasdaq NM in order for NECB to maintain its listing on the Nasdaq NM.

        The directors and executive officers of NECB beneficially owned 487,347 shares or 13.1% of the NECB Common Stock as of the NECB Record Date. All of the executive officers and directors who are also stockholders of NECB have indicated that they intend to vote in favor of the Merger Proposal.

       FBWH. Only FBWH shareholders of record at the close of business on June 18, 1997 (the "FBWH Record Date") will be entitled to vote at the FBWH Annual Meeting. Each shareholder is entitled to one vote for each share of FBWH Common Stock held. The affirmative vote of the holders of two-thirds of the shares outstanding on such

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

date is required to approve the Reorganization Agreement. The nominees for directors must receive the affirmative vote of a plurality of the votes cast at the FBWH Annual Meeting in order to be elected, and the auditors must receive more "FOR" votes than "AGAINST" votes in order to be ratified. As of the FBWH Record Date, there were 1,549,518 shares of FBWH Common Stock outstanding and entitled to be voted.

       The directors and executive officers of FBWH beneficially owned, as of January 31, 1997, 462,955 shares (including 120,400 shares subject to outstanding options) or 34.4% of the outstanding FBWH Common Stock. All of the executive officers and all of the directors of FBWH who are shareholders have agreed to vote for the Reorganization and have executed Shareholder Agreements indicating that they intend to vote in favor of the Reorganization. See "THE REORGANIZATION--Shareholders' Agreements."


REASONS FOR THE REORGANIZATION; RECOMMENDATION OF BOARDS OF DIRECTORS; OPINIONS OF FINANCIAL ADVISORS

       NECB. The Board of Directors of NECB (the "NECB Board") believes that the Reorganization is fair to and in the best interests of the stockholders of NECB and unanimously recommends that the stockholders vote "FOR" the approval of the Merger Proposal. In reaching its decision, the NECB Board was advised by HAS Associates, Inc. ("HAS Associates" or "HAS"), NECB's financial advisor, to the effect that as of the date of its opinion and based upon and subject to the matters stated therein, the consideration to be paid by NECB to FBWH shareholders in the Reorganization was fair, from a financial point of view, to the holders of NECB Common Stock. A copy of HAS' opinion is attached to this Joint Proxy Statement-Prospectus as Appendix B. NECB stockholders are urged to read HAS' opinion and the discussion of the opinion set forth under "THE REORGANIZATION--Opinion of NECB's Financial Advisor" in their entirety.

       FBWH. The Board of Directors of FBWH (the "FBWH Board") has unanimously approved the Reorganization Agreement and has determined that the Reorganization is fair to and in the best interests of FBWH and its shareholders. The FBWH Board therefore unanimously recommends that holders of FBWH Common Stock vote "FOR" the approval of the Reorganization Agreement. The FBWH Board believes that the Reorganization will provide an opportunity for FBWH shareholders to receive consideration well in excess of the book value of their shares. In reaching its decision to approve the Reorganization, the FBWH Board consulted with its legal and financial advisors regarding the terms of the proposed transaction. In reaching its decision, the FBWH Board was advised by Ostrowski & Company, Inc. ("O&Co"), FBWH's financial advisor, to the effect that as of the date of its opinion and based upon and subject to the matters stated therein, the consideration to be paid by NECB to FBWH shareholders in the Reorganization was fair, from a financial point of view, to the holders of FBWH Common Stock. A copy of O&Co's opinion is attached to this Joint Proxy Statement-Prospectus as Appendix C. FBWH stockholders are urged to read O&Co's opinion and the discussion of the opinion set forth under "THE REORGANIZATION--Opinion of FBWH's Financial Advisor" in their entirety. See "THE REORGANIZATION--Recommendation of the FBWH Board and FBWH Reasons for the Reorganization", and "--Opinion of FBWH's Financial Advisor"; "THE MEETINGS--Recommendations of the Boards of Directors."

EFFECTIVE TIME

       The Reorganization will become effective upon the filing of a copy of the Reorganization Agreement with the Secretary of State of the State of Connecticut, certified by the Connecticut Banking Commissioner (the "Commissioner"), along with his approval of the Reorganization (the "Effective Time"). If the Effective Time does not occur by October 31, 1997, either FBWH or NECB may abandon the Reorganization and terminate the Reorganization Agreement. See "THE REORGANIZATION AGREEMENT--Conditions to Consummation of the Reorganization" and "--Regulatory Approvals Required for the Reorganization."

       If the Reorganization is approved by the shareholders of NECB and FBWH and NECB and FBWH receive the required state and federal regulatory approvals, subject to certain conditions described herein, the Effective Time is expected to occur early in the third quarter of 1997.

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION; SHAREHOLDERS' AGREEMENTS

       Directors and executive officers of FBWH have personal interests which will be affected by the Reorganization, including the following: FBWH Directors and executive officers collectively owned, as of January 31, 1997,

--------------------------------------------------------------------------------

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462,955,  shares of FBWH Common Stock to be  exchanged  for NECB Common Stock in the Reorganization (assuming a $10.385 FBWH equivalent share price, these shares would have a market value of approximately $4,807,788); after the consummation of the Reorganization, one Director of FBWH will be named to the NECB Board of Directors and two FBWH Directors will be named to the Board of Directors of NEBT; FBWH's three executive officers have change of control agreements with FBWH which will entitle them to 12-18 months of change of control payments should they not continue employment after the Reorganization; Dennis T. Cardello, President and CEO of FBWH, will become head of retail banking of NEBT and Mr. Horace C. Burton, Senior Vice President and Secretary of FBWH, will continue to manage the Small Business Administration lending program after consummation of the Reorganization; and as of January 31, 1997, Directors and
executive  officers  held FBWH stock  options  for a total of 120,400  shares at
exercise  prices  of  $3.00  to  $3.50  per  share.   See  "THE   REORGANIZATION
AGREEMENT--Interest of Certain Persons in the Reorganization."

        Concurrently with the execution of the Reorganization Agreement, the directors of FBWH executed shareholders' agreements (the "Shareholders' Agreements") which contain provisions agreed to by NECB, FBWH and each director of FBWH to vote in favor of the Reorganization. See "THE REORGANIZATION AGREEMENT--Shareholders' Agreements." Pursuant to Connecticut law, such agreements may not be enforceable without the approval of the Banking Commissioner. Such approval was obtained on April 1, 1997.

CONDITIONS, REGULATORY APPROVALS

       Consummation of the Reorganization is subject to various conditions, including receipt of the shareholder approvals solicited hereby, receipt of the necessary regulatory approvals, and satisfaction of other customary closing conditions.

       The regulatory approvals and consents necessary to consummate the Reorganization include the approval of the Federal Deposit Insurance Corporation (the "FDIC") and the Commissioner of Banking of the State of Connecticut (the "Banking Commissioner"). See "THE REORGANIZATION AGREEMENT--Regulatory Approvals Required for the Reorganization."

FEES AND EXPENSES UNDER CERTAIN CIRCUMSTANCES

       NO SOLICITATION OF TRANSACTIONS. FBWH has agreed in the Reorganization Agreement that FBWH shall not solicit, approve or recommend to its shareholders, or undertake or enter into with or without shareholder approval, either as the surviving or disappearing or the acquiring or acquired corporation, any other reorganization, consolidation, assets acquisition, tender offer or other takeover transaction, or furnish or cause to be furnished any information concerning its business, properties or assets to any person or entity (other than NECB) interested in any such transaction (except for directors and executive officers of FBWH and such other persons as may be required by law), and FBWH will not authorize or permit any officer, director, employee, investment banker or other representative, directly or indirectly, to solicit, encourage or support any offer from any person or entity (other than NECB) to acquire substantially all of the assets of FBWH, to acquire 10% or more of the outstanding stock of FBWH, to enter into an agreement to merge with FBWH, or to take any other action that would have substantially the same effect as the foregoing, without the written consent of NECB (any such solicitation, approval, undertaking, authorization, permission or other action referred to in this sentence being sometimes referred to as an "unauthorized action"). If the Reorganization is not consummated in accordance with the terms set forth in the Reorganization Agreement because of any such action or omission by FBWH, FBWH shall on demand pay to NECB the sum of (a) NECB's out-of-pocket expenses, including without limitation, reasonable attorney, accountant and investment banker fees and expenses, incurred by NECB in connection with the Reorganization and the transaction provided for in the Reorganization Agreement (provided that the amount of such fees shall not exceed $250,000), plus (b) $750,000 as liquidated damages.

       BREACHES OF REPRESENTATIONS AND WARRANTIES. If either FBWH or NECB fails to perform any material covenant or agreement in the Reorganization Agreement, or if any representation or warranty by FBWH or NECB is determined to be materially untrue (the party which fails to perform or who makes the untrue representation or warranty being the "Breaching Party"), and if at the time of the failure or untrue representation or warranty by the Breaching Party, the other party is not a Breaching Party (the "Non-Breaching Party"), and if the Agreement is thereafter terminated prior to the Effective Time, then the Breaching Party shall on demand pay to the Non-Breaching Party an

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                                       3

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amount equal to 5% of the Breaching Party's Tier 1 leverage capital  (calculated as of the end of the most recently completed fiscal quarter) as liquidated damages, such amount to be deemed to include whatever expenses the Non-Breaching Party may have incurred; provided, however, that the amount of such liquidated damages shall not exceed $2,000,000 if NECB is the Breaching Party and $1,000,000 if FBWH is the Breaching Party.

       PROHIBITED TRANSACTIONS WITH THIRD PARTIES. In addition, if FBWH does not take any unauthorized action, if FBWH shareholders do not approve the Reorganization, and so long as NECB does not breach the Reorganization Agreement, if an agreement to acquire or merge with FBWH is executed on or before February 25, 1998 with an entity that makes an offer during the term of the Reorganization Agreement, FBWH shall pay to NECB upon execution of such agreement the sum of all out-of-pocket expenses, incurred by NECB in connection with the Reorganization and the transactions provided for in the Reorganization Agreement up to $250,000; provided that if the transaction agreed to with such other entity shall not close, NECB shall thereupon promptly repay such amount to FBWH.

ANTICIPATED ACCOUNTING TREATMENT

       It is anticipated that the Reorganization will be treated as a "pooling" for accounting and financial reporting requirements. The unaudited pro forma condensed consolidated financial information contained in this Joint Proxy Statement-Prospectus has been prepared using the pooling method of accounting to account for the Reorganization. See "Unaudited Pro Forma Condensed Combined Financial Information."

FEDERAL INCOME TAX CONSEQUENCES

       It is intended that the Reorganization will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Consummation of the Reorganization is conditioned upon receipt of an opinion of tax counsel stating that, on the basis of facts, representations and assumptions set forth in such opinion, which are consistent with the facts existing at the Effective Time, (i) the Reorganization will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by NECB, NEBT or FBWH as a result of the Reorganization, and (iii) gain or loss if any will be recognized by the shareholders of FBWH who exchange their FBWH Common Stock for NECB Common Stock pursuant to the Reorganization only to the extent of the Cash Portion of the Per Share Consideration received and any cash received in lieu of a fractional share of NECB Common Stock. See "THE REORGANIZATION--Federal Income Tax Consequences."

CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS

       At the Effective Time, shareholders of FBWH, except shareholders who perfect dissenters' rights in accordance with Connecticut law, automatically will become shareholders of NECB and their rights as stockholders of NECB will be determined by the Delaware Corporation Law and by NECB's Certificate of Incorporation and Bylaws. The rights of the present stockholders of NECB differ from rights of the present shareholders of FBWH with respect to certain matters. For a summary of these differences, see "COMPARISON OF THE RIGHTS OF SHAREHOLDERS."

DISSENTERS' RIGHTS

       Dissenters' rights are available to shareholders of FBWH who object to the Reorganization. Under the Connecticut General Statutes, shareholders can obtain payment of the value of their shares if certain procedures contained in those statutes are complied with by the shareholder. The procedures to be followed are summarized under "THE REORGANIZATION AGREEMENT--Dissenters' Rights."

MARKETS AND MARKET PRICES

      NECB Common Stock is quoted on the Nasdaq NM. FBWH Common Stock is quoted by brokers who facilitate trades on the FBWH Common Stock from time to time.

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                                       4

--------------------------------------------------------------------------------
                                                                      FBWH
                                                 NECB      FBWH    EQUIVALENT
                                                COMMON    COMMON    PER SHARE
                                                 STOCK     STOCK      PRICE
                                               --------- ---------  ---------

Market Value Per Share at:
February 24, 1997 (a) ...................       $16.75     $7.75     $10.385
----------------
(a) The   last   trading   day   preceding   the   public  announcement  of the
    Reorganization.

       The closing price of NECB Common Stock as quoted on the Nasdaq NM was $17.00 per share on June 6, 1997. The closing bid price for FBWH Common Stock was $9.75 per share on that date. FBWH Common Stock is traded infrequently and the bid price does not reflect actual trades.

       FBWH shareholders are advised to obtain current market quotations for NECB Common Stock and FBWH Common Stock. No assurance can be given concerning the market price of NECB Common Stock before or after the Effective Time of the Reorganization (as defined below). The market price for NECB Common Stock will fluctuate between the date of this Joint Proxy Statement-Prospectus and the Effective Time of the Reorganization. Because the Exchange Ratio is fixed, it will not be affected by changes in the market value of NECB or FBWH Common Stock. The Exchange Ratio may be increased by NECB if the Average Price (as defined herein) of NECB Common Stock is less than $12.80 per share in certain circumstances and the FBWH Board gives written notice of its intention to exercise its right of termination. See "THE REORGANIZATION AGREEMENT--Amendment and Termination."

CAPITAL RATIOS

       The regulatory capital ratios at March 31, 1997 and December 31, 1996 of NECB (current and pro forma) and FBWH are summarized below:

                                            MINIMUM                                     NECB
                                          REGULATORY      HISTORICAL    HISTORICAL      FBWH
                                         CAPITAL LEVEL       NECB          FBWH       PRO FORMA
                                         -------------    ----------    ----------    ----------
MARCH 31, 1997 (Unaudited)
Tier 1 leverage capital ratio ...........     4.0%            8.7%         11.2%         9.1%
Tier 1 risk-based capital ratio .........     4.0%           12.4%         13.2%        13.2%
Total  risk-based capital ratio .........     8.0%           13.7%         14.5%        14.5%

DECEMBER 31, 1996
Tier 1 leverage capital ratio ...........     4.0%            8.5%         10.5%         8.8%
Tier 1 risk-based capital ratio .........     4.0%           12.2%         16.7%        12.9%
Total risk-based capital ratio ..........     8.0%           13.5%         17.9%        14.1%

       For a detailed discussion of the capital of NECB and FBWH, respectively, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NECB--Capital" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FBWH--Capital Resources."

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                                       5

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                           COMPARATIVE PER SHARE DATA

       The following table sets forth certain historical per share, pro forma combined per share and pro forma equivalent per share information with respect to NECB Common Stock and FBWH Common Stock for the three-months ended March 31, 1997 and the years ended December 31, 1996, 1995 and 1994. The pro forma combined per share information for the NECB Common Stock reflects the pro forma effects of the Reorganization. The information set forth below should be read in conjunction with the historical and financial information of NECB and FBWH appearing elsewhere in this Joint Proxy Statement-Prospectus and in conjunction with the Unaudited Pro Forma Condensed Combined Financial Information contained elsewhere of this Joint Proxy Statement-Prospectus.

                                                             PER COMMON SHARE
                                            ------------------------------------------------------
                                                                               PRO FORMA
                                                                     EXCHANGE RATIO 0.62 PER SHARE
                                                     HISTORICAL       OF NECB TO 1 SHARE OF FBWH
                                           -----------------------    ----------------------------
                                                                                     EQUIVALENT
                                                                          NECB        PER FBWH
                                              NECB         FBWH         COMBINED      SHARE (1)
                                           -----------   ---------    ------------    ----------
For the three months ended March 31, 1997
  Income from continuing operations .....   $ 0.33(2)    $ 0.20 (2)    $ 0.32 (3)      $ 0.20
  Cash dividends declared ...............   $ 0.080      $ 0.050       $ 0.080(4)      $ 0.050
  Book value at end of period ...........   $11.14 (5)   $ 5.78(5)     $10.43 (6)      $ 6.47

For the year ended December 31, 1996
  Income from continuing operations .....   $ 1.26       $ 0.88 (7)    $ 1.26          $ 0.78
  Cash dividends declared ...............   $ 0.28       $ 0.17        $ 0.28          $ 0.17
  Book value at end of period ...........   $11.02 (9)   $ 5.72 (9)    $10.32 (10)     $ 6.40

For the year ended December 31, 1995
  Income from continuing operations .....   $ 0.91 (7)   $ 1.60 (7)    $ 1.17 (8)      $ 0.72
  Cash dividends declared ...............   $ 0.205      $ 0.030       $ 0.205         $ 0.127

For the year ended December 31, 1994
  Income from continuing operations .....   $ 0.82 (7)   $ 0.50 (7)    $ 0.65 (8)      $ 0.40
  Cash dividends declared ...............   $ 0.050      $  --         $ 0.050         $ 0.031

------------------
(1)  Equivalent per FBWH share data is derived by applying the Exchange Ratio of
     0.62 to 1 pro forma NECB data.
(2) Amount is based upon average shares outstanding for the quarter ended March 31, 1997.
(3) Amount is based upon pro forma average shares outstanding for the quarter ended March 31, 1997.
(4) Cash dividend declared for NECB Combined reflects actual historical dividend payment on NECB Common Stock.
(5)  Amount is based upon actual shares outstanding at March 31, 1997.
(6) Amount is based upon pro forma capital and pro forma shares outstanding at March 31, 1997.
(7) Amount is based upon average shares outstanding for the year ended December 31.
(8) Amount is based upon pro forma average shares outstanding for the year ended December 31.
(9)  Amount is based upon actual shares outstanding at December 31, 1996.
(10) Amount is based upon pro forma capital and pro forma shares outstanding at December 31, 1996.

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                                       6

--------------------------------------------------------------------------------

                  SELECTED CONSOLIDATED FINANCIAL DATA OF NECB

       The following tables set forth selected consolidated financial data of NECB at the dates and for the periods indicated. The data at December 31, 1996, 1995 and 1994, and for the years then ended have been derived from the audited Consolidated Financial Statements and related Notes of NECB included elsewhere herein. The selected consolidated financial data set forth below should be read in conjunction with, and are qualified in its entirety by, the more detailed information, including the Consolidated Financial Statements and related Notes, included elsewhere herein.


                                                                   YEARS ENDED DECEMBER 31,
                                                ------------------------------------------------------
(AMOUNTS IN THOUSANDS; EXCEPT PER SHARE DATA)    1996         1995         1994      1993        1992
                                                ------      ------       ------     ------      ------
EARNINGS:
    Net interest income ....................   $ 18,415    $ 10,564    $  8,577    $  8,223    $  8,846
    Provision for loan losses ..............      1,854         700         530         764       2,679
    Noninterest income .....................      2,378       1,692       1,616       2,115       2,350
    Noninterest expense ....................     12,701       8,591       7,895       9,337       7,272
    Income before effect of change in
      accounting principle .................      4,262       1,980       1,103         181         373
    Cumulative effect of change in
      accounting principle .................                                            228
    Net income .............................      4,262       1,980       1,103         409         373

PER SHARE DATA:
    Income before effect of change in
      accounting principle .................   $   1.26    $   0.91    $   0.82    $   0.14    $   0.29
    Cumulative effect of change in
      accounting principle .................                                           0.17
    Net income .............................       1.26        0.91        0.82        0.31        0.29
    Dividends declared .....................       0.28       0.205        0.05        --          --

BALANCE SHEET DATA (AS OF END OF YEAR):
    Loans ..................................   $288,996    $222,235    $132,624    $115,696    $135,322
    Assets .................................    433,159     341,561     216,690     203,184     211,727
    Deposits ...............................    386,897     307,161     196,872     188,466     196,178
    Shareholders' equity ...................     40,411      30,480      18,473      13,012      12,334

OPERATING RATIOS:
    Return on average assets ...............       1.14%       0.91%       0.56%       0.20%       0.18%
    Return on average equity ...............      12.28        9.61        8.34        3.26        3.08
    Net interest margin ....................       5.34        5.28        4.80        4.60        4.80

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                                       7

--------------------------------------------------------------------------------

(SELECTED CONSOLIDATED FINANCIAL DATA OF NECB, CONTINUED)


                                                 MARCH 31, 1997   MARCH 31, 1996
(AMOUNTS IN THOUSANDS; EXCEPT PER SHARE DATA)     (UNAUDITED)      (UNAUDITED)
                                                ---------------   --------------
EARNINGS:
    Net interest income ......................     $  5,245          $  4,236
    Provision for loan losses ................          243               532
    Noninterest income .......................          698               440
    Noninterest expense ......................        3,795             2,787
    Net income ...............................        1,192               923

PER SHARE DATA:
    Net income ...............................     $   0.33          $   0.30
    Dividends declared .......................         0.08              0.06

BALANCE SHEET DATA (AS OF END OF QUARTER):
    Loans ....................................     $287,291          $219,236
    Assets ...................................      428,079           329,005
    Deposits .................................      373,382           293,847
    Shareholders' equity .....................       40,847            30,909

OPERATING RATIOS:
    Return on average assets .................         1.14%             1.12%
    Return on average equity .................        11.84             11.99
    Net interest margin ......................         5.47              5.55

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         SELECTED FINANCIAL DATA OF FBWH

       The following tables set forth financial data of FBWH at the dates and for the periods indicated. The data for December 31, 1996, 1995, and 1994 and for the years then ended have been derived from the Financial Statements and related Notes of FBWH included elsewhere herein. The selected financial data set forth below should be read in conjunction with, and are qualified in its entirety by, the more detailed Financial Statements and related Notes included elsewhere herein.



                                                               YEARS ENDED DECEMBER 31,

(AMOUNTS IN THOUSANDS; EXCEPT PER SHARE DATA)    1996        1995        1994        1993        1992
                                                 ----        ----        ----        ----        ----
EARNINGS:
    Net interest income ....................   $  4,130    $  3,831    $  3,576    $  3,428    $  3,277
    Provision for loan losses ..............        355         500         906       1,850         807
    Noninterest income .....................      1,038         652         740         946         797
    Noninterest expense ....................      3,263       3,281       3,200       3,282       2,822
    Net income (loss) ......................      1,226       1,710         407        (773)        435

PER SHARE DATA:
    Primary ................................   $   0.88    $   1.60    $   0.50    $  (0.96)   $   0.54
    Fully diluted ..........................       0.88        1.30        0.50       (0.96)       0.54
    Dividends declared .....................       0.17        0.03

BALANCE SHEET DATA (AS OF END OF YEAR):
    Loans ..................................   $ 47,208    $ 41,527    $ 46,972    $ 55,388    $ 63,919
    Assets .................................     83,595      77,307      73,784      78,417      83,560
    Deposits ...............................     70,106      70,242      69,766      74,313      78,871
    Shareholders' equity ...................      8,809       6,668       3,353       4,338       3,892

OPERATING RATIOS:
    Return on average assets ...............       1.12%       2.34%       0.54%      -0.90%       0.50%
    Return on average equity ...............      16.30       37.14       11.98      -19.00       11.80
    Net interest margin ....................       5.66        5.74        5.21        4.61        4.19


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(SELECTED FINANCIAL DATA OF FBWH, CONTINUED)

                                               MARCH 31, 1997     MARCH 31, 1996
(AMOUNTS IN THOUSANDS; EXCEPT PER SHARE DATA)    (UNAUDITED)        (UNAUDITED)
                                               ---------------    --------------
EARNINGS:
    Net interest income........................    $ 1,078             $ 960
    Provision for loan losses..................         30                75
    Noninterest income.........................        256               221
    Noninterest expense........................        803               838
    Net income.................................        310               248

PER SHARE DATA:
    Primary and fully diluted..................     $ 0.20            $ 0.17
    Dividends declared.........................       0.05              0.04

BALANCE SHEET DATA (AS OF END OF QUARTER):
    Loans......................................    $46,467           $43,150
    Assets.....................................     81,544            78,468
    Deposits...................................     67,611            70,061
    Shareholders' equity.......................      8,918             6,763

OPERATING RATIOS:
    Return on average assets...................       1.52%             1.29%
    Return on average equity...................      13.77             13.93
    Net interest margin........................       5.79              5.47

--------------------------------------------------------------------------------

                                  THE MEETINGS

GENERAL

       NECB. This Joint Proxy Statement-Prospectus is being furnished to the holders of NECB Common Stock, in connection with the solicitation of proxies by the NECB Board for use at the NECB Special Meeting to be held on July 28, 1977, at 8:00 a.m., at the Windsor office of New England Bank, 176 Broad Street, Windsor, Connecticut and at any adjournments or postponements thereof to consider and vote upon the Merger Proposal.

       The costs of soliciting proxies from holders of NECB Common Stock will be borne by NECB and is not expected to exceed $7,500. Such solicitation will be made by mail but also may be made by telephone or in person by the directors, officers, and employees of NECB (who will receive no additional compensation for such efforts). In addition, NECB will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals.

       FBWH. This Joint Proxy Statement-Prospectus is being furnished to the holders of FBWH Common Stock, in connection with the solicitation of proxies by the FBWH Board for use at the Annual Meeting of FBWH shareholders to be held on July 28, 1997, at 8:00 a.m., at the principal offices of FBWH, 1013 Farmington Avenue, West Hartford, Connecticut and at any adjournments or postponements thereof to consider and vote upon the following proposals: (i) the approval of the Reorganization Agreement and the transactions contemplated thereby; (ii) the election of the nominees named herein as directors of FBWH; and (iii) the ratification of the selection of Snyder & Haller as auditors of FBWH for the year ending December 31, 1997.

       The costs of soliciting proxies from holders of FBWH Common Stock will be borne by FBWH and is not expected to exceed $7,500. Such solicitation will be made by mail but also may be made by telephone or in person by the directors, officers, and employees of FBWH (who will receive no additional compensation for such efforts). In addition, FBWH will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals.

RECORD DATES; VOTES REQUIRED

       NECB. The NECB Board has fixed June 20, 1997 as the record date (the "NECB Record Date") for determining shareholders entitled to notice of and to vote at the NECB Special Meeting. Only holders of record of shares of NECB Common Stock on the NECB Record Date will be entitled to notice of and to vote at the Special Meeting. The affirmative vote of a majority of the votes cast at the NECB Special Meeting is required in order to approve the Merger Proposal. As of the NECB Record Date, there were 3,667,166 shares of NECB Common Stock outstanding and entitled to vote at the NECB Special Meeting, with each share being entitled to one vote. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the NECB Special Meeting and are not considered votes cast. Consequently, a failure to vote will have no effect on the outcome of the vote.

       The directors of NECB unanimously approved the Reorganization Agreement and the issuance of shares pursuant thereto and all of the executive officers and directors of NECB, who are stockholders, representing 487,347 shares or 13.1% of the outstanding NECB Common Stock as of the NECB Record Date, have indicated that they intend to vote FOR the Merger Proposal.

       FBWH. The FBWH Board has fixed June 18, 1997 as the record date (the "FBWH Record Date") for determining shareholders entitled to notice of and to vote at the FBWH Annual Meeting. Only holders of record of shares of FBWH Common Stock on the FBWH Record Date will be entitled to notice of and to vote at the FBWH Annual Meeting. The affirmative vote of two-thirds of the holders of the shares of FBWH Common Stock outstanding on such date is required in order to approve the Reorganization Agreement. A failure to return a properly executed proxy card or to vote in person at the FBWH Annual Meeting will have the same effect as a vote against the Reorganization Agreement. The nominees for directors must receive the affirmative vote of a plurality of the votes cast at the FBWH Annual Meeting in order to be elected, and the auditors must receive more "FOR" votes than "AGAINST" votes in order to be ratified. A failure to return a properly executed proxy card or to vote in person on either or both of those two items will have a neutral effect on the proposals. As of the FBWH Record Date, there were 1,549,518 shares of FBWH Common Stock outstanding and entitled to vote at the FBWH Annual Meeting, with each share being entitled to one vote. Abstentions and broker non-votes are not treated as having voted in favor of any proposal. Consequently, a failure to vote will have the same effect as a vote against the proposal to approve the Reorganization, and will have a neutral effect on the other two voting items.

       The directors of FBWH unanimously approved the Reorganization Agreement and all of the executive officers and directors of FBWH, who are shareholders, representing 462,955 (including 120,400 shares subject to outstanding options) shares or 34.4% of the outstanding common stock of FBWH as of January 31, 1997, have agreed to vote FOR the Reorganization.

REVOCATION OF PROXIES

       NECB. Any holder of NECB Common Stock who has delivered a proxy may revoke it at any time before it is voted by giving notice of revocation in writing, or submitting a signed proxy card bearing a later date to NECB, Old Windsor Mall, Windsor, Connecticut 06095, Attention: Anson C. Hall, Vice President, Chief Financial Officer and Treasurer, provided that such notice or proxy card is actually received by NECB before the vote of stockholders or by casting a contrary vote at the NECB Special Meeting. The shares of NECB Common Stock represented by properly executed proxies received at or prior to the NECB Special Meeting and not subsequently revoked will be voted as directed in such proxies. If instructions are not given, shares represented by proxies received will be voted "FOR" approval of the Merger Proposal. If any other matters are properly presented at the NECB Special Meeting for consideration, the persons named in the NECB proxy card enclosed herewith will have discretionary authority to vote on such matters in accordance with their best judgment; provided, however, that such discretionary authority will only be exercised to the extent permissible under applicable federal and state securities, corporation and banking laws. As of the date of this Joint Proxy Statement-Prospectus, NECB is unaware of any other matter to be presented at the NECB Special Meeting.

       FBWH. Any holder of FBWH Common Stock who has delivered a proxy may revoke it at any time before it is voted by giving notice of revocation in writing, or submitting a signed proxy card bearing a later date to FBWH, 1013 Farmington Avenue, West Hartford, Connecticut 06107, Attention: Brian J. Hull, provided that such notice or proxy card is actually received by FBWH before the vote of shareholders or by casting a contrary vote at the FBWH Annual Meeting. The shares of FBWH Common Stock represented by properly executed proxies received at or prior to the FBWH Annual Meeting and not subsequently revoked will be voted as directed in such proxies. If instructions are not given, shares represented by proxies received will be voted "FOR" approval of the Reorganization Agreement and the exchange of shares, "FOR" the election of the nominees named herein as directors of FBWH and "FOR" the ratification of the selection of Snyder & Haller as auditors of FBWH for the year ending December 31, 1997. If any other matters are properly presented at the FBWH Annual Meeting for consideration, the persons named in the FBWH proxy card enclosed herewith will have discretionary authority to vote on such matters in accordance with their best judgment; provided, however, that such discretionary authority will only be exercised to the extent permissible under applicable federal and state securities, corporation and banking laws. As of the date of this Joint Proxy Statement-Prospectus, FBWH is unaware of any other matter to be presented at the Special Annual Meeting.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

       NECB. The NECB Board has unanimously approved the Reorganization Agreement and the issuance of shares pursuant thereto and has determined that the Reorganization is in the best interests of NECB and its stockholders. The NECB Board unanimously recommends that stockholders vote "FOR" the Merger Proposal. The NECB Board has also received the opinion of its financial advisor, HAS, to the effect that the Per Share Consideration to be received by FBWH shareholders in the proposed Reorganization is fair, from a financial point of view, to NECB stockholders. The NECB Board therefore unanimously recommends that NECB shareholders vote "FOR" approval of the Merger Proposal. For the reasons described below, the NECB Board believes that the Reorganization will provide significant value to NECB stockholders.

       FBWH. The FBWH Board has unanimously approved the Reorganization Agreement and has determined that the Reorganization is in the best interests of FBWH and its shareholders and unanimously recommends that shareholders vote "FOR" the Reorganization. The FBWH Board has also received the opinion of its financial advisor, O&Co, to the effect that the Per Share Consideration to be received by FBWH shareholders in the proposed Reorganization is fair, from a financial point of view, to such shareholders. For the reasons described below, the FBWH Board believes that the Reorganization will provide significant value to FBWH shareholders and also enable them to participate in enhanced opportunities for growth in shareholder value. The FBWH Board therefore unanimously recommends that FBWH shareholders vote "FOR" approval of the Reorganization Agreement and the transactions contemplated thereby. The FBWH Board also unanimously recommends that FBWH shareholders vote "FOR" the election of the nominees named herein as directors of FBWH and "FOR" the ratification of the selection of Snyder & Haller as auditors of FBWH for the year ending December 31, 1997.

                               THE REORGANIZATION

BACKGROUND OF THE REORGANIZATION

       In the late 1980s and through 1993, FBWH experienced significant operating losses and became subject to a Cease and Desist Order issued by the FDIC (the "Order"). In late 1992, FBWH commenced efforts to recapitalize. The recapitalization increased FBWH's capital, but not to the 6.0% Tier 1 level required in the Order. FBWH continued thereafter to focus on compliance with the Order and on building the earnings of its core banking operations. As FBWH began to restore both earnings and core franchise value, it also was periodically approached by various potential merger and acquisition parties. However, the Board of Directors continued to pursue FBWH's business plan on an independent basis believing that the long range potential of the franchise was more valuable to shareholders than a potential sale at such time.

       The year ended December 31, 1994 represented real progress for FBWH. It reported net income after a loss in 1993. However, FBWH's capital levels continued to be below those required in the Order, and FBWH developed a two phase recovery plan to sell common stock and dispose of problem assets on an accelerated basis. Both phases were successfully completed in 1995 as more than $1,100,000 of new capital was raised in a stock offering, earnings totalled $1,710,443, ratios of non-accruing loans and other real estate owned were substantially reduced, and the Order was removed by the FDIC as FBWH's Tier 1 capital level exceeded 6.0%.

       Throughout 1995 and 1996, FBWH continued to focus on continued growth of profitability and core banking operations while at the same time generally making known its willingness to discuss enhancement of shareholder value with potentially interested acquirors. FBWH was assisted in this effort by O&Co, its financial advisor in the 1995 Offering, which continued to act as FBWH's financial advisor after the Offering. Among other considerations, FBWH working with O&Co, sought to identify one or more franchise expanding merger partners which would enhance both long term core franchise value as well as earnings. Those discussions did not result in any potential transactions attractive enough to FBWH's Board of Directors, and FBWH did not enter into any negotiations with any parties during 1995 and 1996. Other considerations included formation of a bank holding company and/or merger of equal transactions; however, the cost of the foregoing was deemed to be too great, and the short and medium-term benefits to shareholders to be too small, to seriously pursue such alternatives.

       In late 1996, FBWH was approached by another institution expressing interest in a combination with FBWH. Discussions were subsequently terminated by the other party. In January 1997, FBWH received a letter from NECB indicating an interest in performing due diligence on FBWH and suggesting a possible stock exchange acquisition. While NECB had previously approached FBWH in 1995, FBWH was in the process of executing its recovery plan and determined that, at the time, it was in the best interest of FBWH shareholders to remain independent. At a special meeting of FBWH's Board of Directors on January 21, 1997, the Board considered NECB's proposal but determined to defer any decision to proceed until hearing the views of O&Co.

       At its regular meeting on January 28, 1997, the FBWH Board explored on a preliminary basis with O&Co whether the NECB proposal should be pursued as it presented attractive financial consideration for FBWH shareholders. The Board authorized NECB to proceed with its due diligence effort. A Negotiating
Committee was appointed by the Chairman for the purpose of supervising negotiations by FBWH's professionals with NECB.

       In early February, representatives of FBWH, along with Peter J. Ostrowski of O&Co, met with NECB to discuss, among other things, NECB's performance, technology and operational strategies, the Connecticut banking market and other industry issues. Shortly thereafter, NECB's merger subcommittee was briefed on the discussions. With the consent of the subcommittee, representatives of FBWH and NECB began negotiations on the terms of a merger and NECB began to conduct on-site due diligence of FBWH.

       On February 6, 1997, the NECB Board met to discuss developments. The following items were addressed, including banking business opportunities in the West Hartford market, potential cost savings of the in-market merger, benefit to NECB of FBWH's expertise and experience with SBA loan programs, FBWH asset quality and loan loss reserve requirements, merger structure and possible pricing scenarios including earnings impact and dilutive effect to NECB Common Stock. Additionally, a summary of the results of the due diligence was presented by management and NECB's financial advisor, HAS. The NECB Board approved management's going forward with drafting a definitive agreement of reorganization.

       On February 12, 1997, a meeting was held with both parties and their respective financial advisors to negotiate the price and terms of the Reorganization. With a preliminary valuation analysis, including market pricing, balance sheet and income comparisons for a peer group of Connecticut banks, and a summary of comparable acquisitions of banking institutions, a range of exchange ratios to book value and earnings were discussed. The parties also reviewed the results of the on-site and other due diligence and considered other business and financial information of FBWH. The outcome of these negotiations led to a proposed transaction whereby NECB would acquire FBWH and FBWH would merge with and into NEBT.

       On February 25, 1996, the FBWH Board met to discuss the results of the negotiations with NECB. O&Co updated its valuation analysis to that date and provided the FBWH Board with its opinion that the terms of the Reorganization were fair to the shareholders of FBWH from a financial point of view. A copy of the Reorganization Agreement, including all schedules and exhibits, was distributed to the FBWH Board members. After discussion and further questions and answers, the Reorganization Agreement was unanimously approved by the FBWH Board and the Board authorized Dennis T. Cardello, President and Chief Executive Officer of FBWH, to execute the definitive Reorganization Agreement.

       On the same day, the NECB Board also met to discuss the results of the negotiations with FBWH. HAS updated its valuation analysis to that date and provided the NECB Board with its opinion that the terms of the Reorganization were fair to the shareholders of NECB from a financial point of view. A copy of the Reorganization Agreement, including all schedules and exhibits, was distributed to NECB Board members. After discussion and further questions and answers, the Reorganization Agreement was unanimously approved by the NECB Board and the Board authorized David A. Lentini, President and Chief Executive Officer of NECB, to execute the definitive Reorganization Agreement with FBWH.

       Later that day, the definitive Reorganization Agreement was executed and public announcement was made of the proposed acquisition.

RECOMMENDATION OF THE NECB BOARD AND NECB REASONS FOR THE REORGANIZATION

       The NECB Board unanimously approved the Reorganization and the issuance of shares of NECB Common Stock pursuant thereto and recommends that the stockholders of NECB approve the Merger Proposal.

       NECB's growth strategy consists of three principal elements--growth within NECB's existing banking franchises, adding branches through de novo expansion and selected acquisitions. NECB considers financial institutions as potential acquisitions if they (i) have compatible business philosophies; (ii) operate in markets which are geographically within or near to those of NECB; and, (iii) if, by their inclusion, NECB shareholder value would be enhanced. The potential enhancement to shareholder value typically takes the form of economies achieved subsequent to a possible combination coupled with NECB's ability to offer expanded services to acquired markets. Acquisition candidates are also evaluated in terms of asset quality, interest rate risk and core deposit base stability. The NECB Board of Directors believes that FBWH meets the criteria described above and as such will contribute positively to NECB's net income over an acceptable period following consummation of the transaction.

       In the view of the NECB Board, the Reorganization constitutes an acquisition which is in line with NECB's aforementioned strategy and complements the Company's existing franchise. Through a combination of cost savings derived from the consolidation of FBWH's back-office and support services taken together with NECB's ability to offer expanded services to FBWH's customers, the NECB Board expects that earnings capacity of NECB will be enhanced as a result of the Reorganization.

OPINION OF NECB'S FINANCIAL ADVISOR

       NECB retained HAS Associates of Nashua, New Hampshire to provide NECB with an opinion on the proposed reorganization between FBWH and NEBT. HAS Associates is a regional bank consulting firm which, as part of its business, is engaged in the valuation of bank and bank holding companies' securities in connection with mergers and acquisitions and for various other purposes. HAS has provided financial advisory and consulting services to NECB and its subsidiary banks since 1992. NECB selected HAS as its financial advisor on the basis of its experience and expertise in transactions similar to the Reorganization and its reputation in the banking and investment community.

       On February 25, 1997, HAS delivered its written opinion to the NECB Board to the effect that, as of February 25, 1997, the consideration being offered in the Reorganization Agreement by and among NECB, NEBT and FBWH was fair, from a financial point of view, to the holders of NECB Common Stock. This opinion was reconfirmed in writing as of the date of this Joint Proxy Statement-Prospectus.

       The full text of the HAS opinion is attached as Appendix B to this Proxy Statement-Prospectus and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to Appendix B.

       The HAS opinion does not constitute a recommendation to any NECB shareholder as to how such shareholder should vote at the Special Meeting.

       In connection with its opinion, HAS reviewed, analyzed and relied upon material relating to the financial and operating conditions of FBWH including, among other things, the following: (i) the Reorganization Agreement; (ii) Annual Reports to Stockholders and Annual Reports on Form F-2 for the three years ended December 31, 1994, 1995, and 1996, of FBWH; (iii) certain Quarterly Reports on Form F-4, proxy solicitation material of FBWH and certain other communications from FBWH to its shareholders; (iv) other financial information concerning the business and operations of FBWH furnished to HAS by FBWH for purpose of its analysis, including certain internal financial analyses and forecasts for FBWH prepared by the senior management of FBWH; (v) corporate minutes of FBWH for three years; (vi) audit reports certified by the independent accountants of FBWH for three years; (vii) regulatory filings of FBWH for three years; (viii) FBWH policies and procedures, certain loan files, its investment portfolio; and (ix) certain publicly available information with respect to banking companies and the nature and terms of certain other transactions HAS considered relevant to its inquiry. In addition, HAS reviewed certain market information concerning FBWH, analyzed data concerning private and publicly owned banks in New England, reviewed stock market data of other banks generally deemed comparable whose securities are publicly traded, publicly available information concerning certain recent business combinations, and such additional financial and other information as HAS deemed necessary. Furthermore, HAS reviewed the public financial information available concerning NECB. In addition, HAS reviewed certain internal reports and documents of FBWH including loan lists grouped by risk rating, past due and non-accrual loan reports, internal loan watch list, loan relationship reports, restructured loan reports, OREO and ISF reports, loan loss reserve analysis reports, 1997 operating budget and forecast, securities portfolio-book value and market value reports, and schedule of threatened or pending litigations. HAS also held discussions with senior management of FBWH concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations.

       In conducting its review and arriving at its opinion, HAS relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and HAS did not attempt to verify such information independently or undertake an independent appraisal of the assets and liabilities of FBWH. HAS relied upon the accuracy and opinion of the audit reports prepared by FBWH's independent accountants. HAS assumes no responsibility for the accuracy and completeness of the financial and other information relied upon.

       The preparation of a fairness opinion involves various methods and determinations which vary from bank to bank and the use of different factors depending upon location, size, method of operation, etc. The determination of the opinion is a subjective process which uses qualitative judgements, but does not rely solely upon one approach. The analyses should be considered as a whole, and considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading or incomplete view of the process underlying the process of developing a fairness opinion.

       The fairness opinion process made numerous assumptions concerning the economy, banking industry performance, and general business conditions which may or may not have an impact on NECB. Any estimates counted in these analyses are not necessarily indicative of actual values or predictive of future result or value, which may be significantly more or less favorable than is set forth therein.

       The following is a summary of all material analyses performed by HAS in connection with its opinion dated February 25, 1997 and reconfirmed as of the date of this Joint Proxy Statement-Prospectus.


A. OVERALL FINANCIAL AND ENVIRONMENTAL ASSESSMENT

       FBWH's main office is located in downtown West Hartford, Connecticut. FBWH does not have additional branch banking offices.

       As of December 31, 1996, FBWH had total assets of $83.6 million, total shareholder equity of $8.8 million and year to date earnings of $1,225,676. During the three-year period prior to 1996, FBWH had minimal earnings averaging 0.56% ROAA which was the result of increased contributions to loan loss reserves and writedowns on OREO. During 1996, earnings improved significantly and are above peer group levels. In 1996, earnings of $1.2 million resulted in a return on average assets of 1.57% and a return on average equity of 16.30%.

       The New England and Connecticut economy has stabilized and is showing some signs of economic growth with a small recovery in real estate values.

B. STOCK PRICE AND TRADING HISTORY

       The FBWH Common Stock is not listed on the Nasdaq NM or any other major stock exchange. As a result, accurate trading history is not available.


C. SELECTED GROUP ANALYSIS

       Using publicly available information, HAS compared the financial performance and stock market valuation of FBWH with 21 selected banks (the "Comparable Group") deemed relevant by HAS. Indications of financial performance evaluated by HAS included profitability expressed as a return on average assets of 0.75% for the Comparable Group and 1.43% for FBWH; return on average equity of 8.0% for the Comparable Group and 15.53 % for FBWH; a ratio of equity capital to average assets of 8.92% for the Comparable Group and 10.21% for FBWH; the ratio of non-performing assets to equity plus loan loss reserve of 19.2% for the Comparable Group and 9.21 % for FBWH; a net interest margin of 4.48% for the Comparable Group and 5.74% for FBWH; the loan to deposit ratio of 76.25% for the Comparable Group and 64.29% for FBWH; non-interest income as a percent of average assets of 0.61 % for the Comparable Group and 1.34% for FBWH; and non-interest expense as a percent of average assets of 3.44% for the Comparable Group and 4.20% for FBWH.

       The above ratios are based on the most recent publicly available financial information for the Comparable Group. In this comparison, HAS concluded that FBWH compares favorably in return on average assets, return on average equity, ratio of equity capital to average assets, net interest margin, the ratio of non-performing loans to equity plus loan loss reserves and noninterest income as a percent of average assets. HAS further concluded that FBWH compares less favorably in non-interest expense as a percent of average assets.

       Because of the inherent differences between the operations of FBWH and the Comparable Group, HAS believed that a purely quantitative comparable analysis would not be the sole criteria in developing its opinion in the context of the proposed Reorganization. HAS believed that an appropriate use of comparable analysis in this instance would involve qualitative judgements concerning differences between the financial and operating characteristics of FBWH and the selected companies which would affect the market value of FBWH and the selected companies. The qualitative judgements made by HAS in connection with its opinion included HAS' views as to business conditions and prospects in various markets in which these selected companies operate, and business mix, sources of revenue and risk profile for these selected companies.

D. COMPARABLE TRANSACTION ANALYSIS

       Using publicly available information, HAS reviewed certain terms and financial characteristics of sixteen bank merger and acquisition transactions completed in 1996 and 1997 (the "1996-1997 Comparable Transaction Group") and ten pending bank merger and acquisition transactions announced in 1996 and 1997 but not yet concluded (the "1996-1997 Comparable Pending Group"), which HAS deemed to be comparable to the Reorganization. The average values for the 1996-1997 Comparable Transaction Group for price to trailing twelve-month earnings ratio and price to book value ratio at announcement were 16.07 times and 1.77 times, respectively. The average values for the 1996 Comparable Pending Group for price to trailing twelve-month earnings ratio and price to book value ratio were 17.39 times and 1.68 times, respectively. The price to trailing twelve-month earnings ratio and price to book value ratio for the Reorganization are 12.36 times and 2.14 times, respectively, at announcement. The price to trailing twelve-month earnings ratio for the Reorganization was less than the 1996-1997 Comparable Transaction Group and the 1996-1997 Comparable Pending Group average. The price to book value for the Reorganization was more than both the 1996-1997 Comparable Transaction Group and the 1996-1997 Comparable Pending Group. Because the reasons for and circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences between the operations of FBWH and the selected companies, HAS believed that a purely quantitative comparable analysis would not be the sole criteria in developing its opinion in the context of the merger. HAS believed that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgements concerning differences between the characteristics of these transactions and the Reorganization which would affect the acquisition value of FBWH. The qualitative judgements made by HAS in connection with its opinion included HAS' views as to the universe of potential buyers in each of these transactions, their potential levels of interest in an acquisition of these companies and the ability of the acquirers to implement cost savings at and business synergies with the acquired companies and, in addition, HAS' views as to the business conditions and prospects in the various markets in which these acquired companies operate and business mix, sources of revenue, risk profile and prospects for these acquired companies.

       The summary set forth above does not purport to be a complete description of the presentations by HAS to NECB of the analyses performed by HAS, although the analyses summarized all of the material analyses performed by HAS. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. HAS believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses without considering all analyses, or selecting part or all of the above summary without considering all factors and analyses, would create an incomplete view of the process underlying the analyses set forth in HAS' presentations and opinion. In addition, HAS may have given various analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions, so that the valuations resulting from any particular analysis described above should not be taken to be HAS's view of the actual value of FBWH. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

       In performing its analyses, HAS made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of NECB. The analyses performed by HAS are not necessarily indicative of actual values or actual future results which may be significantly different than those suggested by analyses. Such analyses were prepared solely as part of HAS' analysis of the fairness of the Per Share Consideration and were provided to NECB's Board in connection with the delivery of HAS' opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company actually might be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, HAS' opinion, along with its presentations to the NECB Board of Directors, is just one of many factors taken into consideration by the NECB Board. The HAS opinion did not address an increase in the Exchange Ratio in the event NECB might elect such an increase if the Average Price is less than $12.80 per share. The inability to predict specific market price conditions would make such financial analysis speculative in nature.

E. CONCLUSION

       In conducting its review, HAS relied upon the accuracy, fairness and completeness of all information reviewed by it. HAS did not independently verify any such information or undertake an independent appraisal of the assets and/or liabilities of FBWH. HAS also relied upon the accuracy of the audit reports provided by FBWH's certified public accountants. HAS did not assume responsibility for the accuracy and completeness of any financial or other financial information that it relied on.

       The HAS Opinion is directed to the NECB Board and does not constitute a recommendation to an NECB shareholder as to how such shareholder should vote at the Special Meeting.

       HAS received no instructions from NECB or any of its affiliates. Neither NECB nor any of its affiliates imposed any limitation on HAS or the scope of HAS' investigation in connection with the preparation or rendering of the HAS Opinion.

       The total fee payable to HAS in connection with the HAS Opinion is $82,500, plus reasonable out-of-pocket expenses.

RECOMMENDATION OF THE FBWH BOARD AND FBWH REASONS FOR THE REORGANIZATION

       The FBWH Board of Directors has unanimously approved the Reorganization Agreement and has determined that the Reorganization is fair to, and in the best interests of FBWH and its shareholders. The FBWH Board therefore unanimously recommends that holders of FBWH Common Stock vote to approve and adopt the Reorganization Agreement. The FBWH Board believes that the Reorganization will enable holders of FBWH stock to realize increased value due to the premium over market price, net income per share of FBWH Stock and book value per share of FBWH Stock. The FBWH Board also believes that the Reorganization may enable FBWH shareholders to participate in opportunities for appreciation of NECB Common Stock. In reaching its decisions to approve the Reorganization Agreement, the FBWH Board consulted with its outside counsel regarding the legal terms of the Reorganization and the FBWH Board's fiduciary obligations in its consideration of the proposed Reorganization, its financial advisor, O&Co, regarding the financial aspects and fairness of the proposed Reorganization Agreement (see "Opinion of FBWH's Financial Advisor" below), as well as with management of FBWH and, without assigning any relative or specific weight, considered the following material factors, both from a short-term and long-term prospective.

      (i) The FBWH Board's familiarity with, and review of, FBWH's business, financial condition, results of operations and prospects, including, but not limited to, its potential growth, development, productivity and profitability and the business risks associated therewith;

     (ii) The current and prospective environment in which FBWH operates, including national and local economic conditions, the highly competitive environment for financial institutions generally, the increased regulatory burden on financial institutions, and the trend toward consolidation in the financial services industry;

    (iii) The potential appreciation in market and book value of FBWH Common Stock on both the short- and long-term basis, as a stand alone entity;

     (iv) Information concerning the business, financial condition, results of operations, asset quality and prospects of NECB, including the long-term growth potential of NECB Common Stock, the future growth prospects of NECB, combined with FBWH, following the proposed Reorganization and the potential synergies expected from the Reorganization and the business risks associated therewith;

      (v) The potential for appreciation and growth for the market and book value of NECB Common Stock, following the proposed Reorganization;

     (vi) The oral presentation and opinion of O&Co that the terms of the Reorganization Agreement are fair to the holders of FBWH Common Stock from a financial point of view (see "--Opinion of FBWH's Financial Advisor" below);

    (vii) The difficulty of FBWH surviving as an independent institution, providing value to shareholders, and serving as a source of credit to its community given the increasingly complex bank regulatory environment and the existing competitive bank environment;

   (viii) The long- and short-term interests of FBWH and its shareholders, the interests of FBWH's employees, customer, creditors and suppliers, and the interests of FBWH's community that may be served to advantage by an appropriate affiliation with a larger institution with a stronger capital base, increased economies of scale, and with a greater capacity to serve all of the banking needs of the community; and

     (ix)    The  compatibility   with  respect  to  businesses  and  management
             philosophies of FBWH and NECB and NECB's strong commitment to the communities it serves.

       ON THE BASIS OF THESE CONSIDERATIONS, THE REORGANIZATION AGREEMENT WAS APPROVED, AND THE FBWH BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE REORGANIZATION AGREEMENT.

OPINION OF FBWH'S FINANCIAL ADVISOR

       O&Co has provided advisory services to FBWH since 1994, including, among other services, advice and assistance relating to the evaluation and execution of mergers and acquisitions. FBWH selected O&Co as its advisor on the basis of O&Co's in-depth knowledge of the bank and thrift industry; the qualifications, experience and reputation of its personnel in the banking and investment communities; as well as its experience in the valuation of bank and thrift institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

       As part of the advisory services described above, the Board of Directors of FBWH requested O&Co's opinion as to the fairness, from a financial point of view, of the terms of the Reorganization Agreement to the holders of FBWH Common

Stock. Pursuant to the terms of the Reorganization Agreement, each share of FBWH Common Stock will be converted into the right to receive 0.62 of a share of NECB Common Stock, subject to adjustment in certain circumstances as described in the Reorganization Agreement. On February 25, 1997, O&Co delivered its opinion to the Board of Directors of FBWH that, as of such date, the consideration to be received by the holders of FBWH Common Stock was fair from a financial point of view.

       THE FULL TEXT OF O&Co's FAIRNESS OPINION IS ATTACHED AS APPENDIX (C) TO THIS JOINT PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE FAIRNESS OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX (C). HOLDERS OF FBWH COMMON STOCK ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS OF THE REVIEW UNDERTAKEN BY O&Co IN CONNECTION THEREWITH. O&Co's OPINION IS DIRECTED SOLELY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE TERMS OF THE REORGANIZATION AGREEMENT AND DOES NOT CONSTITUTE ANY RECOMMENDATION TO THE BOARD OF DIRECTORS OF FBWH OR TO THE HOLDERS OF FBWH COMMON STOCK WITH RESPECT TO ANY VOTE AT THE FBWH ANNUAL MEETING.

       In connection with providing its opinion, O&Co examined and relied upon, among other things, the Reorganization Agreement, annual reports to shareholders, proxy statements and related audited financial statements for FBWH and NECB for the three fiscal years ended December 31, 1993, 1994, and 1995; audited financial statements for FBWH and NECB for the fiscal year ended December 31, 1996; certain other financial information for FBWH and NECB, including pro forma financial statements and managements' estimates relating to, among other things, earnings, asset quality and capital. O&Co conducted discussions with executive management of both FBWH and NECB concerning historical financial performance and condition, market area economic conditions, and future business prospects and financial forecasts. O&Co reviewed market prices and trading activity for the common stock of FBWH and NECB. O&Co also reviewed comparable financial, operating and market data for the banking industry and selected peer groups; compared the terms of the Reorganization Agreement with other bank merger and acquisition transactions; and considered such additional financial and other information it deemed relevant.

       In preparing its opinion, O&Co relied upon the accuracy, completeness and fair presentation of all information supplied or otherwise made available to it by, or on behalf of, FBWH and NECB. O&Co did not independently verify such information or undertake an independent evaluation or appraisal of the assets or liabilities of FBWH or NECB, nor was O&Co furnished any such evaluations or appraisals. With respect to forecasts of expected future financial performance, O&Co was advised that they reflected the best currently available estimates and judgements of the executive managements of FBWH and NECB. O&Co's opinion was necessarily based upon the information available to it and the market, economic and other conditions as they existed, and could be calculated, as of the date of its opinion.

       In connection with providing its fairness opinion to the Board of Directors of FBWH, O&Co performed a variety of financial analyses. The following is a summary of the material terms of such analyses but does not purport to be a complete description of O&Co's analyses or presentations to the FBWH Board of Directors. The preparation of a fairness opinion is a complex process involving subjective judgements and does not lend itself to partial analyses or summary description. O&Co believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying O&Co's opinion.

       In performing its analyses, O&Co made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which may be more or less favorable than actual results. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. No company or transaction utilized in O&Co's analyses was identical to FBWH or NECB or to the terms of the Reorganization Agreement. Because such estimates are inherently subject to uncertainty, O&Co assumes no responsibility for their accuracy.

       STOCK TRADING HISTORY. O&Co examined the history of trading prices for NECB Common Stock for the period from February 21, 1996 through February 21, 1997. During that time period, NECB Common Stock appreciated from $9.88 to a high of $18.38. NECB Common Stock traded at the low end of the range in the early part of the time period. During June 1996, there was some price appreciation and the stock traded as high as $13.00. The price declined slightly during July and August but by September 30, the stock price rebounded to $12.81 and continued to appreciate in concert with the overall rise in bank stocks until February 19, 1997, when the price increased from the $15 range to its high of $18.38. On February 21, 1997, NECB Common Stock closed at $17.50.

       FBWH Common Stock is not listed on a national exchange and limited trading activity takes place. Due to the illiquid trading nature of FBWH Common Stock, the quoted price of $8.25 on February 21, 1997 is not necessarily an indication that the stock traded at that price on that day.

       CONTRIBUTION ANALYSIS. O&Co prepared a contribution analysis showing the percentage contributed by FBWH to the combined company on a pro forma basis of assets, deposits, and equity at December 31, 1996. Net income contributions were considered for the year ended December 31, 1996 and were also based upon management's estimates for the twelve months ended December 31, 1997. The 1997 estimates were deemed to more appropriately reflect the improved earnings levels for both FBWH and NECB when compared to 1996 results. O&Co compared these percentages to the FBWH shareholders' pro forma ownership of NECB. This analysis showed that FBWH shareholders would contribute 16.2% of pro forma consolidated assets, 15.3% of pro forma consolidated deposits, 18.6% of pro forma consolidated equity and 20.7% of pro forma estimated net income for the year ended December 31, 1996. FBWH shareholders would receive 22.16% of the pro forma ownership of the combined company based on the 0.62 Exchange Ratio.

       COMPARABLE COMPANY ANALYSIS. O&Co compared the financial condition, financial operating performance and trading market performance of FBWH with a peer group of 11 community banks in the Northeast with assets less than $250 million. FBWH reported a return on average assets of 1.57% and a return on average equity of 16.31% for the year ended December 31, 1996, and an equity to assets ratio of 10.53% at December 31, 1996. Based on trailing twelve-month operating results for September 30, 1996, the peer group reported an average return on average assets of 1.09%; an average return on average equity of 12.07% and an equity to assets ratio of 8.66% at September 30, 1996. FBWH reported better performance than the peer group, with a higher equity to assets ratio.

       At February 21, 1997,  FBWH's Common Stock price was quoted at $8.25,  or
8.9 times trailing twelve-months earnings and 147% of reported September 30, 1996 book value, compared to the peer group average of 16.1 times trailing twelve-months earnings and 165% of book value. FBWH's trading level was below the peer levels on an earnings multiple basis. This is believed to reflect FBWH's utilization of net operating loss carry forwards to reduce taxes resulting in higher 1996 earnings. FBWH's trading level was only slightly below its peer on a percent of book value basis.

       O&Co also compared the financial condition, financial operating performance and trading performance of NECB with a peer group of 18 community banks in the Northeast with assets between $300 million and $600 million. NECB reported a return on average assets of 1.08% and a return on average equity of 11.78% based on September 30, 1996 trailing twelve- months earnings, and an equity to assets ratio of 9.04% at September 30, 1996. Based on trailing twelve-months operating results for September 30, 1996, the peer group had an average return on average assets of 1.30%, an average return on average equity of 13.81%, and an equity to assets ratio of 9.60% at September 30, 1996. NECB's operating performance was somewhat below the peer group with a slightly lower equity to assets ratio.

       At February 21, 1997, NECB's Common Stock price closed at $17.50, or 15.1 times trailing twelve-months earnings and 164% of reported September 30, 1996 book value, compared to the peer group average for these same measures of 14.0 times and 183%, respectively. NECB's trading performance was slightly above its peers on an earnings multiple basis but below its peers as a percent of book value.

       DISCOUNTED CASH FLOW ANALYSIS. O&Co performed an analysis which estimated the future cash flows to FBWH shareholders over the next two years under various scenarios, assuming FBWH performed in accordance with management's earnings forecasts. To approximate the terminal value of FBWH Common Stock at the end of the two-year period, O&Co applied price to earnings multiples ranging from 15.0 times to 18.0 times, which resulted in values that equated to percentages of book value ranging from 184% to 221%. The terminal values along with projected dividends were then discounted to present values using discount rates ranging from 12.5% to 20.0% which were chosen to reflect assumptions regarding rates of return and risk premiums required by holders or prospective buyers of FBWH Common Stock. This analysis resulted in a range of present values per share of $6.86 to $11.15.

       ANALYSIS OF SELECTED MERGER TRANSACTIONS. O&Co reviewed certain financial data for acquisitions of commercial banks and thrifts in the Northeast announced between September 1995 and December 1996. O&Co also reviewed acquisitions of commercial banks and thrifts in Connecticut between January 1995 and January 31, 1997. O&Co calculated, as of the date of announcement, the average multiple of price to target's earnings for trailing twelve months, the average percentage of price to book value and the average premium (price in excess of reported equity) as a percentage of deposits, on a quarterly basis beginning September 1, 1995 through December 31, 1996. For transactions announced in the fourth quarter of 1996, the calculations resulted in the following averages: (i) price as a multiple to earnings for Northeast banks of 20.6 times, Northeast thrifts of
14.6 times, and Connecticut transactions of 15.2 times, compared with the value of the NECB proposal as of February 21, 1997 which equates to 14.9 times FBWH's 1996 earnings; (ii) price as a percentage of book value for Northeast banks of 219%, Northeast thrifts of 157%, and Connecticut transactions of 162%, compared with the relative value of the NECB proposal which equates to 198% of FBWH's fully converted book value at December 31, 1996; (iii) premium (acquisition value in excess of tangible equity) as a percentage of deposits for Northeast banks of 13.4%, Northeast thrifts of 6.4%, and Connecticut transactions of 5.3%, compared with the value of the NECB proposal which equates to a premium of 12.9% of FBWH's deposits.

       IMPACT ANALYSIS. O&Co analyzed the changes in the amount of fully diluted earnings per share and book value represented by the issuance of 0.62 of a share of NECB Common Stock for each share of FBWH fully converted Common Stock. The analysis considered, among other things, the impact on fully diluted earnings per share and book value per share of NECB. The analysis was based upon reported December 31, 1996 balance sheet data for FBWH and NECB and earnings for twelve months ended December 31, 1996 for FBWH and NECB. These analyses indicated that the Reorganization would be approximately 1.66% dilutive to NECB's pro forma fully diluted earnings per share, and approximately 4.34% dilutive to NECB's pro forma book value.

       O&Co also analyzed certain per share values for fully converted FBWH Common Stock on an independent basis as well as the equivalent values based on the exchange ratio of 0.62 of a share of NECB Common Stock for each share of fully converted FBWH Common Stock as proposed in the Reorganization. The 1996 annual earnings per equivalent share of FBWH Common Stock was $0.77 or 5.76% greater than FBWH's 1996 earnings per share; the book value per equivalent share of FBWH Common Stock as of December 31, 1996, was $6.54 or 18.99% greater than FBWH's book value per share as of the same date; and the annual cash dividend for each equivalent share of FBWH Common Stock was $0.198 per share, slightly less than FBWH's indicated annual cash dividend of $0.20 per share.

       Pursuant to O&Co's advisory agreement with FBWH, O&Co will receive an advisory fee for its services in connection with the Reorganization equal to 1.5% of the aggregate value of the consideration received by FBWH Shareholders upon the Closing, or approximately $274 thousand based upon the aggregate value of $18.265 million calculated on NECB's February 21, 1997 closing price. FBWH has made interim payments to O&Co totaling $90 thousand which will be credited against the advisory fee. FBWH has also agreed to reimburse O&Co for its reasonable out-of-pocket expenses, including legal fees, incurred in connection with its engagement and to indemnify O&Co and its affiliates and their respective directors, officers, employees, agents and controlling persons against certain expenses and liabilities. O&Co or its principals beneficially own an aggregate of 50,000 shares of FBWH Common Stock.

                          THE REORGANIZATION AGREEMENT

       The following information, insofar as it relates to matters contained in the Reorganization Agreement, is qualified in its entirety by the Reorganization Agreement, which is incorporated herein by reference and attached hereto as Appendix A. Shareholders are urged to read carefully the Reorganization Agreement.

GENERAL

       In accordance with the provisions of the Reorganization Agreement and Connecticut law, at the Effective Time, FBWH will be merged with and into NEBT, the separate corporate existence of FBWH will cease and NEBT will continue its corporate existence as the resulting bank in the Reorganization (the "Resulting Bank") as a Connecticut-chartered commercial bank under the name New England Bank & Trust Company. In addition, at the Effective Time, all of the outstanding shares of FBWH Common Stock (except for shares held by FBWH as treasury shares, shares owned by any direct or indirect subsidiary of FBWH, shares held by NECB or FBWH other than in a fiduciary or trust capacity for the benefit of third parties and shares as to which dissenters' rights have been perfected) will be converted into and exchangeable for consideration ("Per Share Consideration") consisting of 0.62 shares (the "Exchange Ratio") of NECB Common Stock, subject to adjustment as provided in the Reorganization Agreement. See "-- Amendment and Termination." Each certificate previously representing a share of FBWH Common Stock will represent the right to receive the Per Share Consideration into which the share of FBWH Common Stock represented by the certificate has been converted plus cash in lieu of any fractional share.

       Vested stock options under FBWH's stock option plans will be converted at the Effective Time into a number of shares of NECB Common Stock equal to the aggregate option value for all of the optionee's stock options divided by the Median Pre-Closing Price of NECB Common Stock, as defined below under "Effect of the Reorganization." The option value for an option is determined by multiplying the Median Pre-Closing Price of NECB Common Stock by the Exchange Ratio and subtracting the exercise price of the option from the product therefrom.

EFFECTIVE TIME

       The Reorganization will become effective upon the filing with the Secretary of State of the State of Connecticut a copy of the Reorganization Agreement certified by the Banking Commissioner, along with the Banking Commissioner's approval of the Reorganization. The closing (the "Closing") of the Reorganization will take place on the third business day after the mutual conditions to the obligations of NECB and FBWH are satisfied or on such other day as the parties may agree.

EFFECT OF THE REORGANIZATION

       The  shares  of  the  capital  stock  of  NECB  issued  and   outstanding
immediately prior to the Effective Time shall continue to be issued and outstanding from and after the Effective Time, shall not be converted, and shall not be changed by the Reorganization.

       Shares of FBWH Common Stock with respect to which dissenters' rights are perfected in accordance with Connecticut law will not be converted into the right to receive the Per Share Consideration. In addition, all shares of FBWH Common Stock that are owned by FBWH as Treasury Shares, all shares of FBWH Common Stock that are owned directly or indirectly by any subsidiary of FBWH and shares of FBWH Common Stock held by NECB or NEBT other than in a fiduciary or trust capacity for the benefit of third parties will be canceled and cease to exist, and no stock of NECB or other consideration will be delivered in exchange therefor.

       On and after the Effective Time, the shares of FBWH Common Stock shall cease to exist. Holders of certificates for shares of FBWH Common Stock shall cease to have any rights as shareholders of FBWH, and the holders of such shares shall thereafter be entitled only to the shares of NECB Common Stock and the right to receive the Per Share Consideration, subject to any rights of dissenting shareholders. Until certificates for FBWH Common Stock are presented to NECB, each such certificate shall be deemed for all purposes to represent ownership of the number of shares of NECB Common Stock equal to the Per Share Consideration and cash in lieu of any fractional share. The price to be paid for any fractional share shall be determined by multiplying (i) the Median Pre-Closing Price (as defined below) of the NECB Common Stock as quoted on the Nasdaq NM by (ii) the fraction of a share of NECB Common Stock which the holder would otherwise be entitled to receive pursuant to the Reorganization Agreement. The Median Pre-Closing Price of NECB Common Stock means the Median Price (as defined below) calculated based on the Closing Price (as defined below) of NECB Common Stock during the first 20 of the 25 consecutive trading days immediately preceding the date of the Closing. The Closing Price means the closing price of the NECB Common Stock as supplied by the Nasdaq NM and published in THE WALL STREET JOURNAL during the first 20 of the 25 consecutive trading days immediately preceding the date of the Closing. The Median Price is determined by taking the price half-way between the Closing Prices left after discarding the nine lowest and nine highest Closing Prices in the 20-day period. A trading day is a day for which a Closing Price is so supplied and published.

       Unless or until such outstanding certificates are surrendered, no dividend or other distribution, if any, payable to holders of record of NECB Common Stock will be paid to the holder of such outstanding certificate, but upon surrender of such outstanding certificate there will be paid to the record holder thereof the amount, without interest thereon, of dividends and other distributions, if any, which were declared and became payable with respect to the number of shares of NECB Common Stock represented thereby.

SHAREHOLDERS' AGREEMENTS

       Concurrently with the execution of the Reorganization Agreement, the directors of FBWH executed shareholders' agreements (the "Shareholders' Agreements") which contain provisions to support the Reorganization. More specifically, FBWH's directors have agreed to vote their FBWH Common Stock "FOR" approval of the Reorganization and have agreed to vote against approval of any other agreement providing for any reorganization, consolidation, sale of assets or other business combination of FBWH and any other person, entity or bank.

       The directors of FBWH also agreed that they will not, prior to the closing of the transaction, transfer any of their FBWH Common Stock except by will or operation of law unless such transfer is agreed to in writing by NECB. Moreover, the directors have agreed not to solicit, encourage or initiate any communication with any other person or entity with respect to any proposal for a reorganization, consolidation, sale of assets or other business combination involving FBWH or encourage any person, firm, corporation, group or other entity to engage in such a transaction.

       Pursuant to Connecticut law, such agreements may not be enforceable without the approval of the Banking Commissioner. Such approval was obtained on April 1, 1997.

       In addition, under the terms of the Reorganization Agreement, at the Effective Time, NECB will provide for the election of one FBWH Director, as selected by NECB, to the Board of Directors of NECB and two FBWH Directors, as selected by NECB, to the Board of Directors of the Resulting Bank. NECB has further agreed to nominate the FBWH Director for re-election at the 1998 Annual Meeting of the shareholders of NECB and to elect the two FBWH Directors as Directors of the Resulting Bank subject to their continued qualification under NECB's and the Resulting Bank's general criteria for Directors.

PROCEDURES FOR EXCHANGE OF CERTIFICATES

       Promptly after the Effective Time, each holder of record of FBWH Common Stock will be provided with transmittal materials, together with instructions for the exchange of such holder's certificates representing shares of FBWH Common Stock for the number of shares of NECB Common Stock together with a check in payment for any fractional share.

       HOLDERS OF FBWH COMMON STOCK SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL MATERIALS AND THE INSTRUCTIONS FROM NECB.

       Upon transmittal of one or more certificates of FBWH Common Stock, together with transmittal materials duly executed and completed in accordance with the instructions thereto (or upon completion of reasonable procedures pertaining to lost certificates), NECB shall promptly cause to be issued to the persons entitled thereto the Per Share Consideration to which such persons are entitled.

       After the Effective Time, there will be no transfers on FBWH's stock transfer books of shares of FBWH Common Stock issued and outstanding immediately prior to the Effective Time. If certificates representing shares of FBWH Common Stock are presented to NECB after the Effective Time they will be canceled and exchanged for the number of shares of FBWH and cash in lieu of fractional shares, if any, in respect thereof in accordance with the foregoing procedures.

       Dissenters' rights will be satisfied in accordance with the procedures described under "Dissenters' Rights" which is set forth in Appendix D to this Joint Proxy Statement-Prospectus.

CONDITIONS TO CONSUMMATION OF THE REORGANIZATION

       The respective obligations of NECB and FBWH to effect the Reorganization are subject to the satisfaction of the following conditions at or prior to the Effective Time, which conditions may not be waived: (i) the Reorganization Agreement and the transactions contemplated thereby shall have been approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of FBWH Common Stock entitled to vote thereon; (ii) the shares of NECB Common Stock issuable to holders of FBWH Common Stock pursuant to the Reorganization shall have been authorized for inclusion for quotation on the Nasdaq NM, subject to official notice of issuance; (iii) the Reorganization Agreement and the transactions contemplated thereby shall have been approved by the appropriate governmental authorities, including the FDIC, the Board of Governors of the Federal Reserve System unless it waives jurisdiction, and the Banking Commissioner (all such governmental authorities being referred to as the "Governmental Entities"), none of such approvals shall contain any term or condition which would have a material adverse effect on the business, operations, properties, assets or financial condition of FBWH or the Resulting Bank or otherwise materially impair the value of FBWH or the Resulting Bank, and any statutory waiting periods shall have expired (See "Regulatory Approvals Required for the Reorganization"); (iv) the Registration Statement on Form S-4 of which this Joint Proxy Statement-Prospectus forms a part shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and (v) no order, injunction or decree shall have been issued by any court or agency of competent jurisdiction or other legal restraint or
prohibition  (an   "Injunction")   which  prohibits  the   consummation  of  the
Reorganization, or any of the other transactions contemplated by the Reorganization Agreement.

       In addition, NECB's obligations under the Reorganization Agreement are subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by NECB:

       (a) Each of the obligations of FBWH required to be performed by it at or prior to the Effective Time pursuant to the terms of the Reorganization Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of FBWH contained in the Reorganization Agreement shall be true and correct in all material respects as of the date of the Reorganization Agreement and as of the Effective Time as though made at and as of the Effective Time, and NECB shall have received a certificate to that effect signed by the President and by the Chief Financial Officer of FBWH.

       (b) All actions required to be taken by, or on the part of, FBWH to authorize the execution, delivery and performance of the Reorganization Agreement by FBWH and the consummation of the transactions contemplated by the Reorganization Agreement shall have been duly and validly taken by the FBWH Board and the FBWH shareholders, and NECB shall have received certified copies of the resolutions evidencing such authorization.

       (c) NECB shall have received certificates as of a day as close as practicable to the date of the Effective Time from appropriate authorities as to the good standing of, and of the payment of franchise taxes, if any, in Connecticut by, FBWH.

       (d)   Any and all  permits  and  approvals  of  governmental  bodies  and material consents (including all consents of landlords) and authorizations of other third parties shall have been obtained by FBWH and NECB which are required with respect to and are necessary in connection with (i) the consummation of the Reorganization and the other transactions contemplated by the Reorganization Agreement, (ii) the ownership by the Resulting Bank of all of the properties and assets of FBWH, and (iii) the conduct by the Resulting Bank of the business of FBWH as conducted by FBWH at the Effective Time.

       (e) NECB shall have received an opinion from counsel to FBWH regarding certain legal matters.

       (f) FBWH shall have caused to be delivered to NECB a letter from FBWH's independent public accountants with respect to FBWH, and dated the date of the Closing, and addressed to NECB and FBWH, regarding certain accounting matters.

       (g) FBWH shall have caused to be delivered a letter from tax counsel, in form and substance reasonably satisfactory to NECB.

       (h) Holders of more than 85% of the outstanding shares of FBWH shall not have exercised their statutory appraisal or dissenters' rights.

       (i) Neither NECB nor FBWH shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which would impose limitations on the ability of NEBT to exercise full rights of ownership of the assets or business of FBWH, and no action, suit, proceeding or investigation shall be pending or threatened that is reasonably likely to result in any such order, decree or injunction.

       (j) Except as otherwise provided for in the Reorganization Agreement, any agreement to which FBWH is a party which takes effect upon, or which provides a penalty or payment conditioned upon or related to, a change of control of FBWH shall have been duly terminated with no cost or expense to FBWH, NEBT or NECB.

       (k) The real property leases to which FBWH is a party shall have remained in full force and effect as of the Effective Time and shall not be terminated by reason of the consummation of the Reorganization.

       (l) NECB shall have received, prior to the date of the Reorganization Agreement and updated for inclusion in this Joint Proxy Statement-Prospectus, in form and substance reasonably satisfactory to NECB, an opinion from HAS Associates, Inc., that the terms of the Reorganization are fair to NECB from a financial point of view.

       (m) NECB shall have received rulings from the Internal Revenue Service, or an opinion of counsel for NECB, to the effect that, for federal income tax purposes, (i) the transactions will qualify for treatment as a tax-free reorganization under Section 368 of the Code and (ii) except to the extent of cash consideration received, no gain or loss will be recognized by the shareholders of NECB upon consummation of the Reorganization.

       (n)   NECB shall have received from Shatswell,  MacLeod & Company,  P.C.,
             its   certified   public   accountants,   an   opinion   that   the
             Reorganization will be accounted for as a pooling of interests.

       FBWH's obligations under the Reorganization Agreement are subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by FBWH:

       (a) Each of the obligations of NECB required to be performed by it at or prior to the Effective Time shall have been duly and validly performed and complied with in all material respects and the representations and warranties of NECB contained in the Reorganization Agreement shall be true and correct in all respects as of the date of the Reorganization Agreement and as of the Effective Time as though made at and as of the Effective Time, and FBWH shall have received a certificate to that effect signed by the President and Chief Financial Officer of NECB.

       (b) All actions required to be taken by or on behalf of NECB and NEBT to authorize the execution, delivery and performance of the Reorganization Agreement by NECB and NEBT and the consummation of the transactions contemplated thereby shall have been duly and validly taken by the Boards of Directors of NECB and NEBT and by NECB as sole shareholder of NEBT, and FBWH shall have received certified copies of the resolutions evidencing such authorization.

       (c)   Any and all  permits  and  approvals  of  governmental  bodies  and material consents (including all consents of landlords) and authorizations of other third parties shall have been obtained by FBWH and NECB which are required with respect to and are necessary in connection with (i) the consummation of the Reorganization and the other transactions contemplated by the Reorganization Agreement, (ii) the ownership by the Resulting Bank of all of the properties and assets of FBWH, and (iii) the conduct by the Resulting Bank of the business of FBWH as conducted by FBWH at the Effective Time.

       (d) FBWH shall have received, prior to the date of the Reorganization Agreement and updated for inclusion in this Joint Proxy Statement-Prospectus, in form and substance reasonably satisfactory to FBWH, an opinion from O&Co, that the terms of the Reorganization are fair to FBWH and its shareholders from a financial point of view. In addition, NECB and/or NEBT shall not have taken any action or suffered any expense which causes O&Co to withdraw its fairness opinion prior to closing.

       (e) FBWH shall have received an opinion from counsel to NECB regarding certain legal matters.

       (f) FBWH shall have received rulings from the Internal Revenue Service, or an opinion of counsel, to the effect that, for federal income tax purposes, (i) the transactions will qualify for treatment as a tax-free reorganization under Section 368 of the Code; and (ii) except to the extent of cash consideration received, no gain or loss will be recognized by shareholders of FBWH upon consummation of the Reorganization. FBWH will resolicit its shareholders to approve the Reorganization if (i) it does not receive the aforementioned ruling or opinion because the Reorganization does not qualify for the tax treatment described in the previous sentence, and (ii) it considers the transaction still to be in the best interests of FBWH shareholders."

       No assurance can be provided as to when, or whether, the regulatory consents and approvals necessary to consummate the Reorganization will be obtained or whether all of the other conditions precedent to the Reorganization will be satisfied or waived by the party permitted to do so. See "Regulatory Approvals Required for the Reorganization." If the Reorganization is not effected on or before October 31, 1997, the Reorganization Agreement may be terminated by a vote of a majority of the Board of Directors of either NECB or FBWH, unless the failure to effect the Reorganization by such date is due to the breach of the Reorganization Agreement by the party seeking to terminate the Reorganization Agreement.

REGULATORY APPROVALS REQUIRED FOR THE REORGANIZATION

       The Reorganization is subject to the prior approval of the FDIC under the Bank Merger Act, as amended (the "BMA"), and an application for such approval has been filed with the FDIC. In reviewing the BMA application, the FDIC must take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. In addition, the BMA prohibits the FDIC from approving the Reorganization if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the FDIC finds that the anticompetitive effects of the Reorganization are clearly outweighed by the public interest and the probable effect on the transaction in meeting the convenience and needs of the communities to be served. In addition, under the BMA, the Reorganization may not be consummated until the fifteenth day following the date of FDIC approval of the Reorganization, during which time the United States Department of Justice may challenge the Reorganization on antitrust grounds. The commencement of an antitrust action during the waiting period would stay the effectiveness of such approval unless a court specifically orders.

       Because the Reorganization is subject to the prior approval of the FDIC under the BMA, NECB does not anticipate that it will need to obtain any approval of the Federal Reserve Board to effectuate the Reorganization. A request for confirmation that no Federal Reserve Board approval is required has been filed with the Federal Reserve Bank of Boston.

       The Reorganization also is subject to the approval of the Banking Commissioner pursuant to Section 36a-125 of the Connecticut General Statutes and an application for such approval has been filed with the Banking Commissioner. Under applicable Connecticut law, in considering the Reorganization, the Banking Commissioner is required to determine whether the terms of the Reorganization are reasonable and in accordance with law and sound public policy and whether benefits to the public clearly outweigh possible adverse effects, including, but not limited to, an undue concentration of resources and decreased or unfair competition. The Banking Commissioner shall not approve the Reorganization, however, unless the Banking Commissioner considers whether: (i) the investment and lending policies of the constituent corporations, or the proposed investment and lending policies of each subsidiary bank, are consistent with safe and sound banking practices and will benefit the economy of the state; (ii) the services or proposed services of each subsidiary bank are consistent with safe and sound banking practices and will benefit the economy of the state; (iii) the constituent corporations have sufficient capital to ensure, and agree to ensure, that each subsidiary bank will comply with applicable minimum capital requirements; (iv) the parent corporation has sufficient managerial resources to operate each subsidiary bank in a safe and sound manner; and (v) the proposed acquisition will not substantially lessen competition in the banking industry of the state. The Banking Commissioner shall not approve the Reorganization unless the Banking Commissioner finds, in accordance with applicable regulations, that the subsidiary banks have a record of compliance with the requirements of the Community Reinvestment Act of 1977, 12 U.S.C. ss.2901 et seq., as from time to time amended, Section 36a-34 of the General Statutes of Connecticut, as amended, inclusive, and applicable consumer protection laws; and the subsidiary bank will provide adequate services to meet the banking needs of all community residents, including low income residents and moderate income residents, in accordance with a plan submitted by NECB, NEBT and FBWH in such form and containing such information as the Banking Commissioner may require. The Banking Commissioner shall not approve the Reorganization if it would result in a monopoly, or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in the State of Connecticut or if the Banking Commissioner determines that the effect of the Reorganization may be to substantially lessen competition, or would tend to create a monopoly, or would be in restraint of trade, unless the Banking Commissioner finds that the anti-competitive effects of the Reorganization are clearly outweighed in the public interest by the probable effect of the Reorganization in meeting the convenience and needs of the community to be served.

       Although there can be no assurances that all required regulatory approvals will be received for the Reorganization, NECB and FBWH believe that all required regulatory approvals will be obtained.

       NECB and FBWH are not aware of any other regulatory approvals that are required for consummation of the Reorganization, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, would be obtained.

       The Reorganization will not be consummated unless all of the requisite regulatory approvals for the transactions contemplated by the Reorganization Agreement are obtained. See "Conditions to Consummation of the Reorganization" above.

CONDUCT OF BUSINESS PENDING THE REORGANIZATION

       Pursuant to the Reorganization Agreement, FBWH has agreed that until the Effective Time, FBWH will conduct its business only in the ordinary course and consistent with prudent banking practice, will use all reasonable efforts to preserve FBWH's properties wherever located, and will comply in all material respects with all laws applicable to FBWH or the conduct of its business. FBWH will use all reasonable efforts to preserve its business organization intact, to keep available the present services of its employees, and to preserve the goodwill of its customers and others with whom business relationships exist. In addition, FBWH has agreed that, except as otherwise consented to or approved by a duly authorized officer of NECB or as permitted or required by the Reorganization Agreement, FBWH will not:

       (a)   enter  into  or  amend   certain   contracts   designated   in  the
             Reorganization Agreement;

       (b) change any provision of its Certificate of Incorporation or Bylaws or similar governing documents;

       (c) change the number of issued shares of its capital stock, or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any shares of its capital stock; provided that FBWH may declare, set aside or pay cash dividends per share of FBWH Common Stock at the rate currently paid by FBWH, which rate may be increased to reflect the same percentage rate increase as any increase in the dividend rate paid by NECB from its current dividend rate, provided that in no event may any dividend declared, set aside or paid by FBWH exceed 25% of FBWH's net earnings for the then most recently completed quarter;

       (d) make unsecured loans in excess of $25,000 for any individual loan or in excess of $25,000 in the aggregate to any one borrower, other than renewals in the ordinary course of business and not involving any change in terms;

       (e) make any loan or loans described as Undesirable or Prohibited as designated in the Reorganization Agreement; make any secured loan or loans, other than residential mortgage loans with a loan to value ratio in excess of 80%, except with the prior notice to NECB, in an aggregate amount to any one borrower (including members of his/her immediate family or affiliates of such borrower with an exposure to FBWH in excess of $250,000) in excess of $250,000, except for loans sold to investors and renewals in the ordinary course of business and not involving any change in terms; make any junior mortgage loan in excess of $100,000 behind first mortgages if the resulting loan to value ratio of the combined mortgages would exceed 70% or if prior mortgage loans are in excess of $250,000; make any commercial loan or loans in excess of $250,000 unless fully secured by readily marketable collateral or real estate with a maximum loan to value ratio of 80%; or honor or extend any overdraft in excess of $25,000 unless fully secured by readily marketable collateral;

       (f) make any new loans to any director or employee of FBWH, or any member or affiliate of their respective families other than in the ordinary course of business;

       (g) other than with respect to residential mortgage loans, renew or otherwise reinstate any loan that has been in default for a period of 30 days or more which, when added to any loans outstanding to the families or affiliates of any maker or surety of the defaulted loans (whether or not such other loans are in default) has a balance outstanding in excess of $20,000, except that FBWH may accept payments for the purpose of bringing loans current, so long as there is no amendment or restructuring of the loans;

       (h) offer rates on deposits that are set in deviation from past practice and procedure employed by FBWH or are materially higher than those of its competitors in the local market, or offer loan pricing which is materially different relative to its competitors in the local market;

       (i) hire or retain any new employees, consultants or contractors, or increase the compensation of current employees, consultants or contractors, except that FBWH may hire replacements for current employees who are not officers or managers if such employees cease to be employees of FBWH;

       (j)   make any capital expenditures in excess of $25,000;

       (k) enter into any real property lease or any lease of personal property or extend or modify any existing lease of real or personal property;

       (1) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business, which would be material to FBWH;

       (m) take any action that is intended to or would result in any of its representations and warranties set forth in the Reorganization Agreement being or becoming untrue in any material respect, or in any of the conditions to the Reorganization not being satisfied, or in a violation of any provision of the Reorganization Agreement except, in every case, as may be required by applicable law;

       (n) change its methods of accounting in effect at December 31, 1996, except as required by changes in GAAP or regulatory accounting principles which changes are concurred in by FBWH's independent auditors;

       (o) take or cause to be taken any action which would disqualify the Reorganization as a tax-free reorganization under Section 368 of the Code;

       (p) take or cause to be taken any action which would, or may reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Reorganization;

       (q) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

       (r) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

       (s) file any application to open, relocate or terminate the operations of any banking office;

       (t) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business;

       (u)   purchase or sell loans in bulk;

       (v) foreclose upon or take deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property; and shall not foreclose upon such commercial real estate if such environmental assessment indicates the likely presence of hazardous material;

       (w) terminate the employment of, or decrease in any material respect, the duties, obligations, responsibilities, or position of any senior officer of FBWH; or

       (x)   agree to do any of the foregoing.

       Pursuant to the Reorganization Agreement, NECB has also agreed that until the Effective Time, except as provided in the Reorganization Agreement or with the prior consent of FBWH, NECB and NEBT will carry on their respective businesses in the ordinary course consistent with prudent banking practices and will use all reasonable efforts to preserve intact their present business organizations and relationships. The Reorganization Agreement also provides, among other things, that neither NECB nor any of its subsidiaries will (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the Reorganization Agreement being or becoming untrue in any material respect, or in any of the conditions to the Reorganization not being satisfied, or in a violation of any provision of the Reorganization Agreement, except as may be required by applicable law; (ii) change its methods of accounting in effect on December 31, 1995, subject to certain exceptions; (iii) take or cause to be taken any action that would cause the Reorganization to fail to qualify as a tax-free reorganization under Section 368 of the Code; (iv) take any action that would materially adversely affect or materially delay or otherwise adversely affect the regulatory approvals required to consummate the Reorganization; or (v) agree to do any of the foregoing.

AMENDMENT AND TERMINATION

       AMENDMENT. Prior to the Effective Time, the Reorganization Agreement may be amended by an agreement in writing approved by the NECB Board and the FBWH Board provided that after the approval by the shareholders of NECB or FBWH, the Reorganization Agreement may not be amended to change the Per Share Consideration to be received by shareholders of FBWH.

       TERMINATION. The Reorganization Agreement may be terminated at any time prior to the Effective Time, either before or after its approval by shareholders, as follows: (i) by the mutual consent of NECB and FBWH if the Board of Directors of each so determines; (ii) by either NECB or FBWH upon written notice to the other 90 days after the date on which any request or application for a required regulatory approval is denied or withdrawn at the request of the governmental entity which must grant such approval, unless within such 90-day period a petition for rehearing or an amended application has been filed with the applicable governmental entity (or unless the failure to obtain the necessary regulatory approval is due to the failure of the party seeking to terminate the Reorganization Agreement to perform or observe its covenants and agreements set forth in the Reorganization Agreement); (iii) by either NECB or FBWH if the Reorganization has not been consummated by October 31, 1997, unless the failure to consummate the Reorganization is due to a breach of the Reorganization Agreement by the party seeking to terminate the Reorganization Agreement; (iv) by either NECB or FBWH, if any approval of the shareholders of either party required for consummation of the Reorganization shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders and at any adjournment or postponement thereof; (v) by either NECB or FBWH (provided that the terminating party is not then in material breach of the Reorganization Agreement), if there shall have been a material breach of any of the representations or warranties set forth in the
Reorganization Agreement on the part of the other party, which breach is not cured within 45 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the closing of the Reorganization (the "Closing"); (vi) by NECB or FBWH by reason of the institution by any governmental agency of any litigation or proceeding to restrain or prohibit the consummation of the Reorganization; (vii) by NECB if at the time of such termination the audited financial statements of FBWH for the year ended December 31,1996 disclose a reduction in the capital of FBWH of 5% or more below the levels for that period disclosed in the December 31, 1996 unaudited financial statements (the "Unaudited Financial Statements") previously provided to NECB or if there shall have been a reduction of FBWH's capital of 5% or more below the levels disclosed to NECB in the Unaudited Financial Statements, unless such change shall have resulted from conditions affecting the banking industry generally; (ix) by FBWH if at the time of such termination there shall have been a material adverse change in NECB's financial condition;
(x) by NECB if the results of any regulatory examination indicate any action or actions the net effect of which is likely to result in a reduction of the capital of FBWH of 5% or more below levels disclosed to the NECB in the Unaudited Financial Statements or any other action that is likely to result in a significant restriction on FBWH, its business or operations unless such reduction or restriction has been requested in writing by NECB, unless such change shall have resulted from conditions affecting the banking industry generally; or (xi) by NECB if, in order to obtain any required permit, consent, approval or authorization of any governmental authority having jurisdiction, NECB or the Resulting Bank will be required to agree to, or will be subjected to, a limitation upon its activities following the Effective Time which NECB or NEBT reasonably regards as materially adverse.

       In addition, FBWH may terminate the Reorganization Agreement if the FBWH Board so determines by majority vote of the entire FBWH Board at any time during the two-day period commencing with the date all conditions to the Merger are satisfied (the "Determination Date"), if the Average Price of the NECB Common Stock for the 20 consecutive days ending on the Determination Date (the "Average Price") is less than $12.80 per share. If FBWH elects to terminate the Reorganization Agreement, it is required to give prompt notice to NECB. During the seven-day period following receipt of the notice, NECB may increase the consideration to be incurred by holders of FBWH Common Stock by increasing the Exchange Ratio to equal a number (rounded to four decimals) equal to a quotient, the numerator of which is $12.80 multiplied by the Exchange Ratio and the denominator of which is the Average Price. If NECB elects to increase the Exchange Ratio, the Reorganization Agreement will not terminate. FBWH does not intend to resolicit its shareholders to approve or ratify the Reorganization if NECB increases the Exchange Ratio consistent with the previous sentence. In determining whether to increase the Exchange Ratio, NECB would consider the following two factors: (i) the dilutive effect of issuing additional shares of NECB Common Stock and (ii) the corresponding effect of such issuance on earnings per share.

       NECB believes that all conditions to the Reorganization will occur on or prior to the date of the FBWH Annual Meeting and NECB Special Meeting, so that the Determination Date will occur on such date.

       If either NECB or FBWH terminates the Reorganization Agreement, neither NECB nor FBWH will have any further obligations under the Reorganization Agreement except (i) for certain specified provisions of the Reorganization Agreement relating to confidentiality and expenses and (ii) that no party will be relieved or released from any liabilities or damages arising out of its willful breach of any provisions of the Reorganization Agreement.

EMPLOYEE MATTERS

       NECB will provide the employees of FBWH who are offered employment with NECB or NEBT, and who accept such employment, with benefits comparable to those provided to its own employees in similar positions and with comparable terms of service with NECB or NEBT, as reasonably determined by NECB and NEBT. Certain non-executive employees of FBWH who remain in the employ of FBWH through the Effective Date will be entitled to cash bonuses of up to 15% of their annual salaries.

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION

       Directors and executive officers of FBWH have the following interests in the Reorganization. FBWH directors and executive officers collectively owned, as of January 31, 1997, 462,955 shares of FBWH Common Stock to be exchanged for NECB Common Stock in the Reorganization (assuming a $10.385 FBWH equivalent share price, these shares will have a market value of approximately $4,807,788).

       Under the terms of the Reorganization Agreement, at the Effective Time, NECB will provide for the election for one FBWH director, as selected by NECB, to the Board of Directors of NECB and two FBWH directors, as selected by NECB, to the Board of Directors of the Resulting Bank. The foregoing FBWH directors have not yet been selected. NECB has further agreed to nominate the FBWH director for re-election at the 1998 annual meeting of stockholders of NECB and to elect the two FBWH directors as directors of the Resulting Bank, subject to their continued qualification under NECB's and the Resulting Bank's general criteria for directors.

       FBWH has  entered  into  change  of  control  agreements  with  Dennis T.
Cardello,  President and Chief  Executive  Officer,  Brian J. Hull,  Senior Vice
President and Treasurer, and Horace C. Burton, Senior Vice President and Secretary. Each agreement provides for severance payments to be paid to the executive within 30 days of termination of employment in an amount based on his annual salary if certain events transpire. Those events must include both a change of control and a termination of the executives employment other than for good cause as defined in the agreement or the executive self-termination with good reason, also as defined in the agreement. A change of control is defined as beneficial ownership of 50% or more of the voting power of outstanding securities of FBWH, or a merger or a consolidation or sale of substantially all of FBWH's asset, unless the survivor entity is 50% or more owned by FBWH's shareholders. The Reorganization qualifies as a change of control for these purposes. After the Reorganization is consummated, Mr. Cardello will become head of retail banking for NEBT and Mr. Burton will continue to manage the Small Business Administration lending program. Other management changes will be determined after consummation of the Reorganization.

       As of January 31, 1997, directors and executive officers of FBWH held FBWH stock options for a total of 120,400 shares at exercise prices of $3.50 per share. All such options are vested. Vested stock options will be converted at the Effective Time into a number of shares of NECB Common Stock equal to the aggregate option value for all of the optionee's stock options divided by the Median Pre-Closing Price of NECB Common Stock as defined above under "Effect of the Reorganization". The option value for an option is determined by multiplying the Median Pre-Closing Price of NECB Common Stock by the Exchange Ratio and subtracting the exercise price of the option from the product therefrom.

FEES AND EXPENSES UNDER CERTAIN CIRCUMSTANCES

       NO SOLICITATION OF TRANSACTIONS. FBWH has agreed in the Reorganization Agreement that FBWH shall not solicit, approve or recommend to its shareholders, or undertake or enter into with or without shareholder approval, either as the surviving or disappearing or the acquiring or acquired corporation, any other reorganization, consolidation, assets acquisition, tender offer or other takeover transaction, or furnish or cause to be furnished any information concerning its business, properties or assets to any person or entity (other than NECB) interested in any such transaction (except for directors and executive officers of FBWH and such other persons as may be required by law), and FBWH will not authorize or permit any officer, director, employee, investment banker or other representative, directly or indirectly, to solicit, encourage or support any offer from any person or entity (other than NECB) to acquire substantially all of the assets of FBWH, to acquire 10% or more of the outstanding stock of FBWH, to enter into an agreement to merge with FBWH, or to take any other action that would have substantially the same effect as the foregoing, without the written consent of NECB (any such solicitation, approval, undertaking, authorization, permission or other action referred to in this sentence being sometimes referred to as an "unauthorized action"). If the Reorganization is not consummated in accordance with the terms set forth in the Reorganization Agreement because of any such action or omission by FBWH, FBWH shall on demand pay to NECB the sum of (a) out-of-pocket expenses, including without limitation, reasonable attorney, accountant and investment banker fees and expenses, incurred by NECB in connection with the Reorganization and the transaction provided for the Reorganization Agreement (up to a maximum of $250,000), plus (b) $750,000 as liquidated damages.

       BREACHES OF REPRESENTATIONS AND WARRANTIES. If either FBWH or NECB fails to perform any material covenant or agreement in the Reorganization Agreement, or if any representation or warranty by FBWH or NECB is determined to be materially untrue (the party which fails to perform or who makes the untrue representation or warranty being the "Breaching Party"), and if, at the time of the failure or untrue representation or warranty by the Breaching Party, the other party is not a Breaching Party (the "Non-Breaching Party"), and if the Agreement is thereafter terminated prior to the Effective Time, then the Breaching Party shall on demand pay to the Non-Breaching Party an amount equal to 5% of the Breaching Party's Tier 1 leverage capital (calculated as of the end of the most recently completed fiscal quarter) as liquidated damages; provided, however, that the amount of such liquidated damages shall not exceed $2,000,000 if NECB is the Breaching Party and $1,000,000 if FBWH is the Breaching Party.

       PROHIBITED TRANSACTIONS WITH THIRD PARTIES. In addition, in the event FBWH does not take any unauthorized action, if FBWH shareholders do not approve the Reorganization, and so long as NECB does not breach the Reorganization Agreement, should an agreement to acquire or merge with FBWH be executed on or before February 27, 1998 with an entity that makes an offer during the term of the Reorganization Agreement, FBWH shall pay to NECB upon execution of such agreement the sum of all out-of-pocket expenses (up to a maximum of $250,000) incurred by NECB in connection with the Reorganization and the transactions provided for in the Reorganization Agreement; provided that if the transaction agreed to with such other entity shall not close, NECB shall thereupon promptly repay such amount to FBWH.

ANTICIPATED ACCOUNTING TREATMENT

       It is anticipated that the Reorganization will be treated as a "pooling of interests" for accounting and financial reporting requirements. The Unaudited Pro Forma Condensed Combined Financial Information contained in this Joint Proxy Statement-Prospectus has been prepared using the pooling accounting method to account for the Reorganization. See "Unaudited Pro Forma Condensed Combined Financial Information."

RESALES OF NECB COMMON STOCK RECEIVED IN THE REORGANIZATION

       The shares of NECB Common Stock to be issued in the Reorganization will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any FBWH shareholder who may be deemed to be an "affiliate" of FBWH for purposes of Rule 145 under the Securities Act. Affiliates may not sell their shares of NECB Common Stock acquired in connection with the Reorganization except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. This Joint Proxy Statement-Prospectus does not cover any resales of NECB Common Stock received by persons who may be deemed to be affiliates of FBWH. Persons who may be deemed to be affiliates of FBWH generally include individuals or entities that control, are controlled by or are under common control with FBWH, and may include certain officers and directors as well as principal shareholders of FBWH.

TRADING MARKET FOR NECB COMMON STOCK

       NECB Common Stock is listed on the Nasdaq NM. NECB has agreed to cause the shares of NECB Common Stock to be issued in the Reorganization to be approved for listing on the Nasdaq NM, subject to official notice of issuance, prior to the Effective Time. The obligations of the parties to consummate the Reorganization are subject to approval for listing by the Nasdaq NM of such shares. See "Conditions to the Reorganization."

FEDERAL INCOME TAX CONSEQUENCES

       Neither NECB nor FBWH has requested an advance ruling from the Internal Revenue Service as to the tax consequences of the Reorganization.

       NECB and FBWH have received opinions from Day, Berry & Howard and Tyler Cooper & Alcorn, L.L.P., their respective legal counsels, regarding the material federal income tax consequences of the Reorganization, including certain consequences to shareholders of FBWH who are citizens or residents of the United States and who hold their shares as capital assets. This summary does not discuss every aspect of federal income taxation that may be relevant to a particular FBWH shareholder in light of his or her personal circumstances or to FBWH shareholders subject to special federal income tax treatment such as insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations or foreign persons. In addition, this summary does not address any aspects of state, local, or foreign tax laws that may be relevant to holders of FBWH Common Stock.

       The Reorganization will be treated as a reorganization within the meaning of Section 368(a) of the Code and, accordingly, for federal income tax purposes:

       (1) no gain or loss will be recognized by NECB, NEBT or FBWH as a result of the Reorganization;

       (2) gain, if any, will be recognized by the holders of FBWH Common Stock upon the receipt of NECB Common Stock and cash in exchange for their FBWH Common Stock pursuant to the Reorganization only to the extent of the Cash Portion of the Per Share Consideration received and any cash received in lieu of a fractional share of NECB Common Stock; loss will not be recognized by the shareholders of FBWH as a result of the Reorganization. FBWH shareholders who dissent should consult their own legal and tax advisors;

       (3) the tax basis of the NECB Common Stock received by each holder of FBWH Common Stock will be the same as such holder's basis in his, her or its FBWH Common Stock surrendered in exchange therefor, reduced by the amount of cash received by such holder for the FBWH Common Stock so surrendered and increased by the amount of dividend income and other gain recognized to such shareholder; and

       (4) the holding period for the shares of the NECB Common Stock received by each holder of FBWH Common Stock in the Reorganization will include the period during which such holder held the FBWH Common Stock which he, she or it surrendered in exchange for NECB Common Stock, provided that such shares of FBWH Common Stock were held as capital assets at the Effective Time of the Reorganization.

       Gain recognized to a holder of FBWH Common Stock in the Reorganization should be long-term capital gain if certain "reduction of ownership" tests are met and such shares of FBWH Common Stock have been held as a capital asset for more than one year at the Effective Time of the Reorganization.

       Holders of FBWH Common Stock who receive cash in lieu of fractional share interests of NECB Common Stock will be treated as having received such fraction of any share of NECB Common Stock and then as having received cash in redemption of the fractional share interest, subject to the provisions of Section 302 of the Internal Revenue Code and Rev. Ruling 66-365, 1966-2 C.B. 116.

       The determination of whether cash received in the Reorganization by an FBWH shareholder has the effect of the distribution of a dividend will be made by comparing the proportionate interest of such shareholder after the

Reorganization with the proportionate interest the shareholder would have had if the shareholder had received solely NECB Common Stock in the Reorganization. This comparison is made as though NECB had issued in the Reorganization to such shareholder solely NECB Common Stock, and in a hypothetical redemption under the Rules of Section 302 of the Code considered with all hypothetical redemptions from other FBWH shareholders participating in the Reorganization, NECB had then redeemed such portion of NECB Common Stock with a value, at the time of the Reorganization, equal to the amount of cash the shareholder received. For this purpose, the constructive ownership rules in Section 318 of the Internal Revenue Code apply.

       If the tests under Sections 302(b)(2) of the Code are met, the gain will be characterized as short- or long-term loan gain depending upon the holding period of the FBWH Common Stock and whether the stock has been held as a capital asset.

       The discussion set forth above is based on currently existing provisions of the Code, existing U.S. Treasury regulations thereunder and current administrative rulings and court decisions. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion. FBWH will resolicit its shareholders to approve the Reorganization if (i) it does not receive the aforementioned opinion and the material federal income tax consequences are materially different from those described above and
(ii) it considers the transaction still to be in the best interests of FBWH shareholders.

       HOLDERS OF FBWH COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

DISSENTERS' RIGHTS

       Any FBWH shareholder who objects to the Reorganization Agreement shall have the right to be paid the fair value of all shares of FBWH Common Stock owned by such shareholder in accordance with the provisions of Sections 33-855 to 33-872 of the Connecticut Business Corporation Act (the "CBCA"), a copy of which is set forth in Appendix D to this Joint Proxy Statement-Prospectus. The right to be paid the value of such shares shall be such shareholder's exclusive remedy as holder of such shares with respect to the Reorganization, whether or not such shareholder proceeds as provided in CBCA Sections 33-855 to 33-872.

       Any FBWH shareholder may elect to exercise such right by giving written notice to FBWH of such shareholder's intent to demand payment of such shareholder's shares as provided in CBCA Section 33-861(a) prior to the voting of the FBWH shareholders on the proposal to approve the Reorganization Agreement and must not vote such shares in favor of the proposal.

       If the Reorganization Agreement is approved, any such shareholder so notifying FBWH, provided none of such shareholder's shares shall have been voted in favor thereof, may require FBWH to purchase such shareholder's shares at fair value. As provided in CBCA Section 33-862, FBWH shall send a dissenters' notice to shareholders who have complied with CBCA Section 33-861 no later than ten days after the consummation of the Reorganization. The dissenters' notice sent by FBWH shall state where the demand for payment must be sent and where and when certificates for certificated shares must be deposited; inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the Reorganization Agreement; and require that each shareholder asserting dissenters' rights certify whether or not such shareholder acquired beneficial ownership of the shares before that date. Finally, FBWH shall set a date by which FBWH must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date that the written dissenters' notice is delivered by FBWH, and FBWH shall ensure that each such dissenters' notice is accompanied by a copy of CBCA Sections 33-855 to 33-872.

       After a FBWH shareholder receives such written dissenters' notice by FBWH, such shareholder must demand payment for such shareholder's shares and certify whether such shareholder acquired beneficial ownership of such shares prior to the date of the first announcement to the news media or to shareholders of the terms of the Reorganization Agreement in accordance with the terms of the dissenters' notice, as provided in CBCA Section 33-863(a). Such shareholder who demands payment shall also be required to submit the certificate or certificates representing such shareholder's shares to FBWH in accordance with the terms of the dissenters' notice. Such shareholder's failure to demand payment or deposit his share certificates shall terminate such shareholder's rights under CBCA Sections 33-855 to 33-872.

       If a FBWH shareholder makes such demand for payment and submits such share certificates to FBWH, such shareholder shall retain all other rights of a FBWH shareholder until these rights are canceled or modified by the consummation of the Reorganization as provided in CBCA Section 33-863(b). Any shareholder failing to make such demand as described above shall be bound by the terms of the Reorganization Agreement if it is approved.

       Pursuant to CBCA Section 33-864, FBWH is further entitled to restrict the transfer of uncertificated shares from the date the demand for payment by such shareholders is received until FBWH either consummates the Reorganization or fails to do so within 60 days after the date set for demanding payment and depositing share certificates. A FBWH shareholder who has asserted dissenters' rights as to uncertificated securities retains all rights (other than the foregoing potential restriction on transfer) of a FBWH shareholder until such rights are canceled or modified by the consummation of the Reorganization.

       After FBWH either receives such demand for payment by a FBWH shareholder, or upon consummation of the Reorganization, FBWH shall pay each shareholder who makes a proper demand for payment pursuant to CBCA Section 33-863 the amount FBWH estimates to be the fair value of such shareholder's shares, plus accrued interest as provided in CBCA Section 33-865(a). The payment by FBWH to such shareholder shall be accompanied by: FBWH's balance sheet as of the fiscal year ending not more than 16 months before the date of payment; an income statement for that year; a statement of changes in shareholders' equity for that year; and the latest available interim financial statements, if any; a statement of FBWH's estimate of the fair value of the shares; an explanation of how the interest was calculated; a statement of the dissenting shareholder's right to demand payment under CBCA Section 33-860; and a copy of CBCA Sections 33-855 to 33-872.

       Pursuant to CBCA Section 33-866, if the Reorganization is not consummated within 60 days after the date set for such shareholders' demand for payment and deposit of share certificates, FBWH shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If the Reorganization is consummated after the deposited certificates have been returned and the transfer restrictions have been released, FBWH shall send a new dissenters' notice under CBCA Section 33-862 and repeat the payment demand procedure.

       FBWH may elect to withhold payment to a shareholder who makes a demand for payment pursuant to CBCA Section 33-863 if such shareholder was not the beneficial owner of such shares before the date set forth in the dissenters'
notice as the date of the first announcement to the news media or to shareholders of the terms of the Reorganization Agreement. Pursuant to CBCA
Section 33-867(b), if FBWH elects to withhold payment to such shareholder and the Reorganization is consummated, FBWH shall estimate the fair value of such shareholder's, shares, plus accrued interest, and shall pay this amount to such shareholder if such shareholder agrees to accept such payment in full satisfaction of such shareholder's demand. FBWH's offer to such shareholder shall be accompanied by a statement of FBWH's estimate of the fair value of such shares, an explanation of how the interest was calculated and a statement of such shareholder's right to demand payment under CBCA Section 33-868.

       Pursuant to CBCA Section 33-868, a dissenting FBWH shareholder may notify FBWH in writing of such shareholder's own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment by FBWH under CBCA Section 33-865, or may reject FBWH's offer to purchase such shareholder's shares, and demand payment for the fair value of such shareholder's shares and interest owing, if: such shareholder believes that the amount paid under CBCA Section 33-865 or offered under CBCA Section 33-867 is less than the fair value of such shareholder's shares or that the interest due is incorrectly calculated; FBWH fails to make payment under CBCA Section 33-865 within 60 days after the date set for such shareholder's demand for payment; or if the Reorganization is not consummated, and FBWH fails to return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for such shareholder's demand for payment. Such dissenting FBWH shareholder must make a demand for payment pursuant to CBCA Section 33-868(a) within 30 days after FBWH makes or offers payment for such shareholder's shares.

       If a FBWH's shareholder's demand for payment under CBCA Section 33-868 remains unsettled, FBWH shall commence a proceeding within 60 days after receipt of such shareholder's demand for payment and file a petition in the Hartford, Connecticut Superior Court or before any judge thereof, requesting that the fair value of the shares of such shareholder and the accrued interest thereon be found and determined as provided in CBCA Section 33-871(a). If FBWH fails to timely commence such proceeding, FBWH shall pay each dissenting shareholder whose demand remains unsettled the amount demanded. All shareholders making such demand for payment as described above, whose demands remain unsettled, wherever residing, shall be made parties to the proceeding. A copy of the petition shall be served on each such shareholder who is a resident of Connecticut. Non-resident dissenting shareholders may be served by registered or certified mail or by publication as provided by law. The jurisdiction of the court shall be exclusive. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or an amendment thereof. Each FBWH shareholder made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of such shareholders' shares, plus interest, exceeds the amount paid by FBWH, or for the fair value, plus accrued interest, of the after-acquired shares of such shareholders for which FBWH elected to withhold payment under CBCA Section 33-867. The costs and expenses, including the reasonable compensation and expenses of court-appointment appraisers, of any such proceeding shall be determined by the court and shall be assessed against FBWH, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all shareholders who are parties to the proceeding to whom FBWH has made an offer to pay for the shares if the court finds that the action of such shareholders was arbitrary or vexatious or not in good faith in demanding payment under CBCA
Section 33-868. Such expenses also may include the fees and expenses of counsel and experts employed by any party, and be entered against (a) FBWH in favor of any or all dissenting shareholders who are parties to the proceeding if FBWH failed to substantially comply with the requirements of CBCA Sections 33-860 to 33-868, inclusive, or (b) either FBWH or a dissenter, in favor of any other party, if the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to rights provided by CBCA Sections 33-855 to 33-872, inclusive. If the court finds that the services of counsel for any shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that such fees should not be assessed against FBWH, the court may find that such fees should be paid out of the amounts awarded to the dissenting shareholders who were benefitted.

       The foregoing is only a summary of the rights of an objecting holder of FBWH Common Stock. Any holder of FBWH Common Stock who intends to object to the Reorganization Agreement should carefully review the text of the applicable provisions of the CBCA set forth in Appendix D to this Joint Proxy Statement-Prospectus and should also consult with such holder's attorney. The failure of a holder of FBWH Common Stock to follow precisely the procedures summarized above and set forth in Appendix D may result in loss of dissenters' rights. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to holders of FBWH Common Stock, except as otherwise required by law.

       In general, any objecting shareholder who perfects such holder's right to be paid the fair value of such holder's FBWH Common Stock in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of such cash. (See "THE REORGANIZATION AGREEMENT--Federal Income Tax Consequences.")

                           INFORMATION REGARDING NECB

GENERAL

       NECB, formerly known as Olde Windsor Bancorp, Inc., is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. NECB was organized under the laws of Delaware in 1984 and directly owns both NEBT and EQBK (together the "Subsidiaries"), both Connecticut-chartered commercial banks.

       NECB has built its community banking network through both internal growth and acquisitions. In 1985, NECB was formed by the shareholders of Windsor Bank and Trust Company ("Windsor Bank") a Connecticut-chartered bank and trust company. NECB subsequently acquired all of the capital stock and became the sole shareholder of Windsor Bank. In 1986, NECB acquired a second bank subsidiary, NEBT. In 1988, the two subsidiaries were combined retaining the NEBT name. In 1995, NECB created a second banking subsidiary when it acquired all of the outstanding common stock of EQBK, which was founded in 1987. In 1996, the Company acquired all the outstanding common stock of Manchester State Bank ("MSB"), which was merged with and into NEBT. Both the EQBK and MSB transactions were accounted for as purchases and, as such, prior year comparative data contained herein was not revised to include information about either entity.

       NECB currently maintains its executive offices in Windsor, Connecticut. At December 31, 1996, the Subsidiaries operated out of 13 offices located primarily in north central Connecticut. In November 1995, NECB purchased an 18,000 square foot building in East Hartford, Connecticut to house the Company's data processing and other support operations.

       At March 31, 1997 and December 31, 1996, NECB through its Subsidiaries had deposits of $373,382,000 and $386,897,000, respectively, net loans of $281,714,000 and $283,482,000, respectively, and total assets of $428,079,000 and $433,159,000, respectively. As of March 12, 1997, NECB ranked 20th among all banks and thrifts in Connecticut in terms of total deposits--reflecting pending acquisitions (source: SNL Securities).

BUSINESS

       The strategy of NECB is to operate its Subsidiaries as community-oriented banking institutions dedicated to providing personalized service. NECB believes that its maintenance of professional, personalized service has resulted in its ability to obtain and service many of the small-to medium-sized desirable commercial credits in its market area. As part of its growth strategy, NECB intends to continue to provide personalized banking services whether expansion occurs through internal growth, de novo expansion, reorganization or acquisition. As indicated above, the Company's profitability and its financial condition may be significantly impacted by the continuing implementation of its acquisition strategy and by the consummation of its recent and/or pending acquisitions.

       The Subsidiaries are full service commercial banks and offer the services generally performed by commercial banks of similar size and character, including checking, savings, and time deposit accounts, 24-hour telephone banking, cash management services, safe deposit boxes, secured and unsecured personal and commercial loans, residential and commercial real estate loans and letters of credit. The Subsidiaries' deposit accounts are competitive in the current environment and include money market accounts and a variety of interest and noninterest-bearing transaction accounts. NECB provides these services to a diverse range of customers and neither institution relies on any one depositor for a significant percentage of deposits made in their respective institutions. Management believes that the business of each institution will continue to be broadly based and will not depend on the business of one or a few customers, the loss of any or all of which would materially and adversely affect its business.

       The lending policy of NECB's subsidiary banks is designed to correspond with its mission of remaining a community-oriented bank. The loan policy sets forth accountability for lending functions in addition to standardizing the underwriting, credit and documentation procedures. The typical loan customer is an individual or small business which has a deposit relationship. NECB, through its subsidiary banks, strives to provide an appropriate mix in its loan portfolios of commercial loans and loans to individual consumers.

       The largest sector of consumer lending has traditionally been mortgage loans secured by single-family residential properties. This includes both first and second mortgages. Second mortgages consist of equity lines of credit and closed-end loans, such as home improvement and construction loans. Historically, single-family mortgage loans are considered to involve the least risk to a lending institution. Applications for mortgage loans are received primarily through the branch office network. NEBT and EQBK will lend up to 95% of the value of the collateral. On loans in excess of 80% of the value of collateral, borrowers are required to obtain mortgage insurance covering the portion over 80%. Interest rates charged for mortgage loans are primarily set according to secondary market conditions, and terms generally follow the underwriting requirements of the FHLMC in the granting of residential mortgage loans and sells residential mortgage loans to the agency when market conditions permit. The sale of fixed rate mortgage loans in the secondary market provides liquidity to make additional loans, revenues for servicing the sold loans, and premiums and discounts to par upon the sale of such loans.

       NEBT and EQBK originate a variety of other consumer loans such as short-term demand loans, automobile and boat loans and student loans. Consumer loans are made both on an unsecured basis and a secured basis. Interest rates charged on consumer loans are primarily determined by competitive loan rates offered in their lending areas. The primary risk in such loans is the borrower's ability to repay. Such loans are typically made for small amounts, which provides for risk diversification.

       The portfolio of commercial loans of NEBT and EQBK includes various products. NEBT's target market with respect to commercial lending consists of small businesses with annual sales up to eight million dollars. Commercial mortgages are granted on owner occupied and investment properties up to 75% of the lesser of the cost or appraised value of the property. Short-term business loans are made on a demand basis to finance various cash needs of customers. Construction and land development financing is available to qualified borrowers for development of sub-divisions or single-family residences. Financing for capital expenditures, such as equipment, is provided on an amortizing basis for terms up to five years. NEBT and EQBK offer revolving credit lines and commercial letters of credit primarily used for performance bonding.

       NEBT's and EQBK's deposits are insured by the FDIC and are primarily invested in investment securities and loans to borrowers within the NEBT's and EQBK's respective market area. A variety of loan products are available to potential borrowers including secured and unsecured loans, inventory financing, term loans, interim construction financing, mortgage loans and home equity loans. NEBT is an approved Federal Home Loan Mortgage Corporation ("FHLMC") lender, thereby allowing it to make mortgage loans, sell such loans in the secondary market and retain the servicing rights to these loans.

       Both subsidiaries are members of the Federal Home Loan Bank ("FHLB") through the Federal Home Loan Bank of Boston. The FHLB encourages and supports residential mortgage lending by allowing member banks to borrow money long-term at favored rates based on certain lending ratios and the ownership of shares in the FHLB.

       Fee income is generated through traditional deposit related services such as checking account charges, overdraft fees, stop payment and returned item fees. Twelve of NEBT's eighteen automated teller machines ("ATMs"), which also generate fee income, are located at NEBT's offices. Two ATMs are located within the terminal areas at Bradley International Airport in Windsor Locks, Connecticut and four are installed in retail stores throughout its market area. The ATMs at branch locations are primarily for efficient utilization of branch personnel resources and customer convenience, while machines located away from NEBT premises are primarily utilized by non-customers and provide NEBT with greater revenues than do the ATMs located at branch locations. The servicing of mortgage loans sold to the FHLMC and the rental of safe deposit boxes to customers also provide revenues.

       NECB and its Subsidiaries had 185 full-time equivalent employees as of December 31, 1996, compared to 115 employees at the end of 1995. Employees are not represented by a collective bargaining unit and the relationships with employees of the Company are considered to be good.

COMPETITION AND GENERAL BUSINESS CONDITIONS

       The banking business in Connecticut is intensely competitive. During the past several years the focus of the industry has shifted from improvement in asset quality and expense reduction to growth in market share. Connecticut-based financial institutions had been adversely affected by the economic downturn and devaluation of real estate. Many of the banks in Connecticut and the region had spent much of the early 1990's strengthening their balance sheets in order to either position themselves for future opportunities or, in some cases, simply to survive. While this created an attractive opportunity for expansion for well-capitalized institutions, many banks have not maintained a capital cushion adequate enough to pursue these opportunities. Accordingly, the total number of competitors within the market has been decreasing. However, NECB has come into competition with new banks as a result of the erosion of the previous barriers to interstate banking.

       Recently adopted Federal legislation permits banks to establish branches across state lines. In light of this change in the law, it will be possible for large super-regional organizations to enter many new markets including the market served by NEBT and EQBK. Certain of these competitors, by virtue of their size and resources, may enjoy certain efficiencies and competitive advantages over NEBT and EQBK in the pricing, delivery, and marketing of their products and services.

       There are approximately 28 commercial banks throughout Connecticut. In addition, large out-of-state banks compete for the business of Connecticut residents and businesses located in NECB's primary market. A number of other depository institutions compete for the business of individuals and commercial enterprises in Connecticut including savings banks, savings and loan associations, brokerage houses, financial subsidiaries of other industries and credit unions. Other financial institutions, such as mutual funds, consumer finance companies, factoring companies, and insurance companies, also compete with NECB for both loans and deposits. Competition for depositors' funds and for creditworthy loan customers is intense. Competition among financial institutions is based upon interest rates and other credit and service charges, the quality of services rendered, the convenience of banking facilities and in the case of loans to larger commercial borrowers, relative lending limits. As in the past, NECB's future earnings will be affected by changes in the prevailing interest rates, as well as other financial market developments and regulatory controls beyond the control of NECB's Management.

       During the 1990s, the Connecticut banking industry has become more concentrated with over 30 banks ceasing operations as a result of reorganization or failure. Increasingly, the industry consists of a few very large, regional or super-regional institutions, and a number of smaller community-based banks whose success depends upon providing customer focused, responsive products and services.

       The continued growth of super-regional institutions and the potential for large out-of-area banking organizations to enter the local banking market may create significant opportunities for efficiently operated, service-oriented, community-based banking organizations. NECB is optimistic regarding the opportunities available to prudent, well capitalized community-based banks to serve successfully and profitably the banking needs of their constituents.

       NECB believes that to be successful, community banks must be able to offer their customers competitive products and services of their own initiation or through strategic alliances and contractual relationships with third parties. While offering desired products and services is important in attracting and maintaining customer relationships, the delivery of such products in a convenient, friendly, professional and responsive manner is essential to the success of a community bank. NECB's management team and staff continue to strive to meet the needs of customers and the community with innovative products and friendly, responsive service at convenient locations.

       Despite this competition with institutions commanding greater financial resources, neither of the Subsidiaries' supply of funds has imposed any substantial impediment to its normal lending functions. While each of the banks is limited to making commercial loans to a single borrower in an amount not to exceed fifteen percent of its capital and has a "house limit" significantly below that level, the banks have, on occasion, arranged for participation by other banks in larger loan accommodations.

       NECB operates banks which are community-oriented with a commitment to customer service, sound community relations and professional excellence. The target market of NEBT and EQBK consists of individual consumers and locally based businesses. Emphasis is placed upon "relationship banking" as NECB's banks strive to provide the majority (if not all) of their clients' borrowing and deposit needs. NEBT's primary market area is located in north central
Connecticut. The primary market area of EQBK consists of the Towns of Wethersfield and Rocky Hill. The area of Hartford south of Park Street forms the secondary market of EQBK.

       Each of the Subsidiaries has focused on becoming an integral part of the communities it serves. Officers and employees are trained to meet the needs of their customers and emphasis is placed on addressing the needs of the local communities served.

REGULATORY MATTERS

       Legislation adopted in recent years has substantially increased the regulation of banks and bank holding companies. Virtually every aspect of the business of banking is subject to regulation with respect to such matters as the amount of reserves that must be established against various deposits, the establishment of branches, reorganization, non-banking activities and other operations. Numerous laws and regulations also set forth special restrictions and procedural requirements with respect to the extension of credit, credit practices, the disclosure of credit terms and discrimination in credit transactions.

       The descriptions of the statutory provisions and regulations applicable to banks and bank holding companies set forth below do not purport to be a complete description of such statutes and regulations and their effects upon NECB or its Subsidiaries. Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies. The likelihood and timing of any changes and the impact such changes might have on NECB and/or its Subsidiaries are difficult to determine.

       There are a variety of statutory and regulatory restrictions governing the activities of NECB and its Subsidiaries. They include:

       CAPITAL ADEQUACY GUIDELINES AND DEPOSIT INSURANCE. The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which became law in December of 1991, required each federal banking agency to revise its risk-based capital standards to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of non-traditional activities. In addition, pursuant to FDICIA, each federal banking agency has promulgated regulations, specifying the levels at which a financial institution would be considered "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized" or "critically undercapitalized", and to take certain mandatory and discretionary supervisory actions based on the capital level of the institution.

       Bank holding companies must comply with the Federal Reserve Board's ("FRB") risk-based capital guidelines. Under the guidelines, risk weighted assets are calculated by assigning assets and certain off-balance sheet items to broad risk categories. The total dollar value of each category is then weighted by the level of risk associated with that category. A minimum risk-based capital to risk based assets ratio of 8.00% must be attained. At least one-half of an institution's total risk based capital must consist of Tier 1 capital, and the balance may consist of Tier 2, or supplemental, capital. Tier 1 capital consists primarily of common shareholders' equity along with preferred or convertible preferred stock, minus goodwill. Tier 2 capital consists of an institution's allowance for loan losses, subject to limitation, hybrid capital instruments and certain subordinated debt. The allowance for loan losses which is considered Tier 2 capital is limited to l.25% of an institution's risk-based assets. As of December 31, 1996, NECB's total risk-based capital ratio was 13.5%. The risk-based Tier 1 capital ratio was 12.2% and the leverage capital ratio was 8.5%. All ratios exceed the requirements under these regulations.

       In addition, the Federal Reserve Board has promulgated a leverage capital standard, with which bank holding companies must comply. Bank holding companies must maintain a minimum Tier l capital to total assets ratio of 3%. However, institutions which are not among the most highly rated by federal regulators must maintain a ratio 100 to 200 basis points above the 3% minimum. As of December 31, 1996, NECB had a leverage capital ratio of 8.5%.

       See also "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF NECB--Capital" for additional discussion.

       The FDIC, through the Bank Insurance Fund ("BIF"), insures NEBT's and EQBK's deposit accounts in amounts up to $100,000 for each insured depositor. NEBT and EQBK, as Connecticut-chartered, FDIC-insured banks, are regulated by the FDIC in many of the areas also regulated by the Connecticut Banking Commissioner. The FDIC also conducts its own periodic examinations of NEBT and EQBK, and each institution is required to submit financial and other reports to the FDIC on a quarterly and annual basis, or as otherwise required by the FDIC.

       FDICIA also required that the FDIC insurance assessments move from flat-rate premiums to a system of risk-based premium assessments, in order to recapitalize the BIF at a reserve ratio specified in FDICIA. In August 1995, the FDIC, in anticipation of BIF's imminent achievement of a required 1.25% reserve ratio, reduced the deposit insurance premium rates paid on BIF-insured banks from a range of $.23 to $.31 per $100 of deposits to a range of $.04 to $.31 per $100 of deposits. The new rate schedule for the BIF was made effective June 1, 1995. The FDIC refunded to BIF-insured institutions the excess premiums they had paid for the period beginning on June 1, 1995. On November 14, 1995, the FDIC voted to reduce annual assessments for the semi-annual period beginning January 1, 1996 to the legal minimum of $2,000 for BIF-insured institutions, except for institutions that are not well capitalized and are assigned to higher supervisory risk categories.

       The provisions of FDICIA and the risk-based insurance assessment have had the effect of reducing deposit premiums paid by the Subsidiaries since each Subsidiary qualifies for the lowest assessment rate.

       FDIC insurance of deposits may be terminated by the FDIC, after notice and a hearing, upon a finding by the FDIC that the insured institution has engaged in unsafe or unsound practices, or is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, or order of, or condition imposed by, the FDIC. A bank's failure to meet the minimum capital and risk-based capital guidelines set forth above would be considered to be unsafe and unsound banking practices.

       NEBT and EQBK are also subject to FRB regulations regarding the maintenance of reserves. Under such regulations, NEBT and EQBK must maintain reserves against their transaction accounts and non-personal time deposits.

       RESTRICTIONS ON DIVIDEND PAYMENTS. The holders of NECB Common Stock are entitled to receive dividends, when, as and if declared by the Board of Directors of NECB out of funds legally available, subject to the preferential dividend rights of any preferred stock that may be outstanding from time to time.

       The only statutory limitation restricting the payment of dividends is that such dividends may not be paid when NECB is insolvent. Because funds for the payment of dividends by NECB come primarily from the earnings of NECB's Subsidiaries, as a practical matter, restrictions on the ability of NEBT and EQBK to pay dividends act as restrictions on the amount of funds available for the payment of dividends by NECB.

       NECB is also subject to FRB policies which may, in certain circumstances, limit its ability to pay dividends. The FRB policies require, among other things, that a bank holding company maintain a minimum capital base. The FRB would most likely seek to prohibit any dividend payment which would reduce a holding company's capital below these minimum amounts.

       RESTRICTIONS ON TRANSACTIONS BETWEEN NECB AND THE SUBSIDIARY BANKS. The Banking Affiliates Act of 1982, as amended, severely restricts loans and extensions of credit by the subsidiaries to NECB and NECB affiliates (except affiliates which are banks). In general, such loans must be secured by collateral having a market value ranging from 100% to 130% of the loan, depending upon the type of collateral. Furthermore, the aggregate of all loans from the Subsidiaries to NECB and its affiliates may not exceed 20% of that Subsidiary's capital stock and surplus and, singly to NECB or any affiliate, may not exceed 10% of the Bank's capital stock and surplus. Similarly, the Banking Affiliates Act of 1982 also restricts the Bank in the purchase of securities issued by, the acceptance from affiliates of loan collateral consisting of securities issued by, the purchase of assets from, and the issuance of a guarantee or standby letter-of-credit on behalf of, NECB or any of its affiliates.

       HOLDING COMPANY SUPERVISION. NECB is a bank holding company registered pursuant to the provisions of the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"), and consequently is subject to regulation and examination by the FRB. Bank holding companies are required to file annually with the FRB a report of their operations and they and their subsidiaries are subject to examination by the Board of Governors of the Federal Reserve System.

       The Holding Company Act also requires prior approval by the FRB before a bank holding company (i) merges or consolidates with another bank holding company, (ii) acquires, directly or indirectly, ownership or control of voting shares of a bank if after such acquisition it would own or control directly or indirectly more than five percent of the voting stock of such bank, except where 50 percent or more is already owned, or (iii) acquires substantially all of the assets of any bank.

       The Holding Company Act further provides that the FRB shall not approve any acquisition, reorganization or consolidation which would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States. Further, the FRB may not approve any other proposed acquisition, reorganization or consolidation, the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or which in any other manner would be in restraint of trade, unless the anti-competitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served.

       A bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or sale of any property or services. Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the Federal Reserve Act on any extension of credit to the bank holding company or any of its subsidiaries, or investments in the stock or other securities thereof, and on the taking of such stock or securities as collateral for loans to any borrower.

       In general, the Federal Reserve Board, under its regulations and the Bank Holding Company Act, regulates the activities of bank holding companies and non-bank subsidiaries of banks. The regulation of the activities of banks, including bank subsidiaries of bank holding companies, generally has been left to the authority of the supervisory government agency, which for the Bank is the FDIC and the Connecticut Department of Banking (the "Department").

       INTERSTATE BANKING AUTHORITY. The Riegle-Neale Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking and Branching Act") passed by Congress and signed into law on September 29, 1994, significantly changed interstate banking rules. Pursuant to the Interstate Banking and Branching Act, a bank holding company is able to acquire banks in states other than its home state beginning September 29, 1995, regardless of applicable state law.

       The Interstate Banking and Branching Act also authorizes banks to merge across state lines, thereby creating interstate branches, beginning June 1997. Under such legislation, each state has the opportunity either to "opt out" of this provision, thereby prohibiting interstate branching in such states, or to "opt in" at an earlier time, thereby allowing interstate branching within that state prior to June 1, 1997. Furthermore, a state may "opt in" with respect to de novo branching, thereby permitting a bank to open new branches in a state in which the bank does not already have a branch. Without de novo branching, an out-of-state bank can enter the state only by acquiring an existing bank.

       In addition, in 1995, the Connecticut General Assembly revised its Interstate Banking Act to "opt-in" to full interstate banking and branching. It is likely that such legislative authority will increase the number or the size of financial institutions competing with NEBT and EQBK for deposits and loans in its market place, although it is impossible to predict the effect upon competition of such legislation.

       CROSS GUARANTEE PROVISIONS AND SOURCE OF STRENGTH DOCTRINE. Under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with the default of a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions, including a failure to meet minimum capital requirements, indicative that a "default" is likely to occur in the absence of regulatory assistance. These provisions have commonly been referred to as FIRREA's "cross guarantee" provisions. Further, under FIRREA the failure to meet capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC.

       According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support.

       CONNECTICUT REGULATION. As state-chartered banks and members of the FDIC, NEBT and EQBK are subject to regulation both by the Department and by the FDIC. Applicable laws and the regulations impose restrictions and requirements in many areas, including interest rates on selected instruments, capital requirements, maintenance of reserves, establishment of new branch offices, making of loans and investments, consumer protection, employment practices and other matters. Any new regulations or amendments to existing regulations may materially affect the services offered, expenses incurred and/or income generated by the subsidiaries.

       The Department regulates NEBT's and EQBK's internal organization as well as their deposit, lending and investment activities. The approval of the Connecticut Banking Commissioner is required, among other things, to open branch offices and to consummate merger transactions and other business combinations. The Department conducts periodic examinations of NEBT and EQBK. The Connecticut banking statutes also restrict the ability of NEBT and EQBK to declare cash dividends to their sole shareholder, NECB.

       Subject to certain limited exceptions, loans made to any one obligor may not exceed 15% of a bank's capital, surplus, undivided profits and loan reserves.

       Connecticut banks and bank holding companies, with the approval of the Connecticut Banking Commissioner, are permitted to engage in stock acquisitions of banks and bank holding companies in other states with reciprocal legislation. Several interstate mergers involving large Connecticut banks with offices in NEBT's and EQBK's service area and banks headquartered in other states have been completed which have resulted in increased competition for NEBT and EQBK. In addition, under Connecticut law, the beneficial ownership of more than 10% of any class of voting securities of a bank or bank holding company may not be acquired by any person or groups of persons acting in concert without the approval of the Connecticut Banking Commissioner.

       FDIC REGULATION. As FDIC-insured banks, the Subsidiaries also are subject to the regulation and supervision of the FDIC. FDIC regulations include many of the areas regulated by state law. The Community Reinvestment Act ("CRA") requires lenders to identify the communities served by the institution's offices and to identify the types of credit the institution is prepared to extend within such communities. The FDIC conducts examinations of insured institutions' CRA compliance and rates such institutions as "Outstanding", "Satisfactory", "Needs to Improve" and "Substantial Noncompliance." As of their last CRA examinations, NEBT received a rating of "Outstanding" and EQBK received a rating of "Satisfactory". Failure to receive at least a "Satisfactory" rating may inhibit an institution from undertaking certain activities, including acquisitions of other financial institutions, which require regulatory approval based, in part, on CRA compliance considerations.

PROPERTIES

       NECB  is  the  owner  of  an   operations   center   in  East   Hartford,
Connecticut--located at 20 Founders Plaza, East Hartford, Connecticut. The 18,000 square foot facility houses the data and item processing and customer service functions and is adequate to support the foreseeable processing and support needs of NECB.

       NEBT's designated main office is located at Old Windsor Mall, Windsor, Connecticut. In addition to the designated main office in Windsor, NEBT has branches in Canton, East Windsor, Ellington, Enfield, Manchester (3), Somers, Suffield and West Hartford. EQBK's sole office is located in Wethersfield.

       During the year ended December 31, 1996, the aggregate rental expenses paid by NECB for all its office properties was approximately $336,000. All properties are considered to be in good condition and adequate for the purposes for which they are used.

LEGAL PROCEEDINGS

       There are no pending material adverse legal proceedings other than ordinary routine litigation incidental to normal business to which NECB, NEBT or EQBK is a party or to which any of their properties are subject. In connection with the consummation of its acquisition of EQBK, certain shareholders of EQBK gave notice of their intention to exercise their dissenters' rights and receive cash rather than stock in NECB. The arbitration process concluded in January 1997 with the Company making payment to the dissenters for the amount it had reserved for such payment.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF NECB

       The following is Management's discussion of the financial condition and results of operations on a consolidated basis for the three years ended December 31, 1996, 1995 and 1994 and for the three months ended March 31, 1997 and 1996, respectively, of NECB. The consolidated financial statements of NECB include the accounts of NECB and its wholly-owned subsidiaries, NEBT and EQBK which became a subsidiary of NECB on November 30, 1995. Management's discussion should be read in conjunction with the consolidated financial statements and the related notes of NECB presented elsewhere herein.

OVERVIEW

       NECB reported net income for 1996 of $4,262,000 or $1.26 per share. This represents a 115% increase over the $1,980,000 earned in 1995. On an earnings per share basis, 1996 increased 38% over the $0.91 earnings per share for 1995. The earnings and earnings per share for 1995 represented an 80% and 11% improvement, respectively, over the $1,103,000 or $0.82 per share earned in 1994. Growth in net income and earnings per share during 1996 primarily reflects the impact of NECB's merger with The Equity Bank and the acquisition of Manchester State Bank ("MSB") (together the "acquisitions") coupled with a strong net interest margin. Both transactions were accounted for as purchases and, as such, prior year comparative data were not restated to include information about either entity.

       For the quarter ended March 31, 1997 NECB reported net income of $1,192,000 or $0.33 per share. This represents a 29% increase over the $923,000 earned in the first quarter of 1996. On an earnings per share basis, 1997 increased 10% over the $0.30 earnings per share for 1996. Growth in net income and earnings per share during 1997 primarily reflects the additional revenue and savings achieved in conjunction with NECB's acquisition of MSB.

       Returns on average assets for 1996, 1995 and 1994 were 1.14%, 0.91% and 0.56%, respectively, while returns on average equity were 12.28%, 9.61% and 8.34%. Returns on average assets and average equity for the quarters ending March 31, 1997 and 1996 were 1.14% and 11.84%, compared to 1.12% and 11.99% for the same period a year earlier. These widely-used performance benchmarks are illustrative of NECB's improving performance during the last three years.

       Net interest income on a fully taxable-equivalent basis totaled $18,655,000 for 1996 compared to $10,685,000 in 1995. The net interest margin for 1996 was 5.34% versus 5.28% in 1995. Through the first three months of 1997, net interest income on a fully taxable-equivalent basis totaled $5,291,000 compared to $4,289,000 in 1996. In the first quarter of 1997, the net interest margin was 5.47% versus 5.55% for the same period in 1996. In both 1996 and the first quarter of 1997, the increase in net interest income is largely due to the acquisitions together with an improved mix of interest-earning assets and interest-bearing liabilities.

       The provision for possible loan losses was $1,854,000 in 1996 compared to $700,000 in 1995. For the first quarter of 1997 provisions for possible loan losses amounted to $243,000 compared to $532,000 in 1996. The provision recorded in 1996 primarily related to the growth experienced in conjunction with the acquisition of EQBK which was completed on November 30, 1995.

       Noninterest income increased to $2,378,000 in 1996 from $1,692,000 in 1995. The increase is largely the result of the acquisitions, which provided an additional $275,000 of recurring noninterest income in 1996. Other factors which served to increase noninterest income in 1996 included a 100% increase in the gain on sale of loans and a nonrecurring payment from the State of Connecticut for the settlement of a class action suit brought by financial institutions concerning the taxability of certain investments.

       Noninterest income increased to $698,000 in the first quarter of 1997 from $440,000 in the first quarter of 1996. The increase is largely the result of the MSB acquisition coupled with a $115,000 increase in the gain on the sale of loans.

       Noninterest expense totaled $12,701,000 in 1996, compared to $8,591,000 in 1995. The increase is primarily the result of the acquisitions, net of the cost reductions derived from the elimination of duplicate operations.

       For the first quarter of 1997, noninterest expense totaled $3,795,000, compared to $2,787,000 in the first quarter of 1996. The increase is primarily the result of the increased size of NECB from both internal growth and from the MSB acquisition, net of the cost reductions derived from the elimination of duplicate operations.

       Total loans at December 31, 1996 amounted to $288,996,000 compared to $222,235,000 at December 31, 1995 while total deposits amounted to $386,897,000 at December 31, 1996 compared to $307,161,000 at December 31, 1995. In both cases, the increases were largely attributable to the acquisition of MSB which provided $68,659,000 in loans and $84,115,000 in deposits.

       Total assets at March 31, 1997 were $428,079,000 compared to $433,159,000 at December 31, 1996. Total loans at March 31, 1997 amounted to $287,291,000 compared to $288,996,000 at December 31, 1996 while total deposits amounted to $373,382,000 at March 31, 1997 compared to $386,897,000 at December 31, 1996.

ACQUISITION SUMMARY

       In November 1995, NECB created a second bank subsidiary when it merged with EQBK. At the time of the transaction, EQBK had approximately $116 million in assets and operated out of a single office in Wethersfield, Connecticut. In July 1996, NECB completed its acquisition of MSB which was subsequently merged with and into NEBT. MSB was a $91 million bank headquartered in Manchester, Connecticut, and operated three branches in the Town of Manchester. On February 25, 1997, NECB entered into Reorganization Agreement pursuant to which it will acquire FBWH subject to the terms and conditions more fully described elsewhere in this Joint Proxy Statement-Prospectus.

NET INTEREST INCOME

       Net interest income, which is the difference between interest earned on earning assets and interest paid on deposits and borrowings, represents the largest component of NECB's operating income. The principal earning asset of NECB is its loan portfolio--which is comprised of loans to finance operations of businesses located within our market area, mortgage loans to finance the purchase or improvement of properties used by businesses and mortgage and personal loans to individuals. Representing a quarter of NECB's earning assets, NECB's investment portfolio also plays an important part in the management of NECB's balance sheet. While providing a source of revenue, these funds are used to provide reserves and meet the liquidity needs of NECB. Excess reserves are available to meet the borrowing needs of the communities we serve. For the following discussion, interest income is presented on a fully taxable-equivalent ("FTE") basis. FTE interest income restates reported interest income on tax exempt loans and securities as if such interest were taxed at the statutory Federal income tax rate of 34% for all periods presented.

(AMOUNTS IN THOUSANDS)                                                   1996                    1995                  1994
                                                                       -------                 -------                -------
Interest income (financial statements) ....................            $28,828                 $16,300                $12,551
Tax equivalent adjustment .................................                240                     121                     48
Interest expense ..........................................            (10,413)                 (5,736)                (3,974)
                                                                        ------                  ------                 ------
Net interest income (fully taxable equivalent) ............            $18,655                 $10,685                $ 8,625
                                                                       =======                 =======                =======

       In 1996, net interest income on a FTE basis was $18,655,000, a 75% increase over the $10,685,000 reported in 1995. The $10,685,000 for 1995 represented an increase of $2,060,000 or 24% from 1994. The $7,970,000 increase in 1996 was primarily the result of the acquisitions--which together helped serve to increase interest-earning assets by approximately $146,800,000 and interest-bearing liabilities by $116,900,000 in 1996.


CONSOLIDATED AVERAGE BALANCES/INTEREST EARNED OR PAID/RATES 1994-1996

                                                      1996                           1995                         1994
                                          --------------------------    ----------------------------    -------------------------

                                                   INTEREST                       INTEREST                        INTEREST
                                          AVERAGE   EARNED/             AVERAGE    EARNED/              AVERAGE    EARNED/
(AMOUNTS IN THOUSANDS)                    BALANCE    PAID      RATE     BALANCE     PAID      RATE      BALANCE     PAID     RATE
                                          -------   -------   -------   -------    -------   -------    -------    -------  -------
ASSETS:
  Interest-earning assets:
    Federal funds sold .................  $  6,637   $   354     5.33% $  7,246     $   407     5.62%   $  6,760   $   279    4.13%
    Investment securities ..............    89,258     5,485     6.15%   50,962       3,079     6.04%     52,892     2,813    5.32%
    Loans (A) ..........................   253,242    23,229     9.17%  144,138      12,935     8.97%    119,690     9,507    7.94%
                                          --------   -------           --------     -------             --------   -------
      Total interest-earning assets ....   349,137    29,068     8.33%  202,346      16,421     8.12%    179,342    12,599    7.03%
                                                     -------                        -------                        -------
  Allowance for loan losses ............    (5,360)                      (2,543)                          (2,777)
  Cash and due from banks ..............    15,417                        9,466                            9,542
  Other assets .........................    16,299                        9,282                            9,349
                                          --------                     --------                         --------
    Total Assets .......................  $375,493                     $218,551                         $195,456
                                          ========                     ========                         ========
LIABILITIES:
  Interest-bearing liabilities:
    Regular savings deposits ...........  $ 76,310   $ 1,543     2.02% $ 47,746     $ 1,033     2.16%   $ 56,819   $ 1,149    2.02%
    NOW accounts .......................    38,370       480     1.25%   23,405         266     1.14%     23,197       307    1.32%
    Money market deposits ..............     5,014        55     1.10%    5,047          92     1.82%      4,396       120    2.73%
                                          --------   -------           --------     -------             --------   -------
      Total savings deposits ...........   119,694     2,078     1.74%   76,198       1,391     1.83%     84,412     1,576    1.87%
    Time deposits ......................   153,004     8,242     5.39%   80,615       4,312     5.35%     63,619     2,377    3.74%
    Borrowed funds .....................     1,583        93     5.87%      532          33     6.20%        589        21    3.57%
                                          --------   -------           --------     -------             --------   -------
      Total interest-bearing
        liabilities ....................   274,281    10,413     3.80%  157,345       5,736     3.65%    148,620     3,974    2.67%
                                                     -------                        -------                        -------
  Demand deposits ......................    62,707                       39,395                           32,754
  Other liabilities ....................     3,807                        1,206                              854
                                          --------                     --------                         --------
      Total Liabilities ................   340,795                      197,946                          182,228
  Equity ...............................    34,698                       20,605                           13,228
                                          --------                     --------                         --------
      Total Liabilities and Equity .....  $375,493                     $218,551                         $195,456
                                          ========                     ========                         ========
  Net interest income--FTE basis .......             $18,655                        $10,685                        $ 8,625
                                                     =======                        =======                        =======
  Net interest spread ..................                         4.53%                          4.47%                         4.35%
  Net interest margin ..................                         5.34%                          5.28%                         4.81%

----------------
(A) AVERAGE LOANS INCLUDE NONACCRUING LOANS.


       The net interest margin measures the difference in yield on, and the mix of, interest-earning assets and interest-bearing liabilities. Net interest margin is affected by a number of factors including the volume, pricing and maturity of earning assets and interest-bearing liabilities and interest rate fluctuations. Changes in nonperforming assets, together with interest lost and recovered on those assets also affect comparisons of net interest income.

       Several factors served to increase the net interest margin to 5.34% in 1996 from 5.28% in 1995. Noteworthy was the effect of combining NECB's balances with those of the acquired banks. Added to this was a general reduction in market interest rates and changes in the mix of assets and liabilities.

       Each of the acquired banks brought with them an interest rate structure which, when compared to NECB's existing structure, generally included higher rates earned and paid. This had the effect of increasing the average rates of the combined Company. Management believes that, absent the general decrease in market rates in 1996, the effect of the acquisitions would have been a modestly reduced net interest margin when compared to 1995.

       The overall decrease in market rates is most evident in the change to the average prime rate which occurred during 1996. The prime rate is generally defined as the rate banks charge on loans to their most creditworthy borrowers and other interest rates are frequently indexed to the prime rate. The prime rate averaged 8.27% during 1996 compared to 8.50% for 1995 (source: THE WALL STREET JOURNAL).

       Finally, the increase in the percentage of earning assets represented by loans coupled with an increase in demand deposits (noninterest bearing) helped serve to increase the net interest margin.


AVERAGE EARNING ASSET MIX

                                                  1996                   1995
                                                --------               --------
Securities ................................      25.6%                  25.2%
Loans .....................................      72.0%                  70.8%
Other .....................................       2.4%                   4.0%

       Average interest-bearing liabilities increased to $274,281,000 in 1996, from $157,345,000 in 1995, primarily due to the acquisitions. The interest rates paid on these liabilities averaged 3.80% in 1996 compared to 3.65% in 1995. The 15 basis point increase in rates paid on interest-bearing liabilities--time deposits in particular--reflects the generally higher rate structure of the acquired institutions. Overall, NECB expects that given thE current interest rate environment and the competitive costs of attracting and retaining core deposits the net interest margin will decrease modestly during 1997.

       For the first three months of 1997, net interest income on a FTE basis was $5,291,000, a 23% increase over the $4,289,000 reported in same period in 1996. The $1,002,000 increase in 1997 was primarily the result of the MSB acquisition--which added approximately $77,000,000 in interest earning assets and $67,000,000 and interest bearing liabilities.


                                                                MARCH 31,
                                                       ------------------------
(AMOUNTS IN THOUSANDS)                                     1997          1996
                                                       ---------      --------
Interest income (financial statements) ............     $ 8,015        $ 6,641
Tax equivalent adjustment .........................          46             53
Interest expense ..................................      (2,770)        (2,405)
                                                       --------       --------
Net interest income (fully taxable equivalent) ....     $ 5,291        $ 4,289
                                                       ========       ========

CONSOLIDATED AVERAGE BALANCES/INTEREST EARNED OR PAID/RATES

                                                                                  (UNAUDITED) THREE MONTHS ENDED
                                                            -----------------------------------------------------------------------
                                                                        MARCH 31, 1997                       MARCH 31, 1996
                                                            --------------------------------       --------------------------------
                                                                         INTEREST                             INTEREST
                                                            AVERAGE       EARNED/                  AVERAGE     EARNED/
(AMOUNTS IN THOUSANDS)                                      BALANCE        PAID        RATE        BALANCE      PAID         RATE
                                                            -------       -------     -------      -------     -------      -------
ASSETS:
    Interest-earning assets:
      Federal funds sold................................     $ 3,819        $   48       5.10%     $  6,543      $   86       5.29%
      Interest-bearing time deposits....................                                              2,407          42       1.74%
      Securities held-to-maturity.......................       7,357           127       7.00%        6,890         114       6.65%
      Securities available-for-sale.....................      91,716         1,463       6.47%       71,578       1,033       5.80%
      Mortgages held for sale...........................       1,243            20       6.53%        1,076          19       7.10%
      Loans (A).........................................     288,469         6,403       9.00%      222,122       5,400       9.78%
                                                            --------        ------                 --------       -----
        Total interest-earning assets...................     392,604         8,061       8.33%      310,616       6,694       8.67%
                                                                            ------                                -----
    Allowance for loan losses...........................      (5,594)                                (4,541)
    Cash and due from banks.............................      16,558                                 12,937
    Other assets........................................      20,889                                 12,333
                                                            --------                               --------
        Total Assets....................................    $424,457                               $331,345
                                                            ========                               ========
LIABILITIES:
    Interest-bearing liabilities:
      Regular savings deposits..........................    $ 83,518        $  436       2.12%     $ 69,077      $  354       2.06%
      NOW accounts......................................      47,866           155       1.31%       28,051          72       1.03%
      Money market deposits.............................       4,254            12       1.14%        4,949          14       1.14%
                                                            --------        ------                 --------      ------
        Total savings deposits..........................     135,638           603       1.80%      102,077         440       1.73%
      Time deposits.....................................     163,720         2,067       5.12%      139,467       1,955       5.64%
      Borrowed funds....................................       7,364           100       5.51%          897          10       4.48%
                                                            --------        ------                 --------      ------
        Total interest-bearing liabilities..............     306,722         2,770       3.66%      242,441       2,405       3.99%
                                                                            ------                               ------
    Demand deposits.....................................      74,313                                 54,653
    Other liabilities...................................       2,519                                  3,294
                                                            --------                               --------
        Total Liabilities...............................     383,554                                300,388
    Equity..............................................      40,903                                 30,957
                                                            --------                               --------
        Total Liabilities and Equity....................    $424,457                               $331,345
                                                            ========                               ========
    Net interest income--FTE basis.......................                   $5,291                               $4,289
                                                                            ======                               ======
    Net interest spread.................................                                 4.67%                                4.68%
    Net interest margin.................................                                 5.47%                                5.55%
----------------
(A) AVERAGE LOANS INCLUDE NONACCRUING LOANS.

       Several factors served to decrease the net interest margin to 5.47% in the first quarter of 1997 from 5.55% in same period in 1996. Noteworthy was the effect of combining NECB's balances with those of MSB. Prior to the acquisition, MSB had an interest rate structure which, when compared to NECB's existing structure, generally included higher rates earned and paid. Incorporating this structure into NECB's had the effect of increasing the average rates of the combined Company. Added to this was a general reduction in market interest rates compared to the last year which also served to compress NECB's margin.


RATE/VOLUME ANALYSIS

       Changes in net interest income between years is divided into two components--the change resulting from the change in average balances of earning assets and interest-bearing liabilities (or "volume") and the change in the rates earned or paid on these balances. The change in interest income and interest expense attributable to changes in both volume and rate, which cannot be segregated, has been allocated proportionately to the absolute values of the changes due to volume and rate. The following table is presented on a FTE basis.


                                                              1996                                       1995
                                            --------------------------------------     -----------------------------------------
                                               TOTAL               CHANGE DUE TO         TOTAL               CHANGE DUE TO
                                             INCREASE               CHANGE IN:          INCREASE               CHANGE IN:
                                                            ----------------------                       -----------------------
(AMOUNTS IN THOUSANDS)                      (DECREASE)        RATE          VOLUME     (DECREASE)          RATE         VOLUME
                                            ----------      ---------    ---------     ----------        ---------     ---------


Interest-earning assets:
  Federal funds sold .....................      $ (53)        $ (19)         $ (34)         $ 128          $ 107           $ 21
  Investment securities ..................      2,406            97          2,309            266            372           (106)
  Loans ..................................     10,294           501          9,793          3,428          1,332          2,096
                                              -------          ----        -------         ------         ------         ------
    Total interest income change .........     12,647           579         12,068          3,822          1,811          2,011
                                              -------          ----        -------         ------         ------         ------
Interest-bearing liabilities:
  Regular savings deposits ...............        510          (103)           613           (116)            76           (192)
  NOW account deposits ...................        214            41            173            (41)           (44)             3
  Money market deposits ..................        (37)          (37)             0            (28)           (44)            16
                                              -------          ----        -------         ------         ------         ------
    Total savings deposits ...............        687           (99)           786           (185)           (12)          (173)
  Time deposits ..........................      3,930            58          3,872          1,935          1,195            740
  Borrowed funds .........................         60            (5)            65             12             14             (2)
                                              -------          ----        -------         ------         ------         ------
    Total interest expense change ........      4,677           (46)         4,723          1,762          1,197            565
                                              -------          ----        -------         ------         ------         ------
Net interest income change ...............    $ 7,970          $625        $ 7,345        $ 2,060          $ 614        $ 1,446
                                              =======          ====        =======         ======         ======         ======

      As is shown above, the majority of the increase in net interest income in 1996 is attributable to changes in volume which is primarily the result of the acquisitions.

       THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31, 1996

                                                         TOTAL
                                                       INCREASE                         CHANGE DUE TO CHANGE IN:
(UNAUDITED)                                                                         ----------------------------------
(AMOUNTS IN THOUSANDS)                                (DECREASE)                     RATE                       VOLUME
                                                      ----------                    -------                    -------
Interest-earning assets:
  Federal funds sold .............................       $ (38)                       $ (3)                      $ (35)
  Interest-bearing time deposits .................         (42)                          0                         (42)
  Securities held-to-maturity ....................          13                           6                           7
  Securities available-for-sale ..................         430                         124                         306
  Mortgages held for sale ........................           1                          (2)                          3
  Loans ..........................................       1,003                        (461)                      1,464
                                                        ------                       -----                      ------
    Total interest income change .................       1,367                        (336)                      1,703
                                                        ------                       -----                      ------
Interest-bearing liabilities:
  Regular savings deposits .......................          82                           9                          73
  NOW account deposits ...........................          83                          23                          60
  Money market deposits ..........................          (2)                          0                          (2)
                                                        ------                       -----                      ------
    Total savings deposits .......................         163                          32                         131
  Time deposits ..................................         112                        (194)                        306
  Borrowed funds .................................          90                           3                          87
                                                        ------                       -----                      ------
    Total interest expense change ................         365                        (159)                        524
                                                        ------                       -----                      ------
Net interest income change .......................      $1,002                       $(177)                     $1,179
                                                        ======                       =====                      ======

       As the above table indicates, for the three months ended March 31, 1997 net interest income (on a fully tax equivalent basis) rose $1,002,000. Of this amount, $1,179,000 resulted from changes in volume of average assets and liabilities--primarily from the inclusion of MSB in the 1997 results. The remaining portion of the change, a decrease of $177,000, was derived from changes to interest rates earned on earning assets and paid on interest bearing liabilities.

NONINTEREST INCOME
       For 1996, noninterest income increased 41% from 1995 and totaled $2,378,000 compared to $1,692,000 and $1,616,000 for 1995 and 1994, respectively. Service charges, fees and commissions totaled $1,703,000 in 1996 compared to $1,385,000 in 1995, an increase of 23%. Included in service charges, fees and commissions are fees on deposits, loan servicing fees and other fees and charges. Most of the increase in this category can be attributed to the acquisitions which together provided an additional $275,000 of recurring fee income in 1996. ATM usage fees and fee income from NECB's debit card program (MasterMoney(TM)) together rose 61% from $90,000 in 1995 to $145,000 in 1996.

       Gains on sales of loans increased by $192,000 and totaled $385,000 for 1996 compared to $193,000 for 1995. For 1996, NECB increased its production of mortgages originated for sale by $11,000,000, from $23,000,000 in 1995 to $34,000,000 in 1996. The 48% increase is largely due to NECB's expanded market area taken together with the relatively favorable interest rate environment experienced in 1996. With fixed rate conventional mortgage rates below 8% for most of 1996, borrowers preference for financing home purchases with fixed rate mortgages remained strong. As part of its asset/liability management process, NECB generally sells these mortgages in the secondary market. Correspondingly, the related servicing income increased approximately 10% and totaled $263,000 in 1996 compared to $241,000 in 1995.

       For the first three months of 1997, noninterest income increased $258,000, or 59%, from 1996 and totaled $698,000 compared to $440,000 in the previous year. Service charges, fees and commissions totaled $532,000 in 1997 compared to $411,000 in 1996, an increase of 29%. Included in service charges, fees and commissions are fees on deposits, loan servicing fees and other fees and charges. While most of the increase in this category can be attributed to the acquisition, NECB's new on-line cash management product ("Access") has been very well received by the market place and is beginning to contribute to noninterest income.

       Gains on sales of loans increased by $115,000 and totaled $135,000 for the first quarter of 1997 compared to $20,000 for 1996. With fixed rate conventional mortgage rates generally below 8% for most of the first quarter of 1997, borrowers preference for financing home purchases with fixed rate mortgages remained strong. As part of its asset/liability management process, NECB generally sells these mortgages in the secondary market. This taken together with NECB's expanded market area enabled NECB to dramatically increase its originations in the first quarter of 1997.

NONINTEREST EXPENSE
       Total noninterest expense was $12,701,000 in 1996 and $8,591,000 in 1995. The increase of $4,110,000 or 48% is primarily the result of the acquisitions. In 1995, total noninterest expense increased $696,000 or 9% to $8,591,000 from $7,895,000 in 1994. The largest component of the increase in noninterest expense in 1996 resulted from the $2,557,000 increase in salaries and employee benefits which again is primarily due to the acquisitions. Occupancy expense and furniture and equipment rose in response to capital outlays for technological upgrades and improvements in conjunction with the purchase and outfitting of NECB's new Technology Center in East Hartford. The Center, which opened in March 1996, was created to serve the changing information and systems needs of NECB and its customers and is staffed by professionals drawn from both subsidiary banks. Outside services rose $319,000 in 1996 due to the integration of the acquired banks and for other initiatives. Reflecting both the improved financial condition of NECB and the savings derived from aggregating coverages made possible from the acquisitions, insurance and assessments decreased $226,000 or 62% from $363,000 in 1995 to $137,000 in 1996. Intangible asset amortization amounted to $155,000 in 1996, as $4,592,000 of goodwill was recognized in connection with the acquisitions.

       Management maintains control over noninterest expenses by assigning authority for expense-incurring activities to specific managers and by providing these managers with tools for planning and monitoring the performance of their duties. In working with senior officers, line managers are able to anticipate and minimize the expense of the goods and services needed to perform efficiently. This ongoing management process coupled with the cost reductions derived from the acquisitions is illustrated by the improvement in NECB's efficiency ratio which reached 59.99% in 1996.

Efficiency Ratio:

   1996                  1995                 1994
  ------                ------               ------
  59.99%                68.26%                74.85%

       Noninterest expenses amounted to $3,795,000 during the first three months of 1997. This represents a $1,008,000 increase, or 36%, over the $2,787,000 reported during the first three months of 1996 and is largely the result of the growth related to the addition of MSB. Excluding the effect of the acquisition, expenses increased moderately in salaries and benefits, occupancy and other expenses while insurance and assessments and losses and writedowns on OREO decreased modestly from same period in 1996. Salaries and benefit expense rose in response to both merit increases and Company-paid insurance expense. The increase in occupancy expense resulted from the additional lease expense for new facilities and the associated amortization of leasehold improvements and increased depreciation expense on NECB's new Technology Center--which began operations in March 1996. Expenses related to furniture and equipment and outside services also rose during the period, when compared to 1996. In addition, goodwill amortization resulting from the use of the purchase method of accounting for the EQBK and MSB acquisitions, amounted to $79,000 in 1997 compared to $7,000 in 1996.

INCOME TAXES

       In 1996, NECB recognized income tax expense of $1,976,000, an effective tax rate of 31.68%. This compares to income tax expense of $985,000 in 1995, an effective rate of 33.19%. The decrease in the effective tax rate is attributable to increased investment in tax-exempt securities and a reduction in the valuation reserve for deferred tax assets.

FINANCIAL CONDITION

       Total assets increased to $433,159,000 at December 31, 1996 compared to $341,561,000 at December 31, 1995. The $68,659,000 in loans and $84,115,000 in deposits NECB acquired in connection with the MSB acquisition is primarily responsible for the increased asset size.

(AMOUNTS IN THOUSANDS)                   1996            1995          CHANGE
                                       ----------     ----------     ----------
Total Assets .......................     $433,159       $341,561          26.8%
Earning Assets .....................      395,494        318,458          24.2%
Securities .........................       93,315         82,129          13.6%
Loans ..............................      288,996        222,235          30.0%
Total Deposits .....................      386,897        307,161          26.0%
Equity .............................       40,411         30,480          32.6%

       NECB's securities portfolio increased $11,186,000 or 14% from $82,129,000 at December 31, 1995 to $93,315,000 at December 31, 1996. While the amortized cost of securities available-for-sale increased from $74,793,000 at December 31, 1995 to $85,437,000 at December 31, 1996, securities held to maturity remained virtually unchanged and totaled $7,066,000 and $7,357,000 at December 31, 1995 and 1996, respectively. The continued emphasis on holding securities available-for-sale allows NECB to increase its commitment to intermediate term loans while maintaining sufficient liquidity to meet the continuing needs of its customers. The unrealized gain on securities available-for-sale increased to $521,000 at December 31, 1996, from $270,000 at December 31, 1995.


LOANS

       NECB's loan portfolio inherently includes credit risk. NECB attempts to control this risk in three principal ways: i) through a thorough analysis of applications for credit; ii) maintaining an appropriate level of loan diversification; and iii) continuing examinations of both outstanding and delinquent loans. NECB endeavors to identify potential problem loans early, to take charge-offs promptly based upon realistic assessment of likely losses and to maintain adequate reserves for possible loan losses. NECB's portfolio is diversified by borrower, industry and product.

                                                      1996        1995
                                                   ---------    ---------
Commercial and financial .......................     19.24%       17.76%
Real estate:
  Construction .................................      4.24%        5.78%
  Residential ..................................     26.63%       28.36%
  Commercial ...................................     39.51%       36.35%
Consumer .......................................     10.38%       11.75%

       Total loans increased $66,761,000 from $222,235,000 at December 31, 1995 to $288,996,000 at December, 31, 1996. This increase is largely the result of the MSB acquisition. In addition to the acquisition, NECB added to outstanding loans by originating new loans which exceeded repayments and payoffs by $2,260,000 and purchasing loans of $828,000 from another lender. In a market best characterized by moderate loan demand and highly competitive pricing, NECB continued to target the small business market for both owner occupied real estate and for commercial and financial loans. Through both aggressive marketing and responsive loan officers, this effort is reflected in the change in NECB's loan composition in 1996. It is NECB's goal to become the preferred small business lender in its service area and thus the percentage of commercial and financial and commercial real estate loans should increase further in 1997.

       Total assets at March 31, 1997 were $428,079,000, a decrease of $5,080,000, or 1%, from $433,159,000 at December 31, 1996. During the first three months of 1997, loans outstanding decreased $1,705,000 or 1% to $287,291,000. The decrease in loans was partially offset by an increase in securities available-for-sale--which increased $975,000 to $86,933,000 at quarter end from $85,958,000 at December 31, 1996. Securities held-to-maturity were unchanged and stood at $7,357,000 at March 31, 1997. Federal funds sold decreased by $6,950,000 and stood at $2,725,000 at March 31, 1997 compared to $9,675,000. Federal funds--which are overnight loans to other banks--represent excess reserves which are NECB's most liquid assets and as such are available to meeT short term cash flow needs of NECB.

       Total deposits, which constitute the principal funding source of NECB's assets, decreased $13,515,000 from December 31, 1996 and amounted to $373,382,000 at March 31, 1997. NECB normally experiences some seasonal outflow of deposits--particularly in transaction accounts--during the first quarter of the year.

       Short-term borrowings increased by $3,566,000 and stood at $5,569,000 at quarter-end. In addition, during the quarter NECB borrowed $6,000,000 in long term debt with maturities ranging from 2 to 6 years from the Federal Home Loan Bank of Boston. Other liabilities were $2,281,000, a decrease of $1,567,000 from $3,848,000 at December 31, 1996 and is primarily the result of the payment made to dissenting shareholders of EQBK. Total shareholders' equity was $40,847,000 at March 31, 1997, an increase of $436,000 over December 31, 1996. The change included net income for the first three months of 1997 of $1,192,000 and decreases from declared dividends of $294,000 and a $462,000 change in net unrealized gain or loss on securities available-for-sale (net of related tax effect).


SECURITIES HELD-TO-MATURITY

       Securities held-to-maturity are shown in NECB's balance sheets on an amortized cost basis. Amortized cost is the original cost adjusted for the effect of accumulated amortization of premiums and accretion of discounts. As summarized in the table below, investments in securities held-to-maturity were unchanged from December 31, 1996 and totaled $7,357,000 at March 31, 1997:

                                                                 (UNAUDITED)
                                                                MARCH 31, 1997                  DECEMBER 31, 1996
                                                          ------------------------          ------------------------
                                                          AMORTIZED                        AMORTIZED
                                                            COST             FAIR             COST            FAIR
(AMOUNTS IN THOUSANDS)                                      BASIS            VALUE            BASIS           VALUE
                                                          --------         --------         --------         -------
Debt securities issued by the U.S. Treasury
  and other U.S. government agencies ..................     $4,516           $4,502           $4,516          $4,563
Debt securities issued by states and
  political subdivisions of the states ................      2,841            2,852            2,841           2,892
                                                            ------           ------           ------          ------
                                                            $7,357           $7,354           $7,357          $7,455
                                                            ======           ======           ======          ======

SECURITIES AVAILABLE-FOR-SALE

       Securities available-for-sale are shown in NECB's balance sheets at fair value. The unrealized gain or loss resulting from such valuation, reduced by the effect of income taxes, is reflected as a separately disclosed component of shareholders' equity. At March 31, 1997, the unrealized loss on securities available-for-sale was $275,000 while at December 31, 1996 the unrealized gain was $521,000, representing an increase in unrealized losses of $796,000. As shown in the table below, investments in securities available-for-sale totaled $86,933,000 at March 31, 1997 versus $85,958,000 at December 31, 1996:


                                                             (UNAUDITED)
                                                           MARCH 31, 1997                  DECEMBER 31, 1996
                                                     -------------------------         ------------------------
                                                     AMORTIZED                         AMORTIZED
                                                       COST             FAIR             COST            FAIR
(AMOUNTS IN THOUSANDS)                                 BASIS            VALUE            BASIS           VALUE
                                                     --------         --------         --------         -------
Marketable equity securities ....................     $ 4,473          $ 4,877          $ 3,689         $ 4,002
Debt securities issued by the U.S. Treasury
  and other U.S. government agencies ............      63,778           63,233           63,315          63,459
Corporation debt securities .....................       7,082            7,026            8,122           8,117
Mortgage-backed securities ......................      11,875           11,797           10,311          10,380
                                                       ------           ------           ------          ------
                                                      $87,208          $86,933          $85,437         $85,958
                                                       ======           ======           ======          ======

NONPERFORMING ASSETS

       Nonperforming assets are assets on which income recognition in the form of principal and/or interest has either ceased or is limited, thereby reducing NECB's earnings. Nonperforming assets include nonaccrual loans and other real estate owned ("OREO"). Generally, loans are placed in nonaccrual status when they are past due greater than ninety days or the repayment of interest or principal is considered to be in doubt. In addition to nonperforming assets, the asset quality of NECB can be measured by the amount of the provision, charge-offs and several credit quality ratios presented in the discussion concerning Provision and Allowance for Loan Losses.

       NECB's nonperforming assets at December 31, 1992 through 1996 are presented below:


                                                                              YEARS ENDED DECEMBER 31,
                                                         -----------------------------------------------------------------
(AMOUNTS IN THOUSANDS)                                    1996           1995           1994           1993          1992
                                                         ------         ------         ------         ------        ------
Nonaccrual loans ....................................    $5,759         $4,725         $2,975         $3,176        $3,144
Other real estate owned .............................     2,109            728            573          1,048         5,761
                                                         ------         ------         ------         ------        ------
  Total nonperforming assets ........................    $7,868         $5,453         $3,548         $4,224        $8,905
                                                         ======         ======         ======         ======        ======
Loans past due in excess of ninety
  days and accruing interest ........................    $  395         $  273         $   16         $  193        $    4


       Nonperforming assets increased $2,415,000 or 44% to $7,868,000 at December 31, 1996 from $5,453,000 at December 31, 1995. At December 31, 1996, nonperforming assets as a percentage of total loans and other real estate owned and as a percentage of total assets were 2.70% and 1.81%, respectively, compared to 2.5% and 1.60% at December 31, 1995. The increase in total nonperforming assets in the year ended December 31, 1996 primarily resulted from the acquisitions.

       Had nonaccrual loans performed in accordance with their original terms, gross interest income would have increased by:

                                      YEARS ENDED DECEMBER 31,
                          ---------------------------------------------------
(AMOUNTS IN THOUSANDS)     1996       1995        1994       1993        1992
                          ------     ------      ------     ------      ------
                           $492       $120        $194       $193       $621

       OREO consists of properties acquired through foreclosure proceedings. These properties are recorded at the lower of the carrying value of the related loans or the estimated fair market value less estimated selling costs. Charges to the allowance for loan losses are made to reduce the carrying amount of loans to the fair market value of the properties less estimated selling expenses upon reclassification as OREO. Subsequent reductions are charged to operating income.

ACTIVITY IN NONPERFORMING ASSETS


(AMOUNTS IN THOUSANDS)                                                                         1996            1995
                                                                                              -------         -------
Balance at beginning of year ........................ ...............................          $5,453         $3,548
Additions ........................................... ...............................           5,341          2,443
Changes incident to acquisitions ................... ................................           4,945          3,393
Reductions
  Payments ......................................... ................................          (2,654)        (1,623)
  Returned to performing Status .................... ................................            (943)          (598)
  Charge-offs/writedowns ........................... ................................          (3,268)        (1,014)
  Sales/other, net ................................. ................................          (1,006)          (696)
                                                                                               ------         ------
Balance at end of year ............................. ................................          $7,868         $5,453
                                                                                               ======         ======

       At December 31, 1996, loans past due in excess of ninety days and accruing interest amounted to $395,000 compared to $273,000 at December 31, 1995. Although these loans are not included in nonperforming assets, Management reviews these loans when considering risk elements to determine the overall adequacy of the loan loss reserve.

       As shown on the table below, total nonperforming assets decreased $961,000 to $6,907,000 at March 31, 1997 from $7,868,000 at December 31, 1996.

                                                                                              (UNAUDITED)
(AMOUNTS IN THOUSANDS)                                                                       MARCH 31, 1997       DECEMBER 31, 1996
                                                                                             --------------       -----------------
Nonaccrual loans ....................................................................            $5,740                 $5,759
Other real estate owned .............................................................             1,167                  2,109
                                                                                                 ------                 ------
  Total nonperforming assets ........................................................            $6,907                 $7,868
                                                                                                 ======                 ======
Loans past due in excess of ninety days and accruing interest .......................            $   10                 $  395
Ratio of nonperforming assets to total loans and OREO ...............................              2.4%                   2.7%
Ratio of nonperforming assets and loans past due in excess of
  ninety days and accruing interest to total loans and OREO .........................              2.4%                   2.8%
Ratio of allowance for loan losses to total loans ...................................              1.9%                   1.9%
Ratio of allowance for loan losses to nonperforming assets and
  loans in excess of ninety days past due and accruing interest .....................             80.6%                  63.9%
Ratio of nonperforming assets and loans in excess of ninety days
  past due and accruing interest to total shareholders' equity ......................             17.0%                  20.4%
Ratio of nonperforming assets to total assets .......................................              1.6%                   1.8%


ACTIVITY IN NONPERFORMING ASSETS

                                                                                                            (UNAUDITED)
                                                                                                   THREE MONTHS ENDED MARCH 31,
                                                                                             --------------------------------------
(AMOUNTS IN THOUSANDS)                                                                          1997                   1996
                                                                                             ----------            -----------

Beginning Balance; December 31, 1996 and 1995 .......................................          $7,868                 $5,453
  Additions .........................................................................             906                  1,181
  Reductions:
    Payments ........................................................................            (431)                  (308)
    Loans returned to performing status .............................................               0                   (416)
    Charge-offs and writedowns ......................................................            (328)                  (527)
    Sales/other, net ................................................................          (1,108)                  (219)
                                                                                               ------                 ------
Ending Balance ......................................................................          $6,907                 $5,164
                                                                                               ======                 ======

       Compared to first quarter of 1996, nonperforming assets primarily increased due to the acquisition which accounted for $4,360,000 and $585,000 in nonaccrual loans and OREO, respectively. In addition, reduced reclassifications and increased sales of OREO served to reduce nonperforming assets during the first quarter of 1997.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

       NECB's allowance for loan losses represents amounts available for future credit losses. Management continually assesses the adequacy of their allowances for loan losses in response to current and anticipated economic conditions, specific problem loans, historical net charge-offs and the overall risk profile of their loan portfolios. Management allocates specific allowances to individual problem loans based upon its analysis of the potential for loss perceived to exist related to such loans. In addition to the specific allowances for individual loans, a portion of the allowance is maintained as a general allowance. The amount of the general allowance is determined through Management's analysis of the potential for loss inherent in those loans not considered problem loans. Among the factors considered by Management in this analysis are the number and type of loans, nature and amount of collateral pledged to secure such loans and current economic conditions. Based upon these analyses, NECB believes that its allowance for loan losses at year-end is adequate.

       The following table summarizes the activity in the allowance for possible loan losses for the years ended December 31, 1992 through 1996. The allowance is maintained at a level consistent with identified loss potential and the perceived risk in the portfolio. It is not considered meaningful to allocate the allowance according to geographic area as NECB's market area is homogeneous and limited in size.

                                                                           YEARS ENDED DECEMBER 31,
                                                         --------------------------------------------------------------
(AMOUNTS IN THOUSANDS)                                    1996         1995         1994          1993            1992
                                                         ------       ------       ------        ------          ------
Loans charged-off:
  Commercial and financial .............................  $  945       $  154       $   92         $  216         $  539
  Real estate ..........................................   2,063          750          892            930          2,348
  Installment loans to individuals .....................     141           74           17             80            121
                                                          ------       ------       ------         ------         ------
    Total charge-offs ..................................   3,149          978        1,001          1,226          3,008
                                                          ------       ------       ------         ------         ------
Recoveries on loans charged-off:
  Commercial and financial .............................      66          150           51             17              4
  Real estate ..........................................     254           27          163             22             54
  Installment loans to individuals .....................      33           22           37             10             26
                                                          ------       ------       ------         ------         ------
    Total recoveries ...................................     353          199          251             49             84
                                                          ------       ------       ------         ------         ------
Net loans charged-off ..................................   2,796          779          750          1,177          2,924
Provision charged to operations ........................   1,854          700          530            764          2,679
Balance, at beginning of year ..........................   4,446        2,564        2,784          3,197          3,442
Changes incident to acquisitions .......................   2,010        1,961
                                                          ------       ------       ------         ------         ------
Balance, at end of year ................................  $5,514       $4,446       $2,564         $2,784         $3,197
                                                          ======       ======       ======         ======         ======
Ratio of net charge-offs during the period to
  average loans outstanding during the period ..........     1.1%         0.5%         0.6%           0.9%           2.0%
Ratio of allowance for loan losses to total loans ......     1.9          2.0          1.9            2.4            2.4
Ratio of allowance for loan losses to
  nonperforming assets .................................    70.1         81.5         72.3           65.9           35.9
Ratio of allowance for loan losses to nonaccrual loans .    95.7         94.1         86.2           87.7          101.7

       NECB's allowance for loan losses increased $1,068,000 from December 31, 1995 to $5,514,000 at December 31, 1996. The 1996 provision for loan losses was $1,854,000 compared to $700,000 for 1995. This increase is primarily the result of the acquisitions together with a higher level of delinquencies. During 1996, net charge-offs increased $2,017,000 to $2,796,000 from $779,000 in 1995. Of this increase, approximately $1,200,000 was from loans acquired from MSB. The majority of these loans had been specifically reserved by MSB in anticipation of the need to be charged-off. The ratio of net charge-offs to average loans increased to 1.10% in 1996 compared to .54% in 1995. The allowance for loan losses decreased to 1.91% of total loans at December 31, 1996 from 2.00% at December 31, 1995. At December 31, 1996, the allowance as a percentage of nonperforming assets and as a percentage of nonaccrual loans was 70.1% and 95.7%, respectively, compared to 81.5% and 94.1% at December 31, 1995.

      NECB's allowance for loan losses with allocations categorized by loan type and percentage of loan type to total loans at December 31, 1992 through 1996 are presented below:

                              1996                  1995                  1994                  1993                  1992
                       -------------------   -------------------   -------------------  -------------------  -------------------
(AMOUNTS IN THOUSANDS) ALLOCATION OF ALL(1)  ALLOCATION OF ALL(1)  ALLOCATION OF ALL(1) ALLOCATION OF ALL(1) ALLOCATION OF ALL(1)
Loans by Type               $          %          $         %         $         %         $          %           $         %
                         ------    ------      ------   ------     ------    ------    ------     ------      ------    ------
Commercial & Financial..  $ 849     19.3%       $ 541    16.1%      $ 526     20.4%     $ 411      12.5%       $ 941     14.4%
Real Estate:
  Construction..........    141      4.2%         254     5.8%         51      1.4%        22       0.7%         147      2.9%
  Residential...........  1,702     26.6%       1,090    36.4%        780     38.0%     1,405      44.5%       1,116     44.0%
  Commercial............  2,502     39.5%       2,388    38.3%        815     30.8%       740      33.0%         735     28.2%
Consumer................    320     10.4%         173     3.4%        392      9.4%       204       9.3%         258     10.5%
                         ------    ------      ------   ------     ------    ------    ------     ------      ------    ------
Total................... $5,514    100.0%      $4,446   100.0%     $2,564    100.0%    $2,782     100.0%      $3,197    100.0%
                         ======    ======      ======   ======     ======    ======    ======     ======      ======    ======
----------------
(1) ALLOWANCE FOR LOAN LOSSES.

       As noted, NECB's subsidiaries perform ongoing reviews of loans to determine the required allowance for possible loan losses at any given date. To facilitate this process, an individual loan rating system is utilized. In the review process, the subsidiaries assess factors including the borrower's past and current financial condition, repayment ability and liquidity, the nature of collateral and changes in its value, current and anticipated economic conditions and other factors deemed appropriate. These reviews are dependent upon estimates, appraisals and judgments which can change quickly because of changing economic conditions and Management's perception as to how these factors affect the financial condition of debtors. The loan rating process classifies loans according to the subsidiaries' uniform classification system. The subsidiaries consider performing loans rated as "substandard" and "doubtful" to be potential problem loans. "Substandard" loans are characterized by well-defined weaknesses such as deteriorating or inadequate collateral or impaired repayment ability. A loan is considered "doubtful" when similar conditions exist but are more severe in nature.

       At December 31, 1996, NECB considered loans totaling approximately $15,635,000 to be potential problems compared to $14,067,000 at December 31, 1995. Included in these totals were loans totaling $9,877,000 and $9,342,000, respectively, which were not classified as nonperforming loans because such loans are performing according to their terms.

       The following table summarizes the activity in the allowance for possible loan losses for the three months ending March 31, 1997 and 1996:

                                                           (UNAUDITED)
                                                          THREE MONTHS
                                                         ENDED MARCH 31,
                                               ------------------------------
(AMOUNTS IN THOUSANDS)                             1997              1996
                                               -------------     ------------
Balance beginning of period .................      $5,514            $4,446
Provisions charged to operations ............         243               532
Recoveries on loans previously charged-off ..          67                53
Loans charged-off ...........................        (247)             (511)
                                                   ------            ------
Balance end of period .......................      $5,577            $4,520
                                                   ======            ======

       Provisions for possible loan losses charged to operations for the first three months of 1997 were $247,000, representing a decrease of $289,000 from the same period in 1996. During the three month period, charge-offs decreased by $264,000. Management's assessment of the adequacy of the allowance is based upon the composition of the loan portfolio, past due experience, current economic conditions and other factors deemed appropriate. Management analyzes the subsidiaries' loan portfolios as part of its risk management process to ascertain the potential for loss from possible nonpayment by some of the Banks' borrowers as well as the risk of loss inherent in the portfolio. Reserves are assigned to specific loans and classes of loans, and then aggregated to determine the total level needed.

DEPOSITS

       Total deposits increased $79,736,000 or 26% from $307,161,000 at December 31, 1995 to $386,897,000 at December 31, 1996. This increase is largely attributable to the acquisition of MSB which provided $84,115,000 in deposits. As discussed earlier, the interest rate structures of the acquired banks were frequently at or near the top end of the rates offered throughout their markets. This often attracted funds from depositors who only sought the highest rates then being offered. Since the need for such funds was less prevalent after the acquisitions (primarily due to moderate loan demand and a strong liquidity position), much of these funds did not stay with NECB. As a result, absent the effect of the acquisition, time deposits would have decreased by approximately $10,000,000 from 1995. This taken together with NECB's focus on small-business development helped shift the mix of deposits from higher priced time deposits to noninterest-bearing demand deposits and NOW accounts. The percentage of noninterest-bearing demand deposits to total deposits increased to 20.4% from 19.5% at December 31, 1996 and 1995, respectively.

ASSET LIABILITY MANAGEMENT

       Asset liability management provides for a structured process for prudently managing NECB's liquidity, capital and market risk. Asset/liability management is guided by policies reviewed and approved annually by NECB's Board of Directors. Among other things, the policy delegates responsibility for asset-liability management to the Asset/Liability Committee ("ALCO") within each subsidiary bank. The committees guide all the day-to-day asset/liability management activities of the respective subsidiary.

INTEREST-RATE RISK

       Interest-rate risk is defined as the sensitivity of NECB's income to short and long-term changes in interest rates. The principal objective of interest rate risk management is to control this risk within the limits and guidelines indicated in NECB's asset/liability policy. NECB identifies and manages its interest-rate risk through both simulation models and gap analysis. The simulation analysis is used to both measure and analyze NECB's net interest income sensitivity over one and two-year time horizons. The simulation process involves the modeling of interest income and expense from NECB's balance sheet during a specified period of time and under a variety of interest-rate scenarios. The model is used to examine the impact on earnings given an immediate 200 basis point rise or fall in interest rates (a "shock") or a gradual 200 basis point rise or fall in interest rates (a "ramp") as well as other forecasted interest change scenarios. Each model includes assumptions as to the effect of volume changes, prepayment rates and repricing characteristics for both contractual and noncontractual assets and liabilities.

       Gap analysis provides a point-in-time "snapshot" of the maturity and repricing characteristics of NECB's balance sheet. The report is prepared by allocating all assets and liabilities according to either contractual or anticipated maturity or repricing. NECB's policy specifies that the cumulative one-year gap should be less than 10% of total assets. As is shown in the table below, as of December 31, 1996, NECB was .50% liability sensitive at the cumulative one-year gap.

INTEREST-RATE GAP ANALYSIS


                                                                                     DECEMBER 31, 1996
                                                                               CUMULATIVELY REPRICED WITHIN
                                                  ---------------------------------------------------------------------------------
                                                  3 MONTHS            4 TO 12           1 TO 5             AFTER 5
(AMOUNTS IN THOUSANDS, BY REPRICING DATE)          OR LESS            MONTHS             YEARS              YEARS           TOTAL
                                                  --------           ---------         ---------          ---------       ---------
Cash...........................................    $ 9,675            $                 $                  $ 21,954       $ 31,629
Securities.....................................      5,354               6,783            56,817             26,114         95,068
Loans..........................................     51,526             106,283            92,160             39,027        288,996
Loans held-for sale............................      1,755                                                                   1,755
Other assets...................................                                                              15,711         15,711
                                                   -------            --------          --------           --------       --------
    Total assets...............................     68,310             113,066           148,977            102,806        433,159
                                                   -------            --------          --------           --------       --------
Deposits:
  Demand.......................................    $ 3,940            $                 $  3,940           $ 70,913       $ 78,793
  Savings......................................     14,161              28,323            49,565             49,565        141,614
  Time.........................................     48,536              86,567            31,060                328        166,491
                                                   -------            --------          --------           --------       --------
    Total deposits.............................     66,637             114,890            84,565            120,806        386,898
Short-term borrowings..........................      2,003                                                                   2,003
Other liabilities..............................                                                               3,847          3,847
Equity.........................................                                                              40,411         40,411
                                                   -------            --------          --------           --------       --------
    Total liabilities and
      shareholders' equity.....................     68,640             114,890            84,565            165,064        433,159
                                                   -------            --------          --------           --------       --------
Periodic.......................................    $  (330)           $ (1,824)         $ 64,412          $ (62,258)
                                                   -------            --------          --------           --------
Cumulative gap.................................    $  (330)           $ (2,154)         $ 62,258
                                                   =======            ========          ========
Cumulative gap as % of total assets............      (0.08)%             (0.50)%           14.37%


       Through both the modeling process and the complementary gap analysis, Management believes that the exposure of NECB's income to either a rate shock or gradual change in interest rates is modest.


LIQUIDITY RISK

       Management's objective for liquidity risk is to ensure the ability of NECB and its subsidiaries to meet their obligations. These obligations include the withdrawal of deposits on demand or at maturity, the repayment of borrowings as they mature and the ability to fund existing and new loan commitments. Accordingly, NECB's subsidiaries have liquidity policies which provide flexibility to meet cash needs. The liquidity objective is achieved through the maintenance of readily marketable investment securities as well as a balanced flow of asset maturities, prudent pricing on loan and deposit products and the sale of mortgage loans in the secondary market. Liquidity at NECB is measured and monitored daily, enabling Management to identify and respond to trends occurring in NECB's balance sheet.

       In 1995 NEBT joined the Federal Home Loan Bank of Boston (FHLBB) to further enhance its liquidity position. The FHLBB provides its member banks with credit by accepting as collateral the member bank's mortgage assets. Through its membership, NEBT has available a line of credit for $3,500,000 and also has the ability to pledge up to $60,000,000 of its assets to meet its credit needs. EQBK has available a line of credit for $2,100,000 and has the ability to pledge up to $25,000,000 of its assets to meet its credit needs. NECB has alternative sources of liquidity available including federal funds purchased and repurchase agreements. Purchases of federal funds and borrowing on repurchase agreements may be utilized to meet short-term borrowing needs. NECB believes that its policies will enable it to maintain adequate liquidity and to prudently commit funds to loans or investments, depending upon underlying risk, demand and rate of return.

       As shown in the Consolidated Statements of Cash Flows, NECB experienced an increase of $7,679,000 in the amount of cash and cash equivalents at December 31, 1996 compared to December 31, 1995. This compares to a decrease of $4,091,000 in 1995, compared to December 31, 1994. The increase in 1996 was largely due to the acquisition of MSB coupled with a decrease throughout the year in interest-bearing account balances.

CAPITAL

       At December 31, 1996, total shareholders' equity was $40,411,000, an increase of $9,931,000 compared to $30,480,000 at December 31, 1995. In July 1996, in acquiring MSB, 549,300 shares of common stock were issued by NECB at a value of $6,310,000. Also increasing capital in 1996 was the retention of $3,310,000 in earned income, $170,000 from shares issued in conjunction with exercise of stock options and a $141,000 increase in the unrealized holding gain on securities available for sale. During 1995, shareholders' equity increased $12,007,000 to $30,480,000 from $18,473,000 at December 31, 1994. In November
1995, capital increased $9,507,000 when NECB issued 1,004,000 shares of its common stock in exchange for all of the outstanding shares of EQBK. Following the acquisition, EQBK has been operating as a subsidiary of NECB.

       NECB endeavors to maintain an optimal amount of capital upon which an attractive return to shareholders will be realized over the short and long run while meeting all regulatory requirements for minimum levels of capital.

       As of December 31, 1996, NECB exceeded all regulatory capital ratios and the subsidiaries were categorized as "well capitalized." The various capital ratios of NECB for December 31, 1996 and 1995 were:

                                MINIMUM LEVEL           1996             1995
                               --------------          ------           ------
Total Risk-Based ............       8.0%               13.5%             13.5%
Tier 1 Risk-Based ...........       4.0%               12.2%             12.3%
Leverage ....................       4.0%                8.5%             11.9%

       As of March 31, 1997, NECB exceeded all regulatory capital ratios and the subsidiaries were categorized as "well capitalized." The various capital ratios of NECB for March 31, 1997 and 1996 were:

(UNAUDITED)
                               MINIMUM LEVEL            1997              1996
                              --------------           ------           ------
Total Risk-Based ............      8.0%                 13.7%            13.4%
Tier 1 Risk-Based ...........      4.0%                 12.4%            12.2%
Leverage ....................      4.0%                  8.7%             9.4%

RECENT ACCOUNTING PRONOUNCEMENTS

       In June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for Transfer and Servicing of Financial Assets and Extinguishments of Liabilities." This Standard is based on a financial-components approach under which an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred as a result of a transfer of financial assets, and recognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This standard is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996 (except for certain provisions deferred for one year by SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125"), and must be applied prospectively. NECB does not expect that, upon adoption, this statement will have a material effect on its consolidated financial statements.

FORWARD LOOKING STATEMENTS

       Certain statements contained in this Joint Proxy Statement-Prospectus, including those contained in "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND IN RESULTS OF OPERATIONS OF NECB" AND "INFORMATION REGARDING
NECB," are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 are thus prospective. Such forward looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results express or implied by such statements. Such factors include, but are not limited to changes in interest rates, regulation, competition and the local and regional economy.

                         CERTAIN STATISTICAL INFORMATION

DEPOSITS

       The following table sets forth average deposits and average rates for each of the years indicated:

                                                  1996                             1995                            1994
                                           ---------------------             --------------------            --------------------
                                           AVERAGE                           AVERAGE                         AVERAGE
(AMOUNTS IN THOUSANDS)                     BALANCE         RATE              BALANCE       RATE              BALANCE       RATE
                                           --------       ------             --------      ------            --------      ------
Demand deposits......................      $ 62,707                          $ 39,395                        $ 32,754
                                           --------                          --------                        --------
Regular savings deposits.............        76,310        2.02%               47,746        2.16%             56,819       2.02%

NOW accounts.........................        38,370        1.25%               23,405        1.14%             23,197       1.32%
Money market deposits................         5,014        1.10%                5,047        1.82%              4,396       2.73%
                                           --------                          --------                        --------
  Total savings deposits.............       119,694        1.74%               76,198        1.83%             84,412       1.87%
                                           --------                          --------                        --------
Time deposits........................       153,004        5.39%               80,615        5.35%             63,619       3.74%
                                           --------                          --------                        --------
  Total Deposits.....................      $335,405                          $196,208                        $180,785
                                           ========                          ========                        ========

RETURN ON EQUITY AND ASSETS

                                                                                      YEARS ENDED DECEMBER 31,
                                                                     -------------------------------------------------------------
                                                                     1996         1995            1994          1993        1992
                                                                     -----        -----           -----         -----       -----
Return on average assets .......................................      1.14%         0.91%          0.56%         0.20%        0.18%
Return on average equity .......................................     12.28          9.61           8.34          3.26         3.08
Dividend payout ratio ..........................................     22.22         22.52           6.10          0.00         0.00
Equity to assets ...............................................      9.33          8.92           8.53          6.40         5.83

INVESTMENT PORTFOLIO

       The following tables present maturities and weighted average yields at December 31, 1996, 1995 and 1994. The weighted average yields were calculated based on the cost and effective yields to maturity of each security. The weighted average yields on income from municipal obligations and equity securities were adjusted to a tax-equivalent basis.

                                                                                 1996
                                       ------------------------------------------------------------------------------------------
                                                     AFTER ONE    AFTER FIVE                                             WEIGHTED
                                        WITHIN      BUT WITHIN    BUT WITHIN       AFTER          NO                      AVERAGE
(AMOUNTS IN THOUSANDS)                 ONE YEAR     FIVE YEARS     TEN YEARS     TEN YEARS     MATURITY        TOTAL       YIELD
                                       ---------     ---------     ---------     ---------     ---------     --------    --------
AVAILABLE FOR SALE(1):
Debt securities issued by the
  U.S. Treasury and other U.S.
  government agencies ................   $ 6,124       $46,168       $11,022       $            $             $63,314      6.74%
Mortgage-backed securities ...........       259         2,446         1,148        6,458                      10,311      6.98%
Corporate debt securities ............     2,503         5,620                                                  8,123      6.22%
Marketable equity securities                                                                      3,689         3,689
                                         -------       -------       -------       ------       -------       -------
                                         $ 8,886       $54,234       $12,170       $6,458       $ 3,689       $85,437
                                         -------       -------       -------       ------       -------       -------
Weighted average yield ...............      6.64%         6.40%         7.34%        6.99%                       6.81%
                                         -------       -------       -------       ------       -------       -------

HELD TO MATURITY:
Debt securities issued by the
  U.S. Treasury and other U.S.
  government agencies ................   $             $ 3,507        $ 1,009      $             $            $ 4,516      6.91%
Debt securities issued by states and
  political subdivisions of the states                     720          1,347         774                       2,841      5.00%
                                         -------       -------        -------      ------        -------      -------
                                         $     0       $ 4,227        $ 2,356      $  774        $     0      $ 7,357
                                         -------       -------        -------      ------        -------      -------
Weighted average yield ...............                    6.36%          5.99%       5.14%                       5.96%
                                         -------       -------        -------      ------        -------      -------
Total portfolio ......................   $ 8,886       $58,461        $14,526      $7,232        $ 3,689      $92,794
                                         =======       =======        =======      ======        =======      =======
Total weighted average yield .........      6.64%         6.39%          7.12%       6.88%                       6.73%
                                         =======       =======        =======      ======        =======      =======
----------------
(1) Amounts shown at amortized cost.


                                                                                    1995
                                        -------------------------------------------------------------------------------------------
                                                       AFTER ONE    AFTER FIVE                                             WEIGHTED
                                         WITHIN      BUT WITHIN    BUT WITHIN       AFTER          NO                      AVERAGE
(AMOUNTS IN THOUSANDS)                  ONE YEAR     FIVE YEARS     TEN YEARS     TEN YEARS     MATURITY       TOTAL        YIELD
                                        ---------     ---------     ---------     ---------     ---------    --------     --------
AVAILABLE FOR SALE (1):
Debt securities issued by the
  U.S. Treasury and other U.S.
  government agencies ................   $  5,000      $ 29,035     $   4,448       $            $            $ 38,483         6.2%
Obligations of states and
  political subdivisions .............        251                                                                  251        10.9%
Mortgage-backed securities                                4,735           313         6,208                     11,256         7.4%
Corporate debt securities ............      6,288         3,400                                                  9,688         7.1%
Marketable equity securities .........                                                             15,115       15,115
                                         --------       -------       -------        ------       -------      -------
                                         $ 11,539      $ 37,170     $   4,761       $ 6,208      $ 15,115     $ 74,793
                                         --------       -------       -------        ------       -------      -------
Weighted average yield ...............       6.7%          6.0%          7.5%          7.4%          4.4%         6.9%
                                         --------       -------       -------        ------       -------      -------

HELD TO MATURITY:
Debt securities issued by the
  U.S. Treasury and other U.S.
  government agencies ................   $  1,500      $  4,001     $               $            $            $  5,501         6.4%
Debt securities issued by states
  and political subdivisions
  of the states ......................                      622           697           246                      1,565         8.1%
                                         --------       -------       -------        ------       -------      -------
                                         $  1,500      $  4,623     $     697       $   246      $      0     $  7,066
                                         --------       -------       -------        ------       -------      -------
Weighted average yield ...............       5.9%          6.6%          7.6%          9.2%                       7.1%
                                         --------       -------       -------        ------       -------      -------
Total portfolio ......................   $ 13,039      $ 41,793     $   5,458       $ 6,454      $ 15,115     $ 81,859
                                         ========       =======       =======        ======       =======      =======
Total weighted average yield .........       6.7%          6.1%          7.5%          7.5%          4.4%         6.9%
                                         ========       =======       =======        ======       =======      =======
--------------
(1) Amounts shown at amortized cost.
                                                                             1994
                                         ------------------------------------------------------------------------------------------
                                                       AFTER ONE    AFTER FIVE                                             WEIGHTED
                                          WITHIN      BUT WITHIN    BUT WITHIN       AFTER          NO                      AVERAGE
(AMOUNTS IN THOUSANDS)                   ONE YEAR     FIVE YEARS     TEN YEARS     TEN YEARS     MATURITY       TOTAL        YIELD
                                         ---------     ---------     ---------     ---------     ---------    --------     --------
AVAILABLE FOR SALE (1):
Debt securities issued by the
  U.S. Treasury and other U.S.
  government agencies ................    $  9,980      $ 11,984      $  1,013       $             $           $ 22,977        6.1%
Mortgage-backed securities ...........                     5,123           228         3,694                      9,045        6.8%
Corporate debt securities ............         512         2,331           523                                    3,366        9.0%
Marketable equity securities .........                                                               2,120        2,120        5.8%
                                          --------      --------       -------       -------       -------     --------
                                          $ 10,492      $ 19,438      $  1,764       $ 3,694       $ 2,120     $ 37,508
                                          --------      --------       -------       -------       -------     --------
Weighted average yield ...............        5.0%          6.4%          7.7%          6.9%          4.9%         6.7%
                                          --------      --------       -------       -------       -------     --------

HELD TO MATURITY:
Debt securities issued by the
  U.S. Treasury and other U.S.
  government agencies .................   $  3,910      $  6,976       $             $             $           $ 10,886        6.9%
Debt securities issued by states
  and political subdivisions
  of the states .......................        450           100           306                                      856       5.00%
                                          --------      --------       -------       -------       -------     -------
                                          $  4,360      $  7,076       $   306       $     0       $     0     $ 11,742       10.2%
                                          --------      --------       -------       -------       -------     --------
Weighted average yield ................       5.7%          7.1%          9.8%                                     7.2%
                                          --------      --------       -------       -------       -------     --------
Total portfolio .......................   $ 14,852      $ 26,514       $ 2,070       $ 3,694       $ 2,120     $ 49,250
                                          ========      ========       =======       =======       =======     ========
Total weighted average yield ..........       5.1%          6.6%          8.0%          6.9%          4.9%         6.7%
                                          ========      ========       =======       =======       =======     ========
---------------
(1) Amounts shown at amortized cost.

LOAN PORTFOLIO

       Types of loans at the end of each reporting period.

                                                                            AT DECEMBER 31,
                                            -------------------------------------------------------------------------------
(AMOUNTS IN THOUSANDS)                       1996               1995              1994              1993             1992
                                             -----              -----             -----             -----            -----
Commercial and financial ................   $ 55,601           $ 39,474          $ 27,033         $ 14,439         $ 19,490
Real estate:
  Construction ..........................     12,250             12,841             1,883              830            3,929
  Residential ...........................     76,970             63,025            50,382           51,433           59,609
  Commercial ............................    114,174             80,793            40,863           38,234           38,140
Consumer ................................     30,001             26,102            12,464           10,760           14,154
                                            --------           --------          --------         --------         --------
Loans outstanding .......................   $288,996           $222,235          $132,625         $115,696         $135,322
                                            ========           ========          ========         ========         ========

       The following table shows the maturity and sensitivity of the Company's loan portfolio outstanding as of December 31, 1996.

                                                                    AFTER ONE
                                             ONE YEAR              YEAR THROUGH            AFTER
(AMOUNTS IN THOUSANDS)                        OR LESS              FIVE YEARS           FIVE YEARS             TOTAL LOANS
                                             ---------            -------------         ----------             -----------
Commercial and financial.................    $ 34,092                $15,083              $ 6,426               $ 55,601
Real estate:
  Construction...........................       9,393                    414                2,443                 12,250
  Residential............................      35,995                 22,012               18,963                 76,970
  Commercial.............................      57,049                 48,693                8,432                114,174
Consumer.................................      21,280                  5,958                2,763                 30,001
                                             --------                -------              -------               --------
Total Loans..............................    $157,809                $92,160              $39,027               $288,996
                                             --------                -------              -------
Less: allowance for possible loan losses.                                                                         (5,514)
                                                                                                                --------
Total loans, net.........................                                                                       $283,482
                                                                                                                ========

       At December 31, 1996,  loans maturing after one year include  $51,971,000 in fixed rate loans and $79,216,000 in variable rate loans.


                               MANAGEMENT OF NECB


DIRECTORS AND EXECUTIVE OFFICERS OF NECB

       The following table sets forth the name and age of each Director and Executive Officer, his/her principal occupation for the last five years and the year in which he/she was first elected as a Director or appointed an Executive Officer of NECB, NEBT or EQBK.

                                             POSITIONS                                                            DIRECTOR OR
                                             AND PRINCIPAL                               COMMITTEE                EXECUTIVE OFFICER
                                 AGE         OCCUPATION(1)                               MEMBERSHIP               OF NECB SINCE:
                                 ----        ------------                                -----------              ---------------
Tadeus J. Buczkowski             70          Loss Control Director (Retired)             Executive                1986
                                             Hartford Insurance Group

John C. Carmon                   49          President, Carmon                           Executive                1985
                                             Funeral Homes, Inc.

Gary J. DeNino                   42          President of IMSCO,                         Compensation             1995
                                             Inc. a domestic market                      and Finance
                                             representative of
                                             international products

Frank A. Falvo                   54          Executive Vice President of                 Executive                1995
                                             NECB since December 1995
                                             and  President and CEO of
                                             EQBK since its formation

Dominic J. Ferraina              64          Chairman of the                             Executive                1986
                                             Boards of NECB and                          and Compensation
                                             NEBT; Practicing Attorney

Donat A. Fournier                48          Vice President and Senior                                            1993
                                             Loan Officer of NECB(2)

Charles D. Gersten               73          Partner, Gersten &                          Executive                1995
                                             Clifford (law firm)

John R. Harvey                   49          Partner, Harvey & Horowitz,                 Audit                    1995
                                             P.C. (Certified Public Accountants)

Anson C. Hall                    58          Vice President, Chief Financial                                      1993
                                             Officer and Treasurer of NECB(3)

David A. Lentini                 49          President and Chief Executive               Executive                1993
                                             Officer of NECB and NEBT(4)

Angelina J. McGillivray          47          Manager,                                    Executive,               1993
                                             Coccomo Associates                          Compensation
                                             Realtors, LLC                               and Audit

Edward J. Szewczyk               66          President,                                  Governance               1985
                                             Southwood                                   and Audit
                                             Pharmacy, Inc.

-----------------

(1) All the Directors and Executive Officers have been engaged in their respective positions for more than five years except for Messrs. Lentini, Hall and Fournier.

(2) In  June  1993,  the  Board  of Directors appointed Mr. Fournier to serve as
    Executive Vice President and Chief Lending Officer of NEBT. NEBT entered into an employment agreement with Mr. Fournier in August of 1994, for a period of two years. Prior to his appointment by the Board of Directors, Mr. Fournier served as Chief Operations Officer, Senior Executive Vice
    President  and Corporate  Secretary of  Eastland  Financial  Corporation  in
    Woonsocket, Rhode Island. Mr. Fournier does not serve as a director of NECB.

(3) In  June  1993,  the  Board  of   Directors  appointed  Mr. Hall to serve as
    Treasurer  of NECB and as Senior Vice President and  Chief Financial Officer
    of NEBT. NEBT entered into an employment agreement with Mr. Hall  in  August of 1994, for a period of two years. Between  August  1992 and June 1993, Mr.
    Hall  owned  and  operated  a  business, Bestway  Management,  a  management
    consulting  firm  serving    small  banks  and  businesses.  Prior  to  that
    time, Mr. Hall served as Senior  Vice  President, Treasurer  and  Controller
    of  Fleet  Bank,  N.A., Hartford,  Connecticut until 1992. Mr. Hall does not serve as a director of NECB.

(4) Mr.  Lentini  was  appointed  to  serve  as  President  and Chief  Executive
    Officer of NEBT  and  NECB  in May 1993. Prior to  joining  NEBT  and  NECB,
    Mr.  Lentini  served  as  President  and  Chief  Executive  Officer  of  the
    Connecticut Bank of Commerce, Woodbridge, Connecticut  from  September  1992 through  May 1993.  Mr. Lentini  was  employed by the Bank of South  Windsor as  President and Chief Executive Officer from December 1987 until September
    1992.


MEETINGS AND COMMITTEES

       During 1996, the NECB Board met twelve times. The Audit Committee met five times and the Executive, Compensation and the Governance Committees each met once. In 1996, all NECB Board members attended more than 75% of the meetings of the NECB Board and its committees on which they serve.

       The Executive Committee consists of seven members and had broad responsibilities and reviews all matters which may significantly affect NECB. Its primary focus is upon strategic interests providing guidance for development and implementation of NECB's strategic plan. During 1996, the Committee only met once because all matters otherwise reviewable by it were reviewed by the entire Board.

       The Audit Committee assists the Boards of Directors of NEBT and EQBK in fulfilling their fiduciary responsibilities relating to corporate accounting and reporting practices of NEBT and EQBK, respectively. Additionally, the Audit
Committee reviews the records and affairs of NECB to determine its financial condition, reviews with management and the independent auditors NECB's internal control systems, and monitors NECB's adherence in accounting and financial reporting to generally accepted accounting principles.

       The Compensation Committee, composed of three independent non-employee members of the NECB Board, determines issues related to compensation programs and policies including compensation actions for the Chief Executive Officer and reviews the compensation for all executive officers.

       The Governance Committee consists of four members. The Governance Committee was formed to assist the Board with issues related to its membership as well as issues related to the Articles of Incorporation and By-laws of the Corporation. Issues related to membership include but are not limited to, issues such as the size and membership of the Board of Directors and its standing committees.

       The Governance Committee will consider additional nominees during the year as corporate needs dictate, and will advise the Board of Directors as to its recommendations. The Governance Committee will consider recommendations by shareholders for nomination as directors, provided such recommendations are submitted in accordance with certain procedures set forth in NECB's By-laws. A shareholder's notice must be delivered or mailed and received at the principal executive offices of NECB not less than 60 days nor more than 90 days prior to the meeting. However, if fewer than 70 days notice of the date of the meeting is given or made to shareholders, and the meeting is held in the preceding year, then notice of the nomination by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed to shareholders. Notice to shareholders' meeting will be deemed to be given on the date of NECB's quarterly report, letter to shareholders or other communications to shareholders disclosing the meeting date, if the meeting is in fact held on that date or within 30 days thereafter. A shareholder's notice must set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and, if know, residence address,
(ii) the principal occupation or employment, (iii) the number of shares of stock of NECB that are beneficially owned, and (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. In addition, any shareholder making the nomination must promptly provide any other information reasonably requested by NECB.

COMPENSATION OF DIRECTORS

       For their service on the NECB Board during 1996, Directors (other than Executive Officers of NECB who are Board members) received an annual retainer of $1,500, plus $300 for each Board meeting attended and $150 for each committee meeting attended. The Chairman of the Board and each Committee Chairman received an additional annual compensation of $3,500 and $500, respectively.

                           NECB EXECUTIVE COMPENSATION

       The following table provides certain information regarding the compensation paid to certain Executive Officers (the "Named Executive Officers") of NECB for services rendered in capacities to NECB and NEBT during the fiscal years ended December 31, 1996, 1995 and 1994. No other current Executive Officer of NECB received cash compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                    COMPENSATION
                                                                 ANNUAL COMPENSATION                   AWARDS
                                                  ----------------------------------------------    ------------
                                                                                                      OPTION'S/          ALL OTHER
NAME AND PRINCIPAL POSITION                         YEAR           SALARY ($)          BONUS($)        SAR(#)       COMPENSATION($)
---------------------------                       ---------    ---------------      ------------    ------------   ----------------
David A. Lentini                                     1996          $175,000            $30,800        40,000         $20,785(1)
  President and Chief Executive Officer              1995           140,000             13,500        15,000          22,837
                                                     1994           135,000                           20,000          17,647

Frank A. Falvo                                       1996          $150,000            $26,400        30,000          $4,167(2)
  Executive Vice President                           1995(3)        125,000             12,325

Donat A. Fournier                                    1996          $125,000            $26,400        30,000         $15,549(4)
  Vice President and Senior Loan                     1995            95,000             10,500        10,000          17,138
  Officer                                            1994            93,484                           14,000           8,062

Anson C. Hall                                        1996          $100,000            $17,600        30,000         $11,472(5)
  Vice President, Chief Financial Officer            1995            80,000              6,500         5,000
  and Treasurer                                      1994            75,000

---------------
(1) During 1996, NECB contributed $9,000 and $2,288, respectively, into NECB's former pension plan and NECB's 401(k) plan. Additionally, NECB paid life and disability insurance premiums in the amounts of $2,689 and $6,818, respectively, for the benefit of Mr. Lentini.

(2)  During 1996, NECB contributed $4,167 pursuant to the 401(k) plan.

(3) Amounts shown in the table for 1995 include amounts paid by EQBK to Mr. Falvo prior to the acquisition of EQBK by NECB.

(4) During 1996, NECB contributed $9,000 and $1,635, respectively, into NECB's former pension plan and NECB's 401(k) plan. Additionally, NECB paid disability insurance premiums in the amount of $3,914 for the benefit of Mr. Fournier.

(5) During 1996, NECB contributed $5,279 and $1,308, respectively, into NECB's former pension plan and NECB's 401(k) plan. Additionally, NECB paid disability insurance premiums in the amount of $4,885 for the benefit of Mr. Hall.


                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options made during the year ended December 31, 1996 to the Named Executive Officers.

                                            NUMBER OF        PERCENT OF TOTAL
                                            SECURITIES         OPTIONS/ SARS
                                            UNDERLYING          GRANTED TO           EXERCISE OR                      GRANT DATE
                                           OPTIONS/SARS        EMPLOYEES IN          BASE PRICE       EXPIRATION     PRESENT VALUE
NAME                                      GRANTED (#)(1)      FISCAL YEAR (2)          ($/SH)            DATE           ($)(3)
----                                    -----------------   -------------------    --------------    -------------   --------------
David A. Lentini......................        40,000                28.6%               $10.25          1/31/2006        $127,200
Frank A. Falvo........................        30,000                21.4%               $10.25          1/31/2006         $95,400
Donat A. Fournier.....................        30,000                21.4%               $10.25          1/31/2006         $95,400
Anson C. Hall.........................        30,000                21.4%               $10.25          1/31/2006         $95,400

-------------------
(1) Under the 1996 Incentive and Nonqualified Compensatory Stock Option Plan (the "1996 Plan"), the Committee may grant either Incentive Stock Options or Non-Statutory Stock Options to key managerial employees to purchase shares of NECB Common Stock. The option price is fixed by the Compensation Committee (the "Committee") at the time of the grant and may not be less than 100 percent of the fair market value of the stock, as determined by the Committee, in good faith as of the grant date. Each option may be first exercised in five equal annual installments commencing from the date set forth in the Stock Option Agreement for such options; provided, however, that no option be exercised beyond ten years after the date of the grant.
(2) The percentages in the tables are based upon a total of 140,000 options granted to NECB employees in 1996--all of which were granted under the 1996 Plan.
(3) The grant date present values shown in the table are determined using the Black-Scholes option pricing model. The assumptions used in calculating the Black-Scholes present value of approximately $3.18 per option for new option grants were as follows: (a) a dividend yield of 2.1 percent; (b) expected volatility of 25 percent; (c) a risk-free interest rate of 5.17 percent; and (d) expected lives of 8 years.

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option pricing models require the use of highly subjective assumptions, including the expected stock price volatility. Because NECB's employee options have characteristics significantly different from those traded options, and because changes in subjective assumptions can materially affect the fair value estimates, the Black-Scholes model does not necessarily provide a reliable single measure of the fair value of NECB's employee options. The amount realized from an employee option ultimately depends on the market of the NECB Common Stock on the date of the exercise.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTIONS/SAR VALUES


                                                                                 NUMBER OF
                                                                                SECURITIES
                                                                                UNDERLYING                    VALUE OF UNEXERCISED
                                                                                UNEXERCISED                       IN-THE-MONEY
                                                                               OPTIONS/SARS                       OPTIONS/SARS
                                    SHARES ACQUIRED   VALUE REALIZED          AT FY-END (#)                    AT FY-END ($)(2)
                                                                      -----------------------------    ----------------------------
NAME                               ON EXERCISE (#)        ($)(1)      EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                              -----------------  ---------------  -----------     -------------    -----------    -------------
David A. Lentini..................      20,000            $140,000        23,000            32,000        $155,375         $164,000

Frank A. Falvo....................                                         6,000            24,000        $ 30,750         $123,000

Donat A. Fournier.................      14,000            $ 98,000        16,000            24,000        $107,000         $123,000

Anson C. Hall.....................                                        11,000            24,000        $ 68,875         $123,000

--------------------
(1) Value realized is the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the option exercised.
(2) Value is the difference between the fair market value of the Common Stock at year end and the exercise price of the option.

PENSION PLAN

       During 1996, the Company converted its defined contribution plan into a 401(k) plan (the "Plan"). Employees over the age of 21 and with one year of service are eligible to participate in the Plan. The Company matches employee contributions to the Plan on the following basis: 100% of the first 3% of employee contributions and 50% of the next 2%. Both employee and Company matches immediately vest in the Plan. Additionally, funds which were previously not vested in the defined contribution plan vested upon transfer into the Plan.


EMPLOYMENT AGREEMENTS

       NECB entered into employment agreements with Messrs. Lentini, Fournier and Hall in August, 1994 and with Mr. Falvo in August 1996.

       Mr. Lentini's employment agreement provides for his employment as President and Chief Executive Officer until July 30, 1996. Beginning August 1, 1995, and annually thereafter, the agreement automatically extends for one additional year unless canceled by either party. The agreement will terminate two years from the date of the last extension. Under the agreement, Mr. Lentini receives an annual base salary which is fixed by the Board each year. The employment agreement also provides that the Board of Directors of NECB may pay an incentive bonus to Mr. Lentini at its option, and the amount of such bonus is discretionary and will be determined by the Board of Directors.

       Mr. Falvo's employment agreement provides for his employment by NECB as Executive Vice President until July 30, 1998. Beginning August 1, 1998, and annually thereafter, the agreement automatically extends for one additional year unless canceled by either party. The agreement will terminate two years from the date of the last extension. Under the agreement, Mr. Falvo's annual salary is $165,000. The employment agreement also provides that the Board of Directors of NECB may pay an incentive bonus to Mr. Falvo at its option, and the amount of such bonus is discretionary and will be determined by the Board of Directors.

       Mr. Fournier's employment agreement provides for his employment by NECB as its Executive Vice President and Chief Loan Officer until July 30, 1996. Beginning August 1, 1996, and annually thereafter, the agreement automatically extends for one additional year unless canceled by either party. The agreement will terminate two years from the date of the last extension. Under the agreement, Mr. Fournier receives an annual base salary which is fixed by the Board each year. The employment agreement also provides that the Board of Directors of NECB may pay an incentive bonus to Mr. Fournier at its option, and the amount of such bonus is discretionary and will be determined by the Board of Directors.

       Mr. Hall's employment agreement provides for his employment by NECB as its Vice President and Chief Financial Officer until July 30, 1996. Beginning August 1, 1996, and annually thereafter, the agreement automatically extends for one additional year unless canceled by either party. The agreement will terminate two years from the date of the last extension. Under the agreement, Mr. Hall receives an annual base salary which is fixed by the Board each year. The employment agreement also provides that the Board of Directors of NECB may pay an incentive bonus to Mr. Hall at its option, and the amount of such bonus is discretionary and will be determined by the Board of Directors.

                     OTHER INFORMATION RELATING TO DIRECTORS
                             AND EXECUTIVE OFFICERS

       Some of the Directors and Executive Officers of NECB, NEBT and EQBK and companies or organizations with which they are associated, have had, and may have in the future, banking transactions with NEBT and EQBK in the ordinary course of NEBT's and EQBK's business. All such loans are currently performing in accordance with their terms. Total loans to Directors and Executive Officers of NECB, NEBT and EQBK and associates of such Executive Officers and Directors outstanding during the past three years were as follows:

DECEMBER 31,                                   TOTAL INDEBTEDNESS OUTSTANDING
------------                                 ----------------------------------
1996........................................             $4,704,000

1995........................................             $6,971,000

1994........................................             $3,337,000

       Federal banking laws and regulations limit the aggregate amount of indebtedness which banks may extend to bank insiders. Pursuant to such laws and regulations, NEBT and EQBK may extend credit to executive officers, directors, principal shareholders or any related interest of such persons, if the extension of credit to such persons is in an amount that, when aggregated with the amount of all outstanding extensions of credit to such individuals, does not exceed NEBT's and EQBK's unimpaired capital and unimpaired surplus. As of December 31, 1996, 1995 and 1994 the aggregate amounts of extensions of credit to insiders were well below this limit.

       NEBT and EQBK have had, and are expected to have in the future, banking transactions in the ordinary course of business with directors, executive officers and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and, on terms that do not involve more than the normal risk of collectibility or present other unfavorable features.

       During 1996, NECB retained Dominic J. Ferraina, Chairman of the Boards of NECB and NEBT, to perform certain legal services.

       Charles D. Gersten, a director of NECB and EQBK, is the lessor of the property leased by EQBK at 1160 Silas Deane Highway, Wethersfield, Connecticut. EQBK's lease, which commenced in 1989, provides that space in the building will be leased for ten years with three five-year renewal options. Beginning in 1994, until the end of the term of the lease, the rent is subject to an annual increase equal to one-half of the prevailing cost of living rate adjustment. Rent expense under this lease amounted to $224,576 during 1996. EQBK considers the lease to have been written on terms comparable to the general market at the time the lease was entered into and to have terms and conditions as would have been negotiated with an outside party.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF NECB

       The following table includes certain information as of the NECB Record Date regarding the shareholders known to NECB to own beneficially more than five percent (5%) of the NECB Common Stock.

NAME AND
ADDRESS OF                                  AMOUNT OF SHARES        PERCENTAGE
BENEFICIAL OWNERS                          BENEFICIALLY OWNED        OF CLASS
----------------                            -----------------        ---------
Wellington Management Co..............            344,300              9.4%
75 State Street, 19th Floor
Boston, MA 02119
Angelina J. McGillivray...............            231,979(1)(2)        6.3%
195 Ethan Drive
Windsor, CT 06095
Bay Pond Partners, L.P................            230,900              6.3%
75 State Street
Boston, MA 02119
John Hancock Advisers, Inc............            185,000              5.0%
101 Huntington Avenue
Boston, MA 02119
--------------------
(1) Includes 85,167 shares owned by John A. Coccomo, Sr., a former Director of NECB, for which Mrs. McGillivray holds power of attorney to vote and which ownership has been disclaimed by Mrs. McGillivray.
(2) Includes 34,012 shares owned by John A. Coccomo, Sr. Foundation for the Blind, Inc., a charitable trust of which Mrs. McGillivray is a trustee and for which ownership has been disclaimed by Mrs. McGillivray.

         SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF NECB

       The following table shows, as of the NECB Record Date, the number of shares of NECB Common Stock and the percent of outstanding NECB Common Stock beneficially owned by (i) each of the current Directors, (ii) each of the Named Executive Officers and (iii) all Directors and Executive Officers as a group.

                                                   AMOUNT AND
                                                   NATURE OF
                                                   BENEFICIAL         PERCENT
NAME                                               OWNERSHIP (1)    OF CLASS (2)
-----                                            ------------      ----------
Tadeus J. Buczkowski.........................        17,988             0.5%
John C. Carmon...............................        18,360(3)          0.5%
Gary J. DeNino...............................        25,587             0.7%
Frank A. Falvo...............................        19,034             0.7%
Dominic J. Ferraina..........................        15,000             0.4%
Donat A. Fournier............................        20,656(3)          0.6%
Charles D. Gersten...........................       100,525(3)          2.7%
Anson C. Hall................................        12,486(3)          0.3%
John R. Harvey...............................        13,786(3)          0.4%
David A. Lentini.............................        33,600(3)          0.9%
Angelina J. McGillivray......................       231,979(4)(5)       6.3%
Edward J. Szewcyzk...........................        12,358             0.3%
All Directors and Executive Officers
  as Group (12 persons)......................       487,347            13.1%
-----------------
(1) Amounts shown include 6,000, 16,000, 11,000 and 23,000 shares, respectively, that may be acquired by Messrs. Falvo, Fournier, Hall and Lentini.
(2) For purposes of this calculation, the number of shares of Common Stock used includes shares outstanding as of the NECB Record Date of 3,667,166 plus any shares subject to options granted to that individual and exercisable within 60 days of the NECB Record Date.
(3) Includes shares owned by, or as to which voting power is shared with, spouse, children, or affiliates.
(4) Includes 85,167 shares owned by John A. Coccomo, Sr., a former Director of NECB, for which Mrs. McGillivray holds power of attorney to vote and which ownership has been disclaimed by Mrs. McGillivray.
(5) Includes 34,012 shares owned by John A. Coccomo, Sr. Foundation for the Blind, Inc., a charitable trust of which Mrs. McGillivray is a trustee and for which ownership has been disclaimed by Mrs. McGillivray.

                           INFORMATION REGARDING FBWH

BUSINESS

       FBWH was incorporated under the laws of the State of Connecticut on August 19, 1987. It commenced operation as a Connecticut state-chartered bank on January 11, 1988. FBWH offers standard commercial bank products and services. FBWH is an insured bank under the Federal Deposit Insurance Act. Like most state-chartered banks in Connecticut, FBWH is not a member of the Federal Reserve System

       FBWH conducts business from its office located at 1013 Farmington Avenue, West Hartford, Connecticut, 06107; Telephone: (860) 561-4620. There are no branches. FBWH has defined its primary market as the Town of West Hartford, and its secondary market areas as the Towns of Avon, Bloomfield, Farmington, Newington and the City of Hartford. FBWH is located in West Hartford Town Center, traditionally the commercial center of West Hartford. Farmington Avenue, where the office is located, is a major traffic corridor for both West Hartford Town Center and for commuters heading to and from the City of Hartford.

       West  Hartford  has a number  of  institutions  which  offer  varied  and innovative financial products. West Hartford is served by 10 banking institutions (banks and thrifts) with approximately 23 offices. The types of institutions range from large regional banks to various institutions of smaller size. No other bank is headquartered in West Hartford.

       Competition may also be increased generally by virtue of recent changes to State and Federal Banking laws. State law generally confers substantially similar powers on banks and thrifts. State and federal law currently allow out-of-state institutions to acquire Connecticut institutions. Federal law will allow such institutions to merge with Connecticut institutions, and State law may be amended in the near future to allow out-of-state institutions to branch on their own into Connecticut. FBWH cannot predict the long-range effect of this legislation on operations at this time.

       Connecticut legislation also permits any savings bank or commercial bank to establish a branch office in any Connecticut town.

       A material portion of FBWH's deposits have not been obtained from a single person. A material portion of FBWH's loans are not concentrated on one industry or group of related industries.

       FBWH conducts substantially the same business operations as are typical for an independent Connecticut commercial bank.

       It operates as a hometown, or community-type bank focusing on the banking needs of and providing personal services to local customers. The range of services offered includes business and personal checking accounts, interest-bearing "NOW" accounts, saving accounts, certificates of deposit, money market accounts, IRA accounts, an on-site automatic teller machine, safe deposit box facilities, money orders, travelers' checks, the extension of long- and short-term, secured and unsecured, business, student and personal loans, mortgages on commercial and residential real estate, home equity lines of credit, direct deposit of payroll and Social Security checks, Treasurer's checks, food stamps, welfare check cashing, foreign transfers and remittances, night deposit lock bags, wire transfers, investment transactions, Christmas Club, credit cards and saving bonds. FBWH provides non-deposit products through a third party contract arrangement and by making Small Business Administration commercial loans. FBWH is an SBA Preferred Lender.

PROPERTIES

       FBWH leases its main and only office at 1013 Farmington Avenue, West Hartford, Connecticut. See "ITEM 2. ELECTION OF DIRECTORS OF FBWH -- Certain Transactions."


LEGAL PROCEEDINGS

       There are no material adverse legal proceedings, other than ordinary routine litigation incidental to normal business, to which FBWH is a party or to which its properties are subject.


       In January of 1992, FBWH voluntarily entered into a Stipulation and Consent for Issuance of a Cease and Desist Order (the "Order") with the FDIC.

The Order required that FBWH take specific action to correct certain deficiencies addressed by the FDIC as a result of its examination of FBWH as of June 10, 1991. The Order addressed issues such as deterioration in asset quality, deficiencies in credit administration and documentation, inadequate allowance for loan losses, inadequate capital and management qualifications. FBWH took corrective actions and the Order was unconditionally released in August 1995. FBWH is not subject to any regulatory enforcement proceeding at this time.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FBWH

SUMMARY

       FBWH commenced operations as a Connecticut chartered state bank and trust company on January 11, 1988. FBWH conducts its operations from its offices at 1013 Farmington Avenue, West Hartford, Connecticut.

       FBWH's principal business is to attract deposits from the general public and to make loans of various types, including commercial, commercial real estate, personal and residential permanent and home equity loans.

       During 1994 FBWH was awarded Certified Lender Status under the Small Business Administration ("SBA") Lending Program. FBWH also began offering non deposit investment products such as mutual funds and annuities through a third party business partner. Both of these events are consistent with FBWH's goal of increasing non interest fee income. In February 1996, FBWH's Preferred Lender Status under the SBA Lending Program was awarded.

       FBWH reported net income of $1,225,676 or $.88 per share for the year ended December 31, 1996, compared with net income of $1,710,443 or $1.60 per share for the prior year, and a net income of $407,402 or $.50 per share, for 1994. Net income in 1995 included a net income tax benefit of $1,008,580.

       For the quarter ended March 31, 1997, FBWH reported net income of $309,179 or $0.19 per share. This compares to net income of $247,628 or $0.17 per share for the first quarter of 1996. Earnings for the quarter were positively affected by an increased level of earning assets, a decreased level of non-performing assets and a higher level of non-interest income due to the origination and sale of SBA loans. These items were somewhat offset by increases in FBW's income tax expense due to the full utilization of net operating loss carryforwards.

       For the quarter ended March 31, 1996, FBWH reported net income of $247,628 or $0.17 per share. This compares to net income of $151,588 or $0.19 per share for the first quarter of 1995. Earnings for the quarter were largely attributed an increase in premiums recognized from the sale of the guaranteed portion of Small Business Administration loans to $129,708 as compared to $84,492 in 1995. FBWH also lowered its provision for loan losses to $75,000 from $220,000 at March 31, 1995 and realized a marginal $491 gain on securities sold as compared to $31,992 in losses during the first quarter of 1995. FDIC assessments were also decreased by $51,110. These were offset by a continued decrease in mortgage origination income and higher net costs associated with foreclosed property due to management's intention to accelerate the disposition of the assets.

       The allowance for loan losses represented 2.43% and 3.44% of total loans at December 31, 1996 and 1995, respectively. The provision for loan losses was $355,000 and $500,000 for 1996 and 1995, respectively. Net charge-offs in 1996 were $638,494 and in 1995 were $644,029 representing 1.4% and 1.5% of the respective years' average loans outstanding.

       Other real estate owned decreased to $207,000 at December 31, 1996 from $1,818,218 at December 31, 1995. Total non accruing loans and other real estate owned decreased by $1,971,949 to $889,815 at December 31,1996 from $2,861,764 at
December 31, 1995. As a result, the ratio of non accruing loans and other real estate owned to total loans and other real estate owned decreased to 1.88% at December 31, 1996 compared with 6.60% at December 31, 1995.

       Shareholders' equity totaled $8,808,640 at December 31, 1996 compared with $6,667,535 at the prior year end. The significant increase for 1996 was due to improved earnings, and proceeds from the exercise of common stock warrants. Included in the equity amounts at the end of 1996 were unrealized losses on available-for-sale securities, net of tax, of $90,109.

       Deposits at March 31, 1997 decreased to $67,611,110 compared to $70,060,740 at March 31, 1996. Other funding was provided by an increase in borrowings from the Federal Home Loan Bank as well as an increase in equity capital. Federal Home Loan Bank borrowings have been used to match fund longer term fixed rate loans. Equity capital has increase by $2,156,125 from the level at March 31, 1996.

INTEREST-EARNING ASSETS

       Interest-earning assets averaged $72,944,000 in 1996, a 9.4% increase from $66,673,000 in 1995 which was a 2.8% decrease from $68,578,000 in 1994.
During 1996, with its improved capital position FBWH began efforts to increase its level of earning assets. The decrease in the level of interest-earning assets during 1995 was a result of FBWH's decision to maintain or decrease FBWH's asset levels until capital ratios were improved.

       Average total loans were $44,808,000 in 1996 compared with $43,855,000 in 1995, a increase of 2%. In 1994 total loans averaged $52,959,000. Average total loans were 61% of average interest earning assets in 1996. In 1995 and 1994, average total loans were 66% and 77%, respectively, of average interest-earning assets.

       Investment securities principally consist of US Government and agency mortgage backed securities. In 1996 investment securities averaged $25,229,000, an increase of 43% from 1995 levels of $17,641,000, which in turn was an increase of 38% from 1994 investment securities of $12,770,000. FBWH decided early in 1994 to reallocate its balance sheet to include a higher percentage of investment securities. This continued into 1996. This reduces the credit risk inherent in FBWH's earning assets.

SOURCE OF FUNDS

       In 1996, total average interest-bearing liabilities were $60,079,000 an increase of 4.8% from 1995 average interest-bearing liabilities of $57,334,000, which were 4.7% below 1994 average interest-bearing liabilities of $60,169,000.

       Core deposits averaged $66,160,000 in 1996, a $2,754,000 or 4.3% increase from 1995 core deposit levels of $63,406,000, which in turn were $4,161,000 less than 1994 levels of $67,567,000. Core deposits consist of demand deposits, time deposits, savings deposits, and money market deposit accounts. Not included in core deposits are large denomination certificates of deposit.

       Demand deposits were $10,125,000 on average in 1996, $10,149,000 in 1995 and $10,815,000 in 1994. NOW, savings and money market deposit average balances increased during 1996 to $34,040,000, up $1,115,000 from 1995 average balances of $32,925,000, which were $2,904,000 below 1994 average balances of $35,829,000. Time deposit balances, including large denomination certificates of deposit averaged $23,377,000 in 1996 compared with $24,130,000 in 1995, and $24,085,000 in 1994.

       Other borrowed funds averaged $2,662,000 during 1996 compared with $279,000 during 1995, and $255,000 in 1994. During 1996 FBWH become a member of the Federal Home Loan Bank. This has allowed FBWH to borrow funds of longer duration to match fund fixed rate loans with longer maturities.

NET INTEREST INCOME

       Net interest income is the difference between the interest earned on assets and the interest paid on liabilities. Interest income and expense are affected by changes in the volume and mix of average interest-earning assets and interest-bearing liabilities, as well as changes in the level of interest rates.

       Interest income on interest-earning assets was $6,221,357 in 1996 compared with $5,806,760 and $5,313,134 in 1995 and 1994, respectively. Interest expense was $2,091,841 in 1996 compared with $1,975,912 in 1995 and $1,737,555 in 1994.

       FBWH's net interest income was $4,129,516 in 1996 which represented an increase of $298,668 or 7.8% over 1995. The increase was a result of a higher level of interest bearing assets. In 1995, net interest income was $3,830,848, an increase of $255,269 over $3,575,579 in 1994. This was due primarily to the result of the increased interest rate spread.

       During 1996 the yield on average interest-earning assets was 8.53%, a decrease of 17 basis points from 8.70% during 1995. The 1996 decrease in the yield on earning assets was due to decreases in the general level of interest rates. Interest earned on prime-based commercial loans, home equity loans and federal funds sold contributed to this decrease. The yield on investments increased as FBWH increased the size of the portfolio at higher yields. The rate paid on average interest bearing liabilities during 1996 was 3.48%, an increase of 3 basis points from 3.45% during 1995. Deposit rates did not change at the same overall level of interest rates. This was due primarily to a lack of competitive industry pressure stemming from weak loan demand in Connecticut. Certificates of Deposit issued with higher rate increased at a greater level than other core deposits. The resulting interest rate spread decreased to 5.05% for 1996, down 20 basis points from 1995's spread of 5.25%.

       During 1995, the yield on average interest-earning assets was 8.70%, an increase of 95 basis points over 7.75% during 1994. The 1995 increase in the yield on earning assets was due to increases in the general level of interest rates. Interest earned on prime based commercial loans, home equity loans and federal funds sold contributed to this increase. The yield on investments also increased as FBWH increased the size of the portfolio at higher yields. The rate paid on average interest bearing liabilities during 1995 was 3.45%, an increase of 56 basis points from 2.89% during 1994. Deposit rates did not increase at the same overall level of interest rates. This was due primarily to a lack of competitive industry pressure stemming from weak loan demand in Connecticut. Certificates of Deposit issued with lower rates increased at a greater level than other core deposits. The resulting interest rate spread increased to 5.25% for 1995, up 39 basis points over 1994's spread of 4.86%.

       FBWH's net interest margin for 1996 was 5.66%, compared with 5.74% in 1995 and 5.21% in 1994. The margin decreased slightly during 1996 as FBWH increased the level of investment securities as a percentage of earning assets. Investment securities generally provide a lower rate of return than FBWH's loan portfolio. As funds provided by non-interest sources did not change much during 1995 and 1994, the 1995 increase was due to the increased interest rate spread.

       Net interest income for the three months ended March 31, 1997 was $1,078,121 compared to $959,753 for the three months ended March 31, 1996. This increase is attributed to a higher level of interest earning assets, particularly in the loan portfolio. The significant drop in the level of non-performing assets has allowed FBWH to redeploy those funds into both the loan and investment portfolios.

       The following table summarizes the components of FBWH's net interest income, net interest spread and net interest margin.

          DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY;
                    INTEREST RATES AND INTEREST DIFFERENTIAL
                                    ($000'S)

                              FOR THE YEAR ENDED              FOR THE YEAR ENDED                   FOR THE YEAR ENDED
                               DECEMBER 31, 1996               DECEMBER 31, 1995                    DECEMBER 31, 1994
                          ----------------------------    ----------------------------         -----------------------
                          AVERAGE                         AVERAGE                              AVERAGE
                          BALANCE     INTEREST   RATE     BALANCE     INTEREST  RATE           BALANCE       INTEREST  RATE
                          -------     -------    -----    -------     -------   ------         -------       -------   -----
Loans ................... $44,808      $4,486    10.01%   $43,855     $4,425    10.09%          $52,959      $4,546    8.58%
Investment Securities ...  25,229       1,585     6.28%    17,641      1,077     6.10%           12,770         642    5.03%
Federal Funds Sold ......   2,907         150     5.16%     5,267        305     5.79%            2,849         125    4.39%
                          -------      ------             -------     ------                    -------      ------
Total Earning Assets ....  72,944       6,221     8.53%    66,763      5,807     8.70%           68,578       5,313    7.75%
                                       ------                         ------                                 ------
Cash and Due from Banks
   and Other Assets .....   5,169                           6,327                                 6,546
                          -------                         -------                               -------
Total Assets ............ $78,113                         $73,090                               $75,124
                          =======                         =======                               =======
NOW, Savings and Money
   Market Deposits ...... $34,040      $  677     1.99%   $32,925     $  743     2.26%          $35,829      $  788    2.20%
Time Deposits ...........  23,377       1,248     5.34%    24,130      1,217     5.04%           24,085         938    3.89%
Borrowed Funds ..........   2,662         167     6.27%       279         16     5.73%              255          11    4.31%
                          -------      ------             -------     ------                    -------      ------
Total Interest-Bearing
   Liabilities ..........  60,079       2,092     3.48%    57,334      1,976     3.45%           60,169       1,737    2.89%
                                       ------                         ------                                 ------
Demand Deposits .........  10,125                          10,149                                10,815
Other Liabilities .......     391                           1,002                                   300
Shareholders' Equity ....   7,518                           4,605                                 3,840
                          -------                         -------                               -------
Total Liabilities
   and Equity ........... $78,113                         $73,090                               $75,124
                          =======                         =======                               =======
Net Interest Income .....              $4,129                          $3,831                                 $3,576
                                       ======                          ======                                 ======
Net Interest Spread .....                         5.05%                          5.25%                                 4.86%
Net Interest Margin .....                         5.66%                          5.74%                                 5.21%

       For the purposes of these computations, nonaccruing loans are included in the daily average loan amounts outstanding. Also included in the daily average loan amounts outstanding were real estate loans held for sale.

       The following table sets forth changes in FBWH's interest income and interest expense resulting from changes in rates and changes in volumes.

                          RATE/VOLUME ANALYSIS ($000'S)

                                                                  YEAR ENDED DECEMBER 31,
                                   -------------------------------------------------------------------------------------

                                        1996 COMPARED TO 1995                             1995 COMPARED TO 1994
                                         INCREASE (DECREASE)                                INCREASE (DECREASE)
                                   -----------------------------------              ------------------------------------
                                   RATE           VOLUME          NET               RATE          VOLUME           NET
                                   ----           ------         ----               ----          ------          ----
Interest Income:

  Loans ........................   $(35)          $ 96           $ 61               $728           $(849)         $(121)
  Investment Securities ........     32            476            508                156             279            435
  Federal Funds Sold ...........    (30)          (125)          (155)                49             131            180
                                   ----           ----           ----               -----          -----          -----
                                    (33)           447            414                933            (439)           494
                                   ----           ----           ----               -----          -----          -----
Interest Expense:
  NOW, Savings and
    Money Market Deposits ......    (90)            24            (66)                20             (65)           (45)
  Time Deposits ................     70            (39)            31                277               2            279
  Borrowed Funds ...............      2            149            151                  4               1              5
                                   ----           ----           ----               ----           -----           ----
                                    (18)           134            116                301             (62)           239
                                   ----           ----           ----               ----           -----           ----
Changes in Net Interest Income .   $(15)          $313           $298               $632           $(377)          $255
                                   ====           ====           ====               ====           =====           ====

       The change in interest due to both rate and volume has been allocated in proportion to the relationship of the absolute dollar amounts of the change in each. Interest income on real estate loans held for sale is included in interest income on loans.

       FBWH originates residential mortgage loans for sale into the secondary market. During 1996 mortgages with a combined principal balance of $1,800,000 were originated and sold to investors on a non recourse servicing released basis. FBWH also originates loans under the SBA 7(a) Lending Program. These loans receive a guarantee from the federal government of up to 80% of their principal balances. FBWH sells the guaranteed portion of these loans to qualified investors, generally for a premium, and retains the servicing rights for which it continues to receive servicing fees. During 1996 FBWH originated $10,512,000 of loans with SBA guarantees. Guaranteed portions totaling $8,185,000 were sold. The SBA program has undergone considerable scrutiny by Congress. FBWH cannot predict whether and to what extent future changes may be made to the SBA program or the affect of such potential changes on FBWH.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

       FBWH regards the allowance for loan losses as a general reserve, which is maintained at a level believed to be adequate by management to absorb potential losses from all types of loans. Management's determination of the adequacy of the allowance is based on the extent of existing risks in the loan portfolio and prevailing economic conditions. The process includes utilizing a credit risk grading process in addition to specific reviews of individual problem loans. Management also considers trends in delinquencies, levels of non performing assets and forecasted economic conditions. The allowance is increased by provisions for loan losses charged against operations and recoveries of loans previously charged-off and is decreased by loans considered to be uncollectible.

       The provision for loan losses was $355,000, $500,000 and $906,000 in 1996, 1995, and 1994, respectively. The allowance for loan losses totaled $1,145,915 at December 31, 1996 compared with $1,429,409 at December 31, 1995 and $1,573,438 at December 31, 1994.

       At December 31, 1996, 1995 and 1994, the ratios of the allowance to total loans outstanding were 2.43%, 3.44% and 3.35%, respectively. At year end 1996, the allowance for loan losses represented 168% of non accruing loans compared to 137% at December 31, 1995 and 72% at December 31, 1994.

       The provision for possible loan losses for the three months ended March 31, 1997 was $30,000 compared to $75,000 for three months ended March 31, 1996. At March 31, 1997, non-performing loans amounted to $716,245 equal to 0.87% of total assets compared to $1,122,271 or 1.43% of total assets at March 31, 1996. At December 31, 1996, non-performing loans amounted to $682,815. Other real estate owned totaled $207,000 at March 31, 1997 and December 31, 1996. Other real estate owned totaled $1,642,652 at March 31, 1995. The provision reflects the FBWH's ongoing assessment of the risk inherent in its loan portfolio. In view of the effects of the New England economy on a number of borrowers FBWH considered it prudent to maintain a conservative posture with respect to its provision for possible loan losses during the current and prior years. The continued uncertainties in the Connecticut economy, particularly the commercial real estate sector, may lead to future increases in the Bank's non-performing asset amounts and the need to increase the allowance for loan losses.

       The allowance for loan losses of $1,150,044 at March 31, 1997 represents 161% coverage of non-accruing loans and 125% coverage of total non-performing assets. The reserve levels have been stable since December 31, 1996 while the Bank showed a decrease in non-performing loans as compared to March 31, 1996. The Bank also charged off $32,000 of loans but recovered $6,000 as of March 31, 1997. The Bank believes the current allowance amount is adequate, but will continue to maintain a conservative loan reserve policy.

       The following table sets forth an analysis of FBWH's loan loss experience for the years ended December 31, 1996, 1995, and 1994.

                                   1996            1995              1994
                                ----------       ----------       ----------
BEGINNING BALANCE ...........   $1,429,409       $1,573,438       $1,629,132
                                ----------       ----------       ----------
CHARGE-OFFS:

  Commercial ................      121,467          527,818          360,322
  Commercial Mortgage .......      546,552          295,897          595,844
  Installment ...............      103,378           44,157           75,232
                                ----------       ----------       ----------
    Total Charge-Offs .......      771,397          867,872        1,031,398
                                ----------       ----------       ----------
RECOVERIES:

  Commercial ................      121,524          213,894           50,584
  Commercial Mortgage .......        4,359            1,038           19,000
  Installment ...............        7,020            8,911              120
                                ----------       ----------       ----------
    Total Recoveries ........      132,903          223,843           69,704
                                ----------       ----------       ----------
NET CHARGE-OFFS .............      638,494          644,029          961,694
PROVISION CHARGED TO
  OPERATIONS ................      355,000          500,000          906,000
                                ----------       ----------       ----------
BALANCE AT END OF YEAR ......   $1,145,915       $1,429,409       $1,573,438
                                ==========       ==========       ==========

Ratio of net charge-offs
during the year to
average loans outstanding
during the year .............         1.4%             1.5%             1.8%


NONACCRUING LOANS AND ACCRUING LOANS PAST DUE 90 DAYS OR MORE

       In determining interest income recognition on nonperforming loans, FBWH follows the policy that no interest shall be accrued unless principal and interest are collectible. Loans that are delinquent as to principal or interest for a period of 90 days or more are carefully reviewed with respect to collectibility and collateral. If the collateral is sufficient, or if it is evident that the loan will return to current status within a reasonably short period of time, the loan may remain on accrual status. Otherwise, previously accrued interest is reversed from income.

       At December 31, 1996, nonaccruing loans were $682,815 as compared to $1,043,546 at December 31, 1995. This decrease in nonaccruing loans is attributable to collection activity and the charge-off of loans considered uncollectible.

       Gross interest income would have been increased by $83,056 in 1996, $132,620 in 1995 and $209,867 in 1994 had these nonaccruing loans remained current. Gross interest income recorded on these loans totaled $45,345 in 1996, $17,674 in 1995 and $63,261 in 1994.

       There were no accruing loans past due 90 days or more at December 31, 1996, 1995, or 1994.

       FBWH identifies certain credits ("Watch List") that include performing loans which management believes exhibit a higher than normal degree of risk due to a variety of factors, such as geographic and industry related weaknesses, a downturn in operations in recent years, bankruptcy of a related company, or other loans to the same borrower that are classified as nonperforming. This Watch List included loans totaling $5,286,531 at December 31, 1996, a decrease of $2,653,912 from $7,940,443 at December 31, 1995. Although FBWH has reduced the level of these loans, there can be no assurance that the decline will continue or that these loans will not be classified as non-performing at a future date.

       Troubled debt restructurings are loans as to which FBWH has granted certain concessions in light of the borrower's financial difficulty. The objective of FBWH in granting these concessions, through a modification of terms, is to maximize the recovery of its investment. This modification of terms may include a reduction in the stated rate, an extension of maturity at a more favorable rate and a reduction of accrued interest. At December 31, 1996 FBWH had no such loans.

INVESTMENT SECURITIES

       The primary objectives of FBWH's investment policies are to provide a stable source of interest income, to provide adequate liquidity necessary to meet short and long-term changes in the mix of its assets, to provide a means to achieve goals set forth in FBWH's interest rate risk policy and to provide a balance of quality and diversification to its assets. The investment portfolio is expected to provide funds when demand for acceptable loans increases and is expected to absorb funds when loan demand decreases.

       At December 31, 1996, FBWH's investment portfolio was $25,154,623, or 30.1% of total assets. Federal Funds sold were $5,450,000, or 6.5% of total assets at December 31, 1996. Stock in the Federal Home Loan Bank totaled $686,700 at December 31, 1996. FBWH implemented Statement of Financial Accounting Standards No.115 (SFAS 115), "Accounting for Certain Investments in Debt and Equity Securities," effective January 1, 1994. SFAS 115 provides for the categorization of investments into three groups and further provides for the accounting and reporting treatment of each group. Investments may be classified as held-to-maturity, available-for-sale, or trading. FBWH does not currently purchase or hold any investment securities for the purpose of trading.

       FBWH's available-for-sale securities at December 31, 1996 include $430,000 of structured notes. "Structured notes" is a term used to describe generally a diverse group of investments, many of which are more complex than fixed-rate instruments with a simple maturity or call structure. FBWH's portfolio of structured notes is issued by the Federal Home Loan Bank and credit risk is very low.

       FBWH's investment strategy has included the purchase of structured notes in the form of step-up notes and dual-index notes. FBWH believes that devoting a portion of its investment portfolio to this type of investment is desirable in an attempt to increase yields and to diversify the portfolio. Step-up notes initially pay an above market yield for a short non-call period and, if not called, "step-up" to a higher coupon rate. A multi-step note has a series of fixed and successively higher coupons over its life. At each call date, if the note is not called, the coupon rate increases. Dual-index notes have coupon rates that are determined by the difference between two market indexes, typically the Constant Maturity Treasury (CMT) and London Interbank Offered Rate (LIBOR).

       The risk of owning step-up notes is analogous to risks involved in owning adjustable-rate mortgages. These risks are prepayment if market interest rates decrease and continuation if current market interest rates increase above the new adjusted rate. Risks involved in owning dual-index notes include inversion of the yield curve that causes interest rates on the notes to decrease instead of increasing as expected. Structured notes have uncertain cash flows which are driven by interest rate movements. Credit risk is typically very low. The recent precipitous rise in interest rates and adverse publicity have combined to affect negatively the marketability of structured notes in general.

       FBWH has traditionally purchased investments to obtain a positive spread between FBWH's cost of funds and the yield on investments. Structured notes can serve this purpose as they generally offer interest rates at the time of purchase that are higher than prevailing interest rates and also increase in yield as time passes. FBWH believes that structured notes that have adjustable coupons are an appropriate complement to its balance sheet and that the market risk associated with the structured notes is not considered to be material to FBWH's financial position, results of operations or liquidity.

       The table below presents the contractual maturities of FBWH's investment securities at December 31, 1996 and the weighted average yields of such securities. The weighted average yields were calculated based on the carrying value and effective yields to maturity of each security.

                                                                                 CARRYING AMOUNT
                                       --------------------------------------------------------------------------------------------

                                          LESS THAN ONE YEAR    ONE THROUGH FIVE YEARS   AFTER FIVE YEARS         TOTALS
                                        ---------------------   ----------------------   ------------------   ---------------------
                                                    WEIGHTED                  WEIGHTED             WEIGHTED                WEIGHTED
                                                    AVERAGE                    AVERAGE              AVERAGE                 AVERAGE
                                         AMOUNT      YIELD        AMOUNT         YIELD    AMOUNT     YIELD    AMOUNT         YIELD
                                       ----------  ----------   -----------     ------   ---------   ------   ----------     ------
SECURITIES AVAILABLE-FOR-SALE:
  U.S. Treasury Notes ..............   $1,004,375    5.51%      $ 7,936,250      5.94%   $--            --    $ 8,940,625     5.89%
  U.S. Government Agencies .........         --        --         7,490,034      6.42%    1,737,459   7.19%     9,227,493     6.56%
  Mortgage Backed Securities .......         --        --            --            --     1,010,928   6.54%     1,010,928     6.54%
                                       ----------               -----------              ----------           -----------
                                        1,004,375    5.51%       15,426,284      6.17%    2,748,387   6.95%    19,179,046     6.25%
                                       ----------               -----------              ----------           -----------
SECURITIES HELD-TO-MATURITY:
  U.S. Government Agencies .........         --        --         3,394,916       6.38%    --            --     3,394,916     6.38%
  Other Debt Securities ............         --        --            50,000       7.85%     125,000   7.65%       175,000     7.71%
  Mortgage Backed Securities .......         --        --         1,230,313       4.87%   1,175,348   6.43%     2,405,661     5.63%
                                       ----------               -----------              ----------           -----------
                                             --        --         4,675,229       6.00%   1,300,348   6.55%     5,975,577     6.12%
                                       ----------               -----------              ----------           -----------
                                       $1,004,375    5.51%      $20,101,513       6.13%  $4,048,735   6.82%   $25,154,623     6.22%
                                       ==========               ===========              ==========           ===========



OTHER REAL ESTATE OWNED

       Other real estate owned is composed of real property acquired through foreclosure or in partial or total satisfaction of problem loans.

       At December 31, 1996, FBWH had $207,000 in other real estate owned compared to $1,818,218 at December 31, 1995. The net decrease in other real estate owned is due to the disposal of a number of properties during the year.

       Other real estate owned at the end of 1996 is composed of undeveloped land.

       Total non accruing loans and other real estate owned at December 31, 1996 were $889,815 or 1.88% of total loans and other real estate owned, compared to $2,861,764 or 6.60% at December 31, 1995. As a percentage of total assets, nonperforming assets were 1.10% and 3.70% at December 31, 1996 and 1995, respectively.

       As FBWH's portfolio of other real estate owned decreased from 1996 levels, costs associated with management and upkeep of the properties, as they occur, will have less of an impact for non-interest expenses. In addition, FBWH does expect that the legal fees and other related expenses associated with managing non-performing assets will decrease as a result. However, any future decreases in market value may still affect non-interest expense as FBWH moves to sell its remaining portfolio.

OTHER INCOME

       Total other income for 1996 was $1,038,168 which represents an increase of $386,442 from $651,726 in 1995.

       Net security losses in 1996 totaled $12,642. During 1995 FBWH had net security gains of $5,361.

       Mortgage origination fees for 1996 totaled $17,031 compared to the 1995 amount of $43,960 and 1994 of $133,140. Mortgage origination fees represent fees earned by FBWH for originating residential mortgages that have been sold in the secondary market. The rising rate environment combined with increasing competitive pressure resulted in FBWH originating fewer mortgage loans and a decrease in 1996 and 1995 origination fees.

       Gains on the sale of the guaranteed portion of SBA loans totaled $673,858 for 1996 as compared to $261,283 for 1995 and $320,231 during 1994. During 1996 FBWH increased its staff in the SBA area. The decrease during 1995 was related to a delay in FBWH receiving confirmation of the full faith and credit guarantee of the Federal Government on over $1,000,000 of SBA loans due to the shutdown of Federal Government operations during December 1995. FBWH achieved Preferred Lender status under the SBA program during 1996. This certification, which permits FBWH to process loan requests through the SBA on an expedited basis and FBWH's increased emphasis on this type of lending has allowed FBWH to significantly increase its presence in the SBA market.

       Other operating income totaled $359,921 in 1996 compared with $341,122 in 1995 and $318,411 in 1994. The 1996 growth was the result of increased servicing income and packaging fees for SBA loans and increased deposit related fees.

       Non-interest income for the three months ended March 31, 1997 was $256,266 compared with $221,093 for three months ended March 31, 1996. This increase was largely the result of FBWH realizing a higher premium from the sale of the guaranteed portion of Small Business Administration loans of $162,455 as compared to $129,708 in 1995. FBWH also realized a marginal gain on the sale of securities of $2,235 in the first quarter of 1997 as compared to $491 in 1996 and recognized increases in its deposit fee income during 1996.

OTHER EXPENSE

       Total other expenses for 1996 were $3,262,531 compared with $3,280,711 in 1995 and $3,199,665 in 1994.

       Salaries and employee benefits for 1996 totaled $1,385,013, an increase of 18.8% from $1,165,498 in 1995, which was a decrease of 2.6% from $1,197,144 in 1994. The 1996 increase was due to the addition of staff in FBWH's SBA program, the establishment of a targeted incentive program and increases in employee benefit costs.

       Occupancy expense for 1996 was $551,854 compared with $497,113 for 1995 and $406,592 in 1994. The increase during 1996 resulted from decreased sublease payments received by FBWH.

       The assessment by the FDIC for insurance of qualified deposits was $2,000 for 1996, $196,108 for 1995 and $216,026 for 1994. This assessment is related to the level of average deposits held by FBWH and the assessment factor as determined by the FDIC. The decrease in the assessment for 1996 was due to a significant reduction in the assessment rate imposed by the FDIC on banks, and FBWH's improved capital position. The decrease in 1995 as compared to 1994 was due to the lower average level of deposits. Assessment factors are a function of FBWH's capital ratios and safety and soundness concerns.

       Expenses related to systems and technology increased by $56,624 during 1996 to $301,648. During 1995 and 1994 these expenses were $245,024 and $222,368, respectively. The increase in the expense for 1996 was related to continued enhancements of systems for customer service and support, including twenty-four hour interactive voice response. This expense category includes data processing, telephones and ATM related charges.

       Furniture and equipment expense totaled $171,690 in 1996, $174,587 in 1995 and $179,669 in 1994.

       Net expenses related to foreclosed properties decreased by $137,949 to $141,678 in 1996. A summary of income and expenses for foreclosed property during 1996, 1995 and 1994 is as follows:



                                            1996            1995         1994
                                            -----        ----------   ---------
Rental Income .......................     $(160,316)     $(194,739)   $(189,127)
Operating Expenses ..................        65,219        142,612      162,439
Valuation Adjustments ...............       236,775        331,754      289,612
                                          ---------      ---------    ---------
Foreclosed Property, Net Expense ....     $ 141,678      $ 279,627    $ 262,924
                                          =========      =========    =========

       Other expense in 1996 was $708,648 compared with $722,754 in 1995 and $714,942 in 1994. Contributing to the decrease in other expense were decreased costs incurred for professional fees related to loan work out situations and compliance with regulatory requirements.

       Non-interest expenses for the three months ended March 31, 1997 were $803,436 compared with $837,943 for the three months ended March 31, 1996. The decrease was caused primarily by lower net costs associated with carrying foreclosed real estate.

LIQUIDITY

       On December 31, 1996, 33% of FBWH's assets were maintained in cash, bank deposits, federal funds sold and available-for-sale securities. At December 31, 1995, 33% of FBWH's assets were also maintained in similar assets.

       The   following    table   reflects   the   maturity    distribution   of
Available-for-Sale investment securities at December 31, 1996.

                                               AMORTIZED               FAIR
                                                  COST                 VALUE
                                               -----------          -----------
Due within one year .......................    $ 1,004,705          $ 1,004,375
Due after one year through five years .....     15,516,998           15,426,285
Due after five years through ten years ....      2,810,317            2,748,386
                                               -----------          -----------
                                               $19,332,020          $19,179,046
                                               ===========          ===========

       The loan portfolio is monitored for both maturity distribution and interest rate sensitivity. The maturity distribution provides a primary source for liquidity to FBWH. The following table shows both the maturity and interest rate sensitivity of the commercial loan portfolio at December 31, 1996.

                COMMERCIAL LOAN MATURITY AND SENSITIVITY ANALYSIS

                                                       COMMERCIAL
                                        COMMERCIAL      MORTGAGE        TOTAL
                                        ---------      ----------    -----------
Due within one year ................... $3,408,767     $ 4,358,497   $ 7,767,264
Due after one year through five years .  2,513,924      12,783,824    15,297,748
Due after five years ..................  3,020,757       9,871,974    12,892,731
                                        ----------     -----------   -----------
                                        $8,943,448     $27,014,295   $35,957,743
                                        ==========     ===========   ===========
Total due after one year:
  Fixed rate .......................... $1,616,549     $13,262,646   $14,879,195
  Variable rate .......................  3,918,132       9,393,152    13,311,284
                                        ----------     -----------   -----------
                                        $5,534,681     $22,655,798   $28,190,479
                                        ==========     ===========   ===========

       During 1996 deposits, the major source of funds for FBWH, decreased $136,008, or less than 1% to end the year at $70,106,370. Time certificates of deposit over $100,000, which are generally more volatile than core deposits, totaled $3,780,673 at December 31, 1996 as compared to $4,032,690 at December 31, 1995. The following table shows maturities of time certificates of deposit over $100,000 at December 31, 1996.

Three months or less .................  $1,705,390
Four through six months ..............     633,661
Seven through twelve months ..........     324,476
Over one year ........................   1,117,146
                                        ----------
                                        $3,780,673
                                        ==========

       At March 31, 1997, 32% of FBWH's assets were held in cash, bank deposits, federal funds sold, and available for sale securities. This compares with a ratio of 33% at December 31, 1996.

INTEREST RATE SENSITIVITY

       FBWH's cumulative one year gap as a percentage of total earning assets at December 31, 1996 was a negative 0.45%. A negative gap will generally result in FBWH's funding sources repricing at a faster rate than its earning assets. In a period of rising interest rates this will generally result in a decrease in FBWH's net interest income. In a period of declining rates a negative gap will generally result in an increase of net interest income. The following table sets forth certain information at December 31, 1996 regarding the rate sensitivity of FBWH's earning assets and sources of funds.

                                   `                              DECEMBER 31, 1996 ($000'S)
                                         -----------------------------------------------------------------------------
                                         3 MONTHS        4 TO 6        7 MONTHS    1 TO 5           OVER 5
                                         OR LESS         MONTHS        TO 1 YEAR   YEARS            YEARS        TOTAL
                                         --------        ------        ---------   ----------       -------    -------
Earning Assets:
  Federal Funds Sold--
    Interest Bearing Due from Banks ...  $ 5,475        $    --        $    --     $    --         $    --     $ 5,475
  Investment Securities ...............    4,594          1,125          2,705      15,901           1,516      25,841
  Loans ...............................   28,195            530          1,955       8,738           7,791      47,209
  Loans Held for Sale .................      176             --             --          --              --         176
                                         -------        -------        -------     -------         -------     -------
Total Earning Assets ..................  $38,440        $ 1,655        $ 4,660     $24,639         $ 9,307     $78,701
                                         =======        =======        =======     =======         =======     =======
Source of Funds:
  NOW, Savings and
    Money Market Deposits .............  $28,142        $    --        $    --     $    --        $  8,914     $37,056
  Time Deposits .......................    5,636          4,799          5,179       6,462              --      22,076
  Borrowed Funds ......................      294             19          1,038       2,364             511       4,226
  Other ...............................       --             --             --          --          15,343      15,343
                                         -------       --------        -------     -------        --------     -------
Total Sources .........................  $34,072        $ 4,818        $ 6,217     $ 8,826        $ 24,768     $78,701
                                         =======       ========        =======     =======        ========     =======
Net Gap ...............................  $ 4,368        $(3,163)       $(1,557)    $15,813        $(15,461)
Cumulative Gap ........................    4,368          1,205           (352)     15,461              --
Cumulative Gap as a % of
   Total Earning Assets ...............   +5.55%         +1.53%          -.45%      +19.65%              0%

       FBWH continually monitors its exposure to possible interest rate changes. FBWH strives to fund its assets with liabilities that possess substantially matching rate sensitivity characteristics which tends to minimize the impact of future changes in interest rates. The effect of fluctuations in interest rates is not expected to have a significant effect on FBWH operations.

       One tool that FBWH uses to measure its exposure to possible interest rate changes is simulation analysis. Results produced by simulation analysis may differ from that expected by static gap interest rate sensitivity information. This is because simulation analysis takes into account interest rate caps and floors that static gap results may not measure.

       FBWH is sensitive to changes in interest rates for the periods under three months and under one year. A parallel increase in interest rates of 2.00% would increase net interest income approximately $34,000 during the ensuing three months, a 2.00% decrease would decrease net interest income by $38,000. Between four and twelve months the same 2.00% increase would increase net interest income by approximately an additional $216,000 while a decrease of 2.00% would decrease net interest income by an additional $229,000.

IMPACT OF INFLATION AND CHANGING PRICES

       The Financial Statements and related notes presented elsewhere have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative power of money over time due to inflation. Unlike many industrial companies, most of the assets and virtually all of the liabilities of FBWH are monetary in nature. As a result, interest rates have a more significant impact on FBWH's performance than the general level of inflation. Over short periods of time, interest rates may not necessarily move in the same direction or in the same magnitude as inflation.

CAPITAL RESOURCES

       The Federal Deposit Insurance Corporation ("FDIC") considers a bank's capital adequacy to be a principal factor in evaluating a bank's condition. The FDIC has statutory authority to restrict a bank's operations based upon its level of capital and to take other actions, including revocation of deposit insurance and/or closing the bank, if satisfactory capital levels are not maintained. The FDIC has promulgated regulations and adopted a statement of policy regarding the capital adequacy of state-chartered, non-member banks, such as FBWH.

       The FDIC capital regulations establish a minimum of 3.0% Tier 1 leverage capital requirement for the most highly rated state-chartered, non-member banks. Additional capital of at least 100 to 200 basis points in this ratio is required for all other state-chartered, non-member banks, which effectively increases the minimum Tier 1 leverage capital ratio for such other banks to 4.0% to 5.0% or more. Under the FDIC's regulation, the highest-rated banks are those that the FDIC determines are not anticipating or experiencing significant growth and have well diversified risks, excellent asset quality, high liquidity, good earnings and, in general, are considered strong banking organizations rated "composite 1" under the Uniform Financial Institution Rating System. FDIC guidelines also require state non-member banks to maintain a ratio of total capital to risk-weighted assets of 8.0% and a ratio of Tier 1 capital to total risk-weighted assets of 4.0%. Capital requirements higher than the generally applicable minimum requirements may be established for a particular bank if the FDIC determines that the bank's capital is or may become inadequate in view of its particular circumstances. Individual minimum capital requirements may be appropriate where a bank is receiving special supervisory attention, has a high degree of exposure to interest rate risk or poses other safety or soundness concerns. At December 31, 1996, FBWH's Tier 1 leverage capital ratio was 10.53%, and its total risk-based capital ratio was 17.93%.

       During the second quarter of 1995, FBWH completed a secondary offering of common stock offering. FBWH sold 412,987 shares at a price of $3.00 per share. Proceeds to FBWH, after all offering costs amounted to $1,100,000. The stock was offered to a group of accredited investors, including FBWH's three senior officers, and then through a shareholder rights offering. The capital raised from this offering allowed FBWH to exceed minimum regulatory capital ratios and was used for working capital purposes.

       During 1993, FBWH sold 371,501 warrants at a price of $1.00 to the general public. Each warrant allowed the holder to purchase one share of common stock for the price of $4.00. The warrants expired on October 1, 1996. Proceeds from this sale, net of issuance costs of $50,000, were $321,501 which have been included in surplus. As of October 1, 1996, 311,097 warrants were exercised netting FBWH $1,244,386 in new capital.

REGULATORY MATTERS

       During August of 1995, following a concurrent examination of FBWH by the FDIC and State Banking Commissioner, FBWH was unconditionally released from a Cease and Desist Order to which FBWH voluntarily consented in 1992 (the "Order"). The Order required that FBWH take specific action to correct certain deficiencies addressed by the FDIC as a result of its examination of FBWH as of June 10, 1991.

                      ITEM 2. ELECTION OF DIRECTORS OF FBWH

       FBWH's Articles of Incorporation provide that FBWH shall have not less than five (5) and not more than twenty-five (25) directors. The Board has fixed the number of directors to serve after the Meeting at fourteen (14). FBWH's Articles of Incorporation provide for a Board which has approximately one-third of its number elected each year for a three-year term. Accordingly, the Board of Directors has nominated the following four (4) individuals to serve as Directors for a three-year term until the annual meeting expected to take place in April, 2000 and until their successors are elected and have qualified: Dennis T. Cardello, Lewis Cohen, Samuel K. Lavery, and Howard J. Siegal. In addition, the Board has nominated Thomas P. Bilbao for election as a director for a term expiring in 1998. Mr. Bilbao was appointed to the Board in January 1997 at the request of Kurt B. Hersher pursuant to his agreement with FBWH enabling him to have up to three representatives on the Board through 1997.


           NOMINEES FOR ELECTION AT THIS MEETING FOR A THREE-YEAR TERM

                                                                                                     SHARES OF
                                                                                                     FBWH            PERCENT OF
                                                                           HAS                       COMMON          FBWH
                              PRINCIPAL OCCUPATION DURING                  SERVED    TERM WILL       STOCK           COMMON
                              THE PAST FIVE YEARS                          AS A      EXPIRE AT       BENEFICIALLY    STOCK
                              DIRECTORSHIPS AND POSITIONS                  DIRECTOR  THE ANNUAL      OWED AS OF      BENEFICIALLY
NAME                          HELD WITH FBWH                         AGE   SINCE     MEETING IN      FEB.1, 1997     OWNED(1)
-----------------------------------------------------------------------------------------------------------------------------------

Dennis T. Cardello            President and Chief Executive          48    1993      2000            49,250(2)       3.2%
                              Officer, First Bank of West
                              Hartford; and Member of
                              Marketing and Board Loan and
                              Investment Committees.

Lewis Cohen                   Certified Public Accountant            52    1995      2000             6,000          0.4%
                              and  partner  in the  firm  of
                              Capossela,  Cohen, Engelson  and
                              Coleman,   P.C.;   Board  Loan  and
                              Investment Committee.

Samuel K. Lavery              President and Owner, S.K.              65    1988      2000            20,000(3)       1.3%
                              Lavery Appliance Company,
                              Audit, Marketing (Chairperson),
                              Board Loan and Investment,
                              and Personnel Committees.

Howard J. Siegal              Vice President EDART Truck             41    1988      2000            33,743(4)       2.2%
                              Rental Corp., Board Loan and
                              Investment Committee.

Thomas P. Bilbao              Retired since January 1997,            59    1997      1998            -0-             -0-
                              Executive Vice President of
                              Westport Bank & Trust Co. for
                              more than five years prior, Audit
                              and Board Loan and Investment
                              Committees.

(1) Figures have been rounded to the nearest 0.1% and are based upon shares issued and outstanding plus the number of warrants and stock options deemed to be beneficially owned by each individual.
(2) Includes options to purchase 15,900 shares.
(3) Includes 1,000 shares held by S.K. Lavery Pension Plan, 500 shares held by spouse, and options to purchase 10,000 shares.
(4) Includes options to purchase 10,000 shares.


                         DIRECTORS CONTINUING IN OFFICE

                                                                                                        SHARES OF
                                                                                                        FBWH            PERCENT OF
                                                                               HAS                      COMMON          FBWH
                              PRINCIPAL OCCUPATION DURING                      SERVED     TERM WILL     STOCK           COMMON
                              THE PAST FIVE YEARS                              AS A       EXPIRE AT     BENEFICIALLY    STOCK
                              DIRECTORSHIPS AND POSITIONS                      DIRECTOR   THE ANNUAL    OWED AS OF      BENEFICIALLY
NAME                          HELD WITH FBWH                           AGE     SINCE      MEETING IN    FEB. 7, 1997    OWNED (1)
------------------------------------------------------------------------------------------------------------------------------------

George C. Flynn, D.D.S.       Dentist in private practice;             62      1995       1998          33,334(2)       2.2%
                              Audit Committee.

Richard Rubenstein            President, Plymouth Spring               49      1988       1998          25,800(3)       1.7%
                              Company (spring manufacturer);
                              President and Director, Certified
                              Record Storage Corporation (providers of
                              warehouse management  services);
                              Chairman  of the  Board of Directors,
                              Board Loan and Investment and Marketing
                              Committees.

Joan L. Rusconi               Vice President, The Rusconi              55      1988       1998          32,300(4)       2.1%
                              Company (a Hartford investment
                              banking company); Director of
                              The Rusconi Company, and
                              President and Director of The
                              Shetland Company; Audit
                              (Chairperson), Marketing and
                              Board Loan and Investment
                              Committees.

George A. Scott               Co-owner, President and                  69      1988       1998           24,700(5)      1.6%
                              Treasurer of Hartford West
                              Indian Bakery, Inc. and
                              Boonoonoonoos, Inc.;
                              Audit, Marketing and
                              Personnel (Chairperson)
                              Committees.

Edward N. Zieky               Vice President, General                  45      1988       1998           33,440(6)      2.2%
                              Building Supply, a division
                              of The Strober Organization,
                              Inc. (building supplies),
                              Marketing and Personnel
                              Committee

Gerard P. Barrieau, Jr.       President, Barrieau Moving &             38      1995       1999             3,020(7)     0.2%
                              Storage; Board Loan and
                              Investment Committees.

Bruce A. Fischman             Principal, The Cornerstone               48      1988       1999            58,900(8)     3.8%
                              Companies (a real estate
                              development and investment
                              company). Board Loan and
                              Investment Committee.

Robert F. Rossini             President and owner, Quaker              54      1988       1999            22,084(9)     1.4%
                              Lane Shell Corp. (owner and
                              operator of several service
                              stations in the greater Hartford
                              area); alternate member of West
                              Hartford Town Planning and
                              Zoning Commission; Audit,
                              Board Loan and Investment
                              (Chairperson) and Personnel Committees.

                                       80

Michael P. Solimene           President and Director,                  49      1988       1999            89,100(10)     5.7%
                              Semac Electrical Co., Inc.
                              (an electrical contracting
                              concern); Board Loan and
                              Investment Committees.


(1) Figures have been rounded to the nearest 0.1% and are based upon 1,226,522 shares issued and outstanding plus the number of warrants and stock options deemed to be beneficially owned by each individual.
(2) Includes 33,334 shares held in trust by WEBAT & Co.
(3) Includes 2,850 shares held by spouse, 3,100 shares held by controlled corporations, 7,000 shares held in Prospect Trust, and option to purchase 10,000 shares.
(4) Includes 13,300 shares held in trust and option to purchase 10,000 shares.
(5) Includes option to purchase 10,000 shares.
(6) Includes 3,340 shares held by minor children and option to purchase 10,000 shares.
(7) Includes 1,700 shares for minor children.
(8) Includes 10,000 shares held by Cornerstone Companies, 7,100 shares held for his minor children, 15,700 shares held by his spouse, and option to purchase 10,000 shares.
(9) Includes 1,750 shares held by his spouse and option to purchase 10,000 shares.
(10) Includes 500 shares held by Semac Profit Sharing Plan of which Mr. Solimene is a trustee and option to purchase 10,000 shares.

       There are no other family relationships between or among the directors, nor have there been any legal proceedings involving such persons, which would be required to be disclosed here. No director holds a directorship in any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934. Mr. Cohen and Mr. Flynn were appointed to the Board in 1995, and Mr. Bilbao in 1997 as designees of Kurt B. Hersher in connection with Mr. Hersher's agreement to serve as a standby investor and to purchase 200,000 shares of FBWH Common Stock in FBWH's 1995 recapitalization offering. Pursuant to that agreement, Mr. Hersher has the right to designate up to three directors to FBWH's Board until 1997.

BOARD AND COMMITTEE STRUCTURE

       During 1996, the full Board of Directors held a total of fifteen meetings. All of the directors attended at least 75% of the meetings of the full Board and of the committees of the Board on which each director served, except Mr. Siegal. The Board of Directors has established the following committees, the members of which are appointed by the Board of Directors.

       THE AUDIT COMMITTEE, comprised of Ms. Rusconi (Chairperson) and Messrs. Bilbao, Flynn, Lavery, Rossini, and Scott, is responsible for reviewing the adequacy of internal accounting procedures and controls, for reviewing the results of regulatory examinations and external audits, and for the implementation of appropriate recommendations of FBWH's independent accountants. The Audit Committee also recommends the appointment of the FBWH's independent accountants subject to shareholder ratification. There were four Audit Committee meetings in 1996.

       THE BOARD LOAN AND INVESTMENT COMMITTEE, which includes Messrs. Rossini (Chairperson), Bilbao, Barrieau, Cardello, Cohen, Fischman, Lavery, Rubenstein, Siegal, Solimene, and Ms. Rusconi, reviews and adopts loan policy, reviews delinquent loans, reviews all new loans for compliance with FBWH policy and government regulations and reviews investments and investment policy. The Loan and Investment Committee met nineteen times in 1996.

       THE MARKETING COMMITTEE, which includes Messrs. Lavery (Chairperson) and Cardello, Rubenstein, Scott, Zieky and Ms. Rusconi, is responsible for establishing FBWH's marketing policies. The Marketing Committee did not meet in 1996.

       THE PERSONNEL AND NOMINATING COMMITTEE includes Messrs. Scott (Chairperson), Lavery, Rossini, Rubenstein, and Zieky. The Committee oversees certain personnel matters for FBWH, and acts as a nominating committee for nominations to the Board of Directors. This Committee met four times in 1996. The Committee will consider nominees for director recommended by shareholders of FBWH provided that such nominations are in writing and are received by the Secretary at the principal office of the Bank between 20 and 130 days prior to a shareholder's meeting. The notice must provide the name, age, business address, residence address, and principal occupation of the nominee; the class and number of shares the nominee beneficially owns; and other information as may be required by law. The notice must also provide the name and address of the shareholder making the nomination, the class and number of shares beneficially owned by the shareholder, and certain representations of the shareholder concerning his or her intention to make the nomination and any understandings between the nominee and the shareholder.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                               MANAGEMENT OF FBWH

       The following table shows, as of the most recent practicable date (January 31, 1997), those persons known to FBWH who own beneficially more than five percent of FBWH Common Stock.

NAME AND ADDRESS OF               AMOUNT, NATURE OF                 PERCENT
BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP              OF CLASS
-------------------               --------------------              --------

Kurt B. Hersher                         216,667(1)                    13.9%
Easton, Connecticut

Michael P. Solimene (Director)           89,100(2)                     5.7%
West Hartford, Connecticut

----------------------------
(1) Includes 16,667 shares held by his spouse.
(2) Includes 500 shares held by Semac Profit Sharing Plan and 10,000 option shares.

       As of January 31, 1997, all directors and principal officers of FBWH as a group (16 in total) have advised FBWH that they are deemed to beneficially own an aggregate of 462,955 shares of FBWH Common Stock (including options to purchase 120,400 shares of stock) representing approximately 34.4% of the total number of such shares issued and outstanding. Of that aggregate, non-employee directors are deemed to beneficially own 382,421 shares (including options to purchase 90,000 shares of stock), and principal officers are deemed to beneficially own 80,534 shares (including options to purchase 30,400 shares). All shares listed (except for the options) are common stock and are entitled to one vote. "Beneficial ownership" is defined pursuant to regulations of the Federal Deposit Insurance Corporation as shares over which a person has direct or indirect sole or shared voting or investment (purchase and sale) power, and options and warrants which are exercisable within 60 days. The foregoing figures do not include the 200,000 shares owned by Kurt B. Hersher, who has designated Messrs. Bilbao, Cohen and Flynn as directors pursuant to his agreement with FBWH.

                    MANAGEMENT COMPENSATION AND TRANSACTIONS

DIRECTOR COMPENSATION

       Each outside director of FBWH receives $300 for each Board meeting he or she attends and $250 for each Committee meeting attended.

EXECUTIVE COMPENSATION

       The following table sets forth information concerning the compensation of the Chief Executive Officer and the two other most highly compensated executive officers of FBWH (the "Named Executive"), for each of FBWH's last three completed fiscal years. During such period, FBWH had no other principal officer whose total annual salary and bonus for any fiscal year therein exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                     ANNUAL COMPENSATION                  COMPENSATION
                                              ----------------------------------          -------------
NAME AND PRINCIPAL POSITION                     YEAR     SALARY ($)    BONUS ($)           OPTIONS (#)
-------------------------                     -------    ----------    --------           -------------
Dennis T. Cardello ..........................   1996      $130,000     $19,019                   0
President and Chief Executive Officer .......   1995       119,625           0               8,000
                                                1994       111,906           0              10,000

Brian J. Hull ...............................   1996        91,520      10,369                   0
Senior Vice President and Treasurer .........   1995        84,000           0               4,000
                                                1994        80,000           0               5,000

Horace C. Burton ............................   1996        91,520      14,704                   0
Senior Vice President and Secretary .........   1995        84,000       5,613               4,000
                                                1994        80,000       3,345               5,000

EMPLOYMENT AGREEMENTS

       Mr. Cardello and FBWH entered into an Employment Agreement in 1997 pursuant to which Mr. Cardello serves as FBWH's President and Chief Executive Officer. This agreement generally has a three-year term expiring in February, 2000. The agreement provides for an annual salary of $140,000 and right to participate in all group insurance and employee benefit plans maintained by FBWH for the benefit of its full time employees generally. The agreement also provides for a severance payable if FBWH terminates him "without cause" equal to the amount of salary that would have been paid to him for the remainder of the period of employment had the agreement remained in effect. In the event of a Change-of Control (defined below), Mr. Cardello's employment agreement would terminate and his continued employment by FBWH would be subject to his Change-of Control Agreement as described below.

       FBWH also has entered into Change-of-Control Agreements with Mr. Cardello and Messrs. Brian J. Hull and Horace C. Burton. Each Agreement provides for severance payments to be paid to the executive within 30 days of termination of employment in an amount based on his annual salary if certain events transpire. Those events must include both a Change-of-Control and a termination of the executive's employment other than for "good cause" as defined in the Agreement or the executive's self-termination with "good reason", also as defined in the Agreement. A Change-of-Control is defined as beneficial ownership of 50% or more of the voting power of outstanding securities of FBWH, or a merger or consolidation or sale of substantially all of FBWH's assets, unless the survivor entity is 50% or more owned by FBWH's shareholders.

1994 OFFICERS AND EMPLOYEES STOCK OPTION PLAN

       The 1994 Officers' and Employees' Stock Option Plan (the "Officers' Plan") was adopted by the Board and approved by FBWH's shareholders at the 1994 Annual Meeting. The maximum number of shares of FBWH Common Stock reserved for issuance pursuant to the Officers' Plan is 50,000 shares. The options granted under the Officers' Plan may be either Incentive Stock Options pursuant to
Section 422A of the Internal Revenue Code or Non-Qualified Options at the discretion of the Board of Directors.

       The aggregate number of shares subject to options under the Officers' Plan is 50,000 or 6.2% of the total number of such shares currently issued and outstanding. The plan is to be administered by the "disinterested" members of the Board of Directors (e.g., those directors who are ineligible to receive options under the plan) and options may be granted by the Board to key officers and employees (including employee directors) who, in the judgment of the Board, are and/or will be in a position to contribute significantly to the future growth and prosperity of FBWH. Options may be issued by the Board at any time until February 22, 2004, with an option price per share no less than the "Fair Market Value" on the grant date. The "Fair Market Value" of such stock on any particular date shall mean the last reported sales price of such shares on the NASDAQ National Market (or its successor) or the mean between the bid and asked quotations reported by NASDAQ on that date. At present, FBWH's stock is not quoted on NASDAQ. Therefore, until it is quoted, or if such prices or quotes are unavailable or are unreliable, Fair Market Value shall be determined by the Board based upon available evidence. Each such option shall not be exercisable until one year after the grant date. All options are for shares of FBWH Common Stock.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
                                -----------------

                                        NUMBER OF                    PERCENT OF
                                       SECURITIES                  TOTAL OPTIONS/
                                       UNDERLYING                  SARS GRANTED TO
                                      OPTIONS/SARS                  EMPLOYEES IN                EXERCISE OR BASE      EXPIRATION
       NAME                            GRANTED (#)                   FISCAL YEAR                  PRICE ($/SH)           DATE
       ----                           ------------                 ---------------               --------------       ---------
Dennis T. Cardello                         -0-                           -0-                           -0-                -0-
Brian J. Hull                              -0-                           -0-                           -0-                -0-
Horace C. Burton                           -0-                           -0-                           -0-                -0-


       The following table provides detailed information concerning stock options exercised by Messrs. Cardello, Hull and Burton during the fiscal year ended December 31, 1996. This table also provides information concerning the number and value of specified exercisable ("vested") and unexercisable ("unvested") stock options at December 31, 1996. Finally, this table reports the value of unexercised "in-the-money" stock options at December 31, 1996, which represents the positive spread between the exercise price of any such existing stock options and the fair market value of FBWH Common Stock on December 31, 1996 (the average of the mean between the bid and asked quotations as reported by FBWH's market maker for the five business days preceding December 31, 1996 was $7.75).

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                        AND FISCAL YEAR-END OPTION VALUES

                                                                                             VALUE OF
                                                                 NUMBER OF               UNEXCERCISED
                                                              SHARES UNDERLYING            IN-THE-MONEY
                                                          UNEXCERCISED OPTIONS/SARS      OPTIONS/SARS AT
                       SHARES ACQUIRED                     AT DECEMBER 31, 1996         DECEMBER 31, 1996
                            ON                VALUE            EXERCISABLE/                EXERCISABLE/
      NAME               EXERCISE (#)      REALIZED ($)        UNEXERCISABLE              UNEXERCISABLE
      ----             ---------------     ------------   -------------------------     ---------------
Dennis T. Cardello         2,100              $ 9,975            15,900/-0-                $71,525/-0-
Brian J. Hull              2,500              $11,875             6,500/-0-                $28,875/-0-
Horace C. Burton           1,000              $ 4,750             8,000/-0-                $36,000/-0-

1994 DIRECTOR STOCK OPTION PLAN

       The 1994 Directors' Stock Option Plan (the "Directors' Plan") was adopted by the Board and approved by shareholders at the 1994 Annual Meeting. The aggregate number of shares subject to options under the Directors' Plan is 100,000 with each of FBWH's ten (10) non-employee directors granted options on February 22, 1994 to purchase 10,000 shares. These options are currently exercisable, and may be exercised until February 22, 1999. The option exercise price per share of common stock is $3.00, the Fair Market Value on their date of grant. All options are for shares of FBWH Common Stock. All directors, except those directors who were full-time employees of FBWH, were eligible to and did receive options. All options granted under the Directors' Plan are Non-Qualified Options. No stock options previously granted had been exercised as of January 31, 1997.

CERTAIN BUSINESS RELATIONSHIPS

       FBWH leases its offices at 1013 Farmington Avenue, West Hartford, Connecticut from Samuel Lavery, a Director, and his brother, Robert Lavery. The building was specially constructed to FBWH's specifications. The lease is for a forty-year term, commencing February 1, 1990. The lease was re-negotiated in 1994. FBWH may terminate the lease after ten years and every five years after that. The lease is for approximately 18,000 square feet of space. The lease is a triple net lease and provides for FBWH to make initial base rental payments of $342,000 annually for ten years. The rent will increase in year 11 (2001) unless FBWH exercises its option to terminate the lease. FBWH believes that this transaction was on terms at least as favorable to FBWH as those available from other sources at the time of lease signing.

INDEBTEDNESS OF MANAGEMENT AND OTHERS

       Several of the directors and officers of FBWH are or have been customers of FBWH. Mr. Lavery (and his associates) had an aggregate amount of extensions of credit in 1996 in excess of 10% of FBWH's equity capital accounts.

       The largest aggregate extension of credit to Mr. Lavery and his associates during 1996 was $2,225,702, or approximately 29% of FBWH's equity capital accounts at year end. FBWH and NEBT entered into a participation agreement in 1994 with respect to the largest of these loans on customary terms and at arm's length. On December 31, 1996, $2,219,916 was outstanding
($1,252,002.93 of which is attributed to FBWH pursuant to the participation agreement). The loans consisted of a $150,000 home equity line of credit secured by a second mortgage on real property, and a $2,239,687.19 loan to Samuel and Robert Lavery ($1,252,000 of which is attributed to FBWH pursuant to the participation agreement) which is secured by a first mortgage on the building owned by them and which houses FBWH's offices.

       The aggregate amount of the extensions of credit committed to officers and directors and their associates as a group in 1996 was $3,770,511 or approximately 43% of FBWH's total equity accounts as of December 31, 1996. At year end, $3,354,632 or approximately 38% of FBWH's total equity accounts was outstanding. FBWH has and expects to continue to have banking transactions in the ordinary course of its business with directors, officers, principal stockholders and their associates. These transactions are and will continue to be entered into on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transaction with others and which do not involve more than the normal risk of collectability or represent other unfavorable features.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

       FDIC regulations, which require compliance with Section 16(a) of the Securities Exchange Act, require FBWH's directors and executive officers, and persons who own more than ten percent (10%) of FBWH Common Stock, to file with the FDIC initial reports of ownership and reports of changes in ownership of FBWH Common Stock. Officers, directors, and ten percent (10%) shareholders are required by FDIC regulations to furnish FBWH with copies of all Section 16(a) forms they file.

       To FBWH's knowledge, based solely upon a review of the copies of such reports furnished to FBWH and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors, and ten percent (10%) beneficial owners were complied with.

       THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST BY THE SHARES WHICH ARE ENTITLED TO VOTE ON THE MATTER, PRESENT AT THE MEETING IN PERSON OR BY PROXY, IS REQUIRED FOR THE ELECTION OF EACH DIRECTOR.

               ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               ACCOUNTANTS OF FBWH

       The Board of Directors recommends ratification of the appointment of Snyder & Haller as independent accountants for the year ending December 31, 1997 and, unless otherwise directed, the proxies will be voted in favor of such ratification.

       It is expected that a representative of Snyder & Haller will be present at the FBWH Annual Meeting to respond to appropriate questions.

       AUDITOR RATIFICATION WILL BE APPROVED IF THE VOTES CAST IN FAVOR OF RATIFICATION OF AUDITORS EXCEED THE VOTES CAST AGAINST.

                       DESCRIPTION OF NECB'S CAPITAL STOCK

NECB COMMON STOCK

       NECB is authorized to issue 10,000,000 shares of NECB Common Stock, of which 3,667,166 Shares were issued and outstanding as of March 31, 1997. Each share of NECB Common Stock has the same relative rights and is identical in all respects to each other share of the NECB Common Stock. Shares of NECB Common Stock are not deposits and are not insured by the FDIC.

       Holders of the NECB Common Stock are entitled to one vote per share on each matter properly submitted to shareholders, including the election of directors. Holders of the NECB Common Stock do not have the right to cumulate votes for the election of directors, and they have no preemptive rights with respect to any shares that may be issued. All shares of the NECB Common Stock currently outstanding and when issued in accordance with this Prospectus are or will be fully paid and nonassessable. Holders of the NECB Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available for distribution.

       In the event of any liquidation or dissolution of NECB, the holders of the NECB Common Stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of NECB, and after payment of the liquidation preferences of all outstanding shares of preferred stock, all remaining assets of NECB available for distribution, in cash or in kind.

       The transfer agent and registrar for the NECB Common Stock is Chemical Mellon Shareholder Services, 111 Founders Plaza, Suite 1110, East Hartford, CT 06108.


PREFERRED STOCK

       Pursuant to NECB's Restated Certificate of Incorporation, the Board of Directors may, without action of the shareholders of NECB, issue from time to time shares of NECB's preferred stock in one or more series with distinctive serial designations, preferences, limitations and other rights.

       The Board of Directors is authorized to determine, among other things, with respect to each series which may be issued: (i) the dividend rate, conditions of payment of dividends, and dividend preferences, if any; (ii) whether, and upon what terms, such series would be redeemable and, if so, the redemption price and terms and conditions of redemption; (iii) the preference, if any, to which such series would be entitled in the event of voluntary or involuntary liquidation, dissolution or winding up the NECB; (iv) whether or not a sinking fund would be provided for the redemption of such series and, if so, the terms and conditions thereof; (v) whether, and upon what terms, such series would be convertible into or exchangeable for shares of any other class of capital stock or other series of preferred stock; and (vi) whether, and to what extent, the holders of such series would enjoy voting rights, if any, in addition to those prescribed by law.

       NECB has no present plans for the issuance of any shares of preferred stock. Accordingly, it is not possible to state the actual effect of the issuance of the preferred stock upon the rights of holders of the NECB Common Stock, until the Board of Directors determines the specific rights of the holders of a series of the preferred stock. However, such effect might include:
(a) restrictions on dividends on the NECB Common Stock if dividends on preferred stock have not been paid; (b) dilution of the voting power of the NECB Common Stock to the extent that the preferred stock has voting rights; (c) dilution of the equity interest of the NECB Common Stock to the extent that the preferred stock is converted into NECB Common Stock; or (d) reduction in the extent to which the Common Stock is entitled to share in NECB's assets upon liquidation until satisfaction of any liquidation preference granted the holders of the preferred stock is satisfied. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding voting stock. Accordingly, the issuance of preferred stock may be used as an "anti-takeover" device without further action on the part of the shareholders of NECB.

ABSENCE OF CUMULATIVE VOTING

       NECB's Restated Certificate of Incorporation does not provide for cumulative voting in the election of Directors. Under the Delaware corporation law, shareholders do not have cumulative voting rights unless such rights are specifically provided for in the Restated Certificate of Incorporation.

       Without cumulative voting, holders of a majority of the voting shares present at an annual meeting will be able to elect all of the Directors to be elected at that meeting, and no persons holding shares or proxies representing less than a majority of the shares present will be able to elect any Director, as they might if cumulative voting were applicable. The absence of cumulative voting is intended to prevent any entity or group which has accumulated a significant minority block of shares from obtaining representation on the Board of Directors of NECB, unless and until such entity or group is able to persuade enough of the remaining stockholders of NECB to vote for its representatives so that it controls a majority of the votes.

MARKET FOR NECB COMMON STOCK AND RELATED SECURITY HOLDER MATTERS

       As of December 31, 1996, there were 3,667,166 shares of NECB Common Stock issued and outstanding which were held by approximately 3,000 stockholders of record.

       NECB's Common Stock is listed on the Nasdaq NM. The following represents the high and low sale prices from each quarter during the last two years and per share dividends declared during such period:

1996
----
                            HIGH                 LOW                 DIVIDENDS
                           ------              -------               ---------
1st Quarter ............  $11 1/4              $ 9 3/4               $0.06
2nd Quarter ............   13                   10 1/2                0.07
3rd Quarter ............   13                   11 1/2                0.07
4th Quarter ............   15 3/8               12 5/8                0.08

1995
----
                            HIGH                  LOW                DIVIDENDS
                          -------               -------              ----------
1st Quarter ............  $ 8 1/2               $ 7 1/2               $0.05
2nd Quarter ............    8 1/2                 7 3/4                0.05
3rd Quarter ............   10                     7 3/4                0.05
4th Quarter ............   10 1/4                 9 1/4                0.055

       Dividends are generally declared within 45 days prior to the payable date, to stockholders of record 10 to 15 days after the declaration date.

MARKET FOR THE FBWH COMMON STOCK

       FBWH Common Stock is traded as FWEH over the counter. As of February 12, 1997 there were 606 shareholders of record. During the first nine months of 1996 and during 1995, FBWH Common Stock, like that of a number of community banks, did not actively trade. Therefore, reliable high and low bid prices are not available for those periods. During the fourth quarter of 1996, the high and low bid prices for FBWH Common Stock were $8 and $5.50 respectively. The closing bid price on December 31, 1996 was $7.75.

       FBWH paid its first dividend on December 1, 1995 to shareholders of record on November 14, 1995 in the amount of $.03 per share. During 1996, FBWH paid total dividends of $.17 per share.


                    COMPARISON OF THE RIGHTS OF SHAREHOLDERS

       NECB is a Delaware corporation subject to the provisions of the Delaware Corporation Law and FBWH is a Connecticut-chartered commercial bank subject to the provisions of the Banking Laws of Connecticut ("Connecticut Banking Law"). Upon consummation of the Reorganization, shareholders of FBWH will become stockholders of NECB and their rights as stockholders of NECB will be governed by the Restated Certificate of Incorporation (the "NECB Certificate") and Bylaws of NECB (the "NECB Bylaws") and the Delaware General Corporation Law (the "DGCL").

       The following summary is not intended to be complete statement of the differences affecting the rights of FBWH's shareholders, but rather summarizes all material differences affecting the rights of such shareholders and certain important similarities.

AUTHORIZED CAPITAL STOCK

       The NECB Certificate authorizes the issuance of up to 10,000,000 shares of NECB Common Stock, of which 3,084,309 shares were outstanding as of the NECB Record Date and up to 200,000 shares of NECB Preferred Stock, of which no shares are issued and outstanding. The NECB Preferred Stock is issuable in series, each series having such rights and preferences as NECB Board of Directors may fix and determine by resolution.

       The FBWH Articles of Incorporation (the "FBWH Articles") authorize the issuance of up to 2,000,000 shares of FBWH Common Stock, of which 1,541,000 were outstanding as of the FBWH Record Date and up to 200,000 shares of FBWH Preferred Stock, of which no shares are issued and outstanding. The FBWH Preferred Stock is issuable in series, each series having such rights and preferences as FBWH's Board of Directors may fix and determine by resolution.

ISSUANCE OF CAPITAL STOCK

       Under the DGCL, NECB may issue rights or options for the purchase of shares of capital stock of NECB, provided that such rights or options may be issued to directors, officers or employees of NECB or its subsidiaries and the issuance or plan pursuant to which they are issued need not be approved by the holders of NECB Common Stock. However, the Bylaws of the National Association of Securities Dealers, Inc. generally require corporations, such as NECB, with securities which are quoted on the Nasdaq NM to obtain stockholder approval for most stock compensation plans for directors, officers and key employees of the corporation. Stockholder approval of stock-related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax treatment under current laws and regulations. FBWH may also issue rights or options for the purchase of capital stock of FBWH, provided that issuance of rights or options to directors, officers or employees (or the adoption of a plan therefor) requires the approval of shareholders. Neither the stockholders of NECB nor the shareholders of FBWH have preemptive rights.

VOTING RIGHTS

       Each share of FBWH Common Stock and NECB Common Stock is entitled to one vote per share on all matters properly presented at meetings of shareholders of FBWH and NECB, respectively. Neither the FBWH Articles and FBWH's Bylaws (the "FBWH Bylaws") nor the NECB Certificate and NECB Bylaws permit shareholders to cumulate their votes in an election of directors.

DIVIDENDS AND OTHER DISTRIBUTIONS

       Under Connecticut Banking Law, subject to any restrictions contained in its articles of incorporation, a bank such as FBWH may not declare a dividend on its capital stock except from its net profits. "Net Profits" is defined as the remainder of all earnings from current operations. The total of all dividends declared by a bank in any calendar year may not, unless specifically approved by the banking commissioner, exceed the total of its net profits of that year combined with its retained net profits of the preceding two years.

       Under  the  DGCL,  NECB  may,  unless  otherwise  restricted  by the NECB
Certificate, pay dividends in cash, property or shares of capital stock out of surplus or, if no surplus exists, out of net profits for the fiscal year in which declared or out of net profits for the preceding fiscal year (provided that such payment will not reduce capital below the amount of capital represented by classes of stock having a preference upon distribution of assets).

       Under the DGCL, a corporation may repurchase or redeem its shares only out of surplus and only if such purchase does not impair capital. However, a corporation may redeem preferred stock out of capital if such shares will be retired upon redemption and the stated capital of the corporation is thereupon reduced in accordance with Delaware law.

       Under Connecticut Banking Law, FBWH may, subject to the approval of the Banking Commissioner, acquire and dispose of its common stock, provided no such acquisition reduces FBWH's capital below the minimum required for a Connecticut capital stock bank.

       Under Delaware law, stockholders are not liable for any improper dividends, repurchase or issuance of options made by a corporation. Under Connecticut law, a shareholder is, in certain circumstances, liable for knowingly receiving an illegal distribution.

       For a description of the regulatory capital requirements which are applicable to FBWH and NECB and regulatory limitations on the ability of NECB's banking subsidiaries to pay dividends, see Management's Discussion and Analysis of Financial Condition and Results of Operations of FBWH and NECB, respectively.

SIZE OF BOARD OF DIRECTORS

       The NECB Certificate provides that the size of NECB's Board would be initially between nine and twenty directors but may be increased or decreased by Board or stockholder action. The NECB Bylaws provide that the Board may not consist of less than three members.

       The FBWH Articles provide that the size of FBWH's Board shall be between five and twenty-five directors as determined from time to time by a two-thirds vote of directors.

DIRECTOR VACANCIES AND REMOVAL OF DIRECTORS

       Under the NECB Bylaws, vacancies on the Board may be filled by the remaining Directors then in office, though less than a quorum, and Directors chosen by the Board to fill vacancies or newly created directorships hold office until the next election of directors.

       A similar provision applies to FBWH's Board under the CBCA.

ANNUAL MEETINGS OF SHAREHOLDERS

       Nominations of persons for election to NECB's Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of NECB entitled to vote for the election of Directors, who is present in person or by proxy at the meeting and who complies with certain notice procedures set forth in the NECB Bylaws. Such nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Chairman of the Nominating Committee, which may be sent in care of the Secretary of NECB.

       A similar provision applies to shareholder nominations of persons for election to FBWH's Board, except that notice must be given to FBWH's Secretary 20 to 130 days prior to the meeting with detailed information on the nominee and nominator.

SHAREHOLDER ACTION WITHOUT A MEETING

       The NECB Bylaws provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote.

       FBWH has no comparable provision in the FBWH Bylaws.

AMENDMENT OF GOVERNING INSTRUMENTS

       The NECB Bylaws may be amended by a majority vote of the full Board of Directors of NECB or by a majority vote of the capital stock of NECB entitled to vote thereon at any legal meeting.

       A similar provision is contained in the FBWH Bylaws.

       No amendment to the NECB Certificate generally may be made unless it is first proposed by the Board of Directors of NECB and thereafter approved by the holders of at least a majority of outstanding shares entitled to vote thereon, with the exception of certain sections thereof which may only be amended by the holders of at least 75% of the shares of NECB entitled to vote generally in the election of directors. The section in the NECB Certificate requiring such higher vote of stockholder relates to procedures for certain business combinations. See "Procedures for Certain Business Combinations."

       The FBWH Articles may be amended only by FBWH's shareholders in accordance with the provisions of Connecticut Banking Law and the CBCA which generally require an affirmative vote of a majority of the shares entitled to be cast.

REORGANIZATION, CONSOLIDATIONS AND SALE OF ASSETS

       Connecticut Banking Law requires the approval of the majority of the Board of Directors and the approval of an affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of each class of the capital stock for mergers, consolidations and share exchanges in which a bank is a participating bank and for sales of all or substantially all of its property and assets.

       The NECB Certificate provides that certain combinations between NECB and a 5% or more shareholder or its affiliates (collectively "Related Person") may not take place unless: (1) such combination is approved by the holders or not less than 80% of the outstanding voting shares, voting separately as a class, and (2) by the holders of the majority of the outstanding voting shares that are not beneficially owned or controlled, directly or indirectly, by the Related Person. If a business combination satisfies certain fair price provisions and certain other requirements, then the business combination must be approved by
(i) the holders of not less than 67% of the outstanding voting shares, and (ii) by the holders of a majority of the outstanding voting shares that are not beneficially owned or controlled, directly or indirectly, by the Related Person. Examples of certain other requirements which will allow a lesser vote are as follows: the Related Person has not received the benefit of any loans, advances, guarantees, pledges or other financial tax credits provided by NECB; the Related Person has not made any change in NECB's business or capital structure; and prior to the consummation of the business combination, the Related Person has taken steps to ensure that the Board of Directors includes representation by directors (who were elected by stockholders prior to the time the Related Person acquired five percent or more of the stock of NECB) proportionate to the ratio of voting shares of NECB owned by stockholders who are not Related Persons, bears to all voting shares of NECB outstanding at the time in question.

       The types of business combinations with a Related Person covered by this provision include: mergers, consolidations, stock exchanges, a sale, lease, exchange, mortgage, pledge or other transfer of assets other than in the regular course of business. An amendment to this provision of the NECB Certificate generally requires an 80% affirmative vote of the outstanding stock of NECB and by the holders of a majority of the outstanding voting shares that are not beneficially owned or controlled, directly or indirectly, by the Related Person.

       NECB believes these increased votes and fair price provisions for business combinations will help increase the likelihood that any such proposed transaction will be on terms fair to all of the stockholders of NECB, particularly if the transaction is proposed by a dominant stockholder who might be able to obtain approval by a simply majority primarily on the basis of its own share holdings, even if the transaction were not in the best interest of or were opposed by a majority of the remaining stockholders. On the other hand, the increased vote requirement may in effect grant a minority of the stockholders a veto over a transaction favored by a majority of the stockholders, even if it were also favored by all or a majority of the Board of Directors of NECB.

       FBWH has a substantially similar provision in the FBWH Articles regarding the above business combinations.

       In the event that the fair price and procedure requirements were met or the requisite approval of NECB Board were given with respect to a particular business combination, the normal voting requirements of Delaware law would apply. Under Delaware law the following corporate acts require the approval by a majority of the outstanding stock of the corporation entitled to vote thereon:
(i) a merger or consolidation, (ii) an amendment to the NECB Certificate or the NECB Bylaws, (iii) dissolution of NECB or (iv) the sale, lease or exchange of all or substantially all of the property or assets of NECB. A sale of less than substantially all of the assets of NECB, a merger of NECB with a company in which it owns 90% or more of the outstanding capital stock or a reclassification of NECB's securities not involving an amendment to NECB Certificate would not require stockholder approval.

APPRAISAL RIGHTS

       Connecticut law provides dissenters' rights for shareholders of banks such as FBWH, who dissent in a reorganization or consolidation. See "THE REORGANIZATION--Dissenters' Rights".

       Delaware Corporation Law provides appraisal rights for shareholders who dissent in a reorganization or consolidation, subject to certain circumstances. Where the right of appraisal is available to a shareholder objecting to such a transaction, appraisal is his or her exclusive remedy as a holder of such shares against such transactions.

DISSOLUTION

       Under Connecticut Banking Law, voluntary dissolution of FBWH may be effectuated by the adoption of a resolution by the Board of Directors which is adopted by at least a two-thirds vote of the shareholders.

       Under Delaware Corporation Law, voluntary dissolution of NECB requires the adoption of a resolution by a majority of the Board of Directors and by the affirmative vote of a majority of the holders of the voting power of the outstanding shares entitled to vote thereon.

LIMITATION OF DIRECTOR LIABILITY

       Under Connecticut Banking Law, banks are permitted to include in their Articles provisions limiting the personal liability of their directors. FBWH's Articles contain such a provision limiting the personal liability of its directors, to the fullest extent permitted by law, to the institution or its shareholders, for monetary damages for breach of duty as a director, to an amount equal to the compensation received by the director for serving FBWH during the year of the violation. Under Connecticut banking law, such limitation cannot apply in certain situations.

       NECB's Certificate contains a provision which provides that to the fullest extent permitted by law, no director of NECB shall have any personal liability to NECB or its stockholders for monetary damages for breach of their fiduciary duty as a director, provided that the provision will not eliminate or limit the liability of a director in certain circumstances. Specifically, liability will not be eliminated or limited (i) for any breach of the director's duty of loyalty to NECB or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;
(iii) for any unlawful payment of dividends, unlawful stock purchase or unlawful redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Delaware law and NECB's Bylaws and Restated Certificate of Incorporation authorize NECB to indemnify officers, directors and certain individuals associated with NECB. In general, Article V of NECB's Bylaws and Article VII of NECB's Restated Certificate of Incorporation authorize NECB to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of NECB) by reason of the fact that he is or was a director, officer, trustee, employee or agent of NECB, or is or was serving at the request of NECB as a director, officer, trustee, employee or agent of another corporation, association, partnership, venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of NECB, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

       The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of NECB, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

       The FBWH Bylaws provide for indemnification pursuant to the provisions of Connecticut law, which provides for indemnification of FBWH's directors, officers, employees and certain other individuals associated with FBWH under certain circumstances. Connecticut law requires FBWH to indemnify a director who was wholly successful on the merits or otherwise in the defense of any proceeding to which he or she was made a party because he or she was a Director of FBWH. Under Connecticut law, the FBWH may also indemnify its Directors, officers, and employees who are made parties to a proceeding because such Director is or was a Director in good faith in what he or she reasonably believed were the best interests of FBWH, as appropriate or, in certain cases, not opposed to its best interests. FBWH may indemnify against judgments, fines, penalties, amounts paid in settlement and reasonable expenses.

                                  LEGAL MATTERS

       The legality of the NECB Common Stock to be issued in connection with the Reorganization will be passed on by Messrs. Day, Berry & Howard, Hartford, Connecticut.


                                     EXPERTS

       The financial statements of NECB, as of December 31, 1996, 1995 and 1994 and for the years then ended included in this Joint Proxy Statement-Prospectus, have been so included in reliance on the report of Shatswell, MacLeod & Company, P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

       Shatswell, MacLeod & Company, P.C. has been appointed to serve as auditors for NECB and NEBT for the year ending December 31, 1997.

       The financial statements of FBWH, as of December 31, 1996, 1995 and 1994 and for the years then ended included in this Joint Proxy Statement-Prospectus, have been so included in reliance on the report of Snyder & Haller, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  OTHER MATTERS

       As of the date of this Joint Proxy Statement-Prospectus, the FBWH Board does not know of any other matters which may come before the FBWH Annual
Meeting. If any matters other than those referred to in this Joint Proxy Statement-Prospectus should come before the meeting, it is the intention of each person named in the enclosed form of proxy to vote each proxy with respect to such matters in accordance with his or her best judgement.

                              SHAREHOLDER PROPOSALS

       If the Reorganization is consummated as anticipated, FBWH will cease to exist as an independent entity and shareholders of FBWH will become shareholders of NECB. Shareholders of NECB who desire to present a proposal for action at the 1998 Annual meeting of Shareholders of NECB, must present such proposal to NECB on or before December 19, 1997 for inclusion in NECB's Proxy Statement and Form of Proxy. In the event that the Reorganization is not consummated as currently anticipated, and FBWH continues as an independent entity, shareholders who desire to present a proposal for action at FBWH's 1998 Annual Meeting of Shareholders must present such proposal on or before December 19, 1997 for inclusion in FBWH's Proxy Statement and Form of Proxy.

                          INDEX TO FINANCIAL STATEMENTS

Pro Forma Financial Information....................................         F-1
Unaudited Pro Forma Condensed Combined Balance Sheet at
    March 31, 1997 ................................................         F-2
Unaudited Pro Forma Condensed Combined Balance Sheet at
    December 31, 1996 .............................................         F-3
Unaudited Pro Forma Condensed Combined Statement of Income for the
    Three Months Ended March 31, 1997..............................         F-4
Unaudited Pro Forma Condensed Combined Statement of Income for the
  Year Ended December 31, 1996.....................................         F-5
Unaudited Pro Forma Condensed Combined Statement of Income for the
    Year Ended December 31, 1995...................................         F-6
Unaudited Pro Forma Condensed Combined Statement of Income for the
    Year Ended December 31, 1994...................................         F-7
Notes to Unaudited Pro Forma Condensed Combined Financial Statements        F-8

NECB AND SUBSIDIARIES:

Consolidated Balance Sheets at March 31, 1997 and 1996 (Unaudited)..        F-9
Consolidated Statements of Income for the Three Months Ended
    March 31, 1997 and 1996 (Unaudited).............................        F-10
Consolidated Statements of Cash Flows for the Three Months Ended
    March 31, 1997 and 1996 (Unaudited).............................        F-11
Notes to Consolidated Condensed Financial Statements (Unaudited)....        F-12
Report of Independent Certified Public Accountants for the Years
     Ended December 31, 1996, 1995 and 1994.........................        F-13
Consolidated Balance Sheets at December 31, 1996 and 1995...........        F-14
Consolidated Statements of Income for the Years Ended
    December 31, 1996, 1995 and 1994................................        F-15
Consolidated Statements of Changes in Shareholders' Equity for the
    Years Ended December 31, 1996, 1995 and 1994....................        F-16
Consolidated Statements of Cash Flows for the Years
    Ended December 31, 1996, 1995 and 1994..........................        F-17
Notes to Consolidated Financial Statements for the
    Years Ended December 31, 1996, 1995 and 1994....................   F-18-F-34

FBWH:

Statements of Condition--March 31, 1997 (Unaudited) and
    December 31, 1996...............................................        F-35
Statements of Operations for Periods Ended March 31, 1997
    and 1996 (Unaudited)............................................        F-36
Statements of Cash Flows for the Three Months Ended March 31, 1997
    and 1996 (Unaudited)............................................        F-37
Report of Independent Accountants for the Years
    Ended December 31, 1996, 1995 and 1994..........................        F-38
Statements of Condition -- December 31, 1996 and 1995...............        F-39
Statements of Operations for the Years Ended
    December 31, 1996, 1995 and 1994................................        F-40
Statements of Changes in Shareholders' Equity for the Years
    Ended December 31, 1996, 1995 and 1994..........................        F-41
Statements of Cash Flows for the Years Ended
    December 31, 1996, 1995 and 1994................................        F-42
Notes to Financial Statements.......................................   F-43-F-53

                     PRO FORMA FINANCIAL INFORMATION


            The following unaudited pro forma condensed combined balance sheets combine the historical consolidated balance sheets of NECB and FBWH and give effect to the Reorganization--which will be accounted for as a pooling of interests--as if the Reorganization became effective on March 31, 1997 and December 31, 1996. Under the pooling of interests method of accounting, NECB's consolidated financial statements will be retroactively adjusted after the Reorganization to combine the results of operations of NECB and FBWH for periods prior to the Effective Time. The pro forma condensed combined statements of income cover (i) the three months ended March 31, 1997, (ii) the year ended December 31, 1996, (iii) the year ended December 31, 1995 and (iv) the year ended December 31, 1994.


            The unaudited pro forma information presented herein has been prepared by NECB management based upon the historical financial statements and related notes thereto of NECB and FBWH included herein. The unaudited pro forma information should be read in conjunction with such historical financial statements and notes. The pro forma condensed combined statements of income are not necessarily indicative of the results of operations which would have been achieved had the Reorganization been consummated as of the beginning of the periods for which such data presented and should not be construed as being representative of future periods.

                 UNAUDITED PRO FORMA CONDENSED COMBINED
                              BALANCE SHEET
                                   AT
                             MARCH 31, 1997


                                                                                                                      COMBINED
                                                            NECB              FIRST BANK       ADJUSTMENT                PRO
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)           (HISTORICAL)         (HISTORICAL)        + OR -                 FORMA
                                                         ----------           ----------       ----------          ------------
ASSETS:
    Cash and due from banks ........................       $ 25,058           $    3,854         $                  $    28,912
    Federal funds sold .............................          2,725                3,750                                  6,475
    Investments ....................................         96,043               24,792             (110) (c)          120,725
    Loans outstanding ..............................        287,291               46,447                                333,738
       Less: allowance for possible losses .........         (5,577)              (1,150)                                (6,727)
                                                           --------           ----------          --------          -----------
          Net loans ................................        281,714               45,297                0               327,011
    Mortgages held-for-sale ........................          1,853                  855                                  2,708
    Premises and equipment .........................          9,457                  596                                 10,053
    Other real estate owned ........................          1,167                  207                                  1,374
    Goodwill .......................................          4,385                                                       4,385
    Other assets ...................................          5,677                2,193                                  7,870
                                                          ---------           ----------         --------           -----------
Total Assets .......................................      $ 428,079           $   81,544         $   (110)          $   509,513
                                                          =========           ==========         ========           ===========

LIABILITIES:
    Deposits:
    Noninterest bearing ............................       $ 72,435           $   11,043         $                  $    83,478
    Interest bearing ...............................        300,947               56,568                                357,515
                                                          ---------           ----------         --------           -----------
          Total deposits ...........................        373,382               67,611                0               440,993
    Short-term borrowings ..........................          5,569                  525                                  6,094
    FHLB borrowings ................................          6,000                3,932                                  9,932
    Other liabilities                                         2,281                  558              480 (a)
                                                                                                      500 (b)             3,819
                                                          ---------           ----------         --------           -----------
Total Liabilities ..................................        387,232               72,626              980               460,838
                                                          ---------           ----------         --------           -----------
SHAREHOLDERS' EQUITY:

    Common stock ...................................            367                   15               84  (d)              466
    Additional paid-in capital .....................         27,943               10,685              (84) (e)
                                                                                                     (110) (c)           38,434
    Retained earnings (accumulated
       deficit) ....................................         12,700               (1,567)            (500) (b)
                                                                                                     (480) (a)           10,153
    Net unrealized loss on
       securities available-for-sale ...............           (163)                (215)                                  (378)
                                                          ---------           ----------         --------           -----------
Total Shareholders' Equity .........................         40,847                8,918           (1,090)               48,675
                                                          ---------           ----------         --------           -----------
Total Liabilities & Shareholders' Equity ...........      $ 428,079           $   81,544         $   (110)          $   509,513
                                                          =========           ==========         ========           ===========
Number of common shares outstanding ................      3,667,000            1,542,000         (544,000)            4,665,000 (f)
Book value/per share ...............................      $   11.14               $ 5.78                            $     10.43
Tangible book value/per share ......................      $    9.94           $     5.78                            $      9.49
Tangible equity/assets .............................          8.52%               10.94%                                  8.69%

                 UNAUDITED PRO FORMA CONDENSED COMBINED
                              BALANCE SHEET
                                   AT
                            DECEMBER 31, 1996

                                                                                                                    COMBINED
                                                          NECB             FIRST BANK        ADJUSTMENT                PRO
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)         (HISTORICAL)        (HISTORICAL)         + OR -                 FORMA
                                                       ----------          ----------        ----------           ------------
ASSETS:
    Cash and due from banks ........................    $  21,629             $ 3,100          $                     $  24,729
    Federal funds sold .............................        9,675               5,450                                   15,125
    Investments ....................................       95,068              25,841              (110) (c)           120,799
    Loans outstanding ..............................      288,996              47,208                                  336,204
       Less: allowance for possible losses .........       (5,514)             (1,146)                                  (6,660)
                                                        ---------           ---------          --------              ---------
          Net loans ................................      283,482              46,062                                  329,544
    Mortgages held-for-sale ........................        1,755                 176                                    1,931
    Premises and equipment .........................        9,369                 596                                    9,965
    Other real estate owned ........................        2,109                 207                                    2,316
    Goodwill .......................................        4,464                                                        4,464
    Other assets ...................................        5,608               2,163                                    7,771
                                                        ---------           ---------          --------              ---------
Total Assets .......................................    $ 433,159           $  83,595            $ (110)             $ 516,644
                                                        =========           =========          ========              =========

LIABILITIES:
    Deposits:
       Noninterest bearing .........................    $  78,792           $  10,974          $                     $  89,766
       Interest bearing ............................      308,105              59,132                                  367,237
                                                        ---------           ---------          --------               --------
          Total deposits ...........................      386,897              70,106                                  457,003
    Short-term borrowings ..........................        2,003                 275                                    2,278
    FHLB borrowings ................................                            3,951                                    3,951
    Other liabilities                                       3,848                 454               480 (a)
                                                                                                    500 (b)              5,282
                                                        ---------           ---------          --------              ---------
Total Liabilities ..................................      392,748              74,786               980                468,514
                                                        ---------           ---------          --------              ---------
SHAREHOLDERS' EQUITY:

    Common stock ...................................          367                  15                84  (d)              466
    Additional paid-in capital .....................       27,943              10,683               (84) (e)
                                                                                                   (110) (c)           38,432
    Retained earnings (accumulated deficit) ........       11,802              (1,799)             (500) (b)
                                                                                                   (480) (a)            9,023
    Net unrealized gain (loss) on securities
       available-for-sale ..........................          299                 (90)                                    209
                                                        ---------           ---------          --------           -----------
Total Shareholders' Equity .........................       40,411               8,809            (1,090)               48,130
                                                        ---------           ---------          --------           -----------
Total Liabilities & Shareholders' Equity ...........   $  433,159          $   83,595          $   (110)           $  516,644
                                                       ==========            ========          ========            ==========
Number of common shares outstanding ................    3,667,000           1,541,000          (546,000)            4,662,000 (g)
Book value/per share ...............................   $    11.02          $     5.72                              $    10.32
Tangible book value/per share ......................   $     9.80          $     5.72                              $     9.36
Tangible equity/assets .............................        8.30%              10.54%                                   8.45%

                 UNAUDITED PRO FORMA CONDENSED COMBINED
                           STATEMENT OF INCOME
                                 FOR THE
                    THREE MONTHS ENDED MARCH 31, 1997

                                                                                                                 COMBINED
                                                         NECB             FIRST BANK           ADJUSTMENT           PRO
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)        (HISTORICAL)        (HISTORICAL)            + OR -            FORMA
                                                      ----------          ----------           ----------       -----------
Interest income ..................................      $   8,015           $   1,594            $               $    9,609
Interest expense .................................          2,770                 516                                 3,286
                                                        ---------           ---------            --------        ----------
Net interest income ..............................          5,245               1,078                   0             6,323
Provision for possible loan losses ...............            243                  30                                   273
                                                        ---------           ---------            --------        ----------
Net interest income after provision for
     possible loan losses ........................          5,002               1,048                   0             6,050
                                                        ---------           ---------            --------        ----------
Noninterest income:
    Service fees .................................            532                  35                                   567
    Securities gains (losses) ....................             (4)                 2                                     (2)
    Gain on sales of loans, net ..................            135                 162                                   297
    Other ........................................             35                 57                                     92
                                                        ---------           ---------            --------        ----------
       Total noninterest income ..................            698                 256                   0               954
                                                        ---------           ---------            --------        ----------
Noninterest expense:
    Salaries and employee benefits ...............          2,061                 355                                 2,416
    Occupancy ....................................            409                137                                    546
    Furniture and equipment ......................            262                  40                                   302
    Outside services .............................            171                 118                                   289
    Postage and supplies .........................            181                  32                                   213
    Insurance and assessments ....................             34                  11                                    45
    OREO related expenses ........................             30                   1                                    31
    Goodwill amortization ........................             79                                                        79
    Other ........................................            568                 109                                   677
                                                        ---------           ---------            --------        ----------
       Total noninterest expense .................          3,795                 803                   0             4,598
                                                        ---------           ---------            --------        ----------
Income before taxes ..............................          1,905                 501                   0             2,406
Income taxes .....................................            713                 191                                   904
                                                        ---------           ---------            --------        ----------
Net income .......................................      $   1,192           $     310            $      0        $    1,502
                                                        =========           =========            ========        ==========
Net income per share .............................      $    0.33           $    0.20            $      0        $     0.32
                                                        =========           =========            ========        ==========
Weighted average shares of Common
    Stock outstanding ............................      3,667,000           1,542,000                             4,665,000 (h)
                                                        =========           =========                             =========

                 UNAUDITED PRO FORMA CONDENSED COMBINED
                           STATEMENT OF INCOME
                                 FOR THE
                      YEAR ENDED DECEMBER 31, 1996

                                                                                                                     COMBINED
                                                          NECB             FIRST BANK       ADJUSTMENT                  PRO
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)         (HISTORICAL)        (HISTORICAL)        + OR -                   FORMA
                                                       ----------          ----------       -----------              --------

Interest income ...................................      $  28,828          $   6,222          $                     $  35,050
Interest expense ..................................         10,413              2,092                                   12,505
                                                         ---------          ---------          --------              ---------
Net interest income ...............................         18,415              4,130                 0                 22,545
Provision for possible loan losses ................          1,854                355                                    2,209
                                                         ---------          ---------          --------              ---------
Net interest income after provision
    for possible loan losses ......................         16,561              3,775                 0                 20,336
                                                         ---------          ---------          --------              ---------
Noninterest income:
    Service fees ..................................          1,703                256                                    1,959
    Securities gains (losses) .....................             20                (13)                                       7
    Gain on sales of loans, net ...................            385                691                                    1,076
    Other .........................................            270                104                                      374
                                                         ---------          ---------          --------              ---------
       Total noninterest income ...................          2,378              1,038                 0                  3,416
                                                         ---------          ---------          --------              ---------
Noninterest expense:
    Salaries and employee benefits ................          6,935              1,385                                    8,320
    Occupancy .....................................          1,284                552                                    1,836
    Furniture and equipment .......................            979                172                                    1,151
    Outside services ..............................            641                511                                    1,152
    Postage and supplies ..........................            650                109                                      759
    Insurance and assessments .....................            137                 43                                      180
    OREO related expenses .........................            255                142                                      397
    Goodwill amortization .........................            155                                                         155
    Other .........................................          1,665                349                                    2,014
                                                         ---------          ---------          --------              ---------
       Total noninterest expense ..................         12,701              3,263                 0                 15,964
                                                         ---------          ---------          --------              ---------
Income before taxes ...............................          6,238              1,550                 0                  7,788
Income taxes ......................................          1,976                324                                    2,300
                                                         ---------          ---------          --------              ---------
Net income ........................................      $   4,262          $   1,226          $      0              $   5,488
                                                         =========          =========          ========              =========
Net income per share ..............................      $    1.26          $    0.88          $      0              $    1.26
                                                         =========          =========          ========              =========
Weighted average shares of Common
    Stock outstanding .............................      3,374,000          1,399,000                                4,371,000 (h)
                                                         =========          =========                                =========

                 UNAUDITED PRO FORMA CONDENSED COMBINED
                           STATEMENT OF INCOME
                                 FOR THE
                      YEAR ENDED DECEMBER 31, 1995

                                                                                                                        COMBINED
                                                                NECB             FIRST BANK         ADJUSTMENT             PRO
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)               (HISTORICAL)        (HISTORICAL)          + OR -              FORMA
                                                             ----------          ----------        -----------           -------
Interest income ...................................            $  16,300          $   5,807           $                $ 22,107
Interest expense ..................................                5,736              1,976                               7,712
                                                               ---------          ---------           --------        ---------
Net interest income ...............................               10,564              3,831                  0           14,395
Provision for possible loan losses ................                  700                500                               1,200
                                                               ---------          ---------           --------        ---------
Net interest income after provision
    for possible loan losses ......................                9,864              3,331                  0           13,195
                                                               ---------          ---------           --------        ---------
Noninterest income:
    Service fees ..................................                1,385                226                               1,611
    Securities gains ..............................                   21                  5                                  26
    Gain on sales of loans, net ...................                  193                305                                 498
    Other .........................................                   93                115                                 208
                                                               ---------          ---------           --------        ---------
       Total noninterest income ...................                1,692                651                  0            2,343
                                                               ---------          ---------           --------        ---------
Noninterest expense:
    Salaries and employee benefits ................                4,378              1,165                               5,543
    Occupancy .....................................                  729               497                                1,226
    Furniture and equipment .......................                  686                175                                 861
    Outside services ..............................                  322                548                                 870
    Postage and supplies ..........................                  391                110                                 501
    Insurance and assessments .....................                  363                267                                 630
    OREO related expenses .........................                  225                280                                 505
    Other .........................................                1,497                239                               1,736
                                                               ---------          ---------           --------        ---------
       Total noninterest expense ..................                8,591              3,281                  0           11,872
                                                               ---------          ---------           --------        ---------
Income before taxes (benefit) .....................                2,965                701                  0            3,666
Income taxes (benefit) ............................                  985             (1,009)                 0              (24)
                                                               ---------          ---------           --------        ---------
Net income ........................................            $   1,980          $   1,710           $      0        $   3,690
                                                               =========          =========           ========        =========
Net income per share ..............................            $    0.91          $    1.60           $      0        $    1.17
                                                               =========          =========           ========        =========
Weighted average shares of Common
    Stock outstanding .............................            2,166,000          1,066,000                           3,163,000 (h)
                                                               =========          =========           ========        =========

                 UNAUDITED PRO FORMA CONDENSED COMBINED
                           STATEMENT OF INCOME
                                 FOR THE
                      YEAR ENDED DECEMBER 31, 1994

                                                                                                                     COMBINED
                                                            NECB             FIRST BANK        ADJUSTMENT              PRO
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)           (HISTORICAL)        (HISTORICAL)         + OR -               FORMA
                                                        -----------          ----------        -----------          ---------
Interest income ...................................         $ 12,551            $ 5,313          $                   $ 17,864
Interest expense ..................................            3,974              1,737                                 5,711
                                                           ---------           --------          --------           ---------
Net interest income ...............................            8,577              3,576                 0              12,153
Provision for possible loan losses ................              530                906                                 1,436
                                                           ---------           --------          --------           ---------
Net interest income after provision
     for possible loan losses .....................            8,047              2,670                 0              10,717
                                                           ---------           --------          --------           ---------
Noninterest income:
    Service fees ..................................            1,509                203                                 1,712
    Securities losses                                                               (31)                                  (31)
    Gain on sales of loans, net ...................               45                453                                   498
Other .............................................               62                115                                   177
                                                           ---------           --------          --------           ---------
       Total noninterest income ...................            1,616                740                 0               2,356
                                                           ---------           --------          --------           ---------
Noninterest expense:
    Salaries and employee benefits ................            3,830              1,197                                 5,027
    Occupancy .....................................              658                407                                 1,065
    Furniture and equipment .......................              682                180                                   862
    Outside services ..............................              311                525                                   836
    Postage and supplies ..........................              343                105                                   448
    Insurance and assessments .....................              639                300                                   939
    OREO related expenses .........................              265                263                                   528
    Other .........................................            1,167                223                                 1,390
                                                           ---------           --------          --------           ---------
       Total noninterest expense ..................            7,895              3,200                 0              11,095
                                                           ---------           --------          --------           ---------
Income before taxes (benefit) .....................            1,768                210                 0               1,978
Income taxes (benefit) ............................              665               (197)                                  468
                                                           ---------           --------          --------           ---------
Net income ........................................        $   1,103           $    407          $      0           $   1,510
                                                           =========           ========          ========           =========
Net income per share ..............................        $    0.82           $   0.50          $      0           $    0.64
                                                           =========           ========          ========           =========
Weighted average shares of Common
    Stock outstanding .............................        1,345,000            809,000                             2,342,000 (h)
                                                           =========           ========                             =========

  NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a) Expenses related to offering
(b) Anticipated  expenses for  restructuring net of tax effect
(c) Retirement of 34,000 shares of FBWH owned by NECB
(d) Issuance of NECB Common Stock (par value $0.10 per share)
(e) Difference in par value of common stock ($.10 per share for NECB Common Stock versus $0.01 per share for FBWH Common Stock)

(f) Calculation of pro forma number of shares of NECB Common Stock outstanding:
      FBWH Common Stock outstanding at March 31, 1997.................................................       1,542,000
      FBWH Common Stock owned by NECB.................................................................         (34,000)
                                                                                                             ---------
        Net FBWH Common Stock outstanding and exchangeable............................................       1,508,000
      Exchange Ratio..................................................................................            0.62
      NECB Common Stock to be issued in the Reorganization............................................         935,000
      NECB Common Stock to be issued in lieu of exercise
        of FBWH options...............................................................................          63,000
                                                                                                             ---------
      Total shares to be issued in the Reorganization.................................................         998,000
      NECB Common Stock outstanding at March 31, 1997.................................................       3,667,000
                                                                                                             ---------
      Total NECB Common Stock outstanding, pro forma..................................................       4,665,000
                                                                                                             =========
      Difference  between  the sum of the number of  outstanding  shares of NECB
        Common Stock and FBWH Common Stock at March 31, 1997 and the total
        NECB Common Stock outstanding, pro forma......................................................        (544,000)
(g)   Calculation of pro forma number of shares of NECB Common Stock outstanding:
      FBWH Common Stock outstanding at December 31, 1996..............................................       1,541,000
      FBWH Common Stock owned by NECB.................................................................         (34,000)
                                                                                                             ---------
        Net FBWH Common Stock outstanding and exchangeable............................................       1,507,000
      Exchange Ratio..................................................................................            0.62
      NECB Common Stock to be issued in the Reorganization............................................         934,000
      NECB Common Stock to be issued in lieu of exercise of
        FBWH options..................................................................................          61,000
                                                                                                             ---------
      Total shares to be issued in the Reorganization.................................................         995,000
      NECB Common Stock outstanding at December 31, 1996..............................................       3,667,000
                                                                                                             ---------
      Total NECB Common Stock outstanding, pro forma..................................................       4,662,000
                                                                                                             =========
      Difference  between  the sum of the number of  outstanding  shares of NECB
        Common Stock and FBWH Common Stock at December 31, 1996 and the
        total NECB Common Stock outstanding, pro forma................................................        (546,000)

(h) Calculation of pro forma shares outstanding: Total shares to be issued in the Reorganization, plus NECB historical weighted average shares of common stock outstanding.

                   NEW ENGLAND COMMUNITY BANCORP, INC.

                       CONSOLIDATED BALANCE SHEETS
                               (UNAUDITED)

                                                                                     MARCH 31,                MARCH 31,
(AMOUNTS IN THOUSANDS)                                                                 1997                     1996
                                                                                    -----------              -----------
ASSETS:
  Cash and due from banks......................................................        $ 25,058                 $ 15,738
  Federal funds sold...........................................................           2,725                    8,300
                                                                                       --------                 --------
    Cash and cash equivalents..................................................          27,783                   24,038
  Securities held-to-maturity..................................................           7,357                    6,595
  Securities available-for-sale................................................          86,933                   67,839
  Federal Home Loan Bank stock.................................................           1,753                    1,176
  Loans outstanding............................................................         287,291                  219,236
    Less: allowance for possible loan losses...................................          (5,577)                  (4,520)
                                                                                       --------                 --------
    Net loans .................................................................         281,714                  214,716
  Mortgages held-for-sale......................................................           1,853                    2,046
  Accrued interest receivable..................................................           3,088                    2,444
  Premises and equipment.......................................................           9,457                    7,290
  Other real estate owned......................................................           1,167                      720
  Goodwill    .................................................................           4,385                      395
  Other assets.................................................................           2,589                    1,746
                                                                                       --------                 --------
Total Assets  .................................................................        $428,079                 $329,005
                                                                                       ========                 ========
LIABILITIES:
  Deposits:
    Noninterest bearing........................................................        $ 72,435                 $ 52,110
    Interest bearing...........................................................         300,947                  241,737
                                                                                       --------                 --------
       Total deposits..........................................................         373,382                  293,847
  Short-term borrowings........................................................           5,569                    1,151
  Long term debt...............................................................           6,000
  Other liabilities............................................................           2,281                    3,098
                                                                                       --------                 --------
Total Liabilities..............................................................         387,232                  298,096
                                                                                       --------                 --------
SHAREHOLDERS' EQUITY:
  Serial preferred stock, $.10 par value, 200,000 shares authorized;
    no shares issued
  Common Stock, $.10 par value, authorized 10,000,000 shares:
  March 31, 1997, 3,667,166 shares outstanding:
  March 31, 1996, 3,084,309 shares outstanding.................................             367                      308
  Additional paid-in capital...................................................          27,943                   21,522
  Retained earnings............................................................          12,700                    9,230
  Net unrealized loss on securities available-for-sale.........................            (163)                    (151)
                                                                                       --------                 --------
Total Shareholders' Equity.....................................................          40,847                   30,909
                                                                                       --------                 --------
Total Liabilities & Shareholders' Equity.......................................        $428,079                 $329,005
                                                                                       ========                 ========


                   NEW ENGLAND COMMUNITY BANCORP, INC.

                    CONSOLIDATED STATEMENTS OF INCOME
                               (UNAUDITED)

                                                                                        THREE MONTHS ENDED MARCH 31,
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)                                         1997                    1996
                                                                                   -----------             -----------
INTEREST INCOME:
  Loans, including fees........................................................       $   6,423               $   5,419
  Securities:
    Taxable interest...........................................................           1,425                     942
    Interest exempt from federal income taxes..................................              36                      24
    Dividends..................................................................              83                     170
  Federal funds sold and other interest........................................              48                      86
                                                                                      ---------               ---------
      Total interest income....................................................           8,015                   6,641
                                                                                      ---------               ---------
INTEREST EXPENSE:
  Deposits.....................................................................           2,670                   2,395
  Borrowed funds...............................................................             100                      10
                                                                                      ---------               ---------
      Total interest expense...................................................           2,770                   2,405
                                                                                      ---------               ---------
Net interest income............................................................           5,245                   4,236
Provision for possible loan losses.............................................             243                     532
                                                                                      ---------               ---------
Net interest income after provision for possible loan losses...................           5,002                   3,704
                                                                                      ---------               ---------
NONINTEREST INCOME:
  Service charges, fees and commissions........................................             532                     411
  Investment securities losses, net............................................              (4)                     (1)
  Gain on the sales of loans, net..............................................             135                      20
  Other........................................................................              35                      10
                                                                                      ---------               ---------
      Total noninterest income.................................................             698                     440
                                                                                      ---------               ---------
NONINTEREST EXPENSE:
  Salaries and employee benefits...............................................           2,061                   1,558
  Occupancy....................................................................             409                     257
  Furniture and equipment......................................................             262                     187
  Outside services.............................................................             171                     117
  Postage and supplies.........................................................             181                     122
  Insurance and assessments....................................................              34                      36
  Losses, writedowns, expenses-other real estate owned.........................              30                      47
  Amortization of goodwill.....................................................              79                       7
  Other........................................................................             568                     456
                                                                                      ---------               ---------
      Total noninterest expense................................................           3,795                   2,787
                                                                                      ---------               ---------
Income before taxes............................................................           1,905                   1,357
Income taxes...................................................................             713                     434
                                                                                      ---------               ---------
Net Income.....................................................................       $   1,192               $     923
                                                                                      =========               =========
Net income per share...........................................................       $    0.33               $    0.30
Weighted average shares of common stock outstanding............................       3,667,000               3,084,000

                   NEW ENGLAND COMMUNITY BANCORP, INC.

                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (UNAUDITED)

                                                                                       THREE MONTHS ENDED MARCH 31,
(AMOUNTS IN THOUSANDS)                                                                  1997                    1996
                                                                                      ---------               ---------
OPERATING ACTIVITIES:
Net income.....................................................................        $ 1,192                   $ 923
Adjustment for noncash charges (credits):
  Provision for depreciation and amortization..................................            256                      67
  Losses from sale or disposal and provisions to reduce the
    carrying value of other real estate owned, net.............................             47                      10
  Securities losses (gains), net...............................................              4                      (1)
  Accretion of discounts and amortization of premiums on bonds, net............             13                      62
  Accretion, net of amortization, of purchase accounting adjustments...........            (53)
  Amortization of goodwill.....................................................             79
  Provision for possible loan losses...........................................            243                     532
  Gain on sale of loans, net...................................................           (135)
  (Increase) decrease in accrued interest receivable and other assets,
    net........................................................................           (127)                    421
  Decrease (increase) in mortgages held-for-sale...............................             37                  (1,258)
  Decrease in accrued interest payable and other liabilities, net..............         (1,229)                   (320)
                                                                                       -------                 -------
    Net cash provided by operating activities..................................            327                     436
                                                                                       -------                 -------
FINANCING ACTIVITIES:
  Net decrease in noninterest-bearing accounts.................................         (6,357)                 (7,835)
  Net decrease in interest-bearing accounts....................................         (7,087)                 (5,479)
  Increase in short-term borrowings............................................          3,566                     611
  Increase in long-term borrowings.............................................          6,000
  Cash dividends paid..........................................................           (294)                   (170)
                                                                                       -------                 -------
    Net cash (used for) provided by financing activities.......................         (4,172)                (12,873)
                                                                                       -------                 -------
INVESTING ACTIVITIES:
  Loans originated, net of principal collections...............................          1,260                   1,963
  Proceeds from sales of loans.................................................              3                     258
  Decrease in interest-bearing time deposits...................................                                  3,000
  Purchases of securities available-for-sale...................................        (10,787)                 (9,586)
  Proceeds from sales of securities available-for-sale.........................          4,559                   6,008
  Proceeds from maturities of securities available-for-sale....................          4,443                  10,947
  Purchases of securities held-to-maturity.....................................                                   (527)
  Proceeds from maturities of securities held-to-maturity......................                                    925
  Proceeds from sales of other real estate owned...............................          1,162                     259
  Purchases of premises and equipment, net.....................................           (296)                   (397)
  Capitalization of expenditures on other real estate owned....................            (20)
                                                                                       -------                 -------
    Net cash provided by investing activities..................................            324                  12,850
                                                                                       -------                 -------
Increase (decrease) in cash and cash equivalents...............................         (3,521)                    413
Cash and cash equivalents, beginning of period.................................         31,304                  23,625
                                                                                       -------                 -------
Cash and cash equivalents, end of period.......................................        $27,783                 $24,038
                                                                                       =======                 =======
Schedule of noncash investing and financing activities:
  Loans charged off, net of recoveries  .......................................         $  180                  $  511
  Real estate acquired through foreclosure.....................................            247                     267
  Loans originated to facilitate sales of other real estate owned..............            653
  Income tax paid..............................................................            253                     143
  Interest paid................................................................          2,877                   2,511

        The accompanying notes are an integral part of these statements.

                   NEW ENGLAND COMMUNITY BANCORP, INC.

          NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               (UNAUDITED)


NOTE 1--BASIS OF PRESENTATION

       The accompanying condensed interim financial statements are unaudited and include the accounts of New England Community Bancorp, Inc. (the "Company" or "NECB") and its subsidiaries, New England Bank and Trust Company ("NEBT") and The Equity Bank ("EQBK"). The consolidated financial statements have been prepared in accordance with generally accepted accounting principals for interim financial information and with the instructions to SEC Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. These financial statements reflect, in the opinion of Management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the Company's financial position and the results of its operations and its cash flows for the periods presented. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's 1996 Annual Report on Form 10-K.


NOTE 2--PURCHASE ACCOUNTING

       On July 11, 1996, the Company completed an acquisition of Manchester State Bank ("MSB") by issuing 548,547 shares of the Company's common stock and paying $3,520,000 in cash for all of the outstanding common shares of MSB. The transaction was accounted for as a purchase, and thus, the comparative statements do not include prior operating results of the acquired entity.

Shatswell, MacLeod & Company, P.C.
83 Pine Street
West Peabody, Massachusetts 01960

To the Board of Directors
New England Community Bancorp, Inc.
Windsor, Connecticut


                      INDEPENDENT AUDITORS' REPORT

       We have audited the accompanying consolidated balance sheets of New England Community Bancorp, Inc. and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of New England Community Bancorp, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

s/s Shatswell, MacLeod & Company, P.C.
--------------------------------------
SHATSWELL, MACLEOD & COMPANY, P.C.

West Peabody, Massachusetts
January 30, 1997, except for Note 13,
  as to which the date is February 25, 1997

          NEW ENGLAND COMMUNITY BANCORP, INC. AND SUBSIDIARIES

                       CONSOLIDATED BALANCE SHEETS

                                                                                                   DECEMBER 31,
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)                                             1996                     1995
                                                                                       -----------              -----------
ASSETS:
  Cash and due from banks......................................................           $ 21,629                 $ 14,550
  Federal funds sold...........................................................              9,675                    9,075
                                                                                          --------                 --------
    Cash and cash equivalents..................................................             31,304                   23,625
  Interest-bearing time deposits with other banks..............................                                       3,000
  Securities held-to-maturity, fair values of $7,455 and $7,189 at
    December 31, 1996 and 1995, respectively...................................              7,357                    7,066
  Securities available-for-sale, at fair value.................................             85,958                   75,063
  Federal Home Loan Bank stock, at cost........................................              1,753                    1,176
  Loans outstanding............................................................            288,996                  222,235
    Less: allowance for possible loan losses...................................             (5,514)                  (4,446)
                                                                                          --------                 --------
      Net loans................................................................            283,482                  217,789
  Mortgages held-for-sale......................................................              1,755                      788
  Accrued interest receivable..................................................              3,206                    2,538
  Premises and equipment.......................................................              9,369                    6,960
  Other real estate owned......................................................              2,109                      728
  Goodwill.....................................................................              4,464                      402
  Other assets.................................................................              2,402                    2,426
                                                                                          --------                 --------
Total Assets...................................................................           $433,159                 $341,561
                                                                                          ========                 ========
LIABILITIES:
  Deposits:
    Noninterest bearing........................................................           $ 78,792                 $ 59,945
    Interest bearing...........................................................            308,105                  247,216
                                                                                          --------                 --------
      Total deposits...........................................................            386,897                  307,161
  Short-term borrowings........................................................              2,003                      540
  Other liabilities............................................................              3,848                    3,380
                                                                                          --------                 --------
Total Liabilities..............................................................            392,748                  311,081
                                                                                          --------                 --------
SHAREHOLDERS' EQUITY:
  Serial preferred stock, $.10 par value, 200,000 shares authorized;
    no shares issued
  Common stock, $.10 par value, authorized 10,000,000 shares:
    December 31, 1996, 3,667,166 outstanding;
    December 31, 1995, 3,084,309 outstanding...................................                367                      308
  Additional paid-in capital...................................................             27,943                   21,522
  Retained earnings............................................................             11,802                    8,492
  Net unrealized gain on securities available-for-sale.........................                299                      158
                                                                                          --------                 --------
    Total Shareholders' Equity.................................................             40,411                   30,480
                                                                                          --------                 --------
Total Liabilities & Shareholders' Equity.......................................           $433,159                 $341,561
                                                                                          ========                 ========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

          NEW ENGLAND COMMUNITY BANCORP, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF INCOME




                                                                                    YEARS ENDED DECEMBER 31,
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)                        1996                      1995                    1994
                                                                  -----------              ------------            ------------
INTEREST INCOME:
  Loans, including fees ..........................................  $  23,229                 $  12,935               $   9,507
  Securities:
    Taxable interest .............................................      4,775                     2,721                   2,668
    Interest exempt from federal income taxes ....................        120                        49                      32
    Dividends ....................................................        350                       188                      63
  Federal funds sold and other interest ..........................        354                       407                     281
                                                                    ---------                 ---------               ---------
    Total interest income ........................................     28,828                    16,300                  12,551
                                                                    ---------                 ---------               ---------
INTEREST EXPENSE:
  Deposits .......................................................     10,320                     5,703                   3,953
  Borrowed funds .................................................         93                        33                      21
                                                                    ---------                 ---------               ---------
    Total interest expense .......................................     10,413                     5,736                   3,974
                                                                    ---------                 ---------               ---------
Net interest income ..............................................     18,415                    10,564                   8,577
Provision for possible loan losses ...............................      1,854                       700                     530
                                                                    ---------                 ---------               ---------
Net interest income after provision for possible loan losses .....     16,561                     9,864                   8,047
                                                                    ---------                 ---------               ---------
NONINTEREST INCOME:
  Service charges, fees and commissions ..........................      1,703                     1,385                   1,509
  Securities gains, net ..........................................         20                        21
  Gain on sales of loans, net ....................................        385                       193                      45
  Other ..........................................................        270                        93                      62
                                                                    ---------                 ---------               ---------
    Total noninterest income .....................................      2,378                     1,692                   1,616
                                                                    ---------                 ---------               ---------
NONINTEREST EXPENSE:
  Salaries and employee benefits .................................      6,935                     4,378                   3,830
  Occupancy ......................................................      1,284                       729                     658
  Furniture and equipment ........................................        979                       686                     682
  Outside services ...............................................        641                       322                     311
  Postage and supplies ...........................................        650                       391                     343
  Insurance and assessments ......................................        137                       363                     639
  Losses, writedowns, expenses - other real estate owned .........        255                       225                     265
  Amortization of goodwill .......................................        155
  Other ..........................................................      1,665                     1,497                   1,167
                                                                    ---------                 ---------               ---------
    Total noninterest expense ....................................     12,701                     8,591                   7,895
                                                                    ---------                 ---------               ---------
Income before taxes ..............................................      6,238                     2,965                   1,768
Income taxes .....................................................      1,976                       985                     665
                                                                    ---------                 ---------               ---------
Net Income .......................................................  $   4,262                 $   1,980               $   1,103
                                                                    =========                 =========               =========
Net income per share .............................................  $    1.26                 $    0.91               $    0.82
                                                                    =========                 =========               =========
Weighted average shares of common stock outstanding ..............  3,374,000                 2,166,000               1,345,000
                                                                    =========                 =========               =========

               The accompanying notes are an integral part of
                    these consolidated financial statements.

          NEW ENGLAND COMMUNITY BANCORP, INC. AND SUBSIDIARIES

       CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                                     NET UNREALIZED
                                                                                                     GAIN (LOSS)
                                                                        ADDITIONAL                   ON SECURITIES
                                                  COMMON STOCK             PAID-IN     RETAINED       AVAILABLE           TOTAL
(AMOUNTS IN THOUSANDS)                         SHARES         VALUE       CAPITAL      EARNINGS        FOR SALE          EQUITY
                                              ---------     --------     ---------     --------         -------           -----
Balance, December 31, 1993 .................    1,302           $130       $ 6,622      $  5,994          $ 266          $13,012
  Net income ...............................                                               1,103                           1,103
  Dividends declared--$0.050 per share .....                                                (104)                           (104)
  Net change in unrealized gain on
    securities available-for-sale ..........                                                             (1,109)          (1,109)
  Common stock offering ....................      778             78         5,493                                         5,571
                                                -----           ----        ------        ------         ------          -------
Balance, December 31, 1994 .................    2,080            208        12,115         6,993           (843)          18,473
  Net income ...............................                                               1,980                           1,980
  Dividends declared--$0.205 per share .....                                                (481)                           (481)
  Shares issued pursuant to the acquisition
    of The Equity Bank .....................    1,004            100         9,407                                         9,507
  Net change in unrealized loss on
    securities available-for-sale ..........                                                              1,001            1,001
                                                -----           ----        ------        ------         ------          -------
Balance, December 31, 1995 .................    3,084            308        21,522         8,492            158           30,480
  Net income ...............................                                               4,262                           4,262
  Dividends declared--$0.280 per share .....                                                (952)                           (952)
  Shares issued pursuant to the acquisition
    of Manchester State Bank ...............      549             56         6,254                                         6,310
  Shares issued in conjunction with
    exercise of stock options ..............       34              3           167                                           170
  Net change in unrealized gain on
    securities available-for-sale ..........                                                                141              141
                                                -----           ----        ------        ------         ------          -------
Balance, December 31, 1996 .................    3,667           $367       $27,943       $11,802          $ 299          $40,411
                                                =====           ====        ======        ======         ======          =======

               The accompanying notes are an integral part of
                    these consolidated financial statements.

          NEW ENGLAND COMMUNITY BANCORP, INC. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                         YEARS ENDED DECEMBER 31,
(AMOUNTS IN THOUSANDS)                                                   1996                      1995                    1994
                                                                     ------------              ------------            ------------
OPERATING ACTIVITIES:
Net income ....................................................       $  4,262                   $ 1,980                 $ 1,103
Adjustment for noncash charges (credits):
  Provision for depreciation and amortization .................            757                       508                     425
  Losses from sale or disposal and provisions to reduce
    the carrying value of other real estate owned, net ........            175                       169                     174
  Securities gains, net .......................................            (20)                      (21)
  Accretion of discounts and amortization of premiums
    on bonds, net .............................................            145                       108                     229
  Accretion, net of amortization, of purchase
    accounting adjustments ....................................           (191)
  Amortization of goodwill ....................................            155
  Provision for possible loan losses ..........................          1,854                       700                     530
  Gain on sales of loans, net .................................                                                              (45)
  (Increase) decrease in accrued interest receivable and
    other assets, net .........................................            (69)                      832                    (891)
  (Increase) decrease in mortgages held-for-sale ..............           (967)                     (788)                  3,512
  Increase (decrease) in accrued interest payable and
    other liabilities, net ....................................           (926)                      640                    (465)
                                                                      --------                  --------                --------
    Net cash provided by operating activities .................          5,175                     4,128                   4,572
                                                                      --------                  --------                --------
FINANCING ACTIVITIES:
  Net increase (decrease) in noninterest-bearing accounts .....          1,881                    (2,861)                 14,841
  Net increase (decrease) in interest-bearing accounts ........         (6,186)                    5,754                  (6,435)
  Increase (decrease) in short-term borrowings, net ...........          1,463                      (260)
  Issuance of common stock ....................................            170                                             5,571
  Cash equivalents acquired in the acquisitions, net ..........         14,236                     7,790
  Cash dividends paid .........................................           (817)                     (415)
                                                                      --------                  --------                --------
    Net cash provided by financing activities .................         10,747                    10,008                  13,977
                                                                      --------                  --------                --------
INVESTING ACTIVITIES:
  Loans originated, net of principal collections ..............         (2,260)                   (6,694)                (24,666)
  Loans purchased from other lenders ..........................           (828)                   (4,871)
  Net (increase) decrease in interest-bearing time deposits ...          3,000                    (2,802)                    (99)
  Purchase of Federal Home Loan Bank stock ....................                                                             (810)
  Proceeds from sales of loans ................................            456                                             6,063
  Purchases of securities available-for-sale ..................        (49,380)                  (31,575)                (12,955)
  Proceeds from sales of securities available-for-sale ........         10,940                     4,535                   7,301
  Proceeds from maturities of securities available-for-sale ...         30,652                    18,824                  14,192
  Purchases of securities held-to-maturity ....................         (3,275)                   (3,742)                (11,297)
  Proceeds from maturities of securities held-to-maturity .....          3,005                     8,556                  12,099
  Proceeds from sales of other real estate owned ..............            767                       969                   1,131
  Purchases of premises and equipment, net ....................         (1,275)                   (1,427)                   (924)
  Capitalization of expenditures on other real estate owned ...            (45)                                             (148)
  Other                                                                                                                       17
                                                                      --------                  --------                --------
    Net cash used for investing activities ....................         (8,243)                  (18,227)                (10,096)
                                                                      --------                  --------                --------
  Increase (decrease) in cash and cash equivalents ............          7,679                    (4,091)                  8,453
Cash and cash equivalents, beginning of year ..................         23,625                    27,716                  19,263
                                                                      --------                  --------                --------
Cash and cash equivalents, end of year ........................       $ 31,304                  $ 23,625                $ 27,716
                                                                      ========                  ========                ========

               The accompanying notes are an integral part of
                    these consolidated financial statements.

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1--ORGANIZATION

            New England Community Bancorp, Inc. (the "Company"), a Delaware Corporation, is a multi-bank holding company. It operates two wholly-owned subsidiary banks chartered by the State of Connecticut. New England Bank & Trust Company ("New England Bank") is headquartered in Windsor, Connecticut, and provides commercial and consumer banking services from its twelve offices located in the towns of Canton, East Windsor, Ellington, Enfield, Manchester
(3), Somers, Suffield, West Hartford and Windsor (2), Connecticut. The Equity Bank, acquired in November 1995, provides commercial and consumer banking services from its office in Wethersfield, Connecticut.


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


    BASIS OF PRESENTATION AND CONSOLIDATION

            The consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and include its accounts and those of its subsidiaries, after elimination of significant intercompany balances and transactions.

            In preparing the consolidated financial statements, Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.


    PURCHASE ACCOUNTING

            In November 1995, the Company acquired The Equity Bank. Additionally, in July 1996, the Company completed an acquisition of Manchester State Bank. In both transactions, the purchase method of accounting was employed and thus, the comparative statements do not include prior operating results of either entity.


    SECURITIES, IN GENERAL

            Investments in debt securities are adjusted for amortization of premiums and accretion of discounts computed on the effective interest method. Gains or losses on sales of investment securities are computed on a specific asset basis.

            The Company classifies debt and equity securities into one of two categories: held-to-maturity or available-for-sale. This security classification may be modified after acquisition only under certain specified conditions. In general, securities may be classified as held-to-maturity only if the Company has the positive intent and ability to hold them to maturity. All other securities must be classified as available-for-sale. With respect to how the Company accounts for and reports these securities, refer to the table below:

SECURITY CLASSIFICATION                 ACCOUNTING    AND    REPORTING
                                        TREATMENT
-----------------------                 ---------------------------------
Held-to-maturity                        These   securities  are  measured
                                        at   amortized    cost   on   the
                                        balance     sheet.     Unrealized
                                        holding   gains  and  losses  are
                                        not  included  in  earnings or in
                                        a    separate     component    of
                                        capital.    They    are    merely
                                        disclosed  in  the  notes  to the
                                        financial statements.

Available-for-sale                      These  securities  are carried at
                                        fair   value   on   the   balance
                                        sheet.     Unrealized     holding
                                        gains   and    losses   are   not
                                        included  in  earnings,  but  are
                                        reported  as a net  amount  (less
                                        expected   tax)  in  a   separate
                                        component   of   capital    until
                                        realized.


    LOANS RECEIVABLE

            Loans are stated at their principal amount outstanding and are net of unearned income on discounted loans. Interest on nondiscounted loans is recognized on the simple interest method based upon the principal amount outstanding except for those loans in a nonaccrual status. Loans are generally placed in a nonaccrual status when they become past due ninety days or whenever the ultimate collection of principal or interest is considered to be in doubt. When the accrual of interest ceases, previously recognized and uncollected interest is reversed against interest income. Payments received on nonaccrual loans are first applied to the remaining principal balance and are next applied to interest income.

            Loan origination and commitment fees and certain direct loan origination costs are deferred and the net amount amortized as adjustments to the related loans' yield. These amounts are being amortized over the contractual life of the related loans. Upon sale of loans in the secondary market, the related deferred fees or costs are recorded in income. Commitment fees based on a percentage of a customer's unused line of credit and fees related to standby letters of credit are recognized over the commitment period.


    ALLOWANCE FOR POSSIBLE LOAN LOSSES

            The allowance for possible losses on loans is established through charges against income and is maintained at a level considered adequate to provide for probable loan losses based on management's evaluation of known and inherent risks in the loan portfolio. When a loan or a portion of a loan is considered uncollectible, it is charged-off against the allowance. Recoveries of loans previously charged-off are credited to the allowance when received.

            Management's evaluation of the allowance is based on a continuing review of the loan portfolio which includes many factors, such as utilization of an individual loan rating system to assess trends in asset quality; identification and review of individual problem situations which may affect the borrower's ability to repay; review of overall portfolio quality through analytical review of current charge-offs, delinquency and nonperforming loan data; review of regulatory authority examinations and evaluation of loans; an assessment of current economic conditions; and changes in the size and character of the loan portfolio. These reviews are dependent upon estimates, appraisals and judgments which can change quickly because of changing economic conditions and Management's perception as to how these factors affect the financial condition of debtors.

            In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS No. 114) which was amended in October 1994 by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosure." The Statements are effective for fiscal years beginning after December 15, 1994. The Company adopted SFAS No. 114 and SFAS No. 118 on January 1, 1995. These Statements apply to all loans, except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, or loans otherwise carried at fair value or the lower of cost or fair value. Both Statements specifically exclude leases and other debt securities from its valuation standards. These Statements require that loans which are impaired (due to the inability to collect all contractual amounts due) be measured and valued based upon (i) the present value of expected future cash flows discounted at the loan's effective interest rate, (ii) the loan's observable market price, or (iii) the fair value of the collateral if the loan is collateral dependent. Because the methods required by SFAS No. 114 and SFAS No. 118 and those previously used by the Company to evaluate impaired loans, the adoption of the Statements did not have a material impact on the Company's financial statements. Interest income on impaired loans is generally recognized in accordance with the Company's existing income recognition policy. Management believes that the valuation allowance for impaired loans is adequate.


    MORTGAGES HELD-FOR-SALE

            Mortgages held-for-sale are carried at the lower of aggregate cost or fair value.

            Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights". This Statement requires that a mortgage banking enterprise recognize as a separate asset rights to service mortgage loans for others--either through the acquisition of those rights or from the sale or securitization of loans with the servicing rights retained on those loans--based on their relative market value. To determine the fair value of the servicing rights created, the Company uses (when available) market prices under comparable servicing sale contracts, or alternatively uses a valuation model that calculates the present value of future cash flows to determine the fair value of the servicing rights. In using this valuation method, the Company incorporates assumptions that market participants would use in estimating future net servicing income, which includes estimates of the cost of servicing loans, the discount rate, ancillary income, prepayment speeds and default rates.

            The cost of mortgage servicing rights is amortized on a straight-line basis which has substantially the same effect as amortizing the rights in proportion to and over the period of the estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based upon the fair value of those rights. Fair values are estimated using discounted cash flows based upon a current market interest rate. For the purposes of measuring impairment, the rights are stratified based primarily upon the interest rate risk characteristics of the underlying loans. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights for a stratum exceed their fair value.


    OTHER REAL ESTATE OWNED

            Other real estate owned consists of properties acquired through, or in lieu of, mortgage loan foreclosure proceedings. These properties are recorded at the lower of the carrying value of the related loans or the estimated fair market value less estimated selling costs. Charges to the allowance for loan losses are the measure by which properties are reduced to fair market value less estimated selling costs upon reclassification as other real estate owned. Subsequent reductions in carrying value, as well as operating expenses, are included in losses, writedowns, expenses--other real estate owned.

            Beginning in 1995, in accordance with Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," the Company classifies loans as in-substance repossessed or foreclosed if the Company receives physical possession of the debtor's assets regardless of whether formal foreclosure proceedings take place.


    PREMISES AND EQUIPMENT

            Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation and amortization computed by the straight-line method for financial reporting and under accelerated methods for income tax purposes. Asset lives for premises are from 15 to 30 years and for furniture and equipment from 3 to 7 years while leasehold improvements are amortized over the shorter of the estimated useful life or the life of the lease.


    INTANGIBLES

            Intangible  assets arising from the acquisitions  under the purchase
method  of  accounting   consist  of  goodwill.   Goodwill  is  amortized  on  a
straight-line basis over a period of 14 years.


    INCOME TAXES

            The Company recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled. The Company's policy is to continually evaluate the realizability of any deferred tax assets resulting from the use of the asset and liability method.


    PER SHARE DATA

            Earnings per share have been computed based on the weighted average number of shares outstanding. Shares issuable upon the exercise of stock option grants have not been included in the per share computation because they did not have a significant dilutive effect.


    CASH FLOWS

            For the purpose of the statements of cash flows, the Company has defined cash equivalents as those amounts included in cash and due from banks and federal funds sold.


    STOCK-BASED COMPENSATION

            SFAS No. 123, "Accounting for Stock-Based Compensation," was issued in October 1995 and introduces a fair value method of accounting for employee stock options, restricted stock grants, stock appreciation rights or similar equity instruments. In accordance with SFAS No. 123, entities can recognize stock-based compensation expense in the basic financial statements using either
(i) the intrinsic value approach set forth in Accounting Principles Board ("APB") Opinion No. 25 or (ii) the fair value method introduced in SFAS No. 123.

Entities electing to remain with the accounting in Opinion No. 25 must make pro forma disclosure of net income and, if presented, earnings per share, as if the fair value based method of accounting in SFAS No. 123 had been applied. Management will continue to measure stock-based compensation cost in accordance with APB Opinion No. 25 and accordingly has made the pro forma disclosure requirements of SFAS No. 123 for 1996 and 1995.


NOTE 3--SECURITIES

            Debt and equity securities have been classified in the consolidated balance sheets according to Management's intent. The carrying amount of securities and their approximate fair values at December 31 follow:

                                                                                   GROSS              GROSS
                                                                 AMORTIZED      UNREALIZED         UNREALIZED               FAIR
(AMOUNTS IN THOUSANDS)                                             COST            GAINS             LOSSES                 VALUE
                                                                ----------      ----------         ----------            ----------
AVAILABLE-FOR-SALE SECURITIES:
 December 31, 1996
  Marketable equity securities............................        $  3,689           $ 329              $  16              $  4,002
  Debt securities issued by the U.S. Treasury
   and other U.S. government agencies.....................          63,315             417                273                63,459
  Corporate debt securities...............................           8,122              15                 20                 8,117
  Mortgage-backed securities..............................          10,311             109                 40                10,380
                                                                  --------           -----              -----              --------
                                                                  $ 85,437           $ 870              $ 349              $ 85,958
                                                                  ========           =====              =====              ========
 December 31, 1995
  Marketable equity securities............................        $ 15,115            $ 93                $ 7              $ 15,201
  Debt securities issued by the U.S. Treasury
     and other U.S. government agencies...................          38,734             275                203                38,806
  Corporate debt securities...............................           9,688               8                 28                 9,668
  Mortgage-backed securities..............................          11,256             159                 27                11,388
                                                                  --------           -----              -----              --------
                                                                  $ 74,793           $ 535              $ 265              $ 75,063
                                                                  ========           =====              =====              ========


                                                                                   GROSS              GROSS
                                                                 AMORTIZED      UNREALIZED         UNREALIZED               FAIR
(AMOUNTS IN THOUSANDS)                                             COST            GAINS             LOSSES                 VALUE
                                                                ----------      ----------         ----------            ----------
HELD-TO-MATURITY SECURITIES:
 December 31, 1996
  Debt securities issued by the U.S. Treasury
   and other U.S. government agencies.....................         $ 4,516            $ 64               $ 17               $ 4,563
  Debt securities issued by states and political
   subdivisions of the states.............................           2,841              64                 13                 2,892
                                                                  --------           -----              -----              --------
                                                                   $ 7,357           $ 128               $ 30               $ 7,455
                                                                  ========           =====              =====              ========
 December 31, 1995
  Debt securities issued by the U.S. Treasury
   and other U.S. government agencies.....................         $ 5,501            $ 71               $ 12               $ 5,560
  Debt securities issued by states and political
   subdivisions of the states.............................           1,565              65                  1                 1,629
                                                                  --------           -----              -----              --------
                                                                   $ 7,066           $ 136               $ 13               $ 7,189
                                                                  ========           =====              =====              ========

       Gross realized gains and gross realized losses on sales of available-for-sale securities were $49,000 and $29,000, respectively, in 1996; $38,000 and $17,000, respectively, in 1995; and $63,000 and $63,000, respectively, in 1994. The scheduled maturities of securities held-to-maturity and securities available-for-sale (other than equity securities) at December 31, 1996 is summarized as follows:

                                                                  AVAILABLE-FOR-SALE                    HELD-TO-MATURITY
                                                                   ----------------                      ---------------
                                                               AMORTIZED                          AMORTIZED
       (AMOUNTS IN THOUSANDS)                                    COST         FAIR VALUE            COST            FAIR VALUE
                                                              ----------      ----------         ----------         ----------
       Debt securities other than mortgage-backed
         securities:
         Due within one year................................    $  8,627        $  8,640           $                     $
         Due after one year through five years..............      51,788          51,838              4,227                 4,269
         Due after five years through ten years.............      11,022          11,098              2,356                 2,406
         Due after ten years................................                                            774                   780
       Mortgage-backed securities...........................      10,311          10,380
                                                                --------         -------           --------              --------
                                                                $ 81,748        $ 81,956           $  7,357              $  7,455
                                                                ========        ========           ========              ========

       There were no securities of issuers whose aggregate carrying amount exceeded 10% of shareholders' equity at December 31, 1996.

       Securities having an amortized cost of $5,597,000 and $5,020,000 at December 31, 1996 and 1995, respectively, were pledged to secure treasury, tax and loan deposits, public deposits or securities sold under agreements to repurchase.


NOTE 4--LOANS RECEIVABLE

       Loans consisted of the following at December 31,

       (AMOUNTS IN THOUSANDS)                                                          1996                        1995
                                                                                    ---------                   ---------
       Commercial and financial...............................................        $ 55,601                    $ 39,474
       Real estate:
         Construction.........................................................          12,250                      12,841
         Residential..........................................................          76,970                      63,025
         Commercial...........................................................         114,174                      80,793
       Consumer...............................................................          30,001                      26,102
                                                                                     ---------                    --------
       Loans outstanding......................................................       $ 288,996                   $ 222,235
                                                                                     =========                    ========


       The Company's loans receivable consists primarily of residential and commercial real estate loans within its primary market area in Connecticut. There are no concentrations of credit to borrowers that have similar economic characteristics. The Company's policy for collateral requires that, at the time of origination, the amount of the loan may not exceed 80% of the appraised value of the property. In cases where the loan exceeds this percentage, private mortgage insurance is generally required for that portion of the loan in excess of 80% of the appraised value of the property.


    ALLOWANCE FOR POSSIBLE LOAN LOSSES

       Changes in the allowance for possible loan losses for the years ended December 31 were as follows:

(AMOUNTS IN THOUSANDS)                                             1996                     1995                  1994
                                                                ---------                 --------             ---------
Balance, beginning of year ..............................          $ 4,446                 $ 2,564              $ 2,784
Changes incident to acquisitions ........................            2,010                   1,961
Provision charged to operations .........................            1,854                     700                  530
Recoveries ..............................................              353                     199                  251
Charge-offs .............................................           (3,149)                   (978)              (1,001)
                                                                  --------                --------             --------
Balance, end of year ....................................         $  5,514                 $ 4,446              $ 2,564
                                                                  ========                ========             ========

    RESTRUCTURED LOANS

            As of December 31, 1996, loans restructured in a troubled debt restructuring before the effective date of SFAS No. 114 that are not impaired based upon the terms specified by the restructuring agreement totaled $699,398. The gross interest income that would have been recorded in the year ended December 31, 1996, if such restructured loans had been current in accordance with their original terms, was $44,896. The amount of interest income on such restructured loans that was included in net income for the year ended December 31, 1996 was $12,061.


    IMPAIRED LOANS

            Information about loans that meet the definition of an impaired loan in Statement of Financial Accounting Standards No. 114 for the years ended December 31 is as follows:

                                                                                    1996                            1995
                                                                         ---------------------------   -----------------------------
                                                                          RECORDED        RELATED       RECORDED           RELATED
                                                                         INVESTMENT       ALLOWANCE    INVESTMENT         ALLOWANCE
                                                                         IN IMPAIRED     FOR CREDIT    IN IMPAIRED        FOR CREDIT
       (AMOUNTS IN THOUSANDS)                                               LOANS          LOSSES         LOANS            LOSSES
                                                                         -----------     -----------   -----------       -----------
       Loans for which there is a related allowance
         for credit losses............................................       $4,394            $669        $2,267            $634
       Loans for which there is no related allowance
         for credit losses............................................          840                           869
                                                                             ------            ----        ------            ----
           Totals.....................................................       $5,234            $669        $3,136            $634
                                                                             ======            ====        ======            ====
       Average recorded investment in impaired loans
         during the year ended December 31,...........................       $4,359                        $  870
                                                                             ======                        ======
       Related amount of interest income recognized during the time, in the year ended  December  31, that the loans were  impaired:
         Amount  recognized (none of which is recognized using a
         cash-basis method of accounting).............................       $    3                        $    1
                                                                             ======                        ======


       The Company considers residential real estate loans and consumer loans that are not individually significant to be large groups of smaller balance homogeneous loans. These loans are collectively evaluated for impairment.
Factors considered by Management in determining impairment include payment status, net worth and collateral value. An insignificant payment delay or an insignificant shortfall in payment does not in itself result in the review of a loan for impairment. The Company applies SFAS No. 114 on a loan-by-loan basis. The Company does not apply SFAS No. 114 to aggregations of loans that have risk characteristics in common with other impaired loans. Interest on a loan is not generally accrued when the loan becomes ninety or more days past due. The Company may place a loan on nonaccrual status but not classify it as impaired, if (i) it is probable that the Company will collect all amounts due in accordance with the contractual terms of the loan or (ii) the loan is an individually insignificant residential mortgage loan or consumer loan. Impaired loans are charged-off when Management believes that the collectibility of the loan's principal is remote. Substantially all of the Company's loans that have been identified as impaired have been measured by the fair value of the existing collateral.


    RELATED PARTIES

       Loans to executive officers, directors, principal shareholders and their associates of the Company aggregated $4,704,000 at December 31, 1996 as compared to $6,971,000 at December 31, 1995. The following table summarizes the related party loan activity for the year ended December 31, 1996:

(AMOUNTS IN THOUSANDS)
      Balance, beginning of year...............................      $ 6,971
      Additions................................................        1,105
      Repayments...............................................        3,372
                                                                     -------
      Balance, end of year.....................................      $ 4,704
                                                                     =======

    LOAN SERVICING
       Mortgage loans serviced for others are not included in the accompanying balance sheets. The unpaid principal balances of mortgage loans serviced for others was $70,093,000 and $64,635,000 as of December 31, 1996 and 1995,
respectively.

       Mortgage servicing rights of $186,000 were capitalized in 1996. Amortization of mortgage servicing rights totaled $3,000 in 1996 which reduced their value down to $183,000 as of December 31, 1996. No valuation allowance for capitalized mortgage servicing rights was required in 1996.

NOTE 5--PREMISES AND EQUIPMENT
       Components of properties and equipment in the consolidated balance sheets at December 31, were as follows:

(AMOUNTS IN THOUSANDS)
       Cost:                                                 1996       1995
                                                            ------    -------
         Land...........................................   $ 1,651    $ 1,035
         Premises.......................................     7,602      5,877
         Furniture and equipment........................     5,360      3,042
         Leasehold improvements.........................     1,274        646
                                                           -------    -------
           Total cost...................................    15,887     10,600
       Less accumulated depreciation and amortization...    (6,518)    (3,640)
                                                           -------    -------
         Net book value.................................   $ 9,369    $ 6,960
                                                           =======    =======
    NONCANCELABLE LEASES
       The Company and its subsidiaries occupy certain premises and are provided equipment under noncancelable leases that are accounted for as operating leases and that have expiration dates through 2011. These leases are renewable for either three or five-year terms at the Company's option. Certain of the leases contain escalation clauses for additional rentals based upon increases in local property taxes and inflationary measures. Rental expense under these leases aggregated $486,000 in 1996, $197,000 in 1995 and $188,000 in 1994 and is
recorded in occupancy expenses.

       The aggregate minimum rental commitments under all leases at December 31, 1996 are $2,775,000 as indicated below:

(AMOUNTS IN THOUSANDS)
                    IN YEAR...                    THE MINIMUM COMMITMENT IS...
                    --------                    ---------------------------
                    1997.......................          $  470
                    1998.......................             446
                    1999.......................             399
                    2000.......................             353
                    2001.......................             245
                    and subsequent years,......             862
                                                         ------
                                                         $2,775
                                                         ======
       The Equity Bank leases its premises from one of its directors. The lease, which has two five-year renewal options, expires in 1999.

NOTE 6--DEPOSITS
       The aggregate amounts of time deposit accounts (including CDs) with a minimum denomination of $100,000 or more were $25,315,000 and $19,222,000 as of December 31, 1996 and 1995, respectively. For all time deposits as of December 31, 1996, the aggregate amount of maturities for each of the following two years ended December 31, and thereafter are:

(AMOUNTS IN THOUSANDS)
                    1997................................      $135,104
                    1998................................        14,684
                    1999, and thereafter................        16,374
                                                              --------
                                                              $166,162
                                                              ========

NOTE 7--SHORT-TERM BORROWINGS

       Short-term borrowings consisted of treasury, tax and loan deposits generally repaid within one to 120 days from the transaction date and securities sold under agreements to repurchase. Short-term borrowings consisted of the following as of December 31:

       (AMOUNTS IN THOUSANDS)                                     1996     1995
                                                                   ----    ----
       Treasury, tax and loan deposits.......................    $1,871    $540
       Securities sold under agreements to repurchase........       132
                                                                 ------    ----
         Total...............................................    $2,003    $540
                                                                 ======    ====

       Information concerning securities sold under agreements to repurchase is summarized as follows:

       (AMOUNTS IN THOUSANDS)                                            1996
                                                                         ----
       Average balance during the year.............................      $185
       Maximum month-end balance during the year...................       293
       Average interest rate during the year.......................     3.47%
       US Treasury obligation underlying the
         agreements at year-end:
         Carrying value and estimated fair value...................      $498


       The underlying security was under the control of the Company as of December 31, 1996.

NOTE 8--EMPLOYEE BENEFITS

    STOCK COMPENSATION

       During 1993, the Board of Directors of the Company voted to grant stock options to two executive officers to purchase 34,000 shares of common stock at $5.00 per share. These options were exercised in 1996. In January 1995, the Board of Directors of the Company voted to grant stock options to three executive officers to purchase 30,000 shares of common stock at $7.75 per share after January 24, 1996 and prior to January 24, 1998. On January 31, 1996, the Board of Directors formed an Executive Compensation Committee (the "Committee") to administer the 1996 Incentive and Nonqualified Compensatory Stock Option Plan (the "1996 Plan"), which is described below. The Committee and the 1996 Plan were approved by shareholders on May 21, 1996.

       Under the 1996 Plan, the Committee may grant either Incentive Stock Options or Non-Statutory Stock Options to key managerial employees to purchase shares of common stock of the Company. The 1996 Plan expires on January 31, 2006. The aggregate number of shares which may be optioned is 750,000 shares of the Company's common stock. The option price is fixed by the Committee at the time of the grant and may not be less than 100 percent of the fair market value of the stock, as determined by the Committee, in good faith as of the grant date. Each option may be first exercised in five equal annual installments commencing from the date set forth in the Stock Option Agreement for such options; provided, however, that no option be exercised beyond ten years after the date of the grant.

       The fair value of each option grant is estimated on the date of grant using the Black-Sholes Option Pricing Model with the following weighted-average assumptions used for grants in 1996 and 1995:


     Dividend yield........................ 2.1 percent for both years

     Expected volatility................... 25 percent for both years

     Risk-free  interest  rate............. 5.17  percent  in 1996  and  7.43 percent in 1995

     Expected lives........................ 8 years for the 1996 options granted and 3 years for the 1995 options
                                            granted

       A summary of the status of all the Company's stock options as of December 31, 1996 and 1995 and changes during the years ending on those dates is presented below:

                                                                                   WEIGHTED                              WEIGHTED
                                                                                    AVERAGE                               AVERAGE
                                                                                   EXERCISE                              EXERCISE
                                                                 SHARES              PRICE             SHARES              PRICE
                                                                --------           ---------          --------          ----------
       Outstanding, beginning of year......................        64,000            $  6.29             34,000             $5.00
       Granted.............................................       140,000              10.25             30,000              7.75
       Exercised...........................................       (34,000)              5.00                  0
       Forfeited...........................................             0                                     0
                                                                ---------                              --------
       Outstanding, end of year............................       170,000               9.81             64,000              6.29
                                                                =========                              ========
       Options exercisable at year-end.....................        30,000                                34,000
       Weighted-average fair value of options
         granted during the year...........................        $ 3.18                                $ 1.76


       The following table summarizes information about fixed stock options outstanding as of December 31, 1996:

                                    NUMBER                                                              NUMBER            WEIGHTED
                                  OUTSTANDING           WEIGHTED                 WEIGHTED             EXERCISABLE          AVERAGE
                                     AS OF          AVERAGE REMAINING             AVERAGE                AS OF            EXERCISE
             EXERCISE PRICE        12/31/96         CONTRACTUAL LIFE         EXERCISABLE PRICE         12/31/96             PRICE
              -------------       -----------      -------------------       -----------------        -----------        ----------
                $ 7.75                30,000              1 year                 $ 7.75                  30,000            $7.75
                 10.25               140,000              9 years                 10.25                       0
                                     -------                                                             ------
                                    170,000             7.5 years                  9.81                  30,000             7.75
                                     =======                                                             ======

       As indicated in Note 2, the Company applies APB Opinion No. 25 and related interpretations in accounting for stock options. Accordingly, no compensation expense has been recognized for the fixed stock options granted. Had compensation expense been determined based on the fair value at the grant dates for awards consistent with the method of SFAS No. 123 (also discussed in Note 2), the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                             1996        1995
                                                             ----        ----
       Net income (in thousands)     As reported........... $ 4,262     $ 1,980
                                     Pro forma.............   4,200       1,970
       Net income per share          As reported...........  $ 1.26      $ 0.91
                                     Pro forma.............    1.24        0.91

       During 1996, the Company converted its defined contribution plan into a 401(k) plan (the "Plan"). Employees over the age of 21 and with one year of service are eligible to participate in the Plan. To encourage systematic savings by employees, the Company matches employee contributions to the Plan on the following basis: 100% of the first 3% of employee contributions and 50% of the next 2%. Both employee and Company matches immediately vest in the Plan. Additionally, funds which were previously not vested in the defined contribution plan vested with the transfer into the Plan. Expense for both the 401(k) as well as the defined contribution plan amounted to approximately $160,000, $227,000 and $86,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

NOTE 9--INCOME TAXES

       The components of income tax provision are as follows:

                                                                                               YEARS ENDED DECEMBER 31,
       (AMOUNTS IN THOUSANDS)                                                            1996             1995            1994
                                                                                         ----             ----            ----
       Current:
         Federal.....................................................................  $1,240             $706            $112
         State.......................................................................     433              270              45
                                                                                       ------             ----            ----
                                                                                        1,673              976             157
                                                                                       ------             ----            ----
       Deferred:
         Federal.....................................................................     499              145             387
         State.......................................................................     164               50             157
                                                                                       ------             ----            ----
                                                                                          663              195             544
                                                                                       ------             ----            ----
       Change in valuation allowance                                                     (360)            (186)            (36)
                                                                                       ------             ----            ----
           Total income tax provision................................................  $1,976             $985            $665
                                                                                       ======             ====            ====


       The following reconciles the income tax provision from the statutory rate to the amount reported in the consolidated statements of income:

                                                                                               YEARS ENDED DECEMBER 31,
                                                                                         1996             1995          1994
                                                                                         ----             ----            ----
       Federal income tax at statutory rate..........................................    34.0%            34.0%           34.0%
       Increase (decrease) resulting from:
           Tax-exempt income.........................................................     (.7)             (.6)            (.8)
           Dividends received deduction..............................................    (1.4)            (1.7)            (.8)
           Exercise of non-qualified stock options...................................    (1.3)
           Alternative minimum tax...................................................                                      (.7)
           Unallowable expenses......................................................      .6               .7              .4
           Change in valuation allowance.............................................    (5.8)            (6.3)           (2.0)
       State tax, net of federal tax benefit.........................................     6.3              7.1             7.5
                                                                                         ----             ----            ----
                                                                                         31.7%            33.2%           37.6%
                                                                                         ====             ====            ====

       The major components of deferred income tax expense attributable to income are as follows:

                                                                                               YEARS ENDED DECEMBER 31,
       (AMOUNTS IN THOUSANDS)                                                            1996             1995            1994
                                                                                         ----             ----            ----
       Purchase accounting...........................................................     $ 8             $               $
       Other real estate valuation...................................................      45              118             131
       Contribution carryover........................................................                        5               3
       Fair value of loans available-for-sale........................................                                      (14)
       Accrued expenses..............................................................     104             (104)
       Other temporary differences...................................................      43                5              43
       Alternative minimum tax credit................................................                                      (12)
       Operating loss carryover-state................................................                                        4
       Deferred loan fees............................................................      60               35              37
       Provision for loan losses.....................................................     400               97             380
       Accelerated depreciation......................................................      29                9              12
       Accrued interest nonperforming loans..........................................     (26)              30             (40)
                                                                                         ----             ----            ----
                                                                                         $663             $195            $544
                                                                                         ====             ====            ====

       At December 31, the Company had gross deferred tax assets and gross deferred tax liabilities as follows:

       (AMOUNTS IN THOUSANDS)                                                           1996              1995
                                                                                        ----              ----
       Deferred tax assets:
         Accrued interest on nonperforming loans.....................................  $  145            $  118
         Accrued deferred compensation...............................................      63                63
         Accrued expenses............................................................                       103
         Allowance for loan losses...................................................     821             1,221
         Loan origination fees.......................................................     182               242
         Depreciation................................................................      59                88
         Other real estate owned valuation...........................................     339               384
                                                                                       ------            ------
          Gross deferred tax assets..................................................   1,609             2,219
       Valuation allowance...........................................................    (324)             (684)
                                                                                       ------            ------
                                                                                        1,285             1,535
                                                                                       ------           ------
       Deferred tax liabilities:
         Purchase accounting.........................................................    (261)             (253)
         Other adjustments...........................................................     (76)              (31)
         Net unrealized holding gain on securities available-for-sale................    (221)             (112)
                                                                                       ------            ------
          Gross deferred tax liabilities.............................................    (558)             (396)
                                                                                       ------            ------
       Net deferred tax assets.......................................................  $  727           $ 1,139
                                                                                       ======           =======


NOTE 10--CONDENSED FINANCIAL INFORMATION OF NEW ENGLAND COMMUNITY
         BANCORP, INC.

       The condensed balance sheets of New England Community Bancorp, Inc. (parent company only) as of December 31, 1996 and 1995 and statements of income and cash flows for each of the three years in the period ended December 31, 1996 follow:

       BALANCE SHEETS

       (AMOUNTS IN THOUSANDS)                                                            1996             1995
                                                                                         ----             ----
       Assets:
         Investment in bank subsidiaries, at equity in net assets..............         $39,884          $25,855
         Investments...........................................................             548            4,951
         Cash..................................................................             284               58
         Other assets..........................................................              12              147
                                                                                         ------          -------
       Total Assets............................................................         $40,728          $31,011
                                                                                        =======          =======

       Other liabilities.......................................................         $   317          $   531
       Shareholders' equity....................................................          40,411           30,480
                                                                                        -------          -------
       Total Liabilities & Shareholders' Equity................................         $40,728          $31,011
                                                                                        =======          =======



       STATEMENTS OF INCOME

       (AMOUNTS IN THOUSANDS)                                                             1996            1995             1994
                                                                                          ----            ----             ----
       Equity in undistributed net income of bank subsidiaries.................        $ 3,830          $ 2,027          $1,097
       Net interest and dividend income........................................            591              293              16
       Securities gains, net...................................................              1
       Income tax benefit (expense)............................................            177               33              (4)
       Other expense...........................................................           (337)            (373)             (6)
                                                                                        ------          -------         -------
       Net income..............................................................         $4,262          $ 1,980         $ 1,103
                                                                                        ======          =======         =======

       STATEMENTS OF CASH FLOWS

       (AMOUNTS IN THOUSANDS)                                                             1996             1995           1994
                                                                                          ----             ----           ----
       Operating activities:
         Net income............................................................         $4,262         $  1,980        $  1,103
         Adjustments to reconcile net income to net cash provided by
          (used for) operating activities:
           Equity in undistributed net income of bank subsidiaries.............         (3,830)          (2,027)         (1,097)
           Securities gains, net...............................................             (1)
           Net change in other liabilities.....................................           (297)             355
           Net change in other assets..........................................             59              (72)
           (Decrease) increase in taxes payable................................            (70)            (101)              4
                                                                                        ------          -------         -------
           Net cash provided by operating activities...........................            123              135              10
                                                                                        ------          -------         -------
       Investing activities:
         Purchases of securities...............................................            (98)            (235)         (5,500)
         Cost of acquisitions..................................................           (277)            (396)
         Sales of securities...................................................          4,650              850
         Cash paid to shareholders of Manchester State Bank....................         (3,520)
         Other.................................................................             (5)              (3)
                                                                                        ------          -------         -------
           Net cash provided by (used for) investing activities................            750              216          (5,500)
                                                                                        ------          -------         -------
       Financing activities:
         Net proceeds from issuance of common stock............................            170                            5,571
         Dividends paid........................................................           (817)            (415)
                                                                                        ------          -------        --------
           Net cash provided by (used for) financing activities................           (647)            (415)          5,571
                                                                                        ------          -------        --------
       Increase (decrease) in cash.............................................            226              (64)             81
       Cash, beginning of year.................................................             58              122              41
                                                                                        ------          -------        --------
       Cash, end of year.......................................................         $  284          $    58        $    122
                                                                                        ======          =======        ========



NOTE 11--FINANCIAL INSTRUMENTS

       The Company is party to financial instruments with off-balance-sheet risk to satisfy the financing needs of its borrowers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. The Company does not anticipate any material losses as a result of these transactions.

       Commitments to extend credit are agreements to lend to a borrower as long as there is not a violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. The Company evaluates each borrower's creditworthiness on a case-by-case basis using the same credit policies as for on-balance-sheet financial instruments. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on Management's credit evaluation of the counterparty. Collateral held varies but may include real estate, accounts receivable, inventory, property, plant and equipment and income-producing property.

       Standby letters of credit and financial guarantees are conditional commitments issued by the Company's subsidiaries to guarantee the performance of a borrower to a third party. The evaluations of creditworthiness, consideration of need for collateral and credit risk involved in issuing letters of credit are essentially the same as that involved in extending loans to borrowers.

       Of the total standby letters of credit outstanding at December 31, 1996, $407,000 are secured by deposit accounts held with the Company's subsidiaries.

    DISCLOSURES OF FAIR VALUES OF FINANCIAL INSTRUMENTS

       Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," (SFAS No. 107) requires disclosure of estimated fair values of financial instruments. A financial instrument is defined as cash, evidence of an ownership interest in an entity, or a contract that conveys or imposes the contractual right or obligation to receive or deliver cash or another financial instrument. Fair value is defined as the amount at which a financial instrument can be exchanged in a current exchange between willing parties, other than in a forced sale or liquidation, and is best evidenced by a quoted market price, if one exists.

       The Company has estimated fair value based on quoted market prices where available. In cases where quoted market prices were not available, fair value is based on estimates using the present value of expected future cash flows and certain other techniques. These techniques are based on certain assumptions which are subjective and judgmental in nature. Accordingly, the results may not be substantiated by comparison with independent market prices and, in some cases, cannot be realized in immediate settlement of the financial instrument. Furthermore, SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the fair values disclosed should not be interpreted as the aggregate current fair market value of the Company.

       The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

       FINANCIAL INSTRUMENT        METHODS AND ASSUMPTIONS
       -------------------         ------------------------

       Cash and cash equivalents   The carrying  amounts reported in the balance
                                   sheet for cash and due from banks and federal funds sold approximate fair value.

       Securities                  The fair  value of  securities  are  based on
                                   prices    obtained    through   brokers   and
                                   independent pricing services.

       Loans The fair value of loans was estimated for groups of similar loans based on the type of loan, interest rate characteristics and maturity. The fair value of performing commercial, commercial real estate, installment loans and residential mortgage loans was estimated by discounting expected future cash flows using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The fair value of nonaccruing loans was estimated by determining expected future principal cash flows, adjusted for credit risk.

       Deposits The fair value of demand deposits, savings, money market and NOW deposits and certificates of deposits having variable interest rates approximate their carrying value. The fair value of certificates of deposits with fixed maturities and interest rates was estimated by discounting expected future cash flows utilizing interest rates currently being offered on deposits with similar characteristics and maturities.

       Short-term borrowings       The carrying  amounts reported for short-term
                                   borrowings approximate fair value.

       The estimated fair values of the Company's financial instruments, all of which are held or issued for purposes other than trading, were as follows at December 31:

                                                         1996                       1995
                                                 ---------------------       ------------------------
                                                 CARRYING        FAIR          CARRYING        FAIR
       (AMOUNTS IN THOUSANDS)                     AMOUNT         VALUE          AMOUNT         VALUE
                                                 --------       ------         --------       ------
       Financial assets:
         Cash and cash equivalents............. $   31,304   $  31,304       $  23,625      $  23,625
         Securities available-for-sale.........     85,958      85,958          75,063         75,063
         Securities held-to-maturity...........      7,357       7,455           7,066          7,189
         Federal Home Loan Bank stock..........      1,753       1,753           1,176          1,176
         Loans.................................    283,482     283,048         217,789        218,516
         Accrued interest receivable...........      3,206       3,206           2,538          2,538
         Interest-bearing time deposits
          with other banks.....................                                  3,000          3,000
         Mortgages held-for-sale...............      1,755       1,755             788            788
       Financial liabilities:
         Deposits..............................    386,897     388,064         307,161        308,164
         Short-term borrowings.................      2,003       2,003             540            540



       The carrying amounts of financial instruments in the above table are included in the consolidated balance sheets under the individual captions.

       Off-balance-sheet liabilities:

                                                            1996         1995
                                                            ----         ----
                                                          NOTIONAL     NOTIONAL
       (AMOUNTS IN THOUSANDS)                              AMOUNT       AMOUNT
                                                          --------     --------
       Commitments to extend credit...................      $38,292    $44,753
       Standby letters of credit and financial
         guarantees...................................        1,841      1,715


       There is no material difference between the notional amount and the estimated fair value of loan commitments and unadvanced portions of loans. The fair value of letters of credit approximates the notional value.


NOTE 12--DISCLOSURE FOR STATEMENTS OF CASH FLOWS

(AMOUNTS IN THOUSANDS)
       Supplemental disclosure of cash paid during the period for:                         1996            1995            1994
                                                                                           ----            ----            ----
         Income tax paid..............................................................    $2,052            $797            $344
         Interest paid................................................................    10,812           5,678           3,974
       Supplemental disclosure of noncash investing and financing activities:
         Loans charged off, net of recoveries.........................................     2,796             779             750
         Real estate acquired through foreclosure.....................................     1,882             796             743
         Loans originated to facilitate sales of other real estate owned..............       183                             564
       Assets acquired and liabilities assumed in business  combinations were as follows:
         Fair  value  of  assets   acquired,   excluding  cash  and  cash
           equivalents................................................................    77,063         111,242
         Cash and cash equivalents acquired...........................................    14,236           7,790
                                                                                          ------          ------
                                                                                          91,299         119,032
         Liabilities assumed..........................................................    84,989         109,525
                                                                                          ------          ------
           Value of Company common stock issued for the acquisitions..................     6,310           9,507

NOTE 13--ACQUISITIONS

       On November 30, 1995, the Company acquired The Equity Bank by issuing 1,003,617 shares of the Company's common stock in exchange for all of the outstanding common shares (less 69,486 shares not exchanged by dissenting shareholders) of The Equity Bank. The value of the Company's shares of common stock issued to effect the acquisition and the direct costs of the acquisition was $9,507,000. On July 11, 1996, the Company acquired Manchester State Bank by issuing 549,300 shares of the Company's common stock and paying $3,525,000 in cash for all of the outstanding common shares of Manchester State Bank. The value of the Company's shares of common stock issued to effect the acquisition and direct costs of the acquisition was $6,834,000.

       The acquisitions were accounted for as purchases, and thus the results of operations for both entities are only included in the consolidated financial statements since the date of the respective transactions. Goodwill reflected by purchase accounting amounted to $840,000 and $3,752,000 for The Equity Bank and Manchester State Bank, respectively, and in both cases is being amortized over fourteen (14) years. During 1996, the amount due to dissenting shareholders of The Equity Bank was increased to $1,639,000, from $1,221,000, and is reflected in other liabilities in the consolidated balance sheet of the Company as of December 31, 1996. Subsequently, in January 1997, the Company and the dissenting shareholders settled at the amount the Company had reserved.

       The following summary, prepared on an unaudited pro forma basis, approximates the consolidated results of operations as if The Equity Bank and Manchester State Bank had been acquired as of the beginning of 1995 and 1996, respectively, and includes purchase accounting adjustments.

       (AMOUNTS IN THOUSANDS)                               1996       1995
                                                            ----       ----
       Net interest income after provision
         for loan losses................................  $ 18,371    $ 18,840
       Noninterest income...............................     2,624       2,389
                                                          --------    --------
       Total............................................    20,995      21,229
       Noninterest expense..............................    14,315      15,795
                                                          --------    --------
       Income before income taxes.......................     6,680       5,434
       Income taxes.....................................     2,172       2,123
                                                          --------    --------
       Pro forma net income.............................   $ 4,508     $ 3,311
                                                          ========    ========

       The pro forma results are not necessarily indicative of what actually would have occurred if the acquisitions had been in effect for the entire periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

       In an agreement dated February 25, 1997, the Company and FBWH of West Hartford ("FBWH") agreed to consummate a business combination transaction in which FBWH will merge with and into New England Bank. The agreement is subject to the approval of regulators and the shareholders of both the Company and FBWH.


NOTE 14--REGULATORY MATTERS


    RESTRICTIONS ON DIVIDENDS

       The Company's principal assets are its investments in its bank subsidiaries. As such, the Company's ability to pay dividends to its shareholders is largely dependent on the ability of the Banks to pay dividends to the Company. The declaration of cash dividends is dependent on a number of factors, including regulatory limitations, and the Banks+ operating results and financial conditions. The Shareholders of the Company will be entitled to dividends only when, and if, declared by the Company's Board of Directors out of funds legally available therefore. The declaration of future dividends will be subject to favorable operating results, financial conditions, tax considerations and other factors. The Federal Deposit Insurance Corporation regulations require banks to maintain certain capital ratios as noted below which may otherwise restrict the ability of the Banks to pay dividends to the Company.

    MINIMUM CAPITAL REQUIREMENTS

            The Company and its subsidiary Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Banks+ financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Banks must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Their capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weighting and other factors.

            Quantitative measures established by regulation to ensure capital adequacy require the Company and the Banks to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Management believes, as of December 31, 1996, that the Company and the Banks meet all capital adequacy requirements to which they are subject.

            As of December 31, 1996, the most recent notification from the Federal Deposit Insurance Corporation categorized the Banks as well capitalized under the framework for prompt corrective action. To be categorized as well capitalized Banks must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Banks+ categories. The actual capital amounts and ratios are also presented in the following table:



                                                                   FOR CAPITAL                    TO BE WELL
                                             ACTUAL              ADEQUACY PURPOSES                 CAPITALIZED
                                        ----------------       ----------------------------    ----------------------
                                                                              RATIO                            RATIO
(AMOUNTS IN THOUSANDS)                  AMOUNT     RATIO       AMOUNT   [Greater than or =]    AMOUNT  [Greater than or =]
                                        -------    -----       -------  -------------------    ------   ------------------
As of December 31, 1996
  Risk-Based Total Capital:
    CONSOLIDATED .....................  $39,304      13.5%      $23,369        8.0%                      N/A
    New England Bank..................   27,405      13.1        16,774        8.0            $20,968           10.0%
    The Equity Bank...................   11,529      13.8         6,671        8.0              8,340           10.0
  Risk-Based Tier 1 Capital:
    CONSOLIDATED .....................   35,630      12.2        11,685        4.0                       N/A
    New England Bank..................   24,770      11.8         8,387        4.0             12,581            6.0
    The Equity Bank...................   10,478      12.6         3,336        4.0              5,003            6.0
  Leverage:
    CONSOLIDATED .....................   35,630       8.5        16,818        4.0                       N/A
    New England Bank..................   24,770       8.1        12,307        4.0             15,383            5.0
    The Equity Bank...................   10,478       9.3         4,523        4.0              5,654            5.0


     Under Federal Reserve regulation, the Company's subsidiaries are limited as to the amount they may lend or advance to the Company, unless such loans and advances are collateralized by specific obligations. No advances were made to the Company by either subsidiary at December 31, 1996 or 1995.



NOTE 15--RECLASSIFICATION

     Certain amounts in the prior years have been reclassified to be consistent with the current year's statement presentation.

                       SUPPLEMENTAL FINANCIAL INFORMATION


                   QUARTERLY SUMMARIZED FINANCIAL INFORMATION
                                   (UNAUDITED)

                                                                                  BY QUARTER
                               ----------------------------------------------------------------------------------------------------
                                                      1996                                                1995
                               -------------------------------------------------   ------------------------------------------------
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   1         2          3         4       Year        1          2          3         4       Year
                                -----     -----      -----     -----     -----     -----      -----      -----     -----     -----
Interest income..............  $6,641    $6,337     $7,797    $8,053    $28,828    $3,685     $3,750    $3,848     $5,017   $16,300
Interest expense.............   2,405     2,334      2,837     2,837     10,413     1,145      1,328     1,407      1,856     5,736
                               ------    ------     ------    ------    -------    ------     ------    ------     ------    ------
Net interest income..........   4,236     4,003      4,960     5,216     18,415     2,540      2,422     2,441      3,161    10,564
Provision for loan losses....     532       502        446       374      1,854       130        150       120        300       700
                               ------    ------     ------    ------    -------    ------     ------    ------     ------    ------
Net interest income after
  provision for loan losses..   3,704     3,501      4,514     4,842     16,561     2,410      2,272     2,321      2,861     9,864
Noninterest income...........     440       666        624       648      2,378       346        454       470        422     1,692
                               ------    ------     ------    ------    -------    ------     ------    ------     ------    ------
                                4,144     4,167      5,138     5,490     18,939     2,756      2,726     2,791      3,283    11,556
                               ------    ------     ------    ------    -------    ------     ------    ------     ------    ------
Noninterest expense..........   2,787     2,780      3,516     3,618     12,701     2,075      2,002     2,001      2,513     8,591
                               ------    ------     ------    ------    -------    ------     ------    ------     ------    ------
Income before income
  taxes......................   1,357     1,387      1,622     1,872      6,238       681        724       790        770     2,965
Income taxes.................     434       444        445       653      1,976       242        256       275        212       985
                               ------    ------     ------    ------    -------    ------     ------    ------     ------    ------
Net income...................  $  923    $  943     $1,177    $1,219    $ 4,262    $  439     $  468    $  515     $  558    $1,980
                               ======    ======     ======    ======    =======    ======     ======    ======     ======   =======
Earnings per share...........  $ 0.30    $ 0.31     $ 0.32    $ 0.33    $  1.26    $ 0.21     $ 0.23    $ 0.24     $ 0.23    $ 0.91
                               ======    ======     ======    ======    =======    ======     ======    ======     ======   =======


                           FIRST BANK OF WEST HARTFORD

                             STATEMENTS OF CONDITION
                      MARCH 31, 1997 AND DECEMBER 31, 1996


                                                                         (UNAUDITED)
                                                                        MARCH 31, 1997                      DECEMBER 31, 1996
                                                                        --------------                      -----------------
ASSETS
Cash and due from banks:
  Non-interest bearing...........................................          $ 3,853,780                         $ 3,075,279
  Interest bearing...............................................                    0                              24,975
Federal funds sold...............................................            3,750,000                           5,450,000
                                                                           -----------                         -----------
  Total cash and cash equivalents ...............................            7,603,780                           8,550,254
Investment securities:
  Available for sale, at fair value..............................           18,155,950                          19,179,046
  Held to maturity, at amortized cost............................            5,850,386                           5,975,577
  Federal Home Loan Bank Stock, at cost..........................              785,700                             686,700
                                                                           -----------                         -----------
  Total securities ..............................................           24,792,036                          25,841,323
Loans ...........................................................           46,446,487                          47,208,360
Allowance for loan losses........................................           (1,150,044)                         (1,145,915)
                                                                           -----------                         -----------
  Net loans .....................................................           45,296,443                          46,062,445
Loans held for sale..............................................              855,000                             176,089
Premises and equipment...........................................              595,695                             595,878
Other real estate owned..........................................              207,000                             207,000
Accrued interest receivable......................................              791,299                             706,849
Deferred tax assets..............................................              892,496                             997,125
Other assets.....................................................              510,449                             458,458
                                                                           -----------                         -----------
  Total Assets ..................................................          $81,544,198                         $83,595,421
                                                                           ===========                         ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Deposits:
  Non-interest bearing demand....................................          $11,042,555                         $10,974,161
  Interest bearing demand........................................           15,180,562                          16,687,433
  Savings........................................................           10,681,438                          11,534,458
  Money market...................................................            7,340,801                           8,834,208
  Time...........................................................           23,365,754                          22,076,110
                                                                           -----------                         -----------
  Total Deposits ................................................           67,611,110                          70,106,370
Other borrowed funds.............................................              525,471                             275,317
Federal Home Loan Bank borrowings................................            3,931,566                           3,950,705
Accrued interest payables........................................               85,909                             114,126
Other liabilities................................................              471,416                             340,263
                                                                           -----------                         -----------
  Total Liabilities .............................................           72,625,472                          74,786,781
                                                                           -----------                         -----------
SHAREHOLDERS' EQUITY
  Common stock...................................................               15,415                              15,407
  Surplus........................................................           10,684,766                          10,682,600
  Accumulated deficit............................................           (1,566,619)                         (1,799,258)
  Unrealized loss on securities
    available for sale...........................................             (214,836)                            (90,109)
                                                                           -----------                         -----------
  Total Shareholders' Equity ....................................            8,918,726                           8,808,640
                                                                           -----------                         -----------
  Total Liabilities and Shareholders' Equity ....................          $81,544,198                         $83,595,421
                                                                           ===========                         ===========

                                                             FIRST BANK OF WEST HARTFORD

                                                               STATEMENTS OF OPERATIONS
                                                      FOR PERIODS ENDED MARCH 31, 1997 AND 1996
                                                                     (UNAUDITED)


                                                                                                    THREE MONTHS ENDED
                                                                                                         MARCH 31,
                                                                                       -----------------------------------------
                                                                                          1997                          1996
                                                                                       ------------                 ------------
Interest and dividend income:
  Loans .........................................................................        $1,165,262                   $1,059,417
  Investment securities..........................................................           392,919                      385,881
  Federal funds sold and interest bearing deposits...............................            36,099                       36,810
                                                                                         ----------                   ----------
  Total interest and dividend income ............................................         1,594,280                    1,482,108
                                                                                         ----------                   ----------
Interest expense:
  Deposits.......................................................................           450,658                      515,322
  Borrowed funds.................................................................            65,501                        7,031
                                                                                         ----------                   ----------
  Total interest expense ........................................................           516,159                      522,353
                                                                                         ----------                   ----------
Net interest income..............................................................         1,078,121                      959,755
Provision for loan losses........................................................            30,000                       75,000
                                                                                         ----------                   ----------
Net interest income after provision for loan losses..............................         1,048,121                      884,755
                                                                                         ----------                   ----------
Other income:
  Net securities gains...........................................................             2,235                          491
  Gains on commercial loan sales.................................................           162,455                      129,708
  Mortgage origination fees......................................................             1,068                        3,103
  Deposit fees and servicing income..............................................            69,174                       62,762
  Other non-interest income......................................................            21,334                       25,029
                                                                                         ----------                   ----------
                                                                                            256,266                      221,093
                                                                                         ----------                   ----------
Other expenses:
  Salaries and employee benefits.................................................           355,429                      331,388
  Occupancy......................................................................           136,702                      145,097
  FDIC assessment ...............................................................             1,499                        1,000
  Systems and technology.........................................................            85,191                       63,769
  Furniture and equipment........................................................            39,887                       37,478
  Foreclosed property, net.......................................................             1,455                      106,892
  Other..........................................................................           183,273                      152,319
                                                                                         ----------                   ----------
                                                                                            803,436                      837,943
                                                                                         ----------                   ----------
Income before income taxes.......................................................           500,951                      267,905
Income tax expenses..............................................................           191,232                       20,277
                                                                                         ----------                   ----------
Net Income ......................................................................        $  309,719                   $  247,628
                                                                                         ==========                   ==========
Per Share Data:
  Average Number of Common Shares
  Outstanding and Share Equivalents..............................................         1,635,087                    1,456,835
  Primary Earnings Per Share.....................................................        $     0.19                   $     0.17


                                                             FIRST BANK OF WEST HARTFORD

                                                               STATEMENTS OF CASH FLOWS
                                                  FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                                                     (UNAUDITED)
                                                                                        1997                          1996
                                                                                        ----                          ----
CASH FLOWS FROM (FOR) OPERATING ACTIVITIES:
Net Income.......................................................................     $   309,719                  $   247,628
Adjustments to Reconcile Net Income to Net
    Cash from Operating Activities:
      Depreciation...............................................................          51,892                       47,445
      Provision for Loan Losses..................................................          30,000                       75,000
      Valuation Adjustments for Other Real Estate Owned..........................               0                      105,820
      Net Gain on Sale of Investment Securities..................................          (2,235)                        (491)
      Amortization of Premium on Investments.....................................           2,087                       12,907
      Accretion of Discounts on Investments and Loan Fees........................         (12,261)                     (27,197)
      Decrease (Increase) in Interest Receivable.................................         (84,450)                      (9,324)
      Decrease in Interest Payable...............................................         (28,217)                     (14,670)
      Increase in Accrued Expenses...............................................         131,153                       40,332
      Decrease (Increase) in Loans Held for Sale.................................        (678,911)                     830,900
      Decrease (Increase) in Other Assets........................................         139,241                      (71,899)
                                                                                        ---------                    ---------

Net Cash from (for) Operating Activities.........................................        (141,982)                   1,236,451
                                                                                        ---------                    ---------

CASH FLOWS FROM (FOR) INVESTING ACTIVITIES:
    Purchases of Held-to-Maturity Securities.....................................         (25,000)                  (1,392,000)
    Proceeds from Maturities of Held-to-Maturity Securities......................         150,593                    1,081,836
    Purchases of Available for Sale Securities ..................................         (99,000)                  (5,209,156)
    Proceeds from Sales of Available
      for Sale Securities........................................................       1,003,281                    2,996,753
    Proceeds from Maturities of Available
      for Sale Securities........................................................           2,646                    1,000,000
    Net Decrease (Increase) in Loan Receivables..................................         549,288                   (1,613,194)
    Deferred Loan Fees...........................................................           4,560                        1,025
    Proceeds from Sales of Other Real Estate Owned...............................               0                       69,746
    Capital Expenditures.........................................................         (51,709)                     (15,010)
                                                                                        ---------                    ---------

Net Cash from (for) Investing Activities.........................................       1,534,659                   (3,080,000)
                                                                                        ---------                    ---------

CASH FLOWS FROM (FOR) FINANCING ACTIVITIES:
  Net Increase (Decrease) in Demand
    Deposits and Savings Accounts................................................      (3,784,904)                     222,972
  Increase (Decrease) in Certificate of Deposit..................................       1,289,644                     (404,610)
  Increase in Other Borrowed Money...............................................         231,015                    1,306,049
  Dividends Paid.................................................................         (77,080)                     (49,013)
  Proceeds from Exercise of Common Stock Options.................................           2,174                            0
  Proceeds from Exercise of Common Stock Warrants................................               0                       16,800
                                                                                        ---------                    ---------

Net Cash from (for) Financing Activities.........................................      (2,339,151)                   1,092,198
                                                                                        ---------                    ---------

Net decrease in Cash and Cash Equivalents........................................        (946,474)                    (751,351)
Cash and Cash Equivalents at Beginning of Period.................................       8,550,254                    7,139,156
                                                                                        ---------                    ---------

Cash and Equivalents at End of Period............................................      $7,603,780                   $6,387,805
                                                                                       ==========                   ==========
Interest Paid....................................................................      $  544,376                   $  537,023
Taxes Paid.......................................................................      $        0                   $    1,277

Report of Independent Accountants



SNYDER & HALLER
Certified Public Accountants



To the Board of Directors and Shareholders of First Bank of West Hartford

We have audited the accompanying statements of condition of First Bank of West Hartford as of December 31, 1996 and 1995, and the related statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Bank of West Hartford at December 31, 1996 and 1995, and the results of its operations, and its cash flows for the years ended December 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.

As discussed in Note Q to the financial statements, on February 25, 1997, the Bank announced the signing of a definitive agreement to merge with New England Community Bancorp.







Hartford, Connecticut
January 21, 1997, except for Note Q, as to which the date is February 25, 1997.

                           FIRST BANK OF WEST HARTFORD

                             STATEMENTS OF CONDITION

                                                                           DECEMBER 31, 1996                    DECEMBER 31, 1995
                                                                           ----------------                    ----------------
ASSETS
Cash and Due from Banks
    Non-Interest Bearing..................................................     $ 3,075,279                         $ 2,764,156
    Interest Bearing......................................................          24,975                                   0
Federal Funds Sold........................................................       5,450,000                           4,375,000
                                                                               -----------                         -----------
      Total Cash and Cash Equivalents.....................................       8,550,254                           7,139,156
                                                                               -----------                         -----------
Investment Securities
  Available for Sale at, Fair Value.......................................      19,179,046                          18,340,688
  Held to Maturity at, Amortized Cost.....................................       5,975,577                           5,898,762
  Federal Home Loan Bank Stock at, Cost...................................         686,700                                   0
                                                                               -----------                         -----------
      Total Securities....................................................      25,841,323                          24,239,450
                                                                               -----------                         -----------

Loans ....................................................................      47,208,360                          41,527,257
Allowance for Loan Losses.................................................      (1,145,915)                         (1,429,409)
                                                                               -----------                         -----------
      Net Loans...........................................................      46,062,445                          40,097,848

Loans Held for Sale.......................................................         176,089                           1,071,150
Premises and Equipment....................................................         595,878                             702,627
Other Real Estate Owned...................................................         207,000                           1,818,218
Accrued Interest Receivable...............................................         706,849                             678,612
Deferred Tax Assets.......................................................         997,125                           1,240,000
Other Assets..............................................................         458,458                             320,029
                                                                               -----------                         -----------
      TOTAL ASSETS .......................................................     $83,595,421                         $77,307,090
                                                                               ===========                         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits
    Non-Interest Bearing Demand...........................................     $10,974,161                         $10,382,177
    Interest Bearing Demand...............................................      16,687,433                          14,193,541
    Savings...............................................................      11,534,458                          11,020,964
    Money Market..........................................................       8,834,208                           9,533,034
    Time..................................................................      22,076,110                          25,112,662
                                                                               -----------                         -----------
      Total Deposits........................................................    70,106,370                          70,242,378

Federal Home Loan Bank Borrowings.........................................       3,950,705                                   0
Other Borrowings..........................................................         275,317                              76,527
Accrued Interest Payable..................................................         114,126                             106,418
Other Liabilities.........................................................         340,263                             214,232
                                                                               -----------                         -----------
      TOTAL LIABILITIES ..................................................      74,786,781                          70,639,555
                                                                               -----------                         -----------

SHAREHOLDERS' EQUITY:
  Common Stock............................................................          15,407                              12,238
  Surplus.................................................................      10,682,600                           9,424,583
  Accumulated Deficit.....................................................      (1,799,258)                         (2,799,981)
  Unrealized Gains/(Losses) on Securities
    Available for Sale....................................................         (90,109)                             30,695
                                                                               -----------                         -----------
      TOTAL SHAREHOLDERS' EQUITY .........................................       8,808,640                           6,667,535
                                                                               -----------                         -----------
      TOTAL LIABILITIES AND
        SHAREHOLDERS' EQUITY .............................................     $83,595,421                         $77,307,090
                                                                               ===========                         ===========

                                                          See Notes to Financial Statements.


                           FIRST BANK OF WEST HARTFORD

                            STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31,                              1996                     1995                           1994
                                                         ------------              ------------                   -----------
INTEREST INCOME:
    Loans...........................................       $4,486,330                 $4,425,330                    $4,545,928
    Investment Securities...........................        1,585,240                  1,076,497                       641,785
    Federal Funds Sold..............................          149,787                    304,933                       125,421
                                                           ----------                 ----------                    ----------
        Total Interest Income.......................        6,221,357                  5,806,760                     5,313,134
INTEREST EXPENSE:
    Deposits........................................        1,925,269                  1,959,641                     1,726,794
    Borrowed Funds..................................          166,572                     16,271                        10,761
                                                           ----------                 ----------                     ---------
        Total Interest Expense......................        2,091,841                  1,975,912                     1,737,555
                                                           ----------                 ----------                     ---------
        Net Interest Income.........................        4,129,516                  3,830,848                     3,575,579
PROVISION FOR LOAN LOSSES ..........................          355,000                    500,000                       906,000
                                                           ----------                 ----------                     ---------
        Net Interest Income After
          Provision for Loan Losses.................        3,774,516                  3,330,848                     2,669,579
                                                           ----------                 ----------                     ---------
OTHER INCOME:
    Net Investment Securities Gains (Losses)........          (12,642)                     5,361                       (31,432)
    Gains on SBA Loan Sales.........................          673,858                    261,283                       320,231
    Mortgage Origination Fees.......................           17,031                     43,960                       133,140
    Other Operating Income..........................          359,921                    341,122                       318,411
                                                           ----------                 ----------                     ---------
                                                            1,038,168                    651,726                       740,350
                                                           ----------                 ----------                     ---------
OTHER EXPENSES:
    Salaries and Employee Benefits..................        1,385,013                  1,165,498                     1,197,144
    Occupancy.......................................          551,854                    497,113                       406,592
    FDIC Assessment.................................            2,000                    196,108                       216,026
    Systems and Technology..........................          301,648                    245,024                       222,368
    Furniture and Equipment.........................          171,690                    174,587                       179,669
    Foreclosed Property, Net........................          141,678                    279,627                       262,924
    Other...........................................          708,648                    722,754                       714,942
                                                           ----------                 ----------                     ---------
                                                            3,262,531                  3,280,711                     3,199,665
                                                           ----------                 ----------                     ---------
INCOME BEFORE INCOME TAXES .........................        1,550,153                    701,863                       210,264
Income Tax Expense (Benefit)........................          324,477                 (1,008,580)                     (197,138)
                                                           ----------                 ----------                     ---------
NET INCOME .........................................       $1,225,676                 $1,710,443                     $ 407,402
                                                           ==========                 ==========                     =========
PER SHARE DATA:
  Average Number of Common Shares...................
    Outstanding.....................................        1,310,912                  1,065,941                       808,820
  Primary Earnings Per Share........................       $     0.88                 $     1.60                     $    0.50
  Fully Diluted Earnings Per Share..................       $     0.88                 $     1.30                     $    0.50



                                                          See Notes to Financial Statements.

                           FIRST BANK OF WEST HARTFORD

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


                                                                                                                     UNREALIZED
                                                                                                                        GAINS
                                                                                                                      (LOSSES)
                                                                                                                         ON
                                                                                                                     AVAILABLE-
                                                               COMMON                           ACCUMULATED           FOR-SALE
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994            STOCK         SURPLUS             DEFICIT            SECURITIES
                                                              ---------     -----------        -------------        ------------

BALANCE JANUARY 1, 1994 ....................................   $  8,088       $ 8,320,613         $ (4,881,155)         $
Exercise of Common Stock Warrants...........................                           60
Change in Unrealized Loss on
  Securities Available-for-Sale.............................                                                              (502,163)
Net Income--Year Ended
  December 31, 1994.........................................                                           407,402
                                                                -------       -----------          -----------          ----------
BALANCE DECEMBER 31, 1994 ..................................      8,088         8,320,673           (4,473,753)           (502,163)
Common Stock Offering.......................................      4,130         1,095,890
Exercise of Common Stock Warrants...........................         20             8,020
Change in Unrealized Gain on
  Securities Available-for-Sale.............................                                                               532,858
Net Income--Year Ended
  December 31, 1995.........................................                                         1,710,443
Dividends Declared..........................................                                           (36,671)
                                                                -------       -----------          -----------          ----------
BALANCE DECEMBER 31, 1995 ..................................     12,238         9,424,583           (2,799,981)             30,695
Exercise of Common Stock Warrants...........................      3,113         1,241,273
Exercise of Common Stock Options............................         56            16,744
Change in Unrealized Gain (Loss) on
  Securities Available-for-Sale.............................                                                              (120,804)
Net Income--Year Ended
  December 31, 1996.........................................                                         1,225,676
Dividends Declared..........................................                                          (224,953)
                                                                -------       -----------          -----------          ----------
BALANCE DECEMBER 31, 1996 ..................................    $15,407       $10,682,600          $(1,799,258)         $  (90,109)
                                                                =======       ===========          ===========          ==========



                                                          See Notes to Financial Statements.

                           FIRST BANK OF WEST HARTFORD

                            STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,                                              1996                  1995                   1994
                                                                             -----                 -----                  -----
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net Income  ........................................................      $ 1,225,676        $  1,710,443               $ 407,402
Adjustments to Reconcile Net Income to Net Cash
 Provided by Operating Activities:
    Deferred Taxes..................................................          315,497          (1,040,000)               (200,000)
    Depreciation....................................................          202,025             213,098                 221,893
    Provision for Loan Losses.......................................          355,000             500,000                 906,000
    Valuation Adjustments for Other Real Estate Owned...............          196,906             250,627                 289,612
    Net (Gain) Loss on Available-for-Sale Securities................           12,642              (5,361)                 31,432
    Net Gain on Sale of Premise of Equipment........................          (11,500)                 --                      --
    Amortization of Premiums on Investments.........................           28,375              59,237                  74,324
    Accretion of Discounts on Investments
      and Loan Fees.................................................          (73,139)            (62,983)                (57,073)
    Increase in Accrued Interest Receivable.........................          (28,237)            (15,788)               (136,800)
    Increase in Accrued Interest Payable............................            7,708              35,273                   3,686
    Increase (Decrease) in Other Liabilities........................          126,031              48,690                 (44,881)
    Decrease (Increase) in Loans Held for Sale......................          895,061            (888,972)              1,463,727
    Increase in Other Assets........................................         (126,771)            (72,708)               (107,965)
                                                                          -----------          ----------              ----------
Net Cash Provided by Operating Activities...........................        3,125,274             731,556               2,851,357
                                                                          -----------          ----------              ----------

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
    Purchases of Held-to-Maturity Securities........................       (1,392,000)         (5,023,281)               (527,969)
    Proceeds from Maturities of Held-to-Maturity Securities.........        2,306,899           1,500,000                 456,617
    Purchases of Available-for-Sale Securities......................      (15,192,961)        (25,550,809)            (13,357,830)
    Proceeds from Sales and Maturities of
      Available-for-Sale Securities.................................       12,464,925          23,289,776               8,462,842
    Net (Increase) Decrease in Loan Receivables.....................       (6,740,453)          4,551,954               7,022,850
    Deferred Loan Fees..............................................           59,158              17,813                   9,946
    Proceeds from Sale of Other Real Estate Owned...................        1,814,312           1,008,676                 727,177
    Superior Lien Buyout of Other Real Estate Owned.................                                                     (163,973)
    Proceeds from Sale of Premise of Equipment......................           11,500                  --                      --
    Capital Expenditures............................................          (95,276)            (89,462)                (54,331)
                                                                          -----------          ----------             -----------
Net Cash Provided by (Used in) Investing Activities.................       (6,763,896)           (295,333)              2,575,329
                                                                          -----------          ----------             -----------

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
    Increase (Decrease) in Demand Deposits, Money
      Market, and Savings Accounts..................................        2,900,544          (2,355,467)               (416,230)
    Increase (Decrease) in Time Deposits............................       (3,036,552)          2,831,972              (4,131,288)
    Increase (Decrease) in Borrowed Funds...........................        4,149,495            (373,473)                 50,000
    Sale of Common Stock............................................               --           1,100,000                      --
    Dividends Paid..................................................         (224,953)            (36,672)                     --
    Proceeds from Exercise of Common Stock Options..................           16,800                  --                      --
    Proceeds from Exercise of Common Stock Warrants.................        1,244,386               8,060                      60
                                                                          -----------          ----------             -----------
Net Cash Provided by (Used in) Financing Activities.................        5,049,720           1,174,420              (4,497,458)
                                                                          -----------          ----------             -----------
Net Increase in Cash and Cash Equivalents...........................        1,411,098           1,610,643                 929,228
Cash and Cash Equivalents at Beginning of Year......................        7,139,156           5,528,513               4,599,285
                                                                          -----------          ----------             -----------
Cash and Cash Equivalents at End of Year............................      $ 8,550,254          $7,139,156             $ 5,528,513
                                                                          ===========          ==========             ===========

SUPPLEMENTAL INFORMATION:
    Interest Paid...................................................      $ 2,084,133          $1,940,639             $ 1,733,869
    Taxes Paid......................................................      $    38,477          $   15,590             $     5,401



                       See Notes to Financial Statements.

                           FIRST BANK OF WEST HARTFORD

                          NOTES TO FINANCIAL STATEMENTS

NOTE A -- ORGANIZATION

       First Bank of West Hartford (the "Bank") commenced operations as a Connecticut-chartered state bank and trust company on January 11, 1988. The Bank conducts its operations from its offices at 1013 Farmington Avenue, West Hartford, Connecticut.

       The Bank's principal business is to attract deposits from the general public and to make loans of various types, including commercial loans, commercial real estate mortgages, consumer loans, residential mortgages and home equity loans. The Bank markets itself as "West Hartford's Community Bank". It is the only bank with its headquarters in West Hartford. The Bank's primary market area is the Town of West Hartford and the neighboring towns of Avon, Bloomfield, Farmington, Hartford, and Newington. The qualified deposits of the Banks' customers are insured by the Federal Deposit Insurance Corporation.

NOTE B -- SIGNIFICANT ACCOUNTING POLICIES

       The significant accounting policies followed by the Bank and the methods of applying those policies are summarized below:

       CASH FLOWS: For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold.

       INVESTMENT SECURITIES: Investments in debt securities are adjusted for amortization of premiums and accretion of discounts computed on the effective interest method. Gains or losses on sales of investment securities are computed on a specific asset basis.

       The Bank classifies debt and equity securities into one of three categories: held-to-maturity, available-for-sale, or trading. This security classification may be modified after acquisition only under certain specified conditions. In general, securities may be classified as held-to-maturity only if the Bank has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term. All other securities must be classified as available-for-sale.

        o Held-to-maturity securities are measured at amortized cost on the balance sheet. Unrealized holding gains and losses are not included in earnings or as a separate component of capital but are disclosed in the notes to the financial statements.

        o Available-for-sale securities are carried at fair value on the balance sheet. Unrealized holding gains and losses are not included in earnings, but are reported as a net amount (less expected tax) as a separate component of capital until realized.

        o Trading securities are carried at fair value on the balance sheet. Unrealized holding gains and losses for trading securities are included in earnings. The Bank does not hold any investment securities for the purpose of trading.

       LOANS: Interest on loans is accrued and credited to operations based on principal amounts outstanding. Loan origination fees are deferred and credited to income as an adjustment to yield over the life of the loan. Direct loan origination costs are immaterial for deferral.

       In determining interest income recognition on nonperforming loans, the Bank follows the policy that no interest shall be accrued unless principal and interest are collectible. Loans which are delinquent as to principal or interest for a period of 90 days or more are carefully reviewed with respect to collectibility and collateral. If the collateral is sufficient or if it is evident that the loan will return to current status within a reasonably short period of time, the loan may remain on accrual status. Otherwise, previously accrued interest is reversed from income.

       ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is maintained at a level believed adequate by Management to absorb probable losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on the extent of existing risks in the loan portfolio and prevailing economic conditions. The process includes utilizing a credit risk grading procedure and

                           FIRST BANK OF WEST HARTFORD
specific review of individual problem loans. These reviews are dependent upon estimates, appraisals and judgment, which can change quickly because of changing economic conditions and the Bank's perception as to how these factors affect the financial condition of debtors. Management also considers trends in delinquencies, levels of nonperforming assets and forecasted economic conditions. The allowance for loan losses related to loans that are identified as impaired is based on discounted cash flows using the loan's effective interest rate, or the fair value of the collateral for collateral-dependent loans, or the observable market price of the impaired loan. The allowance is increased by provisions for loan losses charged against operations and recoveries of loans previously charged-off and is decreased by loans considered to be uncollectible.

       REAL ESTATE LOANS HELD FOR SALE: Real estate loans held for sale are valued at the lower of cost or market as determined by outstanding commitments from investors.

       PREMISES AND EQUIPMENT: Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line method based on estimated useful lives. One half year's depreciation or amortization expense is taken in the year of acquisition and the year of disposal. Expenditures for maintenance and repairs are charged to operations as incurred.

       OTHER REAL ESTATE OWNED: Other real estate owned is comprised of real property acquired through foreclosure or in partial or total satisfaction of problem loans.

       The properties are recorded at the lower of cost or fair market value less estimated disposal costs at the date acquired. Losses arising at the time of acquisition of such properties are charged against the allowance for loan losses. Subsequent write-downs in the carrying value and expenses incurred to maintain the properties are charged to foreclosed property expense.

       INCOME TAXES: The Bank recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Bank's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled. The Bank's policy is to continually evaluate the realizability of any deferred tax assets resulting from the use of the asset and liability method.

       INCOME PER SHARE: Income per share on common stock is based on weighted average common shares outstanding during the year.

NOTE C -- INVESTMENT SECURITIES

       The carrying amounts and quoted fair values of investment securities at December 31, 1996 and 1995 were as follows:

                                                                      1996                               1995
                                                        ----------------------------       ---------------------------------
                                                          CARRYING        FAIR              CARRYING                FAIR
                                                           AMOUNT         VALUE              AMOUNT                 VALUE
                                                        -----------     ------------       -----------           -----------
       Available-for-sale....................           $19,179,046      $19,179,046       $18,340,688           $18,340,688
       Held-to-maturity......................             5,975,577        5,930,518         5,898,762             5,913,972
       Federal Home Loan Bank Stock..........               686,700          686,700                --                    --
                                                        -----------     ------------       -----------           -----------
                                                        $25,841,323      $25,796,264       $24,239,450           $24,254,660
                                                        ===========     ============       ===========           ===========

INVESTMENTS IN AVAILABLE-FOR-SALE SECURITIES

       Investments in available-for-sale securities at December 31, 1996 are carried at fair value on the balance sheet and are summarized as follows:


                                                                                        GROSS             GROSS
                                                                                     UNREALIZED         UNREALIZED
                                                                 AMORTIZED            HOLDING             HOLDING           FAIR
                                                                   COST                GAINS              LOSSES           VALUE
                                                                ------------       -----------       ---------------     -----------
       U.S. Treasury Notes............................           $ 8,973,532         $     133             $  33,040     $ 8,940,625
       U.S. Government Agencies.......................            10,358,488            28,194               148,261      10,238,421
                                                                ------------       -----------       ---------------     -----------
                                                                 $19,332,020         $  28,327              $181,301     $19,179,046
                                                                ============       ===========       ===============     ===========

                           FIRST BANK OF WEST HARTFORD

       Investments in available-for-sale securities at December 31, 1995 are carried at fair value on the balance sheet and are summarized as follows:

                                                                            GROSS                GROSS
                                                                          UNREALIZED           UNREALIZED
                                                            AMORTIZED      HOLDING              HOLDING          FAIR
                                                              COST          GAINS               LOSSES           VALUE
                                                        ------------    ------------           ----------      ------------
       U.S. Treasury Notes............................  $  7,487,937     $  18,312             $    --         $  7,506,249
       U.S. Government Agencies.......................     9,800,282       103,097              76,940            9,826,439
       Municipal Security.............................     1,000,360         7,640                  --            1,008,000
                                                        ------------     ---------             -------         ------------
                                                        $ 18,288,579      $129,049             $76,940         $ 18,340,688
                                                        ============     =========             =======         ============

       Information about the contractual maturities of investments in debt securities classified as available-for-sale at December 31, 1996 is summarized as follows:

                                                  AMORTIZED          FAIR
                                                  COST BASIS        VALUE
                                                  -----------    -----------
       Due within one year....................... $ 1,004,705    $ 1,004,375
       Due after one year through five years.....  14,513,961     14,415,357
       Due after five years through ten years....   2,810,317      2,748,386
       Mortgage backed securities................   1,003,037      1,010,928
                                                  -----------     ----------
                                                  $19,332,020    $19,179,046
                                                  ===========    ===========

       During the period from January 1, 1996 to December 31, 1996, proceeds from sales of available-for-sale securities amounted to $12,464,925. Gross realized gains and gross realized losses on those sales amounted to $30,032 and $41,795, respectively.

INVESTMENTS IN SECURITIES HELD-TO-MATURITY

       Investments in securities held-to-maturity at December 31, 1996 are carried at amortized cost on the balance sheet and are summarized as follows:

                                                                                          GROSS               GROSS
                                                                                       UNREALIZED          UNREALIZED
                                                                 AMORTIZED               HOLDING             HOLDING         FAIR
                                                                   COST                   GAINS              LOSSES          VALUE
                                                                 -----------         -----------         -------------    ----------
       U.S. Government Agencies.......................            $5,800,577              $1,039               $46,098    $5,755,518
       Other Debt Securities..........................               175,000                  --                    --       175,000
                                                                 -----------         -----------         -------------    ----------
                                                                  $5,975,577              $1,039               $46,098    $5,930,518
                                                                 ===========         ===========         =============    ==========

       Investments in securities held-to-maturity at December 31, 1995 are carried at amortized cost on the balance sheet and are summarized as follows:

                                                                                   GROSS               GROSS
                                                                                 UNREALIZED          UNREALIZED
                                                                 AMORTIZED        HOLDING             HOLDING               FAIR
                                                                   COST            GAINS               LOSSES               VALUE
                                                                 -----------     ----------          -----------        ------------
       U.S. Government Agencies.......................            $5,723,762     $19,664                $4,454           $5,738,972
       Other Debt Securities..........................               175,000          --                    --              175,000
                                                                 -----------     -------             ---------      ----------------
                                                                  $5,898,762     $19,664                $4,454           $5,913,972
                                                                 ===========     =======             =========      ================

                           FIRST BANK OF WEST HARTFORD

       Information about the contractual maturities of investments in debt securities classified as held-to-maturity at December 31, 1996 is summarized as follows:

                                                         AMORTIZED      FAIR
                                                         COST BASIS     VALUE
                                                        -----------  ----------
       Due after one year through five years.........   $ 2,269,568  $ 2,256,730
       Due after five years through ten years........     1,300,348    1,288,085
       Mortgage backed securities....................     2,405,661    2,385,703
                                                        -----------  -----------
                                                        $ 5,975,577  $ 5,930,518
                                                        ===========  ===========

       The Bank realized a loss of $879 on the early redemption through a call option on a held to maturity investment during 1996.

NOTE D -- LOANS

            The loan portfolio at December 31, 1996 and 1995, consisted of the following:

                                                       1996              1995
                                                  ------------     -------------
       Commercial................................  $ 8,943,448       $ 9,336,904
       Commercial Mortgage.......................   27,014,295        20,797,366
       Home Equity...............................    8,397,186         9,309,933
       Residential Mortgage......................    1,539,806         1,185,263
       Installment...............................    1,313,625           897,791
                                                  ------------     -------------
                                                    47,208,360        41,527,257
       Less-Allowance for Loan Losses ...........    1,145,915         1,429,409
                                                  ------------     -------------
                                                   $46,062,445       $40,097,848
                                                  ============     =============

       At December 31, 1996 and 1995 nonaccrual loans amounted to $682,815 and $1,043,546, respectively. If loans in nonaccrual status had been current, gross interest income would have been increased in 1996 and 1995 by $83,056 and $132,620, respectively. Gross interest income recorded on these loans totaled $45,345 in 1996 and $17,674 in 1995. At December 31, 1996 and 1995 there were no accruing loans past due 90 days.

       At December 31, 1996 the recorded investment in loans considered to be impaired under SFAS No. 114 was $682,815 all of which were on nonaccrual basis. The allowance for loan losses related to these impaired assets was $63,500.

       During 1996,  $400,000 of loans were  transferred  into other real estate
owned.  This  compares  to  $253,433   transferred   during  1995  and  $463,879
transferred during 1994.

       At December 31, 1996 the maturity of the Loan Portfolio was as follows:

         Due within one year....................................... $  8,238,742
         Due after one year through five years.....................   21,105,552
         Due after five years......................................   17,864,066
                                                                    ------------
                                                                    $ 47,208,360
                                                                    ============
NOTE E -- LOAN PARTICIPATIONS AND SERVICING

       Commercial loans participated to and serviced for others are not included in the accompanying Statements of Financial Condition. The principal portion of loans participated to and serviced for others was $16,048,648 and $9,676,756 at December 31, 1996 and 1995, respectively.

       Loans participated with SBA guarantees are sold with recourse of ninety days following the sale. At December 31, 1996, participations totaling $1,923,950 on which gains of $165,811 were recognized, remained subject to the recourse provisions of the sale.

                           FIRST BANK OF WEST HARTFORD

       Gains of $195,018 and $81,474 were recognized on the capitalization of excess servicing fees during 1996 and 1995, respectively and are included in Gains on SBA Loan Sales on the Statements of Operations. Amortization of the capitalized fees reduced servicing income by $54,323 and $33,214 for each of those years.

NOTE F -- ALLOWANCE FOR LOAN LOSSES

       Following are the changes affecting the allowance for loan losses:

                                              1996         1995         1994
                                           ----------    ----------  ----------
       Balance at Beginning of Year....... $1,429,409    $1,573,438  $1,629,132
       Provision Charged to Operations....    355,000       500,000     906,000
       Loans Charged Off..................   (771,397)     (867,872) (1,031,398)
       Recoveries.........................    132,903       223,843      69,704
                                              -------     ---------  -----------
       Balance at End of Year............. $1,145,915    $1,429,409  $1,573,438
                                           ==========    ==========  ==========

NOTE G -- PREMISES AND EQUIPMENT

            Major classifications for the premises and equipment accounts are as follows:

                                                            DECEMBER 31
                                                    ----------------------------
                                                       1996          1995
                                                    ----------     -------------
       Furniture and Equipment..................... $  722,054      $  837,656
       Construction in Progress....................      9,878           2,506
       Lease Acquisition Costs.....................    977,808         951,022
                                                    ----------      ----------
                                                     1,709,740       1,791,184
       Less Accumulated Depreciation
         and Amortization.........................   1,113,862       1,088,557
                                                    ----------      ----------
       Net Premises and Equipment.................  $  595,878      $  702,627
                                                    ==========      ==========

       Depreciation and amortization expense charged to operating expenses was $202,025 in 1996, $213,098 in 1995, and $221,893 in 1994.

       The Bank leases its office at 1013 Farmington Avenue, West Hartford, from a director and his brother. The lease is for a ten year term expiring in 2000 with options for six additional five year periods. The Bank also elected to pay certain costs directly which are being amortized over a ten year period. Rentals under this lease aggregated $342,000 in 1996 and 1995. The Bank received sublease payments at the same site of $70,356 during 1996 and $111,300 during 1995.

       At December 31, 1996, the minimum rental commitments under the terms of this lease agreement are $342,000 annually for the next three years.

NOTE H -- TIME DEPOSITS

       The amount of certificates of deposit in excess of $100,000 at December 31, 1996 and 1995 were $3,780,673 and $4,032,692, respectively. Interest expense for these deposits was $205,865 in 1996, $190,278 in 1995 and $122,229 in 1994.

                           FIRST BANK OF WEST HARTFORD

NOTE I -- FEDERAL HOME LOAN BANK BORROWINGS

       Borrowings from the Federal Home Loan Bank of Boston ("FHLBB") consisted of the following at December 31, 1996:

       5.89% Advance, due 1997...........................            $1,000,000
       6.61% Advance, due 1999...........................             1,000,000
       6.60% Advance, due 2000...........................             1,000,000
       5.97% Amortizing Loan, due 2006...................               950,705
                                                                     ----------
                                                                     $3,950,705
                                                                     ===========

       In accordance with an agreement with the FHLBB, the Bank is required to maintain qualified collateral, as defined in the FHLBB Statement of Credit Policy, free and clear of liens, pledges and encumbrances as collateral for the advances. The Bank maintains adequate qualified collateral as defined by the FHLBB.

NOTE J -- STOCK OPTION PLANS

       During 1994, the Bank's shareholders approved two stock option plans whereby certain employees and directors have been granted options to purchase the Bank's common stock at the fair market value of the shares at the date of the grant.

                                                                           SHARES UNDER OPTION

                                                                                                                    OPTION
                                                                                                                     PRICE
                                                EMPLOYEE          DIRECTOR                                         RANGE PER
                                                  PLAN              PLAN                    TOTAL                    SHARE
                                              ----------          --------                 ------                ------------
Granted during 1994...................          35,000             100,000                 135,000                  $3.00
Cancelled during 1994.................           4,300                  --                   4,300                  $3.00
                                                ------             -------                 -------
Outstanding at December 31, 1994......          30,700             100,000                 130,700                  $3.00
Granted during 1995...................          18,700                  --                  18,700                  $3.50
Cancelled during 1995.................             700                  --                     700                  $3.50
                                                ------             -------                 -------
Outstanding at December 31, 1995......          48,700             100,000                 148,700            $3.00-$3.50
Cancelled during 1996.................             300                  --                     300                  $3.00
Exercised during 1996.................           5,600                  --                   5,600                  $3.00
                                                ------             -------                 -------
Outstanding at December 31, 1996......          42,800             100,000                 142,800            $3.00-$3.50
                                                ======             =======                 =======
Exercisable at December 31, 1996
 (expiring during the period

February 22, 1999 to May 22, 1999)....          24,100             100,000                 124,100                  $3.00
(expiring August 22, 2000)............          18,700                  --                  18,700                  $3.50
Shares reserved for issuance at
 December 31, 1996....................           1,600                  --                   1,300

NOTE K -- SHAREHOLDERS' EQUITY

       On January 11, 1988, the Bank issued 807,010 shares of common stock at $10 per share. Proceeds from the sale, net of issuance costs of $70,100, were $8,000,000, which has been included in common stock and surplus.

       During 1993, the Bank issued 371,501 common stock warrants at a price of $1.00 per warrant. Each warrant is convertible into one share of common stock with an exercise price of $4.00. The warrants originally were to expire on April

                           FIRST BANK OF WEST HARTFORD

1, 1996 but had been extended to October 1, 1996. Proceeds from this sale, net of issuance cost of $50,000, were $321,501 which has been included in Surplus. As of October 1,1996, 311,097 warrants were exercised netting the Bank 1,244,386 in new capital.

       The Bank paid its first dividend in the amount of $.03 per share on December 1, 1995 to shareholders of record on November 14, 1995 and paid dividends of $.04 on March 1, 1996, June 1, 1996, and September 3, 1996 to shareholders of record as of February 14, 1996, May 14, 1996, and August 14, 1996. A dividend of $.05 was paid on December 2, 1996 to shareholders of record as of November 14, 1996.

NOTE L -- REGULATORY MATTERS

       The Bank is subject to regulation by the FDIC as well as state regulators. Under capital adequacy guidelines and the regulatory framework to be well capitalized under the prompt corrective action framework, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. These regulatory capital requirements are set forth in terms of [al Risk-based Total Capital (Total Capital to risk-weighted assets), [b] Risk-based Tier 1 Capital (Tier 1 Capital to risk-weighted assets), and [c] Tier 1 Leverage (Tier 1 Capital to average assets).

       To meet all minimum regulatory capital requirements, the Bank must maintain a minimum risk-based Total Capital ratio of at least 8%, a risk-based Tier 1 Capital ratio of at least 4% and a Tier 1 Leverage ratio of at least 4%. Failure to meet minimum capital requirements can initiate certain mandatory actions and possibly discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. To be categorized as well capitalized under the prompt corrective action provision, the Bank must maintain a risk-based Total Capital ratio of at least 10%, a risk-based Tier 1 Capital ratio of at least 6% and a Tier 1 Leverage ratio of at least 5%, and not be subject to a written agreement, order or capital directive. The Bank has not entered into formal written agreements with the state and federal regulators, nor is it subject to any orders or capital directives.

       The Bank's regulatory capital ratios as of December 31, 1996 are as follows:

                                                             AMOUNT       RATIO
                                                           ----------     ------
Actual:

  Risk-Based Total Capital..............................   $9,019,000     17.93%
  Risk-Based Tier 1 Capital.............................    8,384,000     16.67%
  Tier 1 Leverage Capital...............................    8,384,000     10.53%
Required to meet regulatory minimum Capital Standards:

  Risk-Based Total Capital..............................    4,023,360      8.00%
  Risk-Based Tier 1 Capital.............................    2,011,680      4.00%
  Tier 1 Leverage Capital...............................    3,183,720      4.00%

       As of December 31, 1996, the Bank is categorized as well-capitalized under the regulatory framework for prompt corrective action. Thee are no conditions or events since that notification that management believe have changed the Bank's category.

                           FIRST BANK OF WEST HARTFORD

NOTE M -- INCOME TAXES

The components of income tax expense (benefit) are as follows:

                                             YEARS ENDED DECEMBER 31,
                                       1996            1995             1994
                                       -----         --------         -------
Current:
  Federal..........................  $  8,289     $    19,420      $      --
  State............................       691          12,000          2,862
                                     --------    ------------     ----------
    Total Current..................     8,980          31,420          2,862
                                     --------    ------------     ----------
Deferred:
  Federal..........................   227,988        (865,000)      (175,000)
  State............................    87,509        (175,000)       (25,000)
                                     --------    ------------     ----------
    Total Deferred.................   315,497      (1,040,000)      (200,000)
                                     --------    ------------     ----------
    Total Tax Expense (Benefit)....  $324,477    $ (1,008,580)    $ (197,138)
                                     ========    ============     ==========

       The Bank has Federal and State tax loss carryforwards of approximately $2,400,000 and $725,000, respectively at December 31, 1996. These amounts are available to reduce future taxable income through the year 2010 for Federal purposes and the year 2000 for State purposes.

       The principal reasons for the income tax expense (benefit) differing from the amount of the "expected" tax expense (benefit) (computed by applying the Federal statutory tax rate of 34% to reported income (loss) before income taxes) are as follows:

                                                                     YEARS ENDED DECEMBER 31,
                                                         1996                  1995                        1994
                                                    -------------    ---------------------         -----------------------
                                                    AMOUNT      %        AMOUNT        %           AMOUNT              %
                                                   -------     ---    ------------    ----         -------           -----
Income tax expense (benefit)
  at statutory rate........................        $527,052     34    $    238,633       34             $ 71,490        34
Increase (decrease) in income tax
  resulting from:
  State income taxes, net of federal
    income tax benefit.....................         136,668      9          82,667       12               28,708        14
  Decrease in valuation allowance..........        (420,788)   (27)     (1,300,413)    (185)            (282,715)     (135)
  Other, net...............................          81,545      5         (29,467)      (4)             (14,621)       (7)
                                                   --------    ---    ------------     ----            ---------      ----
  Income tax expense (benefit).............        $324,477     21    $ (1,008,580)    (143)          $ (197,138)      (94)
                                                   ========    ===    ============     ====            =========      ====

                           FIRST BANK OF WEST HARTFORD

       The tax effects of temporary differences that give rise to significant components of the deferred tax assets and deferred tax liabilities at December 31, 1996 and 1995.

                                                 DECEMBER 31,       DECEMBER 31,
                                                     1996                1995
                                                 ------------       ------------
Deferred tax assets:

  Allowance for loan losses....................   $       --        $    191,337
  Net operating losses for which no current
    benefit is available.......................      841,724           1,297,648
  Other real estate owned......................        9,414             127,754
  Loan fees and deferred income................       23,014              14,594
  Available-for-sale securities................       62,613                  --
  Depreciation.................................       78,459              61,275
  Other........................................          652                 657
                                                  ----------        ------------
    Gross deferred tax assets..................    1,015,876           1,693,265
  Less valuation allowance.....................       10,977             431,765
                                                  ----------        ------------
    Deferred tax assets, net of valuation
       allowance...............................    1,004,899           1,261,500
                                                  ----------        ------------
Deferred tax liabilities:

  Allowance for loan losses....................        7,774                 --
  Available-for-sale securities................           --              21,500
                                                  ----------         -----------
Net deferred tax asset.........................   $  997,125         $ 1,240,000
                                                  ==========         ===========

       The valuation allowance for deferred tax assets is allocated to the net operating loss carryforwards.

NOTE N -- RELATED PARTIES

       Certain directors and officers of the Bank were loan customers of the Bank during 1996. Loans made to directors and/or officers were made in the ordinary course of business and were granted on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others. At December 31, 1996 and 1995 total loans to directors or to any of their associates totaled $3,617,125 and $2,372,044, respectively. During 1996, new loans or advances totaling $489,423 were made and $163,698 was repaid. The Bank also repurchased a participated loan from a third party that was previously made to a director of the Bank.

NOTE O -- COMMITMENTS AND CONTINGENCIES

       In the normal course of business, there exist various outstanding commitments to extend credit which are not reflected in the accompanying financial statements. These commitments amounted to $7,727,263 at December 31, 1996 and $7,081,493 at December 31, 1995. This amount includes outstanding standby letters of credit which totaled $164,208, and $233,103, at December 31, 1996 and 1995, respectively. The Bank does not anticipate any losses as a result of fulfilling these commitments.

       The Bank originates commercial loans, commercial real estate loans and consumer loans to customers located primarily in Hartford County. At December 31,1996, the loan portfolio has no specific industry concentration. The Bank has no exposure to highly leveraged transactions, foreign credits or other off-balance sheet financial instruments.

NOTE P -- FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates, methods and assumptions are set forth below for the Bank's financial instruments:

CASH AND CASH EQUIVALENTS: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets' fair values.

                           FIRST BANK OF WEST HARTFORD

INVESTMENT SECURITIES: Fair values for investment securities were based on quoted market prices.

LOANS HELD FOR SALE: The current market price of similar loans sold was used to estimate the fair value of loans held for sale.

LOAN RECEIVABLES: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values were based on carrying values. The fair values of commercial, consumer, real estate-mortgage, and real estate-construction loans were estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality and for the same remaining maturities.

DEPOSIT LIABILITIES: The fair value of demand deposits, including interest and non-interest checking, passbook savings and certain types of money market accounts, are assumed to be equal to the amount payable on demand at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates with similar remaining maturities.

OTHER BORROWINGS: The carrying amounts of other borrowings approximate their fair values.

LONG-TERM BORROWINGS: The fair value of long-term borrowings was estimated using discounted cash flow calculation that applies current rates to remaining maturities.

COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT: The carrying values of these financial instruments are based on fees charged to enter into the agreements and approximate their fair values. The carrying values are insignificant to the Bank's balance sheet and have been included in the carrying values of loans and other assets for commitments and standby letters of credit, respectively.

The estimated fair values of the Bank's financial instruments at December 31 are as follows:

                                                      1996                                        1995
                                       --------------------------------         -------------------------------------
                                                            ESTIMATED                                  ESTIMATED
                                         CARRYING             FAIR              CARRYING                  FAIR
                                          AMOUNT              VALUE             AMOUNT                   VALUE
                                       ------------       -------------         --------------         --------------
Financial assets:
  Cash and cash equivalents.........   $  8,550,254         $  8,550,254        $  7,319,156            $  7,139,156
  Investment securities.............     25,841,323           25,796,264          24,239,450              24,254,660
  Loans held for sale...............        176,089              192,378           1,071,150               1,181,060
  Loans, net of allowance for
    loan losses.....................     46,062,445           46,278,220          40,097,848              40,199,279
Financial liabilities:
  Deposits..........................     70,106,370           70,232,265          70,242,378              70,485,137
  FHLB borrowing....................      3,950,705            3,945,072                  --                      --
  Other borrowings..................        275,317              275,317              76,527                  76,527

       The fair value estimates consider relevant market information when available. Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are determined judgmentally and consider various factors, including current economic conditions and risk characteristics of certain financial instruments. Changes in factors, or the weight assumed for the various factors, could significantly affect the estimated values.

       The fair estimates are presented for existing on- and off-balance sheet financial instruments without attempting to estimate the value of the Bank's long-term relationships with depositors and the benefit that results from the low cost funding provided by deposit liabilities. In addition, significant assets which were not considered financial instruments and were, therefore, not a part of the fair value estimates include excess loan servicing rights, deferred taxes, and premises and equipment.

                           FIRST BANK OF WEST HARTFORD

NOTE Q -- SUBSEQUENT EVENTS (UNAUDITED)

       On February 25, 1997, the Bank announced the signing of a definitive agreement under which the Bank will be acquired by New England Community Bancorp
(NECB) in a tax-free stock-for-stock transaction. NECB is the holding company for New England Bank & Trust Company and Equity Bank. First Bank of West Hartford will be merged into New England Bank & Trust Company.

       Under terms of the agreement, shareholders of First Bank of West Hartford will receive 0.62 shares of NECB common stock for each share of First Bank of West Hartford common stock they own. Under certain circumstances, First Bank of West Hartford has the right to terminate the agreement if the price of NECB's common stock should fall below $12.80 per share unless NECB agrees to adjust the exchange ratio.

       Based upon NECB's closing price per share of $16.75 on February 24, 1997, the proposed merger has a transaction value of $10.39 per share of First Bank of West Hartford stock, or an aggregate value of $17.1 million. The purchase price is approximately 185% of the Bank's book value as of December 31, 1996 and 13.9 time the Bank's earnings for 1996. The transaction is subject to the approval by shareholders of both the Bank and NECB as well as various regulatory agencies. It is anticipated that the transaction will close by July, 1997 and will be accounted for by the pooling-of-interest method of accounting.

                      QUARTERLY FINANCIAL DATA (UNAUDITED)

The following is a summary of the quarterly results of operations:

                                                                                FISCAL YEAR 1996, QUARTER ENDED

                                             MARCH 31                        JUNE 30                 SEPTEMBER 30        DECEMBER 31
                                            ----------                      --------                 ------------       ------------
Interest Income.................            $1,482,106                     $1,526,230                  $1,608,338         $1,604,681
Interest Expense................               522,353                        518,490                     523,838            527,140
                                            -----------                    ----------                  ----------         ----------
  Net Interest Income...........               959,753                      1,007,740                   1,084,500          1,077,541
Provision for Loan Losses.......                75,000                         30,000                      30,000            220,000
Other Income....................               221,093                        321,133                     252,892            243,050
Other Expenses..................               837,943                        927,174                     781,421            715,993
Income Tax Expense (Benefit)....                20,277                         66,100                     156,600             81,500
                                           -----------                     ----------                  ----------         ----------
Net Income (Loss)...............           $   247,626                     $  305,599                  $  369,371         $  303,098
                                           ===========                     ===========                 ==========         ==========



                                                                                     FISCAL YEAR 1995, QUARTER ENDED

                                             MARCH 31                        JUNE 30                 SEPTEMBER 30        DECEMBER 31
                                           -----------                     ----------                 -------------     ------------
Interest Income.................           $ 1,433,517                     $1,439,309                  $1,464,900        $1,469,034
Interest Expense................               427,047                        471,810                     935,906           920,973
                                           -----------                     ----------                  ----------        ---------
  Net Interest Income...........             1,006,470                        967,499                     528,994           548,061
Provision for Loan Losses.......               220,000                        130,000                     100,000            50,000
Other Income....................               147,645                        197,697                     159,387           146,997
Other Expenses..................               781,937                        882,801                     803,167           812,806
Income Tax Expense (Benefit)....                   590                        (71,825)                   (598,000)         (339,345)
                                           -----------                     ----------                  ----------        ----------
Net Income (Loss)...............           $   151,588                     $  224,220                  $  383,214        $  171,597
                                           ===========                     ==========                  ==========        ==========

This statement has not been reviewed by, or confirmed for accuracy or relevance, by the Federal Deposit Insurance Corporation.

                                                                     APPENDIX A


                      PLAN AND AGREEMENT OF REORGANIZATION


                                  By and Among


                       New England Community Bancorp, Inc.


                                       and


                        New England Bank & Trust Company


                                       and


                           First Bank of West Hartford




                       ----------------------------------


                          Dated as of February 25, 1997


                       ----------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1--THE REORGANIZATION.............................................   A-1
       1.01.      The Reorganization......................................   A-1
       1.02.      Effective Time..........................................   A-1
       1.03.      Effect of the Reorganization............................   A-1
       1.04.      Conversion of First Bank Common Stock...................   A-2
       1.05       Dissenters' Rights......................................   A-2
       1.06.      Converting Stock Options................................   A-2
       1.07.      Other Matters...........................................   A-3
       1.08.      Directors...............................................   A-3
       1.09.      Accountholder Accounts..................................   A-3
       1.10.      Tax Consequences........................................   A-3
       1.11.      Certain Agreements......................................   A-3

ARTICLE II--EXCHANGE OF SHARES............................................   A-3
       2.01.      The Company to Make Reorganization Consideration
                    Available ............................................   A-3
       2.02.      Exchange of Shares......................................   A-4

ARTICLE III--REPRESENTATIONS AND WARRANTIES OF FIRST BANK.................   A-5
       3.01.      Corporate Organization..................................   A-5
       3.02.      Capitalization..........................................   A-5
       3.03.      Authority; No Violation.................................   A-5
       3.04.      Consents and Approvals..................................   A-6
       3.05.      Financial Statements....................................   A-6
       3.06.      Absence of Undisclosed Liabilities......................   A-6
       3.07.      Absence of Certain Changes or Events....................   A-6
       3.08.      Loan Portfolio..........................................   A-8
       3.09.      Investments.............................................   A-8
       3.10.      Title to Properties.....................................   A-9
       3.11.      Leases..................................................   A-9
       3.12.      Trademarks; Trade Names.................................   A-9
       3.13.      Legal Proceedings.......................................   A-9
       3.14.      Compliance with Applicable Laws.........................   A-9
       3.15.      Absence of Questionable Payments........................  A-10
       3.16.      Taxes...................................................  A-10
       3.17.      Employee Benefit and Other Plans........................  A-10
       3.18.      Contracts and Commitments; No Defaults..................  A-10
       3.19.      First Bank Reports......................................  A-12
       3.20.      Environmental Matters...................................  A-12
       3.21.      First Bank Information..................................  A-12
       3.22.      Insurance...............................................  A-12
       3.23.      Powers of Attorney; Guarantees..........................  A-12
       3.24.      Broker's Fees...........................................  A-12
       3.25.      Agreements with Regulatory Agencies.....................  A-12
       3.26.      Material Interests of Certain Persons...................  A-13

ARTICLE IV--REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................  A-13
       4.01.      Corporate Organization..................................  A-13
       4.02.      Capitalization..........................................  A-13
       4.03.      Authority; No Violation.................................  A-14
       4.04.      Consents and Approvals..................................  A-14
       4.05.      Financial Statements....................................  A-14
       4.06.      Broker's Fees...........................................  A-15
       4.07.      Absence of Certain Changes or Events....................  A-15
       4.08.      Legal Proceedings.......................................  A-15

                                                                            Page
                                                                            ----
       4.09.      SEC Reports.............................................  A-16
       4.10.      Company Information.....................................  A-16
       4.11.      Compliance with Applicable Law..........................  A-16
       4.12.      Absence of Questionable Payments........................  A-16
       4.13.      Taxes...................................................  A-16
       4.14.      Employee Benefit and Other Plans........................  A-17
       4.15.      No Defaults.............................................  A-17
       4.16.      Agreements with Regulatory Agencies.....................  A-17
       4.17.      Regulatory Approvals....................................  A-17
       4.18.      Environmental Matters...................................  A-17

ARTICLE V--COVENANTS RELATING TO CONDUCT OF BUSINESS......................  A-18
       5.01.      Covenants of First Bank.................................  A-18
       5.02.      Covenants of the Company................................  A-19

ARTICLE VI--ADDITIONAL AGREEMENTS.........................................  A-20
       6.01.      Regulatory Matters......................................  A-20
       6.02.      Access to Information...................................  A-21
       6.03.      Shareholder Approvals...................................  A-21
       6.04.      Legal Conditions to Reorganization......................  A-22
       6.05.      Affiliates..............................................  A-22
       6.06.      Stock Listing...........................................  A-22
       6.07.      Employee Matters........................................  A-22
       6.08.      Financial Statements....................................  A-22
       6.09.      Additional Agreements...................................  A-22
       6.10.      Disclosure Supplements..................................  A-23
       6.11.      Current Information.....................................  A-23
       6.12.      Environmental Assessment................................  A-23
       6.13.      Public Announcements....................................  A-23

ARTICLE VII--CONDITIONS PRECEDENT.........................................  A-24
       7.01.      Conditions to Each Party's Obligations Under This
                    Agreement. ...........................................  A-24
       7.02.      Conditions to the Obligations of the Company Under This
                    Agreement.............................................  A-24
       7.03.      Conditions to the Obligations of First Bank Under This
                    Agreement.............................................  A-26

ARTICLE VIII--CLOSING...................................................... A-27
       8.01.      Time and Place..........................................  A-27
       8.02.      Deliveries at the Closing...............................  A-27

ARTICLE IX--TERMINATION AND AMENDMENT...................................... A-27
       9.01.      Termination.............................................  A-27
       9.02.      Effect of Termination...................................  A-28
       9.03.      Amendment...............................................  A-28
       9.04.      Extension; Waiver.......................................  A-29

ARTICLE X--MISCELLANEOUS................................................... A-29
       10.01.     Expenses................................................  A-29
       10.02.     Fees and Expenses Under Certain Circumstances...........  A-29
       10.03.     Non-Survival of Representations and Warranties..........  A-30
       10.04.     Indemnification and Directors' and Officers' Insurance..  A-30
       10.05.     Notification of Certain Matters.........................  A-30
       10.06.     Notices.................................................  A-31
       10.07.     Parties in Interest.....................................  A-31
       10.08.     Complete Agreement......................................  A-31
       10.09.     Counterparts............................................  A-31
       10.10.     Governing Law...........................................  A-31
       10.11.     Headings................................................  A-32

                      PLAN AND AGREEMENT OF REORGANIZATION

       PLAN AND AGREEMENT OF REORGANIZATION, dated as of February 25, 1997, by and among New England Community Bancorp, Inc., a Delaware corporation (the "Company"), New England Bank & Trust Company, a Connecticut-chartered commercial bank and a wholly-owned subsidiary of the Company (the "Bank"), and First Bank of West Hartford, a Connecticut-chartered commercial bank ("First Bank").

       WHEREAS, the Boards of Directors of the Company, the Bank and First Bank have determined that it is in the best interests of their respective institutions and shareholders to consummate the business combination transaction provided for herein in which First Bank will, subject to the terms and conditions set forth herein, merge with and into the Bank, with the Bank being the surviving corporation in the Reorganization (the "Reorganization"); and

       WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Reorganization and also to prescribe certain conditions to the Reorganization.

       NOW,    THEREFORE,    in   consideration   of   the   mutual   covenants,
representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE I
                               THE REORGANIZATION

       1.01. The Reorganization. In accordance with the provisions of this Agreement and of the banking laws of Connecticut, including Section 36a-125 of the Connecticut General Statutes ("C.G.S."), at the Effective Time as defined by
Section 1.02, First Bank shall be merged with and into the Bank, the separate corporate existence of First Bank shall cease, and the Bank shall continue its corporate existence as the resulting corporation in the Reorganization (the "Resulting Corporation") as a Connecticut-chartered commercial bank under the name "New England Bank & Trust Company" with all of the powers provided to such banks under the laws of the State of Connecticut. Also at the Effective Time, all the outstanding shares of common stock, $0.01 par value, of First Bank ("First Bank Common Stock") (except for (i) shares held by First Bank as treasury shares, (ii) shares owned by any direct or indirect subsidiary of First Bank, (iii) shares held by the Company or the Bank other than in a fiduciary or trust capacity for the benefit of third parties, and (iv) shares as to which dissenters' rights have been perfected) will be converted into the right to receive consideration in shares of the Class A common stock, $.l0 par value, of the Company ("Company Common Stock"), without interest, in the manner specified in Section 1.04 and Article II hereof, and each outstanding share of common stock, $5.00 par value, of the Bank ("Bank Common Stock") and Company Common Stock, respectively, shall remain outstanding and continue to be one fully paid and nonassessable share of Common Stock of the Resulting Corporation and of the Company, respectively.

       1.02. Effective Time. The Reorganization shall become effective upon the filing with the Secretary of State of the State of Connecticut (the "Secretary") of a copy of this Agreement certified by the Banking Commissioner of the State of Connecticut (the "Commissioner"), along with the Commissioner's approval of the Reorganization.

       1.03. Effect of the Reorganization. At and after the Effective Time and by virtue of the Reorganization, the Resulting Corporation shall possess all the rights, privileges, powers and franchises of First Bank and the entire assets, business and franchises of First Bank shall be vested in the Resulting Corporation without any deed or transfer, provided the parties may execute such deeds or instruments of conveyance as may be convenient to confirm the same. The Resulting Corporation shall assume and be liable for all debts, accounts, undertakings, contractual obligations and liabilities of First Bank and shall exercise and be subject to all the duties, relations, obligations, and trusts of First Bank, whether as debtor, depository, registrar, transfer agent, executor, administrator, trustee or otherwise, and shall be liable to pay and discharge all such debts and liabilities, to perform such duties and to administer all such trusts in the same manner and to the same extent as if the Resulting Corporation had itself incurred the obligation or liability or assumed the duty, relation or trust, and all rights of creditors and all liens upon the property of First Bank shall be preserved unimpaired and the Resulting Corporation shall be entitled to receive, accept, collect, hold and enjoy any and all gifts, bequests, devises, conveyances, trusts and appointments in favor of or in the name of First Bank whether made or created to take effect prior to or after the Reorganization and the same shall inure to and vest in the Resulting Corporation. In addition to the foregoing, the Reorganization shall have such other effects as may be provided under the laws of the State of Connecticut.

       1.04. Conversion of First Bank Common Stock.

              (a) At the Effective Time, each share of First Bank Common Stock issued and outstanding immediately prior to the Effective Time (except for (i) shares held by First Bank as treasury shares, (ii) shares owned by any direct or indirect subsidiary of First Bank, (iii) shares held by the Company, or the Bank, other than in a fiduciary or trust capacity for the benefit of third parties, and (iv) shares as to which dissenters' rights have been perfected) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for Reorganization consideration ("Per Share Reorganization Consideration") consisting of 0.62 shares (the "Exchange Ratio") of Company Common Stock.

              (b) At the Effective Time, all of the shares of First Bank Common Stock converted into Company Common Stock pursuant to Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of First Bank Common Stock shall thereafter represent the right to receive the Per Share Reorganization Consideration into which the share of First Bank Common Stock represented by such Certificate has been converted pursuant to this Section 1.04 and Section 2.02(d) hereof. Certificates previously representing shares of First Bank Common Stock shall be exchanged for certificates representing whole shares of Company Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.02 hereof, without any interest thereon. If prior to the Effective Time the Company should split or combine its common stock, or pay a stock dividend or other distribution in such common stock, then the Exchange Ratio shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

              (c) At the Effective Time, (i) all shares of First Bank Common Stock that are owned by First Bank as treasury shares, (ii) all shares of First Bank Common Stock that are owned directly or indirectly by any subsidiary of First Bank, and (iii) shares of First Bank Common Stock held by the Company or the Bank other than in a fiduciary or trust capacity for the benefit of third parties shall be canceled and shall cease to exist and no stock of the Company or other consideration shall be delivered in exchange therefor.

       1.05. Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, shares of First Bank Common Stock which are issued and outstanding immediately prior to the Effective Time and which are owned by shareholders who: (a) pursuant to applicable law, deliver to First Bank, before the taking of the vote of First Bank's shareholders on the Reorganization, written demand for the appraisal of their shares, if the Reorganization is effected; and (b) whose shares are not voted in favor of the Reorganization, nor consented thereto in writing (the "Dissenting Shares"), shall not be converted into Reorganization consideration as provided in Section 1.04, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their right of appraisal and payment under applicable law. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, First Bank Common Stock of such holder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, Reorganization Consideration determined pursuant to Section 1.04 and Section 2.02(d) hereof.

       1.06. Converting Stock Options. Stock Options (as defined in Section 3.02) which, as of the Effective Time, are outstanding and fully vested and exercisable as to all of the shares of First Bank Common Stock that are subject to such option (including options that become exercisable as a result of the transactions contemplated by this Agreement) (each, a "Vested Stock Option"), shall be converted at the Effective Time into Company Common Stock in accordance with the formula set forth below, to the extent permitted under the First Bank Stock Option Plans (as defined in Section 3.2) and the agreement pursuant to which such Vested Stock Options were granted (each, an "Option Grant Agreement"). Each Vested Stock Option to be so converted is referred to herein as a "Converting Stock Option." If conversion of any Vested Stock Option would not be permitted under the related First Bank Stock Option Plan or Option Grant Agreement without the consent of the optionee affected thereby, First Bank, in consultation with the Company, shall use its reasonable best efforts to obtain the consent of the necessary parties to amend the related First Bank Stock Option Plan or Option Grant Agreement, or both, as necessary to permit such conversion, and to cause Vested Stock Options outstanding as the Effective Time to be Converting Stock Options.

               (i) Each outstanding Converting Stock Option shall be valued on the basis of the Median Pre-Closing Price of Company Common Stock (as defined below) multiplied by the Exchange Ratio and subtracting the stated exercise price for each Converting Stock Option from the product therefrom (the "Option Value"), and

               (ii) Each holder of Converting Stock Options shall receive at the Effective Time, a number of shares of Company Common Stock equal to the aggregate Option Value for all of such holder's Converting Stock Options, divided by the Median Pre-Closing Price of Company Common Stock.

               (iii) Cash shall be paid in lieu of fractional shares, based upon the Median Pre-Closing Price of Company Common Stock.

       The "Median Pre-Closing Price" of Company Common Stock shall mean the Median Price (as hereinafter defined) calculated based upon the Closing Price (as hereinafter defined) of Company Common Stock during the first 20 of the 25 consecutive trading days immediately preceding the date of the Closing. The "Closing Price" shall mean the closing price of Company Common Stock as supplied by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") and published in The Wall Street Journal during the first 20 of the 25 consecutive trading days immediately preceding the date of the Closing. The "Median Price" shall be determined by taking the price half-way between the Closing Prices left after discarding the 9 lowest and 9 highest Closing Prices in the 20 day period. A trading day shall mean a day for which a Closing Price is so supplied and published.

       1.07. Other Matters. At and after the Effective Time: (i) the Resulting Corporation's main office shall continue to be located in Windsor, Connecticut,
(ii) except as provided in Section 1.08 hereof, the Directors and officers of the Bank who are holding office immediately prior to the Effective Time shall continue to be the Resulting Corporation's Directors and officers, (iii) the Certificate of Incorporation and Bylaws of the Bank existing immediately prior to the Effective Time shall continue to be the Certificate of Incorporation and Bylaws of the Resulting Corporation, (iv) the authorized capital stock of the Resulting Corporation at the Effective Time shall consist of 350,000 shares of common stock, $5.00 par value per share, and no shares of preferred stock, as provided in the Certificate of Incorporation of the Bank, and (v) the minimum and maximum number of Directors of the Resulting Corporation shall be as set forth in the Certificate of Incorporation and Bylaws of the Resulting Corporation.

       1.08. Directors. At the Effective Time, the Company shall provide for the election of one First Bank Director, as selected by the Company, to the Board of Directors of the Company and two First Bank Directors, as selected by the Company, to the Board of Directors of the Resulting Corporation. The Company further agrees to nominate said First Bank Directors for re-election at the 1998 Annual Meeting of the shareholders of the Company and of the shareholder of the Resulting Corporation, subject to their continued qualification under the Company's and the Resulting Corporation's general criteria for Directors.

       1.09. Accountholder Accounts. Upon the Effective Time, subject to any contractual provisions in effect between First Bank and its accountholders, the Resulting Corporation shall provide to each accountholder of First Bank, without charge, an account or accounts in the Resulting Corporation which shall be equal in value to the deposit account or accounts held by such accountholder in First Bank at such time. To the extent practicable, but without requiring that the Resulting Corporation establish any new types of accounts, or to change the terms of the types of accounts which the Bank had established prior to the Effective Time, the accounts provided by the Resulting Corporation to the accountholders of First Bank shall be selected from among the types of accounts which were made available by the Bank to its depositors prior to the Effective Time with a view toward ensuring that the accounts provided by the Resulting Corporation to the accountholders of First Bank shall be comparable to the deposit accounts which were held by such accountholders in First Bank prior to the Reorganization

       1.10. Tax Consequences. It is intended that the Reorganization shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a tax-free "plan of reorganization" for the purposes of Section 368 of the Code.

       1.11. Certain Agreements. In order to protect the integrity of this Agreement, as of the date of this Agreement, the Company and certain shareholders of First Bank are entering into agreements (the "Shareholder Agreements") whereby such shareholders agree to take or refrain from certain actions.


                                   ARTICLE II
                               EXCHANGE OF SHARES

       2.01. The Company to Make Reorganization Consideration Available. At or prior to the Effective Time, the Company shall deposit, or shall cause to be deposited, with a bank or trust company selected by the Company (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Company Common Stock sufficient to pay the Reorganization consideration provided for in
Section 1.04 (the"Reorganization Consideration") (such certificates for shares of Company Com-mon Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued and paid pursuant to Section 2.02(a) in exchange for outstanding shares of First Bank Common Stock.

       2.02. Exchange of Shares.

              (a) As soon as practicable after the Effective Time, and in no event later than five business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for Reorganization Consideration into which the shares of First Bank Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificates shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Company Common Stock to which such holder of First Bank Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash payable hereunder or on unpaid dividends and distributions, if any, payable to holders of Certificates.

              (b) At the Effective Time and until so surrendered and exchanged, each such Certificate other than Certificates representing (i) all shares of First Bank Common Stock that are owned by First Bank as treasury shares, (ii) all shares of First Bank Common Stock that are owned directly or indirectly by any subsidiary of First Bank, (iii) shares of First Bank Common Stock held by the Company or the Bank other than in a fiduciary or trust capacity for the benefit of third parties, and (iv) shares of First Bank as to which dissenters' rights have been perfected, shall represent solely the right to receive Reorganization Consideration as provided for in this Agreement. If Reorganization Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate representing shares of First Bank Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of Reorganization Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

              (c) After the Effective Time, there shall be no transfers on the stock transfer books of First Bank of the shares of First Bank Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for Reorganization Consideration as provided in this Article II.

              (d) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Company Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder. In lieu of the issuance of any such fractional share, each former shareholder of First Bank who otherwise would be entitled to receive a fractional share of Company Common Stock shall be entitled to receive an amount in cash determined by multiplying
       (i) the Median  Pre-Closing  Price of Company  Common Stock as defined in
       Section 1.06 hereof by (ii) the fraction of a share of Company Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.04 hereof.

              (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of First Bank for 12 months after the Effective Time shall be paid to the Company. Any shareholders of First Bank who have not theretofore complied with this Article II shall thereafter look only to the Company for payment of Reorganization Consideration deliverable in respect of each share of First Bank Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of the Company, the Bank, First Bank, the Exchange Agent or any other person shall be liable to any former holder of shares of First Bank Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

              (f) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Reorganization Consideration deliverable in respect thereof pursuant to this Agreement.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF FIRST BANK

       First Bank hereby represents and warrants to the Bank and the Company as follows:

       3.01. Corporate Organization.

              (a) First Bank is a state bank and trust company duly organized, validly existing and in good standing under the laws of the State of Connecticut. First Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. First Bank has all necessary federal, state and local banking authorization to own or lease its properties and assets and to carry on its business as it is being conducted. The accounts of depositors of First Bank are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC") in accordance with law and with the regulations of the FDIC and all premiums and assessments required in connection therewith have been paid. The copies of First Bank's Certificate of Incorporation and Bylaws, each certified by its Secretary as of the date of this Agreement, which are being delivered to the Company herewith, are complete and correct copies in effect as of the date of this Agreement. Except as listed on the attached
       Schedule 3.0l(a), First Bank does not have any wholly owned subsidiaries or capital stock or other equity ownership interest in any corporation, partnership or other entity which totals 5% or more of such entity's total equity.

              (b) As used in this Agreement, the word "Subsidiary", when used with respect to any party, means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial purposes. Each such subsidiary of First Bank is wholly owned by First Bank and is duly organized, validly existing and in good standing under the laws of the State of its incorporation and has all corporate power and authority required to own or lease all of its properties and assets and to carry on its business as then conducted. For purposes of this Agreement, all representations and warranties of First Bank pertaining to its business, operations and financial condition shall be deemed to include the business, operations and financial condition of each subsidiary of First Bank.

              (c) First Bank's minute books contains complete and accurate records of all meetings through January 31, 1997, and other corporate actions of its shareholders and its Board of Directors (including committees of its Board of Directors).

       3.02. Capitalization. The authorized capital stock of First Bank consists solely of 4,000,000 shares of common stock, $0.01 par value ("First Bank Common Stock"). As of the date of this Agreement, there were 1,541,593 shares of First Bank Common Stock issued and outstanding, no shares held in First Bank's treasury and 141,800 shares reserved for issuance upon exercise of outstanding stock options (the "Stock Options") pursuant to the 1994 Directors' Stock Option Plan and the 1994 Officers' and Employees' Stock Option Plan (the "First Bank Stock Option Plans"). All issued and outstanding shares of First Bank Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as provided in this Section 3.02, First Bank does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of First Bank capital stock or any security representing the right to purchase or otherwise receive any capital stock of First Bank. None of the shares of capital stock of First Bank has been issued in violation of the preemptive rights of any person. Except as provided for in this Agreement, there are no agreements of record or of which First Bank is aware among any of the First Bank shareholders relating to rights to own, vote or dispose of First Bank Common Stock.

       3.03. Authority; No Violation.

              (a) First Bank has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by First Bank and the consummation by First Bank of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of First Bank and a certified copy of the Board resolution reflecting such approval is attached hereto as Schedule 3.03(a). The Board of Directors of First Bank has directed that this Agreement and the transactions contemplated hereby be submitted to First Bank's shareholders for consideration at a meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of First Bank's shareholders, no other corporate proceedings on the part of First Bank are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by First Bank and (assuming adoption of the Agreement by the requisite vote of First Bank's shareholders and the due authorization, execution and delivery by the Bank and the Company, and also subject to the receipt of the requisite regulatory approvals) constitutes a valid and binding obligation of First Bank, enforceable against First Bank in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

              (b) Neither the execution and delivery of this Agreement by First Bank, nor the consummation by First Bank of the transactions contemplated hereby, nor compliance by First Bank with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of First Bank or (ii) assuming that the consents and approvals referred to in Section 3.04 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First Bank, or (y) violate, result in a breach of any provision of, constitute a default under, or result in the creation of any material lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of First Bank under any of the terms, conditions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which First Bank is a party, or by which it or any of its properties or assets may be bound or affected.

       3.04. Consents and Approvals. Except for consents, approvals, filings or registrations which may be required of or with the Commissioner, the FDIC, any other applicable governmental authorities and the shareholders of First Bank, no consents or approvals of or filings or registrations with any third party or any public body or authority are necessary in connection with (a) the execution and delivery by First Bank of this Agreement or (b) the consummation of the Reorganization and the other transactions contemplated hereby, insofar as they relate to any actions required of First Bank.

       3.05. Financial Statements. First Bank has previously delivered to the Company accurate and complete copies of (a) the balance sheets of First Bank as of December 31 of each of the four fiscal years 1993 through 1995, inclusive, and the related statements of operations, statements of shareholders' equity, and statements of cash flows for the periods then ended, in each case accompanied by the report of First Bank's independent certified public accountants, (b) all management letters from such accountants delivered to First Bank since January 1, 1993, and (c) the unaudited balance sheet of First Bank as of December 31, 1996 and the related unaudited statements of operations, statements of shareholders' equity, and statements of cash flows for the twelve month period then ended. Within 30 days of the date of this Agreement, First Bank will deliver to the Company the audited financial statements of First Bank as of and for the year ended December 31, 1995. Each of the financial statements referenced above ("Financial Statements") has been and will be prepared in accordance with generally accepted accounting principles applied on a basis consistent with other periods, except as otherwise noted therein or in notes thereto, and fairly presents in all material respects the financial condition or income of First Bank as at the date thereof and for the period covered thereby. Except as and to the extent reflected or reserved in the balance sheets included in the Financial Statements or notes thereto, First Bank did not have, as of the dates of such balance sheets, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in balance sheets or notes thereto prepared in accordance with generally accepted accounting principles ("GAAP"). The books and records of First Bank have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only valid transactions.

       3.06. Absence of Undisclosed Liabilities. Except for the transactions contemplated by this Agreement, First Bank has not incurred any liability (contingent or otherwise) that is material to First Bank or that, when combined with all similar liabilities, would be material to First Bank, except as disclosed in the notes to First Bank's December 31, 1996 balance sheet, and except for commitments and contingencies incurred in the ordinary course of business.

       3.07. Absence of Certain Changes or Events.

              (a) Except as set forth in Schedule 3.07(a) or elsewhere in the Schedules delivered by First Bank, since December 31, 1996, there has not been:

                     (1) any material adverse change in the business, operations, properties, assets or financial condition of First Bank and no fact or condition exists which First Bank believes will cause such a material adverse change in the future,

                     (2) any loss (for purposes of this  subsection  3.07(a)(2),
              "loss" shall not mean a loan loss), damage, destruction or other casualty materially and adversely affecting any of the significant properties, assets or business of First Bank (whether or not covered by insurance);

                     (3) any increase in the compensation  payable by First Bank to any of its employees whose total compensation after such increase was in excess of $50,000 per annum, or to any of its Directors, officers, agents, consultants, or any bonus, service award or other like benefit granted, made or accrued to the credit of any such Director, officer, agent, consultant or employee, or any welfare, pension, retirement, severance or similar payment or arrangement made or agreed to by First Bank for the benefit of any such Director, officer, agent, consultant or employee;

                     (4) any change in any method of  accounting  or  accounting practice of First Bank;

                     (5) any rescheduling or moratorium on payments,  or writing off as uncollectible of any individual loan in excess of $10,000, or loans in the aggregate in excess of $50,000, or any portion thereof; or

                     (6) any agreement or  understanding,  whether in writing or otherwise, of First Bank to do any of the foregoing.

              (b) Except as set forth in Schedule 3.07(b) since December 31, 1996, First Bank has not:

                     (1) issued or sold any promissory  notes,  stock,  bonds or other corporate securities of which it is the issuer;

                     (2) discharged or satisfied any lien or encumbrance or paid or satisfied any obligation or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) in an amount greater than $25,000, other than current liabilities shown on the December 31, 1996 balance sheet (the "1996 Balance Sheet") and current liabilities incurred since December 31, 1996 in the ordinary course of business;

                     (3) declared, paid or set aside for payment any dividend or other distribution (whether in cash, stock or property) in respect of its capital stock;

                     (4) split, combined or reclassified any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or other securities;

                     (5) sold, assigned, or transferred any of its assets (real, personal or mixed, tangible or intangible), canceled any debts or claims or waived any rights of substantial value, except, in each case, in the ordinary course of business;

                     (6) sold,  assigned,  transferred or permitted to lapse any patents, trademarks, trade names, copyrights or other similar assets, including applications or licenses therefor;

                     (7) paid any amounts or  incurred  any  liability  to or in respect of, or sold any properties or assets (real, personal or mixed, tangible or intangible) to, or engaged in any transaction or entered into any agreement or arrangement with, any corporation or business in which First Bank or any of its officers or Directors, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of any such person, has any direct or indirect interest;

                     (8) entered into or amended any collective bargaining agreement or suffered any material strike, work stoppage, slow down, or other labor disturbance;

                     (9) amended its Certificate or Incorporation or Bylaws,  or any provision thereof, or proposed any such amendment;

                     (10) borrowed or agreed to borrow any funds or incurred, or become subject to, any obligation or liability (absolute or contingent), except for borrowings from the Federal Home Loan Bank of Boston or other borrowings in the ordinary course of business;

                     (11) waived any rights of value which in the  aggregate are material considering the business of First Bank taken as a whole;

                     (12) except in the  ordinary  course of  business,  made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination would have a material adverse effect on First Bank, or its business or operations taken as a whole;

                     (13) made any material investment or commitment therefor in any person, corporation, association, partnership, joint venture or other entity;

                     (14) permitted the occurrence of any change or event within its control which would render any of its representations and warranties contained herein untrue in any material respect at and as of the Effective Time;

                     (15) incurred any liability that has had, or to the knowledge of First Bank, any liability that could reasonably be expected to have, a material adverse effect on First Bank, or its business or operations taken as a whole; or

                     (16) entered into any other  transaction  other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement.

       3.08. Loan Portfolio. Except as set forth in Schedule 3.08, all evidences of indebtedness reflected as assets of First Bank in First Bank's Financial Statements are in all respects binding obligations of the respective primary obligors named therein and no material amount thereof is subject to any defenses known to First Bank which may be asserted against First Bank. Except as set forth on Schedule 3.08, First Bank has delivered to the Company a true and complete list in all material respects and brief description of all real property in which First Bank has an interest as creditor or mortgagee securing an amount or amounts greater than $250,000 to one borrower, or a series of related borrowers. Except as set forth in such list, First Bank has no loans reflected as assets in such Financial Statements which have principal balances in excess of $25,000, except for fully secured mortgage loans. For the purposes hereof, "default" shall include but not be limited to a failure of an obligor to make any payments with respect to any loans for 30 days or more past the due date for such payment. Schedule 3.08 sets forth all of the loans in the original principal amount in excess of $100,000 of First Bank that as of the date of this Agreement are classified by First Bank as "Special Mention," "Substandard," "Doubtful," "Loss" or "Classified," together with the aggregate principal amount of and accrued and unpaid interest on such loans by category. Except for normal examinations conducted by (i) the FDIC, and (ii) the Commissioner, in the regular course of the business of First Bank, and except for the Stipulation and Consent to the Issuance of an Order to Cease and Desist, now terminated, issued by the FDIC and consented to by the Commissioner, which became effective January 25, 1992, and the Resolutions adopted by the Board of Directors of First Bank on September 27, 1995, no agency has initiated any proceeding into the business or operations of First Bank since December 31, 1992. The amount established by First Bank as a reserve for loan losses on the date hereof is sufficient in all material respects to cover losses in First Bank's loan portfolio as it now exists.

       3.09. Investments.

              (a) Except as set forth in Schedule 3.09, First Bank has no subsidiaries other than as listed on Schedule 3.01(a) and no equity interest or other investment, direct or indirect, in any corporation, partnership, joint venture or other entity other than interests that have been pledged to First Bank as collateral for loans or obligations made by First Bank in the ordinary course of its lending business. To the extent any such interest has been foreclosed or otherwise thereafter become owned by First Bank, no filing with any regulatory authority is necessary.

              (b) Except as disclosed in the notes to First Bank's December 31, 1996 balance sheet and on Schedule 3.09 and except for pledges to secure public funds or for other purposes required by law, none of the investments reflected under the heading "Investment Securities" in First Bank's 1996 Balance Sheet which are owned by First Bank at the Effective Time and none of the investments made by First Bank since December 31, 1996 are subject to any investment or other restriction, whether contractual or statutory, which materially impairs the ability of the holder freely to dispose thereof in the open market at any time.

              (c)  Schedule  3.09  sets  forth the book and  market  value as of
       December  31,  1996  of  the  investment   securities,   mortgage  backed
       securities and securities held for sale of First Bank.

       3.10. Title to Properties. Except as set forth in Schedule 3.10, First Bank has good, valid and marketable title to (a) all its owned real properties, and (b) all other properties and assets reflected in the 1996 Balance Sheet or acquired since December 31, 1996, other than any of such properties or assets which have been sold or otherwise disposed of since December 31, 1996 in the ordinary course of business and consistent with past practice. Except as set forth in Schedule 3.10, and except for First Bank's loans which are described in
Section 3.08 all of such properties and assets are free and clear of title defects and obligations, mortgages, pledges, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, including, without limitation, leases, options to purchase, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of owned real property, subject to any easements, building use restrictions, exceptions, reservations or limitations of any nature whatsoever except those having no material adverse effect upon the operations of First Bank or which would involve no material expense to correct or remove. All personal property material to the business, operations or financial condition of First Bank, and all buildings, structures and fixtures used by First Bank in the conduct of its business, are in good operating condition and have been properly maintained. Except as set forth in Schedule 3.10, First Bank has not received any notification of any violation (which has not been cured) of any building, zoning or other law, ordinance or regulation in respect of such property or structures or First Bank's use thereof.

       3.11. Leases. First Bank owns no real property used in the operation of its business, except as listed in Schedule 3.11, and First Bank has delivered to the Company an accurate and complete list of all leases pursuant to which First Bank, as lessee, leases real or personal property, including, without limitation, all leases of computer or computer services and all arrangements for time-sharing or other data processing services, describing for each lease First Bank's financial obligations under such lease, its expiration date and renewal terms. Except as set forth in Schedule 3.11, (a) all such leases are valid and binding and are enforceable in accordance with their terms, and (b) there exists on the part of First Bank no event of default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event or condition would become a default under any such lease.

       3.12. Trademarks; Trade Names. To the best knowledge of First Bank, set forth in Schedule 3.12 is an accurate and complete list and brief description of all trademarks (either registered or common law), trade names and copyrights (and all applications and licenses therefor) owned by First Bank or in which it has any interest. First Bank owns, or has the right to use, all trademarks, trade names and copyrights used in or necessary for the ordinary conduct of its existing business as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth in Schedule 3.12, no claims are pending by any person for the use of any trademarks, trade names or copyrights or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, nor, to the best knowledge of First Bank, is there any valid basis for any such claim, challenge or question, and use of such trademarks, trade names and copyrights by First Bank does not infringe on the rights of any person.

       3.13. Legal Proceedings. Except as set forth in the attached Schedule 3.13, First Bank is not a party to any, and there are no pending or, to the best knowledge of First Bank's management, threatened legal, administrative, arbitration or other proceedings, claims, actions, suits or governmental investigations of any nature involving, affecting or relating to First Bank other than such matters arising in the ordinary course of First Bank's business which, individually and in the aggregate, are not material, or challenging the validity or propriety of the transactions contemplated in this Agreement; and there is not known to First Bank any reasonable basis for any such proceedings, claim, action or governmental investigation. First Bank is not a party to any order, judgment or decree which will, or might reasonably be expected to, affect its business, operations, properties, assets, financial condition, prospects or results of operations or its ability to acquire any property or conduct business in any area in which it presently does business.

       3.14. Compliance with Applicable Laws. First Bank holds, and has at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to all, and has complied in all materials respects with and is not in default in any material respect under, any applicable law, statute, order, rule, regulation, policy or guideline of any federal, state or local governmental authority relating to it, and which may materially affect the business, operations, or financial condition of First Bank, and has not received notice of violation of, and does not know of any violations of, any of the above. To the best knowledge of First Bank, no suspension or cancellation of any material license, franchise, permit or authorization is threatened.

       3.15. Absence of Questionable Payments. First Bank has not, nor has any Director, officer, agent, employee, consultant or other person associated with, or acting on behalf of, First Bank, (a) used any First Bank corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (b) made any direct or indirect unlawful payments to government officials from any First Bank corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from First Bank.

       3.16. Taxes. First Bank properly and accurately completed and duly filed in correct form all federal, state and local information and tax returns required to be filed by it (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all taxes and other charges which have been incurred or are due or claimed to be due from it by federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls). The amounts set up as reserves for taxes on the 1996 Balance Sheet are, to the best of First Bank's knowledge, sufficient in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon and including reserves for local real estate or other property taxes in an amount which is at least as great as the amount of such taxes paid in any prior year), whether or not disputed, accrued or applicable for the period ended December 31, 1996 or for any year or period prior thereto, and for which First Bank may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity. The federal and state income tax returns of First Bank have never been examined by the Internal Revenue Service.

       To the best of First Bank's knowledge, there are no pending questions relating to, or claims asserted for, taxes or assessments upon First Bank nor has First Bank been requested to give any waivers extending the statutory period of limitation applicable to any federal, state or local income tax return for any period. Proper and accurate amounts have been withheld by First Bank from its employees for all prior periods in compliance with the tax withholding provisions of applicable federal, state and local laws; federal, state and local returns, accurate and complete in all material respects, have been filed by First Bank for all periods for which returns were due with respect to income tax withholding, Social Security, property, sales, retirement plan and unemployment taxes; and the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by First Bank in its financial statements as of December 31, 1996.

       3.17. Employee Benefit and Other Plans. Except as set forth in Schedule 3.17, First Bank neither maintains nor contributes to any "employee pension benefit plan" or "employee welfare benefit plan," as such terms are defined in
Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). With respect to any such plan listed on Schedule 3.17, First Bank is in compliance with, and such plans comply with, ERISA. In this connection, (i) no "reportable event" has occurred and is continuing with respect to any such plans; (ii) the statements of assets and liabilities of such plans as of the close of the most recent plan year for which financial statements are available, and the statements of changes in fund balance and in financial position, or the statements of changes in net assets available for each plan's benefits, for the plan year then ended, fairly present the financial condition of such plan for such plan year; (iii) except as disclosed in the annual reports of the plans, no "prohibited transaction" (as defined in Section 406 of ERISA) resulting in material liability of First Bank has occurred with respect to the plans; (iv) no breach of fiduciary responsibility under Part 4 of Title I of ERISA resulting in material liability of First Bank has occurred with respect to the plans; (v) all contributions required to be made to the plans have been made; (vi) no waiver of the minimum funding standards under ERISA or the Code is in effect or has been applied for with respect to the plans; (vii) as of the latest valuation date, the present value of the assets of First Bank's plans listed on the attached
Schedule 3.17 which are subject to Title IV of ERISA (other than "Multiemployer Plans," as defined in Section 3 of ERISA), exceeds the present value of all vested accrued benefits under such plans, based upon actuarial assumptions currently utilized for such plans; (viii) First Bank does not currently maintain or contribute to a Multiemployer Plan; (ix) each of First Bank's plans listed on the attached Schedule 3.17 which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified to the extent required under current law, and First Bank is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan; and (x) no liability under Title IV of ERISA has been incurred by First Bank that has not been satisfied in full.

       3.18. Contracts and Commitments; No Defaults.

              (a) Set forth in or attached to Schedule 3.18 are true and correct copies of the following documents or summary descriptions of the following information relating to First Bank:

                     (1) subject to applicable law, any bank  regulatory  agency reports or other communication relating to the examination of First Bank which have been made available to First Bank;

                     (2) the name of each  bank  with  which  First  Bank has an account or safekeeping or custodial arrangement or correspondent relationship and the names of all persons who are authorized with respect thereto;

                     (3) all mortgages,  indentures,  promissory notes, deeds of trust, loan or credit agreements or similar instruments under which First Bank is indebted in an amount greater than $100,000 for borrowed money or the price of purchased property, accompanied by copies thereof including all amendments or modifications of any thereof;

                     (4) any loans or other  credit  arrangements  by First Bank to, with or for the benefit of any holder of 5% or more of First Bank Common Stock, any of First Bank's Directors or officers, or, to the best of First Bank's knowledge, any members of the immediate families of any of such persons or any corporation, firm or other entity in which any of such Directors or officers has a financial interest; and

                     (5) any pending  application,  including  any  documents or materials relating thereto, which has been filed by First Bank with any bank regulatory authority in order to obtain the approval of such bank regulatory authority for the establishment of a new branch bank or for any other purpose.

              (b) Except as set forth in Schedule 3.18, First Bank is not a party to or bound by, nor have any bids or proposals been made by or to First Bank with respect to, any written or oral, express or, to the best of First Bank's knowledge, implied:

                     (1) contract relating to the matters referred to in paragraph (a) above;

                     (2) contract with or arrangement  for Directors,  officers, employees, former employees, agents or consultants with respect to salaries, bonuses, percentage compensation, pensions, deferred compensation or retirement payments, or any profit sharing, stock option, stock purchase or other employee benefit plan or arrangement;

                     (3) collective bargaining or union contract or agreement;

                     (4) contract,  commitment or arrangement  for the borrowing of money or for obtaining a line of credit (except for federal funds purchases and FHLB advances);

                     (5) contract or agreement for the future  purchase by it of any materials, equipment, services, or supplies, which continues for a period of more than 12 months (including periods covered by any option to renew by either party), or which provides for a price in excess of the prevailing market price or is in excess of normal operating requirements over its remaining term;

                     (6) contract containing  covenants  purporting to limit its freedom to compete;

                     (7)   contract   or   commitment   for   the   acquisition,
              construction or refurbishment of any owned real property, branch or significant equipment;

                     (8) contract or commitment upon which its total business is substantially dependent;

                     (9) contract or commitment to which present or former Directors or officers of First Bank or any of their "affiliates" or "associates" (as such terms are defined in the rules and regulations promulgated under the Securities Act) are parties;

                     (10) agreement or arrangement  for the sale of any of First
              Bank stock, tangible assets, or rights or for the grant of any preferential rights to purchase any of First Bank stock, tangible assets, or rights or which requires the consent of any third party to the transfer and assignment of any of First Bank stock, significant tangible assets, or rights; or

                     (11) contract, agreement, arrangement or commitment not elsewhere specifically disclosed pursuant to this Agreement, involving the payment or receipt by First Bank of more than $50,000.

              (c) First Bank has not committed a default with respect to any material contract, agreement or commitment to which it is a party, and First Bank has not received notice of any such default, nor has First Bank knowledge of any facts or circumstances which would reasonably indicate that First Bank will be or may be in such default under any such contract, agreement, arrangement, commitment or other instrument subsequent to the date hereof.

       3.19. First Bank Reports. First Bank has previously delivered or will deliver to, or made or will make available for inspection by, the Company an accurate and complete copy of each final offering circular, registration statement, prospectus, report and definitive proxy statement filed by First Bank with the FDIC, pursuant to the Exchange Act since January 1, 1992, and each communication concerning the financial condition of First Bank mailed by First Bank to its shareholders or its depositors since January 1, 1993, and each annual report on Form F-2 for and since the year ended December 31, 1993, if any. The most recently mailed offering circular, report, communication and proxy statement did not contain, and no other such offering circular, report, proxy statement or communication has contained, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

       3.20. Environmental Matters. Except as set forth in Schedule 3.20:

              (a) First Bank is in compliance, and has in the last three years been in compliance, with all applicable laws, rules, regulations, standards and requirements adopted or enforced by the United States Environmental Protection Agency (the "EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment, except where such noncompliance or violations could not reasonably be expected to have a material adverse effect on First Bank taken as a whole; and

              (b) There is no suit, claim, action or proceeding pending before any court or governmental entity (and, to the best of First Bank's knowledge, no basis exists for the assertion or commencement thereof) in which First Bank has been named as a defendant (x) for alleged noncompliance with any environmental law, rule or regulation or (y) relating to the release into the environment of any Hazardous Material (as hereinafter defined) or oil at or on a site presently or formerly owned, leased, or operated by First Bank or to First Bank's knowledge, on a site with respect to which First Bank has made a commercial real estate loan and has a mortgage or security interest in, except where such noncompliance or release would not have a material adverse effect on First Bank taken as a whole. "Hazardous Material" means any pollutant, contaminant, or hazardous substance under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any similar state law.

       3.21. First Bank Information. No representation or warranty contained in this Agreement, and no statement or information contained in any certificate, list or other writing furnished to the Company by First Bank pursuant to the provisions hereof, including without limitation for inclusion in the S-4 (as defined in Section 6.01(a)) or any regulatory application, filing or report, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. No information material to the Reorganization and which is necessary to make the representations and warranties herein contained not misleading, has been withheld from, or has not been delivered in writing to, the Company.

       3.22. Insurance. Set forth in Schedule 3.22 is an accurate and complete list in all material respects of all policies of insurance, including the amounts thereof, owned by First Bank or in which First Bank is named as the insured party. All such policies are valid, outstanding and enforceable.

       3.23. Powers of Attorney; Guarantees. First Bank does not have any power of attorney outstanding, nor any obligation or liability, either actual, accruing or contingent, as guarantor, surety, co-signer, endorser, co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except for letters of credit issued in the ordinary course of business which are listed in Schedule 3.23.

       3.24. Broker's Fees. Neither First Bank nor any of its officers, Directors or employees has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated herein, except as disclosed in Schedule 3.24.

       3.25.  Agreements  with  Regulatory  Agencies.  Except  as set  forth  in
Schedule 3.25, First Bank is not subject to any cease and desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding (each a "Regulatory Agreement"), with any regulatory agency or other governmental entity that restricts in any material respect the conduct of its business or that relates to its capital adequacy, its credit policies or its management, nor has First Bank been notified by any regulatory agency or other governmental entity that it is considering issuing or requesting any Regulatory Agreement.

       3.26.  Material  Interests  of  Certain  Persons.  Except as set forth in
Schedule 3.26, no officer or Director of First Bank, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or Director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of First Bank that would he required to be disclosed in a proxy statement to shareholders under Form F-5 of the FDIC Act regulations..


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company and Bank hereby represent and warrant to First Bank as follows:

       4.01. Corporate Organization.

              (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Company is duly registered as a bank holding company under the Bank Holding Company Act (the "BHC Act"). The Certificate of Incorporation and Bylaws of the Company, copies of which have previously been made available to First Bank, are true and complete copies of such documents as in effect as of the date of this Agreement. Except for the Bank and The Equity Bank, which is a Connecticut-chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of Connecticut and which became a subsidiary of the Company on November 30, 1995, the Company does not have any wholly-owned subsidiaries or capital stock or other equity ownership interest in any corporation, partnership or other entity which totals 5% or more of such entity's total equity.

              (b) The Bank is a Connecticut-chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of Connecticut. The Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Bank has all necessary federal, state and local banking authorization to own or lease its properties and assets and to carry on its business as it is being conducted. The Bank is a Subsidiary of the Company. The accounts of depositors of the Bank are insured by BIF of the FDIC in accordance with law and with the regulations of the FDIC and all premiums and assessments required in connection therewith have been paid. The copies of the Bank's Certificate of Incorporation and Bylaws, each certified by its Secretary as of the date of this Agreement, which are being delivered to First Bank herewith, are complete and correct copies in effect as of the date of this Agreement. Except as listed on the attached Schedule 4.0l(b), the Bank does not have any wholly-owned subsidiaries or capital stock or other equity ownership interest in any corporation, partnership or other entity which totals 5 % or more of such entity's total equity.

       4.02. Capitalization. The authorized capital stock of the Company consists of 10,200,000 shares, consisting of 10,000,000 shares of Company Class A Common Stock, $.l0 par value and 200,000 shares of preferred stock, $.10 par value ("Preferred Stock"). As of the date of this Agreement, there are approximately 3,667,000 shares of Company Common Stock issued and outstanding, no shares held in the Company's treasury, and (except as described below or in
Schedule 4.02) no shares reserved for issuance upon exercise of outstanding stock options. At the date of this Agreement, no shares of preferred stock are outstanding and no shares of Company preferred stock have heretofore been issued or are outstanding. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except for 750,000 shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options that have been granted to certain of the Bank's and the Company's Executive Officers, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company capital stock or any security representing the right to purchase or otherwise receive any capital stock of the Company. None of the shares of capital stock of the Company has been issued in violation of the preemptive rights of any person.

       4.03. Authority; No Violation.

              (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company, a certified copy of the Board Resolution reflecting such approval is attached hereto as Schedule 4.03(a), and no other corporate proceedings on the part of the Company are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by First Bank) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

              (b) The Bank has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Upon the due and valid approval of this Agreement by the Company as the sole shareholder of the Bank, no other corporate proceedings on the part of the Bank will be necessary to consummate the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by the Bank and will (assuming due authorization, execution and delivery by First Bank) constitute a valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

              (c) Neither the execution and delivery of this Agreement by the Company or the Bank, nor the consummation by the Company or the Bank, as the case may be, of the transactions contemplated hereby, nor compliance by the Company or the Bank with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of the Company or the Bank, as the case may be, or (ii) assuming that the consents and approvals referred to in Section 4.04 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries, or (y) violate, result in a breach of any provision of, constitute a default under, or result in the creation of any material lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

       4.04. Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the FDIC under the Bank Merger Act and with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act and approval of such applications and notices, (ii) the filing of applications with the Commissioner under Section 36a-125 and 36a-183 of the Connecticut General Statutes and approvals of such applications, (iii) the filing with the SEC of the Proxy Statement and the S-4, (iv) the filing of this Agreement by the Commissioner, with his approval thereon, with the Secretary,
(v) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Company Common Stock pursuant to this Agreement, (vi) the approval of this Agreement by the Company as the sole shareholder of the Bank,
(vii) the approval of this  Agreement by the  shareholders  of the Company,  and
(viii) such filings, authorizations or approvals as may be set forth in Schedule 4.04, no consents or approvals of or filings or registrations with any governmental entity or with any third party are necessary in connection with the execution and delivery by the Company and the Bank of this Agreement and the consummation by the Company and the Bank of the Reorganization and the other transactions contemplated hereby, except where the failure to obtain such consents or approvals, or to make such filings or registrations, would not prevent or delay the Reorganization or otherwise prevent the Company from performing its obligations under this Agreement.

       4.05. Financial Statements. The Company has previously made available to First Bank accurate and complete copies of (a) the consolidated balance sheets of the Company and its Subsidiaries as of December 31 for the fiscal years 1992 through 1995 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1993 through 1995, inclusive, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC under the Exchange Act, and (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1996 and the related unaudited consolidated statement of income, changes in shareholders' equity and cash flows for the twelve-month period then ended. Within 30 days of the date of this Agreement, the Company will deliver to First Bank the audited financial statements of the Company as of and for the year ended December 31, 1996. The December 31, 1995 consolidated balance sheet of the Company (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.05 (including the related notes where applicable) fairly present in all material respects the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth and each of such statements (including the related notes, where applicable) has been and will be prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form l0-Q. Without limiting the generality of the foregoing, the financial statements as of, and for, the twelve-month period ending December 31, 1996 were prepared on a basis consistent with the Company's audited financials for the year ended December 31, 1995. The books and records of the Company and of its Subsidiaries have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only valid transactions.

       4.06. Broker's Fees. Neither the Company nor the Bank nor any Company Subsidiary, nor any of their respective officers, Directors, or employees has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement except as disclosed in Schedule 4.06.

       4.07. Absence of Certain Changes or Events.

              (a) Except for the transactions  contemplated by this Agreement or as a result of the consummation of its Plan and Agreement of Reorganization with Manchester State Bank, which became effective July 11, 1996, the Company has not incurred any liability (contingent or otherwise) that is material to Company or that, when combined with all similar liabilities, would be material to Company, except as disclosed in the notes to Company's December 31, 1996 balance sheet, and except for commitments and contingencies incurred in the ordinary course of business.

              (b) Except as may be set forth in Schedule 4.07, since December 31, 1996:

                     (i) there has not been any material  adverse  change in the
              Company,   its  loan  portfolio,   and  its  Subsidiaries,   their
              businesses or operations taken as a whole, and no fact or condition exists which the Company believes will cause such a material adverse change;

                     (ii) there has not been any  occurrence  by the  Company of any liability that has had, or to the knowledge of the Company, could reasonably be expected to have, a material adverse effect on the Company and its Subsidiaries taken as a whole;

                    (iii) there has not been any change in any of the accounting methods or practices of the Company or any of its Subsidiaries other than changes required by applicable law or generally accepted accounting principles;

                     (iv) there has not been any agreement or understanding, whether in writing or otherwise, of the Company of any of its Subsidiaries to do any of the foregoing; and

                     (v) there has not been any loss, damage, destruction or other casualty, materially and adversely affecting any of the significant properties, assets or business of the Company of any of its Subsidiaries.

              (c) For purposes of this Section 4.07, no transaction, event or condition or series or combination of transactions, events or conditions shall be materially adverse with respect to the Company or the Bank, if the net adverse effect thereof on the capital of the Company and the Bank is not in excess of $1,500,000.

       4.08. Legal Proceedings. Except as set forth in the attached Schedule 4.08, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the best knowledge of the Company's management, threatened legal, administrative, arbitration or other proceedings, claims, actions, suits or governmental investigations of any nature involving, affecting or relating to the Company or any of its Subsidiaries other than such matters arising in the ordinary course of business which, individually and in the aggregate, are not material, or challenging the validity or propriety of the transactions contemplated in this Agreement; and there is not known to the Company or any of its Subsidiaries any reasonable basis for any such proceedings, claim, action or governmental investigation. Neither the Company nor any of its Subsidiaries is a party to any order, judgment or decree which will, or might reasonably be expected to, affect its business, operations, properties, assets, financial condition, prospects or results of operations or its ability to acquire any property or conduct business in any area in which it presently does business.

       4.09.  SEC Reports.  The Company has  previously  made available to First
Bank a true and complete, in all material respects, copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1995 by the Company with the SEC pursuant to the Securities Act or the Exchange Act (the "Company Reports") and (b) communication mailed by the Company to its shareholders since January 1, 1995, and, as of their respective dates, no such Company Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

       4.10. Company Information. No Representation or warranty contained in this Agreement, and no statement or information contained in any certificate, list or other writing furnished to First Bank pursuant to the provisions hereof, including without limitation for inclusion in the Proxy Statement and the S-4 (as defined in Section 6.01(a)) or any regulatory application, filing or report, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. No information material to the Reorganization and which is necessary to make the representations and warranties herein contained not misleading has been withheld from, or has not been delivered in writing to, First Bank.

       4.11. Compliance with Applicable Law. The Company and each of its Subsidiaries holds, and have at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable law, statute, order, rule, regulation, policy or guideline of any governmental entity relating to the Company or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not have a material adverse effect on the Company, and neither the Company nor any of its Subsidiaries has received notice of any material violation of, or knows of any material violation of, any of the above.

       4.12. Absence of Questionable Payments. Neither the Company nor any of its Subsidiaries has, nor has any Director, officer, agent, employee, consultant or other person associated with, or acting on behalf of, the Company or any of its Subsidiaries, (a) used any of the Company's or any of its Subsidiaries' corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (b) made any direct or indirect unlawful payments to government officials from any corporate funds of the Company or any of its Subsidiaries, or established or maintained any unlawful or unrecorded accounts with funds received from the Company or any of its Subsidiaries.

       4.13. Taxes. The Company and its Subsidiaries properly and accurately completed and duly filed in correct form all federal, state and local information and tax returns required to be filed by it (all such returns being accurate and complete in all material respects) and have duly paid or made provisions for the payment of all taxes and other charges which have been incurred or are due or claimed to be due from them by federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls). The amounts set up as reserves for taxes on the 1996 Balance Sheet are, to the best knowledge of the Company and its Subsidiaries, sufficient in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon and including reserves for local real estate or other property taxes in an amount which is at least as great as the amount of such taxes paid in any prior year), whether or not disputed, accrued or applicable for the period ended December 31, 1996 or for any year or period prior thereto, and for which the Company and its Subsidiaries may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity. Neither the federal and state income tax returns of the Company nor any of its Subsidiaries have ever been examined by the Internal Revenue Service.

       To the best knowledge of the Company and its Subsidiaries, there are no pending questions relating to, or claims asserted for, taxes or assessments upon the Company or any of its Subsidiaries nor has the Company or any of its Subsidiaries been requested to give any waivers extending the statutory period of limitation applicable to any federal, state or local income tax return for any period. Proper and accurate amounts have been withheld by the Company and its Subsidiaries from its employees for all prior periods in compliance with the tax withholding provisions of applicable federal, state and local laws; federal, state and local returns, accurate and complete in all material respects, have been filed by the Company and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security, property, sales, retirement plan and unemployment taxes; and the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by the Company and its Subsidiaries in their financial statements as of December 31, 1996.

       4.14. Employee Benefit and Other Plans. Except as set forth in Schedule 4.14, neither the Company nor any of its Subsidiaries maintains nor contributes to any "employee pension benefit plan" or "employee welfare benefit plan," as such terms are defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). With respect to any such plan listed on
Schedule 4.14, the Company and its Subsidiaries are in compliance with, and such plans comply with, ERISA. In this connection, (i) no "reportable event" has occurred and is continuing with respect to any such plans; (ii) the statements of assets and liabilities of such plans as of the close of the most recent plan year for which financial statements are available, and the statements of changes in fund balance and in financial position, or the statements of changes in net assets available for each plan's benefits, for the plan year then ended, fairly present the financial condition of such plan for such plan year; (iii) except as disclosed in the annual reports of the plans, no "prohibited transaction" (as defined in Section 406 of ERISA) resulting in material liability of the Company or any of its Subsidiaries has occurred with respect to the plans; (iv) no breach of fiduciary responsibility under Part 4 of Title I of ERISA resulting in material liability of the Company or its Subsidiaries has occurred with respect to the plans; (v) all contributions required to be made to the plans have been made; (vi) no waiver of the minimum funding standards under ERISA or the Code is in effect or has been applied for with respect to the plans; (vii) as of the latest valuation date, the present value of the assets of the Company's and its Subsidiaries' plans listed on the attached Schedule 4.14 which are subject to Title IV of ERISA (other than "Multiemployer Plans," as defined in Section 3 of ERISA), exceeds the present value of all vested accrued benefits under such plans, based upon actuarial assumptions currently utilized for such plans;
(viii) neither the Company nor its Subsidiaries currently maintains or contributes to a Multiemployer Plan; (ix) each of the Company's and its Subsidiaries' plans listed on the attached Schedule 4.14 which are intended to be qualified plans within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified to the extent required under current law, and neither the Company nor any of its Subsidiaries is aware of any fact or circumstance which would adversely affect the qualified status of any such plan; and (x) no liability under Title IV of ERISA has been incurred by either the Company or any of its Subsidiaries that has not been satisfied in full.

       4.15. No Defaults. Neither the Company nor any of its Subsidiaries has committed a default with respect to any material contract, agreement or commitment to which it is a party, and neither the Company nor any of its Subsidiaries has received notice of any such default, nor has the Company or any of its Subsidiaries knowledge of any facts or circumstances which would reasonably indicate that the Company or any of its Subsidiaries will be or may be in such default under any such contract, agreement, arrangement, commitment or other instrument subsequent to the date hereof.

       4.16. Agreements with Regulatory Agencies. Neither the Company nor any of its Subsidiaries is subject to any cease and desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding (each a "Company Regulatory Agreement") with, any regulatory agency or other governmental entity that restricts in any material respect the conduct of its business or that relates in any manner to its capital adequacy, its credit policies or its management, nor has the Company or any of its Subsidiaries been notified by any regulatory agency or other governmental entity that it is considering issuing or requesting any Regulatory Agreement.

       4.17. Regulatory Approvals. The Company is not, as of the date hereof, aware of any reason why the regulatory approvals required to be obtained by it or any of its Subsidiaries to consummate the Reorganization would not be satisfied within the time frame customary for transactions of the nature contemplated thereby.

       4.18. Environmental Matters. Except as set forth in Schedule 4.18:

              (a) The Company and the Bank are in compliance, and have in the last three years been in compliance, with all applicable laws, rules, regulations, standards and requirements adopted or enforced by the EPA and of state and local agencies with jurisdiction over pollution or protection of the environment, except where such noncompliance or violations could not reasonably be expected to have a material adverse effect on the Company;

              (b) There is no suit, claim, action or proceeding pending before any court or governmental entity (and, to the best of the Company's knowledge, no basis exists for the assertion or commencement thereof) in which the Company or any of its Subsidiaries has been named as a defendant (x) for alleged noncompliance with any environmental law, rule or regulation or (y) relating to the release into the environment of any Hazardous Material (as defined in Section 3.20(b)) or oil at or on a site presently or formerly owned, leased, or operated by the Company or any of its Subsidiaries or, to the Company's knowledge, on a site with respect to which the Company or any of its Subsidiaries has made a commercial real estate loan and has a mortgage or security interest in, except where such noncompliance or release would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

       5.01. Covenants of First Bank. During the period from the date of this Agreement to the Effective Time, First Bank will conduct its business only in the ordinary course and consistent with prudent banking practice, will use all reasonable efforts to preserve First Bank's properties wherever located, and will comply in all material respects with all laws applicable to First Bank and to the conduct of its business, and to the transactions contemplated by this Agreement. First Bank will use all reasonable efforts to preserve its business organization intact, to keep available the present services of its employees, and to preserve the goodwill of its customers and others with whom business relationships exist. First Bank will, from the date hereof until at least through the consummation of the transactions contemplated by this Agreement, keep all insurance policies set forth in Schedule 3.22 in full force and effect. In addition, First Bank agrees that from the date hereof to the consummation of the Reorganization, and except as otherwise consented to or approved by a duly authorized officer of the Company in writing, which consent shall not be unreasonably withheld, or as permitted or required by this Agreement, First Bank will not:

       (a) enter into or amend any contract of the nature required to be set forth in Schedule 3.18;

       (b) change any provision of its Certificate of Incorporation or Bylaws or similar governing documents;

       (c) change the number of issued shares of its capital stock, or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any shares of its capital stock, provided, however, from the date hereof to the Effective Time, First Bank may declare, set aside or pay cash dividends per share of First Bank Common Stock at the rate currently paid by First Bank, which rate may be increased by First Bank to reflect the same percentage rate increase as any increase in the dividend rate paid by the Company from its current dividend rate, provided that in no event may any dividend declared, set aside or paid by First Bank exceed 25% of First Bank's net earnings for the then most recently completed quarter. Without limiting the foregoing, nothing herein shall prevent First Bank from paying quarterly dividends prior to the Effective Time such that its shareholders shall receive a total of four quarterly dividends in 1997 from First Bank and the Company;

       (d) make unsecured loans in excess of $25,000 for any individual loan or in excess of $25,000 in the aggregate to any borrower or group of borrowers, other than renewals in the ordinary course of business and not involving any change in terms;

       (e) (i) make any loan or loans described as an "Undesirable" or "Prohibited" Loan; (ii) make any secured loan or loans, other than residential mortgage loans with a loan to value of in excess of 80% except with the prior notice to the Company, in an aggregate amount to any one borrower (including members of his/her immediate family or affiliates of such borrower with an exposure to First Bank in excess of $250,000) in excess of $250,000, except for loans sold to investors and renewals in the ordinary course of business and not involving any change in terms; (iii) make any junior mortgage loan in excess of $100,000 behind first mortgages if the resulting loan to value ratio of the combined mortgages would exceed 70% or if prior mortgage loans are in excess of $250,000; (iv) make any commercial loan or loans in excess of $250,000 unless fully secured by readily marketable collateral or real estate with a maximum loan to value ratio of 80%; or (v) honor or extend any overdraft in excess of $25,000 unless fully secured by readily marketable collateral;

       (f) make any new loans to any Director or employee of First Bank, or any member or affiliate of their respective families other than in the ordinary course of business;

       (g) other than with respect to residential mortgage loans, renew or otherwise reinstate any loan that has been in default for a period of 30 days or more which, when added to any loans outstanding to the families or affiliates of any maker or surety of the defaulted loans (whether or not such other loans are in default) has a balance outstanding in excess of $20,000, except that First Bank may accept payments for the purpose of bringing loans current, so long as there is no amendment or restructuring of the loans;

              (h) offer rates on deposits that are set in deviation from past practice and procedure employed by First Bank or are materially higher than those of its competitors in the local market, or offer loan pricing which is materially different relative to its competitors in the local market;

              (i) hire or retain any new employees, consultants or contractors, or increase the compensation of current employees, consultants or contractors, except that First Bank may hire replacements for current employees who are not officers or managers if such employees cease to be employees of First Bank;

              (j) make any capital expenditures in excess of $25,000;

              (k) enter into any real property lease or any lease of personal property or extend or modify any existing lease of real or personal property;

              (l) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection in with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business, which would be material to First Bank;

              (m) take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Reorganization set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement except, in every case, as may be required by applicable law;

              (n) change its methods of accounting in effect at December 31, 1995, except as required by changes in GAAP or regulatory accounting principles as concurred to by First Bank's independent auditors;

              (o) take or cause to be taken any action which would disqualify the Reorganization as a tax-free reorganization under Section 368 of the Code;

              (p) take or cause to be taken any action which would, or may reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Reorganization;

              (q) other  than  activities  in the  ordinary  course of  business
       consistent  with  prior  practice,  sell,  lease,  encumber,   assign  or
       otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

              (r) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

              (s) file any application to open, relocate or terminate the operations of any banking office;

              (t) make any equity investment or any commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business;

              (u) purchase or sell loans in bulk;

              (v) foreclose upon or take deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property; and shall not foreclosure upon such commercial real estate if such environmental assessment indicates the presence of Hazardous Material;

              (w) terminate the employment of, or decrease in any material respect, the duties, obligations, responsibilities, or position of any senior officer of First Bank; or

              (x) agree to do any of the foregoing.

       5.02. Covenants of the Company. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of First Bank, which shall not be unreasonably withheld, the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice and use all reasonable efforts to preserve intact their present business organizations and relationships. Without limiting the generality of the foregoing and as otherwise contemplated by this Agreement or consented to in writing by First Bank, which shall not be unreasonably withheld, the Company shall not and shall not permit any of its Subsidiaries to:

              (a) take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Reorganization set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

              (b) change its methods of accounting in effect at December 31, 1995, except in accordance with changes in GAAP or regulatory accounting principles as concurred in by the Company's independent certified public accountants;

              (c) take or cause to be taken any action which would disqualify the Reorganization as a tax-free reorganization under Section 368 of the Code;

              (d) take or cause to be taken any action which would, or may reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Reorganization; or

              (e) agree to do any of the foregoing.


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

       6.01. Regulatory Matters.

              (a) Following the review by the Company and First Bank of all information and material provided to each in accordance with this Agreement, First Bank shall promptly prepare and file with the FDIC a proxy statement for the meeting of its shareholders called for the purpose of approving this Agreement (the "Proxy Statement") and the Company, with First Bank's best efforts cooperation, shall promptly prepare and file with the SEC a registration statement on Form S-4 with respect to the shares of Company Common Stock to be issued in the Reorganization (the "S-4"), in which the Proxy Statement will be included as a prospectus. The Company shall use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and First Bank shall thereafter promptly mail the Proxy Statement to its shareholders. The Company shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and First Bank shall furnish all information concerning First Bank and the holders of First Bank Common Stock as may be reasonably requested in connection with any such action.

              (b) The parties  hereto  shall  cooperate  with each other and use their best efforts to prepare and file promptly all necessary documentation to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by this Agreement including, without limitation, approval of the
       Reorganization by the FDIC, approval of the Reorganization by the Commissioner, and approval by the Board of Governors of the Federal Reserve System if it elects to exercise jurisdiction. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

              (c) The Company and First Bank shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of the Company, First Bank or any of their respective Subsidiaries to any governmental entity in connection with the Reorganization and the other transactions contemplated hereby.

              (d) The Company and First Bank shall promptly furnish each other with copies of written communications received by the Company or First Bank, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental entity in respect of the transactions contemplated hereby.

       6.02. Access to Information.

              (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information and so as not to unreasonably interfere with the ordinary proper conduct of its business, First Bank shall afford to the officers, employees, accountants, counsel and other representatives of the Company access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records relating to the ownership, operation, obligations and liabilities of First Bank, including, but not limited to, its books of account (including its general ledger), tax records, minute books of Directors' and shareholders' meetings, Certificate of Incorporation, Bylaws, contracts and agreements, public filings with any regulatory authority, examination reports of any regulatory authority, including preliminary and partial reports (subject to applicable law), plans affecting its employees, and any other business activities or prospects in which the Company may have a reasonable interest. During such period, First Bank shall make available to the Company (i) a copy of each report, schedule, and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws and (ii) all other information concerning its business, properties and personnel as the Company may reasonably request (other than information which First Bank is not permitted to disclose under applicable law). As to information which First Bank is not permitted by law to disclose, First Bank will, upon request from the Company, use all reasonable efforts to obtain any consent, approval or waiver that may be required for such disclosure.

              (b) Upon reasonable notice and subject to applicable laws relating to the exchange of information and so as not to unreasonably interfere with the ordinary proper conduct of its business, the Company shall and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of First Bank access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records relating to the ownership, operation, obligations and liabilities of the Company and its Subsidiaries, including, but not limited to, its books of account (including its general ledger), tax records, minute books of Directors' and shareholders' meetings, Certificate of Incorporation, Bylaws, contracts and agreements, public filings with any regulatory authority, examination reports of any regulatory authority, including preliminary and partial reports (subject to applicable law), plans affecting its employees, and any other business activities or prospects in which the First Bank may have a reasonable interest. During such period, the Company and its Subsidiaries shall make available to First Bank (i) a copy of each report, schedule, and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws and (ii) all other information concerning its business, properties and personnel as First Bank may reasonably request (other than information which the Company or its Subsidiaries are not permitted to disclose under applicable law). As to information which the Company or its Subsidiaries are not permitted by law to disclose, the Company or its Subsidiaries will, upon request from the First Bank, use all reasonable efforts to obtain any consent, approval or waiver that may be required for such disclosure.

              (c) Neither the Company nor any of its Subsidiaries, nor First Bank shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the customers of such party, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

              (d) All information furnished pursuant to this Agreement shall be held in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreements, dated November 1, 1996, among the Company, the Bank and First Bank (the "Confidentiality Agreements").

       6.03. Shareholder Approvals.

              (a) The Company and First Bank shall each take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval of this Agreement. First Bank and the Company will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement.

              (b) The Company, as sole shareholder of the Bank, shall take all steps necessary to duly call, give notice of, convene and hold a meeting of the shareholder(s) of the Bank (or take action by written consent) for the purpose of voting upon the approval of this Agreement.

       6.04. Legal Conditions to Reorganization. Each of the Company and First Bank shall, and the Company shall cause each of its Subsidiaries to, use its best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Reorganization and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and any other third party which is required to be obtained by First Bank or the Company or any of the Company's Subsidiaries in connection with the Reorganization and the other transactions contemplated by this Agreement.

       6.05. Affiliates. First Bank shall cause each Director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of First Bank to deliver to the Company, prior to the signing of this Agreement, a signed written agreement, in the form of Schedule 6.05 hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Company Common Stock to be received by such "affiliate" in the Reorganization except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder, including, without limitation, Rule 145. The Company agrees to file the financial results of the combined operations of the Company, the Bank and First Bank on a Form 8-K or other appropriate SEC form for the first full monthly period commencing after the Effective Time and to make such filing within thirty-five (35) days of the end of such first full month period commencing after the Effective Time.

       6.06. Stock Listing. The Company shall cause the shares of Company Common Stock to be issued in the Reorganization to be approved for inclusion for quotation on the NASDAQ National Market, subject to official notice of issuance, prior to the Effective Time.

       6.07. Employee Matters.

              (a) From and after the Effective Time and subject to applicable law, the Company shall provide the employees of First Bank (other than those officers of First Bank with existing Change in Control Agreements as disclosed in Schedule 3.18) who are offered employment with the Company or any of its Subsidiaries, and who accept such employment, with benefits comparable to those provided to its own employees in similar positions and with comparable terms of service with the Company or its Subsidiaries, as reasonably determined by the Company and its Subsidiaries. For employees of First Bank who are not offered employment with the Company or any of its Subsidiaries, the Company shall provide two weeks of severance pay per full or partial year of service.

              (b) A final distribution will be made from First Bank's Target Incentive Program to each eligible First Bank employee employed through the Effective Time. Such payment will be prorated based on the number of months in 1997 through the Effective Time.

              (c) immediately prior to the Effective Time, First Bank may pay to the individuals named in Schedule 6.07(c) who remain in the employ of First Bank continuously through that date, "stay bonuses" in cash up to 15% of each individual's current annual base salary.

       6.08. Financial Statements.

              (a) As soon as reasonably available, the Company will deliver to First Bank and First Bank will deliver to the Company their respective Annual Reports on Form 10-K or F-2, as appropriate, as filed with the SEC or the FDIC, as appropriate, under the Exchange Act.

              (b) As soon as reasonably available, the Company will deliver to First Bank and First Bank will deliver to the Company their respective Quarterly Reports on Form 10-Q or F-4, as appropriate, as filed with the SEC or the FDIC, as appropriate, under the Exchange Act.

       6.09. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, or to vest the Resulting Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Reorganization, the proper officers and Directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the Company.

       6.10. Disclosure Supplements. From time to time prior to the Effective Time, each party will promptly supplement or amend the Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purposes of determining satisfaction of the conditions set forth in Sections 7.02(a) or 7.03(a) hereof, as the case may be, or the compliance by First Bank or the Company, as the case may be, with the respective covenants set forth in Sections 5.01 and 5.02 hereof.

       6.11. Current Information.

              (a) During the period from the date of this Agreement to the Effective Time, First Bank will cause one or more of its designated representatives to be available, upon the reasonable request of the Company, to confer on a regular and frequent basis with representatives of the Company and to report the general status of the ongoing operations of First Bank. First Bank will promptly notify the Company of any significant change in the normal course of business of First Bank or in the operation of its properties, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of any significant litigation involving First Bank and will keep the Company reasonably informed of such events and permit the Company access to all significant materials prepared in connection therewith. With respect to any regulatory examination of First Bank, First Bank will keep the Company advised of all reports, preliminary or otherwise, received from examiners, subject to applicable disclosure laws, and will use all reasonable efforts to obtain any consent, approval or waiver that may be required for such disclosure.

              (b) The Company will promptly notify First Bank of any material change in the normal course of business of the Company or any of its Subsidiaries and of any governmental complaints, investigations or hearings, or the institution or threat of significant litigation involving the Company or any of its Subsidiaries, and will keep First Bank reasonably informed of such events and permit First Bank access to all significant materials for a reasonable period in connection therewith. With respect to the regulatory examination of the Company currently in progress or just recently ended, the Company will keep First Bank advised of all reports, preliminary or otherwise, received from examiners, subject to applicable disclosure laws, and will use all reasonable efforts to obtain any consent, approval, or waiver that may be required for such disclosure.

       6.12. Environmental Assessment. First Bank agrees, to the extent it is legally permitted, to allow the Company, its agents and representatives, during the sixty days subsequent to execution of this Agreement at the Company's expense, to conduct an environmental site assessment of any real property owned (including assets held as other real estate owned) or leased by First Bank, and agrees to cooperate in providing information and other assistance to the Company, its agents and representatives in connection therewith, including, without limitation, providing access and entry onto such real property for the purpose of making appropriate environmental and related inspections; provided, however that the Company agrees to enter into a confidentiality agreement with the party(ies) conducting any environmental testing that said party shall not disclose its findings to any third party unless required by state or federal law. Company agrees that it shall also be bound by this restriction. An environmental site assessment may include sampling and intrusive studies if the Company's representative deems them advisable in light of the current standards. First Bank shall be entitled, as a condition to its obligations hereunder, to notice within 60 days of signing this Agreement of any material environmental problems identified by the Company and to be indemnified to its reasonable satisfaction from and against any loss or damage incurred from the conducting of any such site assessment (but not the findings thereof). The Company shall contract for any site assessment desired by it not later than 30 days after the later of the date hereof or, with respect to property acquired alter the date hereof, the date First Bank notified the Company of such acquisition.

       6.13. Public Announcements. Except to the extent required otherwise by applicable state or federal securities laws or any applicable Connecticut or federal banking laws, with respect to which First Bank and the Company may act upon the advice of their respective legal counsel, neither First Bank nor the Company or any of its Subsidiaries shall issue any press release or otherwise make any public statement with respect to this Agreement or any of the transactions contemplated hereby prior to the Effective Time without obtaining the consent to or approval thereof from the other party, which consent or approval shall not be unreasonably withheld.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

       7.01. Conditions to Each Party's Obligations Under This Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

              (a) This Agreement and the transaction contemplated hereby shall have been approved and adopted by the affirmative vote of the holders of at least two-thirds of the outstanding shares of First Bank Common Stock and, if legally required, by the requisite shareholder vote of Bank Common Stock and Company Common Stock.

              (b) This Agreement and the transactions contemplated hereby shall have been approved by the Commissioner, by the FDIC and by the Board of Governors of the Federal Reserve System unless it waives jurisdiction, and by any other regulatory authority having appropriate jurisdiction, none of such approvals shall contain any term or condition which would
       (i) have a material adverse effect on the business, operations, properties, assets or financial condition of First Bank or Resulting Corporation, or (ii) otherwise materially impair the value of First Bank or Resulting Corporation, and all appropriate waiting periods shall have expired.

              (c) Neither the Company nor First Bank shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which prevents or delays the consummation of the Reorganization.

              (d) The shares of Company Common Stock which shall be issued to the shareholders of First Bank upon consummation of the Reorganization shall have been authorized for inclusion for quotation on the NASDAQ National Market, subject to official notice of issuance.

              (e) The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

       7.02. Conditions to the Obligations of the Company Under This Agreement. The obligations of the Company under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by the Company:

              (a) Each of the obligations of First Bank required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of First Bank contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise contemplated by this Agreement), and the Company shall have received a certificate to that effect signed by the President and by the Chief Financial Officer of First Bank.

              (b) All action required to be taken by, or on the part of, First Bank to authorize the execution, delivery and performance of this Agreement by First Bank and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of First Bank and First Bank shareholders and the Company shall have received certified copies of the resolutions evidencing such authorization.

              (c) The Company shall have received certificates as of a day as close as practicable to the date of the Effective Time from appropriate authorities as to the good standing of, and of the payment of franchise taxes, if any, by First Bank.

              (d) Any and all permits and approvals of governmental bodies and material consents (including all consents of landlords) and authorizations of other third parties shall have been obtained by First Bank and the Company which are required with respect to and are necessary in connection with (i) the consummation of the Reorganization and the other transactions contemplated hereby, (ii) the ownership by the Resulting Corporation of all of the properties and assets of First Bank, or (iii) the conduct by the Resulting Corporation of the business of First Bank as conducted by First Bank at the Effective Time.

              (e) The Company shall have received an opinion, dated the date of Closing, from counsel to First Bank, in form and substance reasonably satisfactory to the Company.

              (f) First Bank shall have caused to be delivered to the Company a letter from First Bank's independent public accountants with respect to First Bank, and dated the date of the Closing, and addressed to the Company and First Bank, in form and substance reasonably satisfactory to the Company to the effect that:

                     (1) they are independent public accountants with respect to
              First Bank;

                     (2) in their  opinion the audited  financial  statements of
              First Bank examined by them comply as to form in all material respects with the applicable published rules and regulations of the FDIC with respect to proxy statements and of the SEC with respect to registration statements; and

                     (3) at the  request  of First  Bank they have  carried  out procedures to a specified date not more than 10 business days prior to the date of each such letter as follows: (i) read the unaudited financial statements of First Bank for the period from the date of the most recent audited financial statements ("Audit Date") through the date of the most recent financial statements available in the ordinary course of business; (ii) read the minutes of the meetings of the Board of Directors of First Bank from the date of the most recent audited financial statements to the date not more than 10 days prior to the date of each such letter, and (iii) consulted with the Chief Financial Officer of First Bank as to whether there has been an increase or decrease in total assets of $500,000 or more, an increase in nonperforming loans of more than $500,000, an increase in foreclosed real estate of more than $500,000, an increase or decrease in total deposits of more than $500,000, and a decrease in total shareholders'
              equity, each as compared to the audited financial statements of First Bank as of the Audit Date and, based on such procedures and except as disclosed in such letter, nothing has come to their attention which would cause them to believe that said financial statements and the financial statements referred to in (i) above and the most recent unaudited financial statements are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of First Bank at the Audit Date.

              (g) Holders of more than 85% of the outstanding shares of First Bank shall have not exercised their statutory appraisal or dissenters' rights.

              (h) Neither the Company nor First Bank shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which would impose limitations on the ability of the Resulting Corporation to exercise full rights of ownership of the assets or business of First Bank and no action, suit, proceeding or investigation shall be pending or threatened which, in the opinion of counsel to the Company, is reasonably likely to result in any such order, decree or injunction.

              (i) Except as otherwise provided for in this Agreement, and except for the three Change In Control Agreements dated as of May 29, 1996 by and between First Bank and each of Dennis T. Cardello, Brian J. Hull and Horace C. Burton, any agreement to which First Bank is a party on the date hereof or hereafter which takes effect upon, or which provides a payment or penalty conditioned upon or related to, a change of control of First Bank, shall have been duly terminated without cost or expense to First Bank, the Resulting Corporation or the Company.

              (j) The Company shall have received the results of any environmental site assessment contracted for in accordance with Section
       6.12 hereof, and based upon such environmental site assessment, not more than $100,000 shall be needed to be expended to correct any deficiency cited in such assessment and, in the case of property used for First Bank bank operations, it shall not be necessary to cease using the cited location for a period in excess of 30 days in order to complete such corrections, provided, that, as to any deficiency that can be corrected reasonably promptly and before the Effective Time, First Bank shall have the option of correcting such deficiency.

              (k) The real property leases to which First Bank is a party shall have remained in full force and effect as of the Effective Time and shall not have been terminated by reason of the consummation of the Reorganization.

              (l) The Company shall have received, prior to the execution of this Agreement and such opinion to be updated upon reasonable request by the Company for inclusion in the Registration/Proxy Solicitation materials in form and substance reasonably satisfactory to the Company, an opinion from HAS Associates, Inc., or such other investment banker as may be selected by the Company, that the terms of the Reorganization are fair to the Company from a financial point of view.

              (m) Rulings from the Internal Revenue Service, in form and substance satisfactory to counsel for the Company and the Bank, or an opinion of counsel for the Company and the Bank, shall have been received to the effect that, for federal income tax purposes, (i) the transactions described in this Agreement will qualify for treatment as a tax-free reorganization under Section 368 of the Code; (ii) except to the extent of cash consideration received, no gain or loss will be recognized by the Company or the Bank upon the Reorganization; (iii) no gain or loss will be recognized by the shareholders of the Company upon consummation of the Reorganization; and (iv) such other matters as the Company or the Bank deems appropriate and necessary.

              (n) The Company shall have received from Shatswell, MacLeod & Company, P.C., its certified public accountants, a written opinion dated the date of the Closing that the Reorganization will be accounted for as a pooling of interests.

       First Bank will furnish the Company with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 7.02 as the Company may reasonably request.

       7.03. Conditions to the Obligations of First Bank Under This Agreement. The obligations of First Bank under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by First Bank:

              (a) Each of the obligations of the Company and the Bank required to be performed by them at or prior to the Effective Time shall have been duly performed and complied with and the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise contemplated by this Agreement), and First Bank shall have received a certificate to that effect signed by the President and Chief Financial Officer of the Company.

              (b) All action required to be taken by, or on the part of, the Company and the Bank to authorize the execution, delivery and performance of this Agreement by the Company and the Bank and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of the Company and the Bank, and by the Company as sole shareholder of the Bank, and First Bank shall have received certified copies of the resolutions evidencing such authorization.

              (c) The conditions in Section 7.02(d) shall have been satisfied.

              (d) First Bank shall have received from Ostrowski & Company, Inc., or such other investment banker as may be selected by First Bank, prior to execution of this Agreement an opinion to be updated for inclusion in Registration and Proxy Solicitation materials, in form and substance reasonably satisfactory to First Bank, that the terms of the Reorganization are fair to First Bank and its shareholders from a financial point of view. In addition, the Company and/or the Bank shall not have taken any action, or suffered any experience, which causes First Bank's investment banker to withdraw its fairness opinion.

              (e) First Bank shall have received an opinion, dated the date of Closing, from counsel to the Company, in form and substance reasonably satisfactory to First Bank.

              (f) Rulings from the Internal Revenue Service, in form and substance satisfactory to counsel for First Bank, or an opinion of counsel for First Bank or the Company, shall have been received, rendered on the basis of facts, representations, and assumptions set forth in such opinions or in writing elsewhere and referred to therein, substantially to the effect that for federal income tax purposes (i) the Reorganization constitutes a reorganization within the meaning of Section 368(a) of the Code, and (ii) accordingly, no gain or loss will be recognized by shareholders of First Bank with respect to Company Common Stock received solely in exchange for First Bank Common Stock pursuant to this Agreement (noting, however, that non-taxability does not extend to cash received in lieu of a fractional share interest in Company Common Stock, or by dissenters, if any). In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of First Bank, the Company, affiliates of the foregoing, and others.

       The Company will furnish First Bank with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 7.03 as First Bank may reasonably request.

                                  ARTICLE VIII
                                     CLOSING

       8.01.  Time and Place.  Subject to the  satisfaction of the conditions of
Section 7.01 hereof, the closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Day, Berry & Howard, CityPlace I, Hartford, Connecticut at 10:00 A.M., on the third business day after the date on which all of the conditions contained in Section 7.01 hereof, to the extent not waived, are satisfied, unless extended pursuant to the procedure described in Article 9.01(k) below, or at such other place, at such other time, or on such other date as the Company and First Bank may mutually agree upon for the Closing to take place.

       8.02. Deliveries at the Closing. At the Closing, there shall be delivered to the Company and First Bank the opinions, certificates, and other documents and instruments required to be delivered under Articles VI and VII hereof.


                                   ARTICLE IX
                            TERMINATION AND AMENDMENT

       9.01. Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Reorganization by the shareholders of First Bank and the Company:

              (a) by mutual consent of the Company and First Bank in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

              (b) by either the Company or First Bank upon written notice to the other party 90 days after the date on which any request or application for a regulatory approval required to consummate the Reorganization shall have been denied or withdrawn at the request or recommendation of the governmental entity which must grant such requisite regulatory approval, unless within the 90-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable governmental entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.01(b) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

              (c) by either the Company or First Bank if the Reorganization shall not have been consummated on or before October 31, 1997, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect the covenants and agreements of such party set forth herein;

              (d) by either the Company or First Bank (provided that the terminating party is not in material breach of any of its obligations under this Agreement) if any approval of the shareholders of either party required for the consummation of the Reorganization shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

              (e) by either the Company or First Bank (provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 45 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing;

              (f) by the Company or First Bank, in the event of the institution by any governmental agency of any litigation or proceeding to restrain or prohibit the consummation of the Reorganization;

              (g) by the Company if at the time of such termination, (1) the audited financial statements of First Bank for the year ended December 31, 1996 delivered to the Company as provided for in Section 3.05 disclose a reduction in First Bank's capital of 5% or more below the levels disclosed to the Company in the December 31, 1996 unaudited financial statements of First Bank referred to in Section 3.05 or (2) there shall have been a reduction in First Bank's capital of 5% or more below the levels disclosed to the Company in the December 31, 1996 unaudited financial statements of First Bank referred to in Section 3.05 unless such change shall have resulted from conditions affecting the banking industry generally;

              (h) by First Bank if at the time of such termination there shall have been a material adverse change in the Company's financial condition unless such change shall have resulted from conditions affecting the banking industry generally. For purposes of this Section 9.01(h), (1) no bulk sale of non-performing assets by the Company or the Bank approved by the Board of Directors of the Company or the Bank, and made in all material respects in accordance with such approval after the date of this Agreement, shall be counted except to the extent the net adverse effect thereof (after considering any tax benefits) on the capital of the Company exceeds $1,500,000, and (2) no other transaction, event or condition, or series or combination of transactions, events or conditions shall be considered as resulting in a material adverse change with respect to the Company if the net adverse effect thereof, together with any net adverse effect counted under (1), on the capital of the Company is not in excess of $1,500,000;

              (i) by the Company if the results, preliminary or other, of any regulatory examination of First Bank indicates (1) any action or actions the net effect of which is likely to result in a reduction in First Bank's capital of 5% or more below levels disclosed to the Company in the December 31, 1996 unaudited financial statements of First Bank referred to in Section 3.05, or (2) any other action that is likely to result in a significant restriction on First Bank, its business or operations, unless such reduction or restriction has been requested in writing by the Company;

              (j) by the Company if, in order to obtain any required permit, consent, approval or authorization of any governmental authority having jurisdiction, the Company or Resulting Corporation will be required to agree to, or will be subjected to, a limitation upon its activities following the Effective Time which the Company or the Bank reasonably regards as materially adverse; or

              (k) by First Bank, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the two-day period commencing with the Determination Date ("Determination Date" means the date on which all of the conditions contained in Section
       7.01 hereof, to the extent not waived, are satisfied), if the Company Common Stock Average Price ("Company Common Stock Average Price" means the average of the daily closing sales prices of Company Common Stock as reported on NASDAQ (as reported in The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by the Company) for the 20 consecutive full trading days in which such shares are quoted on NASDAQ ending at the close of trading on the Determination Date) on the Determination Date shall be less than $12.80 per share. Notwithstanding the foregoing, if First Bank elects to exercise its termination right pursuant to this subsection (k), it shall give prompt written notice to the Company (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned two-day period). During the seven-day period commencing with its receipt of such notice, the Company shall have the option of increasing the consideration to be received by the holders of First Bank Common Stock hereunder by increasing the Exchange Ratio to equal a number (rounded to four decimals) equal to a quotient, the numerator of which is $12.80 multiplied by the Exchange Ratio and the denominator of which is the Company Common Stock Average Price. If the Company makes an election contemplated by the preceding sentence, within such seven-day period, it shall give prompt written notice to First Bank of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this subsection (k) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this subsection (k).

       9.02. Effect of Termination. In the event of termination of this Agreement by either the Company or First Bank as provided in Section 9.01, this Agreement shall forthwith become void and have no further effect, except (i) Sections 6.02(d), 9.02, 10.01 and 10.02 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any representation, warranty, or other provision of this Agreement.

       9.03. Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Reorganization by the shareholders of First Bank or the Company; provided, however, that after any approval of the transactions contemplated by this Agreement by First Bank's or the Company's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to such shareholders hereunder in any material respect other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

       9.04. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein (other than Section 7.01). Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                    ARTICLE X
                                  MISCELLANEOUS

       10.01. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall, except to the extent and under the circumstances set forth in Section 10.02 below to the contrary, be paid by the party incurring such costs and expenses.

       10.02. Fees and Expenses Under Certain Circumstances.

              (a) First Bank and its Directors shall vote for the Reorganization and recommend this Reorganization to the Shareholders of First Bank and shall not solicit, approve or recommend to its shareholders, or undertake or enter into with or without shareholder approval, either as the surviving or disappearing or the acquiring or acquired corporation, any other reorganization, consolidation, assets acquisition, tender offer or other takeover transaction, or furnish or cause to be furnished any information concerning its business, properties or assets to any person or entity, other than the Company, interested in any such transaction (except for Directors and executive officers of First Bank and such other persons as may be required by law), and First Bank will not authorize or permit any officer, Director, employee, investment banker or other representative directly or indirectly to solicit, encourage or support any offer from any person or entity (other than the Company) to acquire substantially all of the assets of First Bank, to acquire 10% or more of the outstanding stock of First Bank, to enter into an agreement to merge with First Bank, or to take any other action that would have substantially the same effect as the foregoing, without the written consent of the Company (any such solicitation, approval, undertaking, authorization, permission or other action referred to in this sentence being sometimes referred to as an "Unauthorized Action"). If the Reorganization is not consummated in accordance with the terms hereof because of any action or omission by First Bank as set forth above in this Section, then First Bank shall on demand pay to the Company the sum of (a) the out-of-pocket expenses, including, without limitation, reasonable attorney, accountant and investment banker fees and expenses, incurred by the Company in connection with the proposed Reorganization and the transactions provided for in this Agreement; provided, however, that the amount of such fees shall not exceed $250,000, plus (b) $750,000, as liquidated damages. The above restrictions shall not preclude the Directors from taking actions which they determine, in the exercise of their fiduciary duties, are in the best interests of the shareholders; however, if they take any Unauthorized Action, First Bank will be responsible for the aforementioned fees and liquidated damages.

              (b) If either  First  Bank or the  Company  fails to  perform  any material covenant or agreement in this Agreement, or if any representation or warranty by First Bank or the Company is determined to be materially untrue (the party which fails to perform or which makes the untrue representation or warranty being referred to as a "Breaching Party"), and if, at the time of the failure or untrue representation or warranty by the Breaching Party, the other party is not a Breaching Party (the "Non-Breaching Party"), and if the Agreement is thereafter terminated prior to the Effective Time, then the Breaching Party shall on demand pay to the Non-Breaching Party an amount equal to 5% of the Breaching Party's Tier 1 leverage capital (calculated as of the end of the most recently completed fiscal quarter) as liquidated damages, such amount to be deemed to include whatever expenses the Non-Breaching Party may have incurred; provided, however, that the amount of such liquidated damages shall not exceed $2,000,000 if the Company is the Breaching Party and $1,000,000 if First Bank is the Breaching Party.

              (c) If First Bank does not take any unauthorized action, if First Bank shareholders do not approve the Reorganization, and if the Company does not breach this Agreement and if an agreement to acquire or merge with First Bank is executed, within the twelve months following the date of the execution of this Agreement, with an entity that makes an offer during the term of the Agreement, First Bank shall pay to the Company upon execution of such agreement the sum of all out-of-pocket expenses,
       including  without  limitation,   reasonable
       attorney, accountant and investment banker fees and expenses, incurred by the Company in connection with the proposed Reorganization and the transactions provided for in the Agreement; provided, however, that the amount of such fees shall not exceed $250,000 and provided that if the transaction agreed to with such other entity shall not close, the Company shall thereupon promptly repay such amount to First Bank.

       10.03. Non-Survival of Representations and Warranties. The respective representations and warranties of the Company and First Bank contained in this Agreement or in any instrument or certificate delivered pursuant hereto by the Company or First Bank shall expire on and be terminated and extinguished at the Effective Time; provided, however, that after the Effective Time, any such representation or warranty of the Company or First Bank shall not be deemed to be terminated or extinguished so as to deprive the Company of any defense at law or in equity which it would otherwise have to any claim against it by any person, firm, corporation or other legal entity, including, without limitation, any shareholder or former shareholder of First Bank.

       10.04. Indemnification and Directors' and Officers' Insurance.

              (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of First Bank (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer or employee of First Bank or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that First Bank shall indemnify and hold harmless, and that after the Effective Time the Resulting Corporation and the Company shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law and by the provisions of their respective Certificates of Incorporation and Bylaws, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit proceeding or investigation.

              (b) At and after the Effective Time, the Company shall maintain First Bank's current directors' and officers' liability insurance run-off and tail coverage and will use its best efforts to procure directors' and officers' liability insurance run-off and tail coverage so as to increase the term of coverage to a date not earlier than three years from the Effective Date.

              (c) In the event the Company or the Resulting Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its property and assets to any person, then, and in each such case proper provision shall be made so that the successors and assigns of the Company or the Resulting Corporation, as the case may be, assume the obligations set forth in this Section 10.04.

       10.05. Notification of Certain Matters.

              (a) First Bank shall give prompt notice to the Company and the Company shall give prompt notice to First Bank, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure of First Bank or the Company, as the case may be, or of any officer, Director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided, however, that no such notifications shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder,

              (b) First Bank agrees to notify the Company by telephone within 24 hours of receipt of any inquiry with respect to a proposed Reorganization, consolidation, assets acquisition, tender offer or other takeover transaction with another person or receipt of a request for information from the FDIC, the Commissioner, or other governmental authority with respect to a proposed acquisition of First Bank by another party. First Bank will promptly communicate to the Company the terms of any such proposal, discussion, negotiation, or inquiry, including the identity of the party making such proposal or inquiry.

       10.06. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid certified first class mail (return receipt requested) or by recognized overnight delivery service addressed as follows:

               (a)      If to the Company or the Bank, to:

                        New England Community Bancorp, Inc. and
                        New England Bank and Trust Company
                        P.O. Box 130
                        Old Windsor Mall
                        Windsor, CT 06095

                        Attention: David A. Lentini
                                   President and Chief Executive Officer

          Copy to:
                        Day, Berry & Howard
                        CityPlace I
                        Hartford, CT 06103-3499

                        Attention: Robert M. Taylor, III

               (b)      If to First Bank, to:

                        First Bank of West Hartford
                        1013 Farmington Avenue
                        West Hartford, CT 06107

                        Attention: Dennis T. Cardello
                                   President and Chief Executive Officer

          Copy to:
                        Tyler, Cooper & Alcorn
                        CityPlace I
                        Hartford, CT 06103

        Attention:      William W. Bouton, III

or such other address as shall be furnished in writing by either party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

       10.07. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party, and that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

       10.08. Complete Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant thereto, contains the entire agreement and understanding of the parties with respect to its subject matter, other than the Confidentiality Agreements. There are no restrictions, agreements, premises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter. If any provision or part of this Agreement is deemed unenforceable, the enforceability of the other provisions and parts shall not be affected.

       10.09. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

       10.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

       10.11. Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       IN WITNESS WHEREOF, First Bank, the Company and the Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.




                                             NEW ENGLAND COMMUNITY BANCORP, INC.


                                             By /s/ David A. Lentini
                                             -----------------------------------
                                                  David A. Lentini
Attest:                                           Its President
         /s/ Angelina J. McGillivray
------------------------------------------
Secretary


                                             NEW ENGLAND BANK & TRUST COMPANY


                                             By /s/ David A. Lentini
                                             -----------------------------------
                                                  David A. Lentini
Attest:                                           Its President
         /s/ Angelina J. McGillivray
------------------------------------------
Secretary


                                             FIRST BANK OF WEST HARTFORD


                                             By   /s/ Dennis T. Cardello
                                             -----------------------------------
                                                  Dennis T. Cardello
Attest:                                           Its President
         /s/ Horace C. Burton
------------------------------------------
Secretary

                DIRECTORS OF NEW ENGLAND COMMUNITY BANCORP, INC.

       We hereby confirm, as of this 25th day of February, 1997, our approval of the foregoing Agreement and Plan of Reorganization by and between New England Community Bancorp, Inc., New England Bank & Trust Company and First Bank of West Hartford.


/s/ Tadeus J. Buczkowski                  /s/ John C. Carmon
----------------------------------------  -------------------------------------
Tadeus J. Buczkowski                      John C. Carmon


/s/ Edward J. Szewczyk                    /s/ George A. Colli, Jr.
----------------------------------------  -------------------------------------
Edward J. Szewczyk                        George A. Colli, Jr.


/s/ Gary J. DeNino                        /s/ Frank A. Falvo
----------------------------------------  -------------------------------------
Gary J. DeNino                            Frank A. Falvo


/s/ Dominic J. Ferraina                   /s/ Charles D. Gersten
----------------------------------------  -------------------------------------
Dominic J. Ferraina                       Charles D. Gersten


/s/ John R. Harvey                        /s/ David A. Lentini
----------------------------------------  -------------------------------------
John R. Harvey                            David A. Lentini


/s/ Angelina J. McGillivray
----------------------------------------
Angelina J. McGillivray

                  DIRECTORS OF NEW ENGLAND BANK & TRUST COMPANY

       We hereby confirm, as of this 25th day of February, 1997, our approval of the foregoing Agreement and Plan of Reorganization by and between New England Community Bancorp, Inc., New England Bank & Trust Company and First Bank of West Hartford.




/s/ Tadeus J. Buczkowski                   /s/ John C. Carmon
--------------------------------------     -------------------------------------
Tadeus J. Buczkowski                       John C. Carmon


/s/ Andrew Ansaldi, Jr.                    /s/ George A. Colli, Jr.
--------------------------------------     -------------------------------------
Andrew Ansaldi, Jr.                        George A. Colli, Jr.


/s/ Lester R. Daddario                     /s/ Dominic J. Ferraina
--------------------------------------     -------------------------------------
Lester R. Daddario                         Dominic J. Ferraina


/s/ Russell A. Ferrigno, D.D.S.            /s/ Hulburt R. Frew
--------------------------------------     -------------------------------------
Russell A. Ferrigno, D.D.S.                Hulburt R. Frew


/s/ David A. Lentini                       /s/ Angelina J. McGillvray
--------------------------------------     -------------------------------------
David A. Lentini                           Angelina J. McGillvray


/s/ John J. Narkiewicz                     /s/ Edward J. Szewczyk
--------------------------------------     -------------------------------------
John J. Narkiewicz                         Edward J. Szewczyk


/s/ Nathan G. Agostinelli
--------------------------------------
Nathan G. Agostinelli

                    DIRECTORS OF FIRST BANK OF WEST HARTFORD

       We hereby confirm, as of this 25th day of February, 1997, our approval of the foregoing Agreement and Plan of Reorganization by and between New England Community Bancorp, Inc., New England Bank & Trust Company and First Bank of West Hartford..




/s/ Gerard P. Barrieau, Jr.                /s/ George C. Flynn, D.D.S.
----------------------------------------   -------------------------------------
Gerard P. Barrieau, Jr.                    George C. Flynn, D.D.S.


/s/ Bruce A. Fischman                      /s/ Samuel K. Lavery
----------------------------------------   -------------------------------------
Bruce A. Fischman                          Samuel K. Lavery


/s/ Robert F. Rossini                      /s/ Richard Rubenstein
----------------------------------------   -------------------------------------
Robert F. Rossini                          Richard Rubenstein


/s/ Michael P. Solimene                    /s/ Joan L. Rusconi
----------------------------------------   -------------------------------------
Michael P. Solimene                        Joan L. Rusconi


/s/ Dennis T. Cardello                     /s/ George A. Scott
----------------------------------------   -------------------------------------
Dennis T. Cardello                         George A. Scott


/s/ Lewis Cohen                            /s/ Howard J. Siegal
----------------------------------------   -------------------------------------
Lewis Cohen                                Howard J. Siegal


/s/ Edward N. Zieky                        /s/ Thomas P. Bilbao
----------------------------------------   -------------------------------------
Edward N. Zieky                            Thomas P. Bilbao

                                                                     APPENDIX B
================================================================================
HAS ASSOCIATES, INC.        Northbridge Business Center             P.O. Box 84
                        76 Northeastern Blvd., Suite 34        Boston, MA 02171
                                       Nashua, NH 03062          (617) 472-5086
                                         (603) 880-4529      FAX (617) 472-6903
                                     FAX (603) 880-4351


June 27, 1997


Board of Directors
New England Community Bancorp, Inc.
176 Broad Street, Olde Windsor Mall
Windsor, CT 06105

Members of the Board:

       You have requested our opinion as to the fairness to the stockholders of New England Community Bancorp, Inc., Windsor, Connecticut ("NECB"), from a financial point of view, of the terms of the Agreement and Plan of Reorganization dated February 25, 1997 ("the Agreement") which will ultimately provide for the merger (the "Reorganization") of First Bank of West Hartford, West Hartford, Connecticut ("First Bank") into New England Bank and Trust Company ("NEB&T"), a wholly-owned subsidiary of NECB. Shareholders of First Bank will receive the Per Share Merger Consideration upon consummation of the Merger. The Per Share Merger Consideration will be .620 shares of NECB common stock.

       In connection with its opinion, HAS Associates, Inc. ("HAS") reviewed, analyzed and relied upon material relating to the financial and operating conditions of First Bank including, among other things, the following: (i) the Agreement; (ii) Annual Reports to Stockholders and Annual Report on Form F-2 for the three years ended December 31, 1993, 1994, and 1995, of First Bank; (iii) certain Quarterly Reports on Form F-4, and proxy solicitation material of First Bank and certain other communications from First Bank to its stockholders; (iv) other financial information concerning the business and operations of First Bank furnished to HAS by First Bank for purposes of its analysis, including certain internal financial analyses and forecasts for First Bank prepared by the senior management of First Bank; (v) corporate minutes of First Bank for three years;
(vii) regulatory filings of First Bank for three years; (viii) First Bank policies and procedures, certain loan files, its investment portfolio; and (ix) certain publicly available information with respect to banking companies and the nature and terms of certain other transactions that HAS considered relevant to its inquiry. In addition, HAS reviewed certain market information concerning First Bank, analyzed data concerning private and publicly owned banks in New England, reviewed stock market data of other banks generally deemed comparable whose securities are publicly traded, publicly available information concerning certain recent business combinations, and such additional financial and other information as HAS deemed necessary. Furthermore, HAS reviewed the public financial information available concerning NECB. In addition, HAS reviewed certain internal reports and documents of First Bank including loan lists grouped by risk rating, past due and non-accrual loan reports, internal loan watch list, loan relationship reports, restructured loan reports, OREO and ISF reports, loan loss reserve analysis reports, 1996 operating budget and forecast, securities portfolio-book value and market value reports, and schedule of threatened or pending litigations. HAS also held discussions with senior management of First Bank concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations.

       In conducting its review and arriving at its opinion, HAS relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and HAS did not attempt to verify such information independently or undertake an independent appraisal of the assets and liabilities of First Bank. HAS relied upon the accuracy and opinion of the audit reports prepared by the First Bank's independent accountants. HAS assumes no responsibility for the accuracy and completeness of the financial and other information relied upon.

       We have acted as financial advisor to the Board of NECB in connection with the Reorganization and will receive a fee for this service.

       In reliance upon and subject to the foregoing, it is our opinion that, as of February 25, 1997, the financial terms of the Agreement were, and as of the date hereof, such terms are, fair, from a financial point of view, to the current shareholders of NECB.

       This letter is furnished to you in connection with the Reorganization and we consent to its inclusion in the Registration Statement and proxy solicitation material.


Sincerely,
/s/HAS Associates, Inc.
-----------------------
HAS Associates, Inc.
================================================================================
                                                               Nashua, NH Boston

                           OSTROWSKI & COMPANY, INC.                  APPENDIX C
                            Bank and Thrift Advisors


ONE WORLD TRADE CENTER                                   WESTGATE OFFICE CENTER
SUITE 2135                                               700 WEST JOHNSON AVENUE
NEW YORK, NY 10048-0202                                  CHESHIRE, CT 06410-1135
212-432-0055                                                        203-699-1445
FAX: 212-432-1254                                              FAX: 203-699-1447



                                                                   June 25, 1997

Board of Directors
First Bank of West Hartford
1013 Farmington Avenue
West Hartford, CT 06107

Members of the Board:

     You have requested an update of our opinion dated February 25, 1997 as to the fairness, from a financial point of view, of the terms of a Plan and Agreement of Reorganization dated February 25, 1997 (the "Agreement"), by and among New England Community Bancorp ("NECB"), New England Bank & Trust Company and First Bank of West Hartford ("First Bank"), to the holders of First Bank common stock, par value $0.01 ("First Bank Shareholders"). Pursuant to the terms of the Agreement, each share of First Bank common stock will be converted into the right to receive 0.62 shares of NECB Class A common stock, par value $0.10, subject to adjustment in certain circumstances as described in the Agreement.

     Ostrowski & Company, Inc., as part of its bank and thrift advisory business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate purposes. We are familiar with First Bank, having provided financial advisory services to the Board of Directors since 1994, and we participated in the negotiations leading to the Agreement. We have received and will receive fees from First Bank for advisory services, and will receive fees for advisory services in connection with the completion of the transactions contemplated in the Agreement.

     In connection with providing this opinion, we have examined and relied upon, among other things: the Agreement; the NECB Preliminary Proxy Statement on
Schedule 14A dated June 12, 1997 annual reports to shareholders, proxy statements and related audited financial statements for First Bank and NECB for each of the four fiscal years ended December 31, 1993, 1994, 1995 and 1996; certain unaudited financial reports for First Bank and NECB for the quarter ended March 31, 1997; certain other financial information for First Bank and NECB, including pro forma financial statements and managements' estimates relating to, among other things, earnings, asset quality, and capital. We have conducted discussions with executive management of both First Bank and NECB concerning historical financial performance and condition, market area economic conditions, future business prospects and financial forecasts. We have reviewed stock market prices and trading activity for the common shares of First Bank

                                      C-l

OSTROWSKI & COMPANY, INC.


Board of Directors
June 25, 1997
Page 2

and NECB. We have reviewed comparable financial, operating and market data for the banking industry and selected peer groups; compared the terms of the Agreement with other bank and thrift merger and acquisition transactions; and have considered such additional financial and other information deemed relevant.

     In preparing our opinion, we have relied upon the accuracy, completeness and fair presentation of all information supplied or otherwise made available to us by, or on behalf of, First Bank and NECB. We have not independently verified such information or undertaken an independent evaluation or appraisal of the assets or liabilities of First Bank or NECB, nor have we been furnished any such evaluations or appraisals. With respect to forecasts of expected future financial performance, we have been advised that they reflect the best currently available estimates and judgement of the executive managements of First Bank and NECB. This opinion is necessarily based upon the information available to us and the market, economic and other conditions, as they exist and can be evaluated, as of the date of this letter.

     This opinion is directed solely to the fairness, from a financial point of view, of the terms of the Agreement to First Bank Shareholders and does not constitute a recommendation to any First Bank Shareholder as to how such First Bank Shareholder should vote with respect to the Agreement.

     In reliance upon and subject to the foregoing, it is our opinion that as of the date hereof, the terms of the Agreement are fair, from a financial point of view, to First Bank Shareholders.

                                        Very truly yours,

                                        OSTROWSKI & COMPANY, INC.
                                        ------------------------------------
                                     /s/OSTROWSKI & COMPANY, INC.

                                                                      APPENDIX D

                               DISSENTERS' RIGHTS

               (A) RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

#33-855.  DEFINITIONS

         As used in sections 33-855 to 33-872, inclusive:

         (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.

         (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

         (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair, and equitable under all the circumstances.

         (5) "Record shareholder" means the person in whose name are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

#33-856.  RIGHT TO DISSENT

         (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporation actions:

         (1) Consummation of a plan of merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817 or the articles of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;

         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

         (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or

         (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in sections 33-855 to 33-872, inclusive.

#33-857.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS

         (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. the rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

#33-858, 33-859.  RESERVED FOR FUTURE USE

                (B) PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

##33-860.  NOTICE OF DISSENTERS' RIGHTS

         (a) If proposed  corporate  action  creating  dissenters'  rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' right under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.

         (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.

#33-861.  NOTICE OF INTENT TO DEMAND PAYMENT

         (a) If proposed  corporate  action  creating  dissenters'  rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.

         (b) A shareholder  who does not satisfy the  requirements of subsection
(a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

##33-862.  DISSENTERS' NOTICE

         (a) If proposed  corporate  action  creating  dissenters'  rights under section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.

         (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken an shall:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and

         (5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.

#33-863.  DUTY TO DEMAND PAYMENT

         (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.

         (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

         (c) Shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

#33-864.  SHARE RESTRICTIONS

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

#33-865.  PAYMENT

         (a) Except as provided in section 33-867; as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

         (b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33-860; and
(5) a copy of sections 33-855 to 33-872, inclusive.

#33-866.  FAILURE TO TAKE ACTION

         (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure.

#3 33-867.  AFTER-ACQUIRED SHARES

         (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

         (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 33-868.

#33-868.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

         (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:

         (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;

         (2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or

         (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

         (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares.

##33-869, 33-870.  RESERVED FOR FUTURE USE

                        (C) JUDICIAL APPRAISAL OF SHARES

#33-871.  COURT ACTION

         (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and, petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with r whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as panties in other civil proceedings.

         (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 33-867.

#33-872.  COURT COSTS AND COUNSEL FEES

         (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

         (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other arty, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

         (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Delaware law and NECB's Bylaws and Restated Certificate of Incorporation authorize NECB to indemnify Officers, Directors and certain individuals associated with NECB. In general, Article V of NECB's Bylaws and
Article VII of NECB's Restated Certificate of Incorporation authorize NECB to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of NECB) by reason of the fact that he is or was a director, officer, trustee, employee or agent of NECB, or is or was serving at the request of NECB as a director, officer, trustee, employee or agent of another corporation, association, partnership, venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of NECB, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of NECB, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

ITEM 21.  EXHIBIT AND FINANCIAL STATEMENTS SCHEDULES

         (a)      List of Exhibits

         The exhibits filed as a part of this Registration Statement are as follows:

     EXHIBIT NO.           DESCRIPTION                                  LOCATION
     ----------            -----------                                  --------

         2.1      Plan and Agreement of Reorganization,                    (1)
                  dated as of February 25, 1997, among
                  New England Community Bancorp, Inc.,
                  New England Bank & Trust Company and
                  FBWH of West Hartford included as
                  Appendix A hereto.

         3.1      Amended and Restated Certificate of                      (2)
                  Incorporation of New England Community
                  Bancorp, Inc.

         3.2      Amended and Restated Bylaws of New                       (3)
                  England Community Bancorp, Inc.

         4.       Specimen Common Stock Certificate                        (4)
                  of New England Community Bancorp, Inc.

         5.       Opinion of Day, Berry & Howard                           (1)
                  regarding legality of securities
                  being registered.

         8.1      Opinion of Tyler Cooper & Alcorn, L.L.P.                 (1)
                  regarding certain federal income tax
                  consequences.

         8.2      Opinion of Day, Berry & Howard                           (1)
                  regarding certain federal income tax
                  consequences.

         10.1     Employment Agreement between New                         (5)
                  England Bank and Trust Company and David
                  A. Lentini dated August 9, 1994.

         10.2     Employment Agreement by and between                      (6)
                  New England Bank and Trust Company and
                  David A. Lentini dated August 31, 1993.

         10.3     Employment Agreement by and between                      (7)
                  New England Bank and Trust Company and
                  Donat A. Fournier dated August 31, 1993.

         10.4     Employment Agreement by and between                      (8)
                  New England Bank and Trust Company and
                  Donat A. Fournier dated August 9, 1994.

         10.5     Employment Agreement by and between                      (9)
                  New England Bank and Trust Company and
                  Anson C. Hall dated August 25, 1994.

         10.6     Employment Agreement by and between                      (10)
                  The Equity Bank and Frank A.
                  Falvo dated December 6, 1996.

         21.      List of Subsidiaries of New England                      (11)
                  Community Bancorp, Inc.

         22.      Power of Attorney (See Signature Page.)                  (1)

         23.1     Consent of Day, Berry & Howard (See Exhibits 5 and 8.2.) (1)

         23.2     Consent of Shatswell, MacLeod                            (1)
                  & Company, P.C.

         23.3     Consent of Tyler Cooper & Alcorn, L.L.P. (See            (1)
                  Exhibit 8.1.)

         23.4     Consent of Snyder & Haller                               (1)

         23.5     Consent of HAS Associates, Inc.                          (1)

         23.6     Consent of Ostrowski & Company, Inc.                     (1)

         99.1     Form of Proxy for the Special Meeting of                 (1)
                  Stockholders of NECB

         99.2     Form of Proxy for the Annual Meeting                     (1)
                  of Shareholders of FBWH

         99.3     Form of Letter to NECB Stockholders                      (1)

         99.4     FBWH Proxy Materials                                     (1)

----------
(1)      Filed herewith.

(2)      Exhibit  was  filed  on June 20,  1995 as  Exhibit  3.1 to New  England
         Community Bancorp, Inc.'s Registration Statement on Form S-4 (No. 33-93640) and is incorporated herein by reference.

(3) Exhibit was filed as Exhibit 3.2 to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, filed with the SEC on March 31, 1995 and is incorporated herein by reference.

(4)      Exhibit  was  filed  on June  20,  1995  as  Exhibit  4 to New  England
         Community Bancorp, Inc.'s Registration Statement on Form S-4 (No. 33-93640) and is incorporated herein by reference.

(5) Exhibit was filed on September 2, 1994 as Exhibit 10.3 to Olde Windsor Bancorp, Inc.'s, now known as New England Bancorp, Inc.'s, Registration Statement on Form S-1 (No. 33-83622) and is incorporated herein by reference.

(6) Exhibit was filed on September 2, 1994 as Exhibit 10.4 to Olde Windsor Bancorp, Inc.'s, now known as New England Community Bancorp, Inc.'s, Registration Statement on Form 5-1 (No. 33-83622) and is incorporated herein by reference.

(7) Exhibit was filed on September 2, 1994 as Exhibit 10.5 to Olde Windsor Bancorp, Inc.'s, now known as New England Community Bancorp, Inc.'s, Registration Statement on Form 5-1 (No. 33-83622) and is incorporated herein by reference.

(8) Exhibit was filed on October 20, 1994 as Exhibit 10.6 to New England Community Bancorp, Inc.'s Registration Statement on Form 5-1 (No. 33-83622), Amendment 1, and is incorporated herein by reference.

(9) Exhibit was filed on October 20,1994 as Exhibit 10.7 to New England Community Bancorp, Inc.'s Registration Statement on Form S-1 (No. 33-83622), Amendment Number 1, and is incorporated herein by reference.

(10) Exhibit was filed on March 31, 1997 as Exhibit 10f to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 10-K"), and is incorporated herein by reference.

(11) Exhibit was filed on March 31, 1997 as Exhibit 21 to the 1996 Form 10-K, and is incorporated herein by reference.

         (b)      Financial Statement Schedules.

         No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

         (c)      See Appendix B and Appendix C.


ITEM 22.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes  as follows:

(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by a person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(4) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on From S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on June 27, 1997.

                                        NEW ENGLAND COMMUNITY BANCORP, INC.
                                        (Registrant)



                                        By/S/ DAVID A. LENTINI
                                        ----------------------
                                        David A. Lentini
                                        Its President and
                                        Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes David A. Lentini and Anson C. Hall and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all such amendments.


         NAME                            TITLE                         DATE
         ----                            -----                         ----
/S/ DOMINIC J. FERRANIA         Chairman and Director              June 27, 1997
-----------------------

/S/ DAVID A. LENTINI            Director, President and Chief      June 27, 1997
--------------------            Executive Officer (Principal
                                Executive Officer)

/S/ ANSON C. HALL               Vice President, Chief Financial    June 27, 1997
-----------------               Officer and Treasurer
                                (Principal Financial Officer)

/S/ TADEUS J. BUCZKOWSKI        Director                           June 27, 1997
------------------------

/S/ CHARLES D. GERSTEN          Director                           June 27, 1997
----------------------

/S/ JOHN C. CARMON              Director                           June 27, 1997
------------------

/S/ GARY J. DENINO              Director                           June 27, 1997
------------------

/S/ ANGELIA J. MCGILLIVRAY      Director                           June 27, 1997
--------------------------

/S/ FRANK A. FALVO              Director                           June 27, 1997
------------------

/S/ JOHN R. HARVEY              Director                           June 27, 1997
------------------

/S/ EDWARD J. SWEWCZYK          Director                           June 27, 1997
----------------------

                               INDEX TO EXHIBITS


     EXHIBIT NO.           DESCRIPTION                                  LOCATION
     ----------            -----------                                  --------

         2.1      Plan and Agreement of Reorganization,                    (1)
                  dated as of February 25, 1997, among
                  New England Community Bancorp, Inc.,
                  New England Bank & Trust Company and
                  FBWH of West Hartford included as
                  Appendix A hereto.

         3.1      Amended and Restated Certificate of                      (2)
                  Incorporation of New England Community
                  Bancorp, Inc.

         3.2      Amended and Restated Bylaws of New                       (3)
                  England Community Bancorp, Inc.

         4.       Specimen Common Stock Certificate                        (4)
                  of New England Community Bancorp, Inc.

         5.       Opinion of Day, Berry & Howard                           (1)
                  regarding legality of securities
                  being registered.

         8.1      Opinion of Tyler Cooper & Alcorn, L.L.P.                 (1)
                  regarding certain federal income tax
                  consequences.

         8.2      Opinion of Day, Berry & Howard                           (1)
                  regarding certain federal income tax
                  consequences.

         10.1     Employment Agreement between New                         (5)
                  England Bank and Trust Company and David
                  A. Lentini dated August 9, 1994.

         10.2     Employment Agreement by and between                      (6)
                  New England Bank and Trust Company and
                  David A. Lentini dated August 31, 1993.

         10.3     Employment Agreement by and between                      (7)
                  New England Bank and Trust Company and
                  Donat A. Fournier dated August 31, 1993.

         10.4     Employment Agreement by and between                      (8)
                  New England Bank and Trust Company and
                  Donat A. Fournier dated August 9, 1994.

         10.5     Employment Agreement by and between                      (9)
                  New England Bank and Trust Company and
                  Anson C. Hall dated August 25, 1994.

         10.6     Employment Agreement by and between                      (10)
                  The Equity Bank and Frank A.
                  Falvo dated December 6, 1996.

         21.      List of Subsidiaries of New England                      (11)
                  Community Bancorp, Inc.

         22.      Power of Attorney (See Signature Page.)                  (1)

         23.1     Consent of Day, Berry & Howard (See Exhibits 5 and 8.2.) (1)

         23.2     Consent of Shatswell, MacLeod                            (1)
                  & Company, P.C.

         23.3     Consent of Tyler Cooper & Alcorn, L.L.P. (See            (1)
                  Exhibit 8.1.)

         23.4     Consent of Snyder & Haller                               (1)

         23.5     Consent of HAS Associates, Inc.                          (1)

         23.6     Consent of Ostrowski & Company, Inc.                     (1)

         99.1     Form of Proxy for the Special Meeting of                 (1)
                  Stockholders of NECB

         99.2     Form of Proxy for the Annual Meeting                     (1)
                  of Shareholders of FBWH

         99.3     Form of Letter to NECB Stockholders                      (1)

         99.4     FBWH Proxy Materials                                     (1)

----------
(1)      Filed herewith.

(2)      Exhibit  was  filed  on June 20,  1995 as  Exhibit  3.1 to New  England
         Community Bancorp, Inc.'s Registration Statement on Form S-4 (No. 33-93640) and is incorporated herein by reference.

(3) Exhibit was filed as Exhibit 3.2 to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, filed with the SEC on March 31, 1995 and is incorporated herein by reference.

(4)      Exhibit  was  filed  on June  20,  1995  as  Exhibit  4 to New  England
         Community Bancorp, Inc.'s Registration Statement on Form S-4 (No. 33-93640) and is incorporated herein by reference.

(5) Exhibit was filed on September 2, 1994 as Exhibit 10.3 to Olde Windsor Bancorp, Inc.'s, now known as New England Bancorp, Inc.'s, Registration Statement on Form S-1 (No. 33-83622) and is incorporated herein by reference.

(6) Exhibit was filed on September 2, 1994 as Exhibit 10.4 to Olde Windsor Bancorp, Inc.'s, now known as New England Community Bancorp, Inc.'s, Registration Statement on Form 5-1 (No. 33-83622) and is incorporated herein by reference.

(7) Exhibit was filed on September 2, 1994 as Exhibit 10.5 to Olde Windsor Bancorp, Inc.'s, now known as New England Community Bancorp, Inc.'s, Registration Statement on Form 5-1 (No. 33-83622) and is incorporated herein by reference.

(8) Exhibit was filed on October 20, 1994 as Exhibit 10.6 to New England Community Bancorp, Inc.'s Registration Statement on Form 5-1 (No. 33-83622), Amendment 1, and is incorporated herein by reference.

(9) Exhibit was filed on October 20, 1994 as Exhibit 10.7 to New England Community Bancorp, Inc.'s Registration Statement on Form S-1 (No. 33-83622), Amendment Number 1, and is incorporated herein by reference.

(10) Exhibit was filed on March 31, 1997 as Exhibit 10f to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 10-K"), and is incorporated herein by reference.

(11) Exhibit was filed on March 31, 1997 as Exhibit 21 to the 1996 Form 10-K, and is incorporated herein by reference.